Exhibit 2.2

Execution Version

FIRST AMENDMENT TO CREDIT AGREEMENT

DATED AS OF JUNE 16, 2026

AMONG

KAMAN CORPORATION,

QUANTIC ELECTRONICS, LLC,

QUANTIC CORPORATE HOLDINGS, INC.

QNNECT, LLC,

and

SANDERS INDUSTRIES HOLDINGS, INC.,

AS THE BORROWERS,

OVATION PARENT, INC.,

HAWKEYE MIDCO, LLC,

CONNECTOR INTERMEDIATE HOLDCO, LLC,

and

SI INTERMEDIATE HOLDING, INC.,

EACH AS A HOLDING COMPANY,

CITIBANK, N.A.,

AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND FRONTING BANK

AND

THE 2026-1 NEW TERM LENDERS PARTY HERETO

THE 2026-1 NEW DELAYED DRAW LENDERS PARTY HERETO

*****

CITIBANK, N.A.,

BARCLAYS BANK PLC

GOLDMAN SACHS BANK USA,

AND

MORGAN STANLEY SENIOR FUNDING, INC.,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

FIRST AMENDMENT TO CREDIT AGREEMENT

FIRST AMENDMENT TO CREDIT AGREEMENT, dated as of June 16, 2026 (this “Amendment”), among Kaman Corporation, a Connecticut corporation (“Kaman”), Quantic Electronics, LLC, a Delaware limited liability company (“Quantic”), Quantic Corporate Holdings, Inc., a Delaware corporation (“Quantic Corporate”), Qnnect, LLC, a Delaware limited liability company (“Qnnect”), and Sanders Industries Holdings, Inc., a Delaware corporation (“Sanders”; collectively with Kaman, Quantic, Quantic Corporate and Qnnect, the “Borrowers” and each, a “Borrower”), Ovation Parent, Inc., a Delaware corporation (“Kaman Holdings”), Hawkeye MidCo, LLC, a Delaware limited liability company (“Quantic Holdings”), Connector Intermediate HoldCo, LLC, a Delaware limited liability company (“Qnnect Holdings”), and SI Intermediate Holding, Inc., a Delaware corporation (“Sanders Holdings”; collectively with Kaman Holdings, Quantic Holdings and Qnnect Holdings, the “Holding Companies” and each, a “Holding Company”), the other Loan Parties party hereto, the 2026-1 New Term Lenders (as defined below), the 2026-1 New Delayed Draw Lenders (as defined below) and Citibank, N.A. (“Citibank”), in its capacity as Administrative Agent and Collateral Agent, which amends that certain Credit Agreement, dated as of February 26, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; as further amended by this Amendment, the “Amended Credit Agreement”), among the Borrowers, the Holding Companies, each Lender and L/C Issuer from time to time party thereto, and Citibank, as Administrative Agent, Collateral Agent and an L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amended Credit Agreement.

WHEREAS, the Borrowers desire to establish (i) a New Term Facility pursuant to Section 2.14(a) of the Credit Agreement in an aggregate principal amount of $1,732,882,949.62 denominated in Dollars (the “2026-1 New Term Commitments” and the loans funded thereunder, the “2026-1 New Term Loans”), and (ii) a New Term Facility pursuant to Section 2.14(a) of the Credit Agreement in the form of delayed draw term commitments in an aggregate principal amount of $201,000,000 denominated in Dollars (the “2026-1 New Delayed Draw Commitments”; the Lenders with 2026-1 New Delayed Draw Commitments, the “2026-1 New Delayed Draw Lenders”), all of which shall be established as a Ratio-Based Incremental Facility;

WHEREAS, (i) the 2026-1 New Term Lenders have agreed to make to the Borrowers (or, in the case of the Cashless Converting Lenders (as defined below), exchange their Initial Term Loans for) the 2026-1 New Term Loans on the Amendment Effective Date (as defined below) in the principal amount set forth opposite their respective names on Schedule 2.01 hereto and (ii) the 2026-1 New Delayed Draw Lenders have agreed to make to the Borrowers the 2026-1 New Delayed Draw Commitments on the Amendment Effective Date in the principal amount set forth opposite their respective names on Schedule 2.01 hereto;

WHEREAS, each Lender holding Initial Term Loans outstanding under the Credit Agreement immediately prior to the effectiveness of this Amendment (the “Existing Initial Term Loans” and each such Lender, an “Existing Initial Term Lender”) which has executed the consent attached as Annex A to this Amendment (the “Consent”) by electing Option A on the Consent (electing the cashless settlement option) (each such Existing Initial Term Lender in such capacity and with respect to the Existing Initial Term Loans so elected, a “Cashless Converting Lender” and, together with each other Existing Initial Term Lender electing Option A or Option B on its Consent, the “Participating Lenders”) shall be deemed to (x) have consented to the Amendment and Amended Credit Agreement and (y) exchanged on the Amendment Effective Date the aggregate outstanding principal amount of its Existing Initial Term Loans under the Credit Agreement (or such lesser amount as may be allocated to such Participating Lender by Citibank in consultation with the Borrowers; provided that to the extent such lesser amount is so allocated,

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such Lender shall automatically be deemed not to be a Participating Lender with respect to an amount of such Lender’s Existing Initial Term Loans equal to the difference between (x) the amount of its Existing Initial Term Loans held immediately prior to the effectiveness of this Amendment and (y) the amount of 2026-1 New Term Loans so allocated to such Lender as a Cashless Converting Lender) for an equal aggregate principal amount of 2026-1 New Term Loans under the Amended Credit Agreement on a cashless settlement basis;

WHEREAS, Citibank agrees to act as fronting bank for the syndication of the 2026-1 New Term Loans (in such capacity, the “Fronting Bank”), and the Fronting Bank will purchase, and each Existing Initial Term Lender that elects Option B on its Consent (electing the cash settlement option therein) (the “Cash Settlement Converting Lenders”) will be deemed to (x) have consented to the Amendment and the Amended Credit Agreement and (y) immediately prior to the effectiveness of the transactions contemplated by this Amendment, have either (I) assigned to the Fronting Bank (at par) (the “Fronting Bank Par Purchase”) or (II) been repaid by the Borrowers (together with any accrued but unpaid interest and fees thereon), in each case, the Existing Initial Term Loans then held by such Cash Settlement Converting Lender (the Existing Initial Term Loans described in this recital, the “Participating Cash Settlement Term Loans”);

WHEREAS, (a) to the extent there exist any Participating Cash Settlement Term Loans and the Fronting Bank Par Purchase has occurred, the Fronting Bank shall be deemed to exchange on the Amendment Effective Date such Participating Cash Settlement Term Loans on a cashless settlement basis for an equal aggregate principal amount of 2026-1 New Term Loans under the Amended Credit Agreement and (b) the 2026-1 New Term Loans exchanged for or applied to the repayment of such Participating Cash Settlement Term Loans shall promptly thereafter be purchased by assignment by the applicable Cash Settlement Converting Lenders, each in accordance with such Cash Settlement Converting Lenders’ respective Consent election and as allocated by the First Amendment Arrangers hereunder (in each case, subject to the prior written consent of the Borrowers);

WHEREAS, the Fronting Bank (together with the Participating Lenders, the “2026-1 New Term Lenders”) shall be deemed to (x) have consented to the Amendment and the Amended Credit Agreement and (y) on the Amendment Effective Date, have committed to make 2026-1 New Term Loans to the Borrowers on the Amendment Effective Date, in an amount equal to its commitment to provide such 2026-1 New Term Loans as set forth on Schedule 2.01 hereto (which shall, for avoidance of doubt, include any Participating Cash Settlement Term Loans) (the “Fronted 2026-1 New Term Loans”);

WHEREAS, in accordance with Section 2.06(a) of the Credit Agreement, the Borrowers have elected to terminate the Delayed Draw Commitments (as defined in the Credit Agreement) (the “Existing Delayed Draw Commitments”) outstanding immediately prior to the Amendment Effective Date;

WHEREAS, the Borrowers desire to amend the Credit Agreement to (i) establish the 2026-1 New Term Commitments and the 2026-1 New Delayed Draw Commitments and (ii) effect the provisions of Section 2.14(c) of the Credit Agreement, in each case, on the terms and subject to the conditions set forth in Section 4 hereof; and

WHEREAS, the Borrowers, the Holding Companies, the other Loan Parties party hereto, the 2026-1 New Term Lenders (including the Cashless Converting Lenders), the 2026-1 New Delayed Draw Lenders and the Administrative Agent are entering into this Amendment in order to evidence (i) such 2026-1 New Term Commitments (and 2026-1 New Term Loans) which are being established (and incurred) pursuant to Section 2.14(a) of the Credit Agreement (and Section 2.01(a)(ii) of the Amended Credit Agreement) and (ii) such 2026-1 New Delayed Draw Commitments which are being established pursuant to Section 2.14(a) of the Credit Agreement.

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NOW, THEREFORE, in consideration of the mutual agreements herein contained and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

Section 1. 2026-1 New Term Loans.

(a)
Subject to the satisfaction (or waiver by the 2026-1 New Term Lenders) of the conditions in Section 4 hereof and on the terms set forth herein and in the Credit Agreement, the 2026-1 New Term Lenders agree to make the 2026-1 New Term Loans denominated in Dollars to the Borrowers in an amount equal to such 2026-1 New Term Lender’s 2026-1 New Term Commitment set forth on Schedule 2.01 hereto, which 2026-1 New Term Loans shall be incurred pursuant to a single draw on the Amendment Effective Date; provided, further, that;

(1) With respect to the Cashless Converting Lenders, the outstanding principal amount of Existing Initial Term Loans of each Cashless Converting Lender exchanged pursuant to this Amendment shall be deemed to be exchanged for an equal outstanding principal amount of 2026-1 New Term Loans under the Amended Credit Agreement or such lesser amount as may be allocated to such Cashless Converting Lender by the First Amendment Arrangers in consultation with the Borrowers (such exchange, together with the exchange by the Fronting Bank pursuant to Section 1(a)(2)(B)(x)(II) hereof, the “Cashless Conversion”). Such Cashless Conversion shall be effected by book entry in such manner, and with such supporting documentation, as may be reasonably determined by the Administrative Agent in consultation with the Borrowers. It is acknowledged and agreed that each Cashless Converting Lender has agreed to accept as satisfaction of its right to receive payment on the outstanding principal amount of Existing Initial Term Loans of such Cashless Converting Lender the exchange of its Existing Initial Term Loans into 2026-1 New Term Loans in accordance herewith, in lieu of the prepayment amount that would otherwise be payable by the Borrowers pursuant to the Amended Credit Agreement in respect of the outstanding principal amount of Existing Initial Term Loans of such Cashless Converting Lender.

(2) (A) The Fronting Bank shall make to the Borrowers on the Amendment Effective Date the Fronted 2026-1 New Term Loans equal to the amount of 2026-1 New Term Loans incurred pursuant to the immediately succeeding clause (2)(B), if applicable, plus the amount of any Existing Initial Term Loans of Existing Initial Term Lenders that do not sign a Consent to this Amendment and (B) to the extent there exist any Participating Cash Settlement Term Loans,(x) either (I) the Borrowers shall repay such Participating Cash Settlement Term Loans (including any accrued and unpaid interest) and the Fronting Bank shall make an equal aggregate principal amount of Fronted 2026-1 New Term Loans on the Amendment Effective Date or (II) the Fronting Bank shall be deemed to exchange on the Amendment Effective Date such Participating Cash Settlement Term Loans purchased from the Cash Settlement Converting Lenders on a cashless settlement basis for an equal aggregate principal amount of 2026-1 New Term Loans under the Amended Credit Agreement and (y) promptly following the Amendment Effective Date, each Cash Settlement Converting Lender shall purchase from the Fronting Bank 2026-1 New Term Loans by assignment and assumption as directed by the Administrative Agent hereunder (in each case, subject to the prior written consent of the Borrowers), in accordance with such Cash Settlement Converting Lender’s election on its Consent and as allocated by the Administrative Agent hereunder.

(3) Purchases and sales of Participating Cash Settlement Term Loans and 2026-1 New Term Loans shall be without representations from the Fronting Bank other than as provided for in the relevant Assignment and Assumption.

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(4) Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the Amendment Effective Date, the 2026-1 New Term Loans shall constitute New Term Loans, Term Loans and Loans for all purposes of the Amended Credit Agreement and the other Loan Documents. From and after the Amendment Effective Date, each party hereto agrees that, for all purposes of the Amended Credit Agreement and the other Loan Documents, each 2026-1 New Term Lender shall be deemed to be a Lender if not already a Lender under the Amended Credit Agreement, and each 2026-1 New Term Lender shall be a party to the Amended Credit Agreement and shall have the rights, remedies and obligations of a Lender under the Amended Credit Agreement if not already a Lender thereunder.

(b)
For the avoidance of doubt, (i) the Borrowers and the Administrative Agent agree that this Amendment constitutes the notice by the Borrower Representative to the Administrative Agent required under Section 2.14(a) of the Credit Agreement with respect to the 2026-1 New Term Loans and (ii) the Borrowers hereby appoint each First Amendment Arranger as an Incremental Arranger of the 2026-1 New Term Loans in accordance with Section 2.14(a) of the Credit Agreement.

“First Amendment Arrangers” means each of Citibank, Barclays Bank PLC, Goldman Sachs Bank USA and Morgan Stanley Senior Funding, Inc., in their respective capacities as exclusive joint lead arrangers and bookrunners.

Section 2. 2026-1 New Delayed Draw Commitments.

(a)
Subject to the satisfaction (or waiver by the 2026-1 New Delayed Draw Lenders) of the conditions in Section 4 hereof and on the terms set forth herein and in the Credit Agreement, the 2026-1 New Delayed Draw Lenders agree to make the 2026-1 New Delayed Draw Commitments to the Borrowers from time to time until the Delayed Draw Commitment Termination Date in an amount equal to such 2026-1 New Delayed Draw Lender’s 2026-1 New Delayed Draw Commitment set forth on Schedule 2.01 hereto.
(b)
Notwithstanding anything to the contrary contained herein or in the Credit Agreement, from and after the Amendment Effective Date, the 2026-1 New Delayed Draw Commitments shall constitute Delayed Draw Commitments, Term Commitments and Commitments and once funded, the loans made in respect thereof shall constitute Term Loans and Loans, in each case for all purposes of the Amended Credit Agreement and the other Loan Documents. From and after the Amendment Effective Date, each party hereto agrees that, for all purposes of the Amended Credit Agreement and the other Loan Documents, each 2026-1 New Delayed Draw Lender shall be deemed to be a Lender if not already a Lender under the Amended Credit Agreement, and each 2026-1 New Delayed Draw Lender shall be a party to the Amended Credit Agreement and shall have the rights, remedies and obligations of a Lender under the Amended Credit Agreement if not already a Lender thereunder.
(c)
For the avoidance of doubt, (i) the Borrowers and the Administrative Agent agree that this Amendment constitutes the notice by the Borrower Representative to the Administrative Agent required under Section 2.14(a) of the Credit Agreement with respect to the 2026-1 New Delayed Draw Commitments and (ii) the Borrowers hereby appoint each First Amendment Arranger as an Incremental Arranger of the 2026-1 New Delayed Draw Commitments in accordance with Section 2.14(a) of the Credit Agreement.
(d)
Pursuant to Section 2.06(a) of the Credit Agreement, the Borrowers have elected to terminate the unused Existing Delayed Draw Commitments outstanding immediately prior to the Amendment Effective Date. This Amendment constitutes the notice required pursuant to Section 2.06(a) of the Credit Agreement (for the avoidance of doubt, the Administrative Agent agrees to shorten the notice period required under Section 2.06(a) of the Credit Agreement to the concurrent notice).

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Section 3. Amendments to the Credit Agreement. Effective as of the Amendment Effective Date, the Credit Agreement is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~ or ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text or double-underlined text) as set forth in the pages of the Amended Credit Agreement attached hereto as Annex B.

Section 4. Conditions to Effectiveness. The effectiveness of this Amendment is subject only to the satisfaction (or waiver by the 2026-1 New Term Lenders and the 2026-1 New Delayed Draw Lenders) of the following conditions precedent (the date on which such conditions have been satisfied (or waived by the 2026-1 New Term Lenders and the 2026-1 New Delayed Draw Lenders), the “Amendment Effective Date”):

(a)
The Administrative Agent (or its counsel) shall have received executed counterparts of (x) this Amendment from each of the Loan Parties party hereto, the 2026-1 New Delayed Draw Lenders and the Fronting Bank and (y) the Consents from the Participating Lenders.
(b)
No Event of Default would exist immediately after giving effect to the establishment of the 2026-1 New Term Commitments and the 2026-1 New Delayed Draw Commitments or the funding of the 2026-1 New Term Loans.
(c)
The representations and warranties of the Borrowers and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment Effective Date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.
(d)
Substantially concurrently with the funding of the 2026-1 New Term Loans on the Amendment Effective Date, the Borrowers shall prepay in full the outstanding Existing Initial Term Loans (after giving effect to the Fronting Bank Par Purchase, if applicable, and the Cashless Conversion).
(e)
(A) All fees and reasonable, documented out-of-pocket expenses (including legal fees) required to be paid on the Amendment Effective Date to the extent invoiced (in the case of expenses) at least three (3) Business Days prior to the Amendment Effective Date (or such later date as the Borrowers may reasonably agree) and (B) all accrued and unpaid (i) interest on the Existing Initial Term Loans and

(ii) Unused DDTL Commitment Fees on the outstanding Delayed Draw Commitments as in effect immediately prior to giving effect to this Amendment, shall, upon the borrowing of the 2026-1 New Term Loans, have been paid or shall be paid substantially concurrently with funding (which amounts may be offset against the proceeds of the 2026-1 New Term Loans).

(f)
The Administrative Agent (or its counsel) shall have received counterparts of each of the following, each of which shall be originals or facsimiles or “pdf” files, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Amendment Effective Date:

(1) a Committed Loan Notice with respect to the 2026-1 New Term Loans;

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(2) such customary documents and certifications (including Organization Documents and, if applicable, good standing certificates or certificates of status and, if customary, board and/or shareholder resolutions or equivalent) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Amendment and the other Loan Documents and (B) that each Holding Company, each Borrower and each Subsidiary Guarantor is duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing, except (other than with respect to the Borrowers) to the extent that any failure to be so qualified would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect; and

(3) a solvency certificate executed by a senior officer of the Borrowers (after giving effect to the funding of the 2026-1 New Term Loans and the repayment in full of the Existing Initial Term Loans) substantially in the form of Exhibit L to the Credit Agreement.

(g)
The Administrative Agent (or its counsel) shall have received customary opinions of (A) Ropes & Gray LLP, counsel to Loan Parties with respect to New York, California, Delaware, Massachusetts and federal law and (B) Troutman Pepper Locke LLP, counsel to Loan Parties with respect to Connecticut law, in each case, addressed to the Administrative Agent, the Collateral Agent, the 2026-1 New Term Lenders and the 2026-1 New Delayed Draw Lenders and each in form and substance reasonably acceptable to Administrative Agent.
(h)
The Administrative Agent and the First Amendment Arrangers shall have received at least three (3) Business Days prior to the Amendment Effective Date all documentation and other information about the Borrowers and the Guarantors that shall have been reasonably requested by the Administrative Agent or the First Amendment Arrangers in writing at least ten (10) Business Days prior to the Amendment Effective Date that is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. At least three (3) Business Days before the Amendment Effective Date, if any Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation then such Borrower shall have delivered to the Administrative Agent a certification in relation to such Borrower regarding individual beneficial ownership solely to the extent required by the Beneficial Ownership Regulation and requested by the Administrative Agent or the First Amendment Arrangers in writing at least ten (10) Business Days prior to the Amendment Effective Date.

For purposes of determining compliance with the conditions specified in this Section 4, the Administrative Agent, the 2026-1 New Term Lenders and the 2026-1 New Delayed Draw Lenders shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to the Administrative Agent, the 2026-1 New Term Lenders or the 2026-1 New Delayed Draw Lenders, as applicable, from and after releasing its signature page hereto or to the Consent, as applicable.

Section 5. Fees and Expenses. Other than as set forth herein, the Borrowers agree to reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred by the Administrative Agent in connection with this Amendment as and when required by Section 10.04 of the Credit Agreement.

Section 6. Amendments; Counterparts. This Amendment may not be amended or waived except by an instrument in writing signed by each of the parties party hereto. This Amendment may be executed and delivered in accordance with Section 10.21 of the Credit Agreement.

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Section 7. Governing Law, Jurisdiction, Service of Process and Waiver of Right to Trial by Jury. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The jurisdiction, service of process, and waiver of right to trial by jury provisions in Sections 10.15, 10.16 and 10.17 of the Credit Agreement are incorporated herein by reference mutatis mutandis.

Section 8. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.

Section 9. Effect of Amendment.

(a)
On and after the date hereof, each reference in the Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Credit Agreement, and each reference in the other Loan Documents to the “Credit Agreement”, “thereunder”, “thereof” or words of like import referring to the Credit Agreement, mean and are a reference to the Credit Agreement as modified by this Amendment.
(b)
Except as expressly amended hereby, all of the terms and provisions of the Credit Agreement and all other Loan Documents are and shall remain in full force and effect and are hereby ratified and confirmed. In furtherance of the foregoing, each of the Loan Parties party hereto hereby irrevocably and unconditionally ratifies its grant of security interest and pledge under the Security Agreement and each Loan Document and confirms that the liens, security interests and pledges granted thereunder continue to secure the Obligations, including, without limitation, any additional Obligations resulting from or incurred pursuant to this Amendment.
(c)
Each of the Loan Parties as debtor, grantor, mortgagor, pledgor, guarantor, assignor, or in any other similar capacity in which such Loan Party grants liens or security interests in its property or otherwise acts as accommodation party, guarantor or indemnitor, as the case may be, hereby (i) ratifies and reaffirms all of its payment and performance obligations, contingent or otherwise, under each of the Loan Documents to which it is a party (after giving effect hereto) and (ii) to the extent such Loan Party granted liens on or security interests in any of its property pursuant to any such Loan Document as security for or otherwise guaranteed the Obligations under or with respect to the Loan Documents, ratifies and reaffirms such guarantee and grant of security interests and liens and confirms and agrees that such guarantee includes, and such security interests and liens hereafter secure, all of the Obligations as amended hereby. The execution of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent, the Collateral Agent, the 2026-1 New Term Lenders and the 2026-1 New Delayed Draw Lenders, constitute a waiver of any provision of any of the Loan Documents or serve to effect a novation of the Obligations.
(d)
The execution, delivery and performance of this Amendment shall not constitute a waiver of any provision of, or operate as a waiver of any right, power or remedy of the Administrative Agent, any 2026-1 New Term Lender or any 2026-1 New Delayed Draw Lender under, the Credit Agreement or any of the other Loan Documents. This Amendment shall be deemed to be a Loan Document as defined in the Credit Agreement.

Section 10. No Novation. By its execution of this Amendment, each of the parties hereto acknowledges and agrees that the terms of this Amendment do not constitute a novation, but, rather, a supplement of a pre-existing indebtedness and related agreement, as evidenced by the Amended Credit Agreement.

[Signature Pages Follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

OVATION PARENT, INC.,
as a Holding Company

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

HAWKEYE MIDCO, LLC,
as a Holding Company

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

CONNECTOR INTERMEDIATE HOLDCO, LLC,

as a Holding Company

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Vice President

SI INTERMEDIATE HOLDING, INC.,

as a Holding Company

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

KAMAN CORPORATION,

as a Borrower

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to First Amendment to Credit Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

OVATION PARENT, INC.,
as a Holding Company

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

HAWKEYE MIDCO, LLC,
as a Holding Company

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

CONNECTOR INTERMEDIATE HOLDCO, LLC,

as a Holding Company

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Vice President

SI INTERMEDIATE HOLDING, INC.,

as a Holding Company

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

KAMAN CORPORATION,

as a Borrower

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to First Amendment to Credit Agreement]

QUANTIC ELECTRONICS, LLC,

as a Borrower

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer and Treasurer

QUANTIC CORPORATE HOLDINGS, INC.,

as a Borrower

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary, Vice President and Treasurer

QNNECT, LLC,

as a Borrower

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Vice President

SANDERS INDUSTRIES HOLDINGS, INC.,

as a Borrower

By:
Name: Ross Sealfon
Title: Chief Executive Officer and President

KAMAN AEROSPACE GROUP, INC.,

as a Guarantor

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

QUANTIC ELECTRONICS, LLC,

as a Borrower

By:
Name: Kristin Gawlik
Title: Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Credit Agreement]

QUANTIC CORPORATE HOLDINGS, INC.,

as a Borrower

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary, Vice President and Treasurer

QNNECT, LLC,

as a Borrower

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Vice President

SANDERS INDUSTRIES HOLDINGS, INC.,

as a Borrower

By:	/s/ Ross Sealfon
Name: Ross Sealfon
Title: Chief Executive Officer and President

KAMAN AEROSPACE GROUP, INC.,

as a Guarantor

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

QUANTIC ELECTRONICS, LLC,

as a Borrower

By:
Name: Kristin Gawlik
Title: Chief Financial Officer and Treasurer

QUANTIC CORPORATE HOLDINGS, INC.,

as a Borrower

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary, Vice President and Treasurer

[Signature Page to First Amendment to Credit Agreement]

QNNECT, LLC,

as a Borrower

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Vice President

SANDERS INDUSTRIES HOLDINGS, INC.,

as a Borrower

By:
Name: Ross Sealfon
Title: Chief Executive Officer and President

KAMAN AEROSPACE GROUP, INC.,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

KAMAN ACQUISITION USA, INC.,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

BAL SEAL ENGINEERING, LLC,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

KAMAN AEROSPACE CORPORATION,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to First Amendment to Credit Agreement]

EXTEX ENGINEERED PRODUCTS, INC.,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

MICRO-TRONICS, LLC,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

KAMATICS CORPORATION,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

TWAIN ACQUISITION, LLC,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

TRANSCON TECHNOLOGIES, LLC,

as a Guarantor

By:
Name: Kristin Gawlik
Title: Chief Financial Officer

X-MICROWAVE, LLC,

as a Guarantor

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to First Amendment to Credit Agreement]

KAMATICS CORPORATION,

as a Guarantor

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

TWAIN ACQUISITION, LLC,

as a Guarantor

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

TRANSCON TECHNOLOGIES, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

X-MICROWAVE, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

TICER TECHNOLOGIES, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

PAKTRON HOLDINGS LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to First Amendment to Credit Agreement]

PAKTRON LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

EVANS CAPACITOR COMPANY, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

OHMEGA TECHNOLOGIES, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Vice President

TECHNICAL RESEARCH AND MANUFACTURING, INC.,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Treasurer

PLANAR MONOLITHICS INDUSTRIES, INC.,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Secretary

CORRY MICRONICS, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Secretary

[Signature Page to First Amendment to Credit Agreement]

RAZOR HOLDINGS LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer and Treasurer

RAZOR ACQUISITIONCO, INC.,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer and Treasurer

PSSC HOLDING CO.,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

BEI PRECISION SYSTEMS & SPACE COMPANY, INC.,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary and Treasurer

WENZEL ASSOCIATES, INC.,

as a Guarantor

By:
Name: Joe Svoboda
Title: Chief Executive Officer and President

MICROWAVE DYNAMICS, LLC,

as a Guarantor

By:
Name: Joe Svoboda
Title: Chief Executive Officer and President

[Signature Page to First Amendment to Credit Agreement]

TANTALUM PELLET COMPANY, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

PSSC HOLDING CO.,

as a Guarantor

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

BEI PRECISION SYSTEMS & SPACE COMPANY, INC.,

as a Guarantor

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary and Treasurer

WENZEL ASSOCIATES, INC.,

as a Guarantor

By:	/s/ Joe Svoboda
Name: Joe Svoboda
Title: Chief Executive Officer and President

MICROWAVE DYNAMICS, LLC,

as a Guarantor

By:	/s/ Joe Svoboda
Name: Joe Svoboda
Title: Chief Executive Officer and President

TANTALUM PELLET COMPANY, LLC,

as a Guarantor

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to First Amendment to Credit Agreement]

M WAVE DESIGN LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary and Treasurer

UNION TECHNOLOGY CORP.,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

LEGACY TECHNOLOGIES, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

EDINBURGH CONNECTOR COMPANY, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

CUSTOM INTERCONNECTS, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

OHIO ASSOCIATED ENTERPRISES, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer and Treasurer

[Signature Page to First Amendment to Credit Agreement]

PACIFIC AEROSPACE & ELECTRONICS, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary and Treasurer

LITRON, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

HSG INTERMEDIATE HOLDCO, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer

HERMETIC SOLUTIONS GROUP INC.,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary, and Treasurer

FILCONN, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

HI-REL UK HOLDCO, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

[Signature Page to First Amendment to Credit Agreement]

HI-REL GROUP, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary and Treasurer

SINCLAIR MANUFACTURING COMPANY LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

HI-REL CANADA ACQUISITION CORP LLC

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

CRISTEK INTERCONNECTS, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary and Treasurer

HI-REL PRODUCTS, LLC,

as a Guarantor

By:	/s/ Kristin Gawlik
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

AKROFIRE, LLC,

as a Guarantor

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to First Amendment to Credit Agreement]

SEAL SCIENCE, INC.,

as a Guarantor

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

INTERNATIONAL RUBBER PRODUCTS, INC.,

as a Guarantor

By:
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

CRISTEK INTERCONNECTS, LLC,
as a Guarantor

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Secretary and Treasurer

HI-REL PRODUCTS, LLC,
as a Guarantor

By:
Name: Kristin Gawlik
Title: Chief Financial Officer, Treasurer and Secretary

AKROFIRE, LLC,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

SEAL SCIENCE, INC.,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to First Amendment to Credit Agreement]

INTERNATIONAL RUBBER PRODUCTS, INC.,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

KDL PRECISION MOLDING LLC,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

WAGNER RUBBER PRODUCTS, INC.,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

MIKRON RUBBER PRODUCTS CORP.,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

VIKING RUBBER PRODUCTS, INC.,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

MIKRON PMP LLC,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to First Amendment to Credit Agreement]

RUBBERCRAFT CORPORATION OF CALIFORNIA, LTD.,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

SHS 16, LLC,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

RMB ACQUISITION CORP.,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

RMB PRODUCTS,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

ON DEMAND MANUFACTURING, INC.,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

SWIFT TEXTILE METALIZING LLC,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

[Signature Page to First Amendment to Credit Agreement]

SWIFTTEX, LLC,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

ADVANCED DEFENSE SOLUTIONS TECHNOLOGIES, LLC,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer, President and Secretary

MAST TECHNOLOGIES, LLC,

as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer

SPIRA MANUFACTURING CORPORATION,
as a Guarantor

By:	/s/ Laura Siegal
Name: Laura Siegal
Title: Chief Financial Officer and Secretary

CITIBANK, N.A.,
as the Administrative Agent, Collateral Agent, Fronting Bank, a 2026-1 New Tenn Lender and a 2026-1 New Delayed Draw Lender

By:	/s/ Savino Figli
Name: Savino Figli
Title: Authorized Signer

[Signature Page to First Amendment to Credit Agreement]

[2026-1 New Term Lender consents and signature pages on file with the Administrative Agent]

[Signature Page to First Amendment to Credit Agreement]

SCHEDULE 2.01

2026-1 New Term Commitments

Fronting Bank	$206,843,967.93
Cashless Converting Lenders	$1,526,038,981.69
Total	$1,732,882,949.62

2026-1 New Delayed Draw Commitments

Citibank Fronting DDTL	$23,965,974.72
2026-1 New Delayed Draw Lenders	$177,034,025.28
Total	$201,000,000

ANNEX A

2026-1 New Term Lender Consent to Amendment

This consent (“Consent”) is to the First Amendment to Credit Agreement (the “Amendment”) among Kaman Corporation, a Connecticut corporation (“Kaman”), Quantic Electronics, LLC, a Delaware limited liability company (“Quantic”), Quantic Corporate Holdings, Inc., a Delaware corporation (“Quantic Corporate”), Qnnect, LLC, a Delaware limited liability company (“Qnnect”), and Sanders Industries Holdings, Inc., a Delaware corporation (“Sanders”; collectively with Kaman, Quantic, Quantic Corporate and Qnnect, the “Borrowers” and each, a “Borrower”), Ovation Parent, Inc., a Delaware corporation (“Kaman Holdings”), Hawkeye MidCo, LLC, a Delaware limited liability company (“Quantic Holdings”), Connector Intermediate HoldCo, LLC, a Delaware limited liability company (“Qnnect Holdings”), and SI Intermediate Holding, Inc., a Delaware corporation (“Sanders Holdings”; collectively with Kaman Holdings, Quantic Holdings and Qnnect Holdings, the “Holding Companies” and each, a “Holding Company”), the other Loan Parties party hereto, the 2026-1 New Term Lenders (as defined therein) and Citibank, N.A. (“Citibank”), in its capacity as Administrative Agent and Collateral Agent, which amends that certain Credit Agreement, dated as of February 26, 2025 (as amended, restated, amended and restated, supplemented or otherwise modified from time to time prior to the date hereof, the “Credit Agreement”; as further amended by this Amendment, the “Amended Credit Agreement”), among the Borrowers, the Holding Companies, each Lender and L/C Issuer from time to time party thereto, and Citibank, as Administrative Agent, Collateral Agent and an L/C Issuer. Capitalized terms used and not otherwise defined herein shall have the meanings assigned to them in the Amendment or the Amended Credit Agreement, as applicable.

The undersigned hereby irrevocably and unconditionally approves the Amendment and consents as follows (choose only ONE of the following):

A.	☐

Cashless Settlement Option (Existing Initial Term Lenders Only (Existing Initial Term Loans)). By checking this box, the undersigned Existing Initial Term Lender (i) elects, upon the Amendment Effective Date, to exchange the full amount (or such lesser amount allocated to such Participating Lender by the Administrative Agent) of the outstanding Existing Initial Term Loans of such Participating Lender for an equal outstanding amount of 2026-1 New Term Loans under the Amended Credit Agreement and (ii) represents and warrants to the Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under the Amendment (including, without limitation, with respect to any exchange contemplated thereby), has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Consent and that neither this Consent nor the Cashless Conversion conflicts with the organizational documents of such Participating Lender.

B.	☐

Cash Settlement Option (Existing Initial Term Lenders Only (Existing Initial Term Loans)). By checking this box, the undersigned Existing Initial Term Lender (i) elects to have the full amount (or such lesser amount allocated to such Participating Lender by the Administrative Agent) of the outstanding Existing Initial Term Loans of such Participating Lender repaid or purchased and agrees to promptly purchase (via assignment and assumption) an equal amount of 2026-1 New Term Loans and (ii) represents and warrants to the Administrative Agent that it has the organizational power and authority to execute, deliver and perform its obligations under the Amendment (including, without limitation, with respect to any exchange contemplated thereby) and has taken all necessary corporate and other organizational action to authorize the execution, delivery and performance of this Consent.

Name of Institution:

By:
Name:
Title:

For any institution requiring a second signature line:

By:
Name:
Title:

ANNEX B

[See attached.]

Execution Version

~~EXECUTION VERSION~~

Conformed through the First Amendment

CREDIT AGREEMENT

DATED AS OF FEBRUARY 26, 2025

AMONG

KAMAN CORPORATION,

QUANTIC ELECTRONICS, LLC,

QUANTIC CORPORATE HOLDINGS, INC.

QNNECT, LLC,

and

SANDERS INDUSTRIES HOLDINGS, INC.,

AS THE BORROWERS,

OVATION PARENT, INC.,

HAWKEYE MIDCO, LLC,

CONNECTOR INTERMEDIATE HOLDCO, LLC,

and

SI INTERMEDIATE HOLDING, INC.,

EACH AS A HOLDING COMPANY,

CITIBANK, N.A.,

AS ADMINISTRATIVE AGENT, COLLATERAL AGENT AND A L/C ISSUER

AND

THE OTHER LENDERS AND L/C ISSUERS PARTY HERETO

*****

CITIBANK, N.A.,

BMO CAPITAL MARKETS CORP.,

MORGAN STANLEY SENIOR FUNDING, INC.,

BARCLAYS BANK PLC,

BOFA SECURITIES, INC.,

ROYAL BANK OF CANADA,

JEFFERIES FINANCE LLC,

WELLS FARGO SECURITIES, LLC,

MACQUARIE CAPITAL (USA) INC.,

GOLDMAN SACHS BANK USA,

J.P. MORGAN CHASE BANK, N.A.,

AND

KEYBANC CAPITAL MARKETS INC.,

AS JOINT LEAD ARRANGERS AND JOINT BOOKRUNNERS

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TABLE OF CONTENTS

Page

ARTICLE I DEFINITIONS AND ACCOUNTING TERMS		2
Section 1.01	Defined Terms	2
Section 1.02	Other Interpretive Provisions	~~109~~115
Section 1.03	Accounting Terms	~~114~~119
Section 1.04	Rounding	~~114~~120
Section 1.05	References to Agreements and Laws	~~115~~120
Section 1.06	Times of Day	~~115~~120
Section 1.07	Timing of Payment or Performance	~~115~~121
Section 1.08	Currency Equivalents Generally	~~115~~121
Section 1.09	Letter of Credit Amounts	~~116~~122
Section 1.10	Pro Forma Calculations	~~116~~122
Section 1.11	Calculation of Baskets	~~117~~123
Section 1.12	Additional Alternative Currencies.	~~117~~123
Section 1.13	Agreed Security Principles.	~~118~~124
ARTICLE II THE COMMITMENTS AND CREDIT EXTENSIONS		~~118~~124
Section 2.01	The Loans	~~118~~124
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~120~~126
Section 2.03	Letters of Credit	~~122~~129
Section 2.04	Swing Line Loans	~~133~~141
Section 2.05	Prepayments	~~137~~144
Section 2.06	Termination or Reduction of Commitments	~~146~~153
Section 2.07	Repayment of Loans	~~147~~155
Section 2.08	Interest	~~149~~156
Section 2.09	Fees	~~149~~157
Section 2.10	Computation of Interest and Fees	~~150~~158
Section 2.11	Evidence of Indebtedness	~~151~~158
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~151~~159
Section 2.13	Sharing of Payments	~~154~~162
Section 2.14	Incremental Facilities	~~154~~162
Section 2.15	Incremental Equivalent Debt	~~163~~171
Section 2.16	Cash Collateral	~~166~~174
Section 2.17	Defaulting Lenders	~~167~~175
Section 2.18	Specified Refinancing Debt	~~169~~177
Section 2.19	Extension of Term Loans and Revolving Credit Commitments	~~171~~180
Section 2.20	Permitted Debt Exchanges	~~175~~184
Section 2.21	Alternative Rate of Interest	~~177~~186
Section 2.22	Effect of Benchmark Transition Event	~~177~~186
ARTICLE III TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY		~~179~~188
Section 3.01	Taxes	~~179~~188
Section 3.02	[Reserved]	~~183~~192
Section 3.03	Illegality	~~183~~192
Section 3.04	[Reserved].	~~183~~192
Section 3.05	Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements	~~183~~192
Section 3.06	[Reserved]	~~185~~194

Section 3.07	Matters Applicable to All Requests for Compensation	~~185~~194
Section 3.08	Replacement of Lenders Under Certain Circumstances	~~186~~195
ARTICLE IV CONDITIONS PRECEDENT TO CREDIT EXTENSIONS		~~188~~197
Section 4.01	Conditions to the Initial Credit Extension on the Closing Date	~~188~~197
Section 4.02	Conditions to All Credit Extensions	~~190~~199
Section 4.03	Conditions to Borrowings of Delayed Draw Term Loans.	~~190~~200
ARTICLE V REPRESENTATIONS AND WARRANTIES		~~191~~186
Section 5.01	Existence, Qualification and Power	~~191~~201
Section 5.02	Authorization; No Contravention	~~192~~201
Section 5.03	Governmental Authorization	~~192~~201
Section 5.04	Binding Effect	~~192~~201
Section 5.05	Financial Statements; No Material Adverse Effect	~~192~~201
Section 5.06	Litigation	~~193~~202
Section 5.07	Use of Proceeds	~~193~~202
Section 5.08	Ownership of Property; Liens	~~194~~203
Section 5.09	Environmental Compliance	~~194~~203
Section 5.10	Taxes	~~195~~204
Section 5.11	Employee Benefit Plans	~~195~~204
Section 5.12	Subsidiaries; Capital Stock	~~196~~205
Section 5.13	Margin Regulations; Investment Company Act	~~196~~206
Section 5.14	Disclosure	~~196~~206
Section 5.15	Compliance with Laws	~~197~~206
Section 5.16	Intellectual Property; Licenses, Etc.	~~197~~206
Section 5.17	Solvency	~~197~~207
Section 5.18	Perfection, Etc	~~197~~207
Section 5.19	Sanctions; OFAC	~~198~~207
Section 5.20	Anti-Corruption Laws; PATRIOT Act	~~198~~208
ARTICLE VI AFFIRMATIVE COVENANTS		~~199~~208
Section 6.01	Financial Statements	~~199~~208
Section 6.02	Certificates; Other Information	~~201~~210
Section 6.03	Notices	~~203~~212
Section 6.04	Payment of Taxes	~~203~~212
Section 6.05	Preservation of Existence, Etc	~~203~~213
Section 6.06	Maintenance of Properties	~~203~~213
Section 6.07	Maintenance of Insurance	~~203~~213
Section 6.08	Compliance with Laws	~~204~~213
Section 6.09	Books and Records	~~204~~214
Section 6.10	Inspection Rights	~~204~~214
Section 6.11	Use of Proceeds	~~205~~214
Section 6.12	Covenant to Guarantee Obligations and Give Security	~~205~~214
Section 6.13	Reserved.	~~206~~216
Section 6.14	Further Assurances	~~206~~216
Section 6.15	Maintenance of Ratings	~~207~~216
Section 6.16	Post-Closing Undertakings	~~207~~216
Section 6.17	Line of Business	~~207~~217
Section 6.18	Transactions with Affiliates	~~207~~217

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Section 6.19	Quarterly Lender Calls	~~211~~221
ARTICLE VII NEGATIVE COVENANTS		~~212~~222
Section 7.01	Indebtedness	~~212~~222
Section 7.02	Limitations on Liens	~~220~~230
Section 7.03	Fundamental Changes	~~221~~231
Section 7.04	Asset Sales	~~223~~233
Section 7.05	Restricted Payments	~~225~~235
Section 7.06	Burdensome Agreements	~~236~~246
Section 7.07	[Reserved]	~~238~~248
Section 7.08	Financial Covenant	~~238~~248
Section 7.09	Holding Companies	~~238~~248
ARTICLE VIII EVENTS OF DEFAULT AND REMEDIES		~~239~~249
Section 8.01	Events of Default	~~239~~249
Section 8.02	Remedies Upon Event of Default	~~243~~253
Section 8.03	Right to Cure	~~244~~254
Section 8.04	Application of Funds	~~245~~255
ARTICLE IX ADMINISTRATIVE AGENT AND OTHER AGENTS		~~247~~257
Section 9.01	Appointment and Authorization of Agents	~~247~~257
Section 9.02	Delegation of Duties	~~249~~257
Section 9.03	Liability of Agents	~~249~~257
Section 9.04	Reliance by Agents	~~251~~261
Section 9.05	Notice of Default	~~252~~262
Section 9.06	Credit Decision; Disclosure of Information by Agents	~~252~~262
Section 9.07	Indemnification of Agents	~~253~~263
Section 9.08	Agents in Their Individual Capacities	~~253~~263
Section 9.09	Successor Agents	~~253~~264
Section 9.10	Administrative Agent May File Proofs of Claim	~~255~~265
Section 9.11	Collateral and Guaranty Matters	~~255~~266
Section 9.12	Other Agents; Arranger and Managers	~~257~~268
Section 9.13	Secured Cash Management Agreements, Secured Hedge Agreements	~~258~~268
Section 9.14	Appointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents	~~258~~268
Section 9.15	Intercreditor Agreement	~~260~~270
Section 9.16	Erroneous Payment	~~260~~270
Section 9.17	Credit Bidding	~~262~~273
Section 9.18	Certain ERISA Matters	~~263~~274
ARTICLE X MISCELLANEOUS		~~264~~275
Section 10.01	Amendments, Etc	~~264~~275
Section 10.02	Notices; Electronic Communications	~~269~~279
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~272~~283
Section 10.04	Expenses	~~273~~284
Section 10.05	Indemnification by the Borrower	~~274~~284
Section 10.06	Payments Set Aside	~~275~~286
Section 10.07	Successors and Assigns	~~275~~286
Section 10.08	Confidentiality	~~285~~296

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Section 10.09	Setoff ~~286~~	298
Section 10.10	Interest Rate Limitation	~~287~~299
Section 10.11	Counterparts.	~~287~~299
Section 10.12	Integration; Effectiveness	~~288~~299
Section 10.13	Survival of Representations and Warranties	~~288~~299
Section 10.14	Severability	~~288~~299
Section 10.15	Governing Law; Jurisdiction; Etc	~~288~~300
Section 10.16	Service of Process	~~289~~300
Section 10.17	Waiver of Right to Trial by Jury	~~289~~301
Section 10.18	Binding Effect	~~290~~301
Section 10.19	No Advisory or Fiduciary Responsibility	~~290~~301
Section 10.20	Affiliate Activities	~~290~~302
Section 10.21	Electronic Execution of Assignments and Certain Other Documents	~~291~~302
Section 10.22	USA PATRIOT Act	~~291~~302
Section 10.23	Judgment Currency	~~291~~303
Section 10.24	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	~~292~~303
Section 10.25	Acknowledgement Regarding Any Supported QFCs	~~292~~303
ARTICLE XI CO-BORROWER ARRANGEMENTS; LIMITATIONS		~~293~~305
Section 11.01	Addition of Co-Borrowers	~~293~~305
Section 11.02	Status of Co-Borrowers	~~295~~306
Section 11.03	Resignation of Co-Borrowers	~~295~~306
Section 11.04	Authorization of Borrower Representative by Borrowers	~~295~~307

SCHEDULES
1	Guarantors
1.01(b)	Specified Real Property
1.01(c)	Existing Letters of Credit
1.01(f)	Closing Date L/C Issuers and Letter of Credit Sublimit
2.01	Commitments and Pro Rata Shares
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
6.16	Post-Closing Undertakings
7.01	Closing Date Indebtedness
7.02	Closing Date Liens
7.05(a)	Closing Date Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

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EXHIBITS
Form of
A-1	Committed Loan Notice
A-2	Request for L/C Credit Extension
A-3	Swing Line Loan Request
B-1	Term Note
B-2	Revolving Credit Note
B-3	Swing Line Note
B-4	Delayed Draw Term Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Affiliate Lender Assignment and Assumption
D-3	Administrative Questionnaire
E-1	Holdings Guaranty
E-2	Subsidiary Guaranty
F	Security Agreement
G-1	First Lien/Second Lien Intercreditor Agreement
G-2	First Lien Pari Passu Intercreditor Agreement
H	Intercompany Subordination Agreement
I-1	U.S. Tax Compliance Certificate
I-2	U.S. Tax Compliance Certificate
I-3	U.S. Tax Compliance Certificate
I-4	U.S. Tax Compliance Certificate
J	Optional Prepayment of Loans
K	Form of Co-Borrowers Joinder Agreement
L	Solvency Certificate
M	Secured Party Joinder Notice

v

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This CREDIT AGREEMENT is entered into as of February 26, 2025, among Kaman Corporation, a Connecticut corporation (“Kaman”), Quantic Electronics, LLC, a Delaware limited liability company (“Quantic”), Quantic Corporate Holdings, Inc., a Delaware corporation (“Quantic Corporate”), Qnnect, LLC, a Delaware limited liability company (“Qnnect”), and Sanders Industries Holdings, Inc., a Delaware corporation (“Sanders”; collectively with Kaman, Quantic, Quantic Corporate and Qnnect, the “Initial Borrowers” and each, an “Initial Borrower”), Ovation Parent, Inc., a Delaware corporation (“Kaman Holdings”), Hawkeye MidCo, LLC, a Delaware limited liability company (“Quantic Holdings”), Connector Intermediate HoldCo, LLC, a Delaware limited liability company (“Qnnect Holdings”), and SI Intermediate Holding, Inc., a Delaware corporation (“Sanders Holdings”; collectively with Kaman Holdings, Quantic Holdings and Qnnect Holdings, the “Initial Holding Companies” and each, an “Initial Holding Company”) and each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party hereto and Citibank, N.A. (“Citibank”), as Administrative Agent, Collateral Agent and an L/C Issuer.

PRELIMINARY STATEMENTS

WHEREAS, the Borrowers have requested that, upon the satisfaction or waiver of the conditions precedent set forth in the applicable provisions of Article IV below, the applicable Lenders (i) make term loans to the Borrowers in an aggregate principal amount of $2,650,000,000 under the Initial Term Commitment, (ii) make available to the Borrowers Delayed Draw Commitments in an amount of $250,000,000, and (iii) make available to the Borrowers a $400,000,000 multicurrency revolving credit facility for the making, from time to time, of revolving loans (including swing line loans) and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.

WHEREAS, the Borrowers intend to use a portion of the proceeds of the initial borrowing under the Facilities to finance (i) the repayment in full of outstanding loans under that certain (A) Credit Agreement, dated as of April 19, 2024, by and among Kaman Holdings, as borrower, Ovation Parent Holdings, Inc., a Delaware corporation, as holdings, the other loan parties party thereto from time to time, the lenders party thereto from time to time and Morgan Stanley Senior Funding, Inc., in its capacity as administrative agent (as such may have been amended, restated, amended and restated, modified or supplemented prior to the Closing Date, the “Existing Kaman Credit Agreement”), (B) Credit Agreement, dated as of November 19, 2020, by and among Quantic, as borrower, Quantic Holdings, as holdings, the other loan parties party thereto from time to time, the lenders party thereto from time to time and Adams Street Credit Advisors LP, as administrative agent (as such may have been amended, restated, amended and restated, modified or supplemented prior to the Closing Date, the “Existing Quantic Credit Agreement”), (C) Credit Agreement, dated as of November 2, 2022, by and among Qnnect, as borrower, Qnnect Holdings, as holdings, the other loan parties party thereto from time to time, the lenders party thereto from time to time and Ares Capital Corporation, as administrative agent (as such may have been amended, restated, amended and restated, modified or supplemented prior to the Closing Date, the “Existing Qnnect Credit Agreement”), and (D) Credit Agreement, dated as of July 25, 2019, by and among SI Holdings, Inc., a Delaware corporation, as borrower, Arcline Engineered Polymer Holdco LLC, as holdings, the other loan parties party thereto from time to time, the lenders party thereto from time to time and MidCap Financial Trust, as administrative agent (as such may have been amended, restated, amended and restated, modified or supplemented prior to the Closing Date, the “Existing Sanders Credit Agreement”, together with the Existing Kaman Credit Agreement, the Existing Quantic Credit Agreement and the Existing Qnnect Credit Agreement, the “Existing Credit Agreements”) (collectively, the “Closing Date Refinancing”), (ii) working capital purposes and general corporate purposes, and (iii) Transaction Costs (as defined below).

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2026-1 New Term Commitment” has the meaning specified in the First Amendment.

“2026-1 New Term Lender” has the meaning specified in the First Amendment.

“2026-1 New Term Loans” has the meaning specified in the First Amendment. As of the First Amendment Effective Date, the aggregate principal amount of the 2026-1 New Term Loans is $1,732,882,949.62.

“Acceleration” has the meaning specified in Section 8.01(e).

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person, and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Cash” means the amount of unrestricted cash after giving effect to unrealized gains and losses under (and as determined by) any currency Swap Contracts in place at the time of determination (but only with respect to the then-elapsed portion of the current monthly or quarterly (as applicable under the relevant currency Swap Contract) calculation period thereunder).

“Administrative Agent” means Citibank acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower Representative and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-3 or any other form approved by the Administrative Agent.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and

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“under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For greater certainty, any reference to an Affiliate of the Administrative Agent, a Lender or any other Secured Party shall include a domestic or foreign branch of such Person. For purposes of this Agreement and the other Loan Documents, Jefferies LLC and its Affiliates shall be deemed to be Affiliates of Jefferies Finance LLC and its Affiliates.

“Affiliate Lenders” means at any time, Lenders that are either the Sponsor and an Affiliate of the Sponsor (other than any Natural Person, the Holding Companies, the Borrowers and any of the Holding Companies’ or the Borrowers’ respective Subsidiaries).

“Affiliate Transaction” has the meaning specified in Section 6.18(a).

“Affiliated Law Firm” means the Law Office of Robert C. Nelson, P.C.

“Agent-Related Distress Event” means, with respect to the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent or the Collateral Agent (each, a “Distressed Agent-Related Person”), a voluntary or involuntary case with respect to such Distressed Agent-Related Person under any Debtor Relief Law is commenced, or a custodian, conservator, receiver, interim receiver, monitor or similar official is appointed for such Distressed Agent-Related Person or any substantial part of such Distressed Agent-Related Person’s assets, or such Distressed Agent-Related Person makes a general assignment for the benefit of creditors or is otherwise adjudicated as, or determined by any Governmental Authority having regulatory authority over such Distressed Agent-Related Person to be, insolvent or bankrupt; provided that an Agent-Related Distress Event shall not be deemed to have occurred solely by virtue of the ownership or acquisition of any Equity Interests in the Administrative Agent, the Collateral Agent or any Person that directly or indirectly controls the Administrative Agent by a Governmental Authority or an instrumentality thereof, so long as such ownership interest does not result in or provide the Administrative Agent or the Collateral Agent with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit the Administrative Agent or the Collateral Agent (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made with the Administrative Agent or the Collateral Agent.

“Agent-Related Persons” means each Agent, together with its respective Related Parties.

“Agent’s Spot Rate of Exchange” has the meaning specified in Section 1.08(a).

“Agents” means, collectively, the Administrative Agent, the Collateral Agent, the Arrangers, the Incremental Arrangers (if any) and the Supplemental Agents (if any).

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreed Security Principles” means security principles for each applicable jurisdiction consistent with the scope of security granted by the Loan Parties formed or incorporated in the United States (as the grant or requirement to perfect is limited by this Agreement or any other Loan Document, including as set forth in the definitions of “Excluded Property” and “Perfection Exceptions”) to the extent that the provision of such security is customary in such jurisdictions as reasonably determined by the Borrower Representative and the Collateral Agent from time to time (it being understood and agreed that the scope of security with respect to any applicable jurisdiction may be broader than the scope of security granted by the Loan Parties

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formed or incorporated in the United States to the extent customary for similarly sized credit facilities for sponsor-backed borrowers in such jurisdiction, as reasonably determined by the Borrower Representative and the Collateral Agent).

“Agreement” means this credit agreement, as amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Agreement Currency” has the meaning specified in Section 10.23.

“AHYDO Catch-up Payment” means any payment required to be made under the terms of Indebtedness in order to avoid the application of Section 163(e)(5) of the Code to such Indebtedness (as determined by the applicable Holding Company or Borrower Party).

“Alternative Currencies” means (i) Euros, (ii) Pounds Sterling, (iii) Canadian Dollars, and (iv) any other currency (x) that is a lawful currency (other than Dollars) that is readily available and freely transferable and convertible into Dollars on the international interbank market available to the Lenders or the L/C Issuers, as applicable, in such market and as to which a Dollar Amount may be readily calculated, (y) so long as a quoted rate is available for such currency in the Administrative Agent’s reasonable discretion and (z) that is agreed to by the Administrative Agent, each of the Revolving Credit Lenders, the L/C Issuers (in the case of any such request with respect to the issuance of Letters of Credit) and the Swing Line Lenders (in the case of any such request with respect to the issuance of Swing Line Loans), in each case in accordance with Section 1.12.

“Alternative Currency Daily Rate” means, for any day, with respect to any credit extension:

(i)
denominated in Sterling, the rate per annum equal to SONIA determined pursuant to the definition thereof;
(ii)
denominated in Canadian Dollars, the rate per annum equal to the Canadian Prime Rate and
(iii)
denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a daily rate), the daily rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Revolving Credit Lenders; provided, that, if any Alternative Currency Daily Rate shall be less than the Floor, such rate shall be deemed the Floor for purposes of this Agreement. Any change in an Alternative Currency Daily Rate shall be effective from and including the date of such change without further notice.

“Alternative Currency Daily Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Daily Rate.” All Alternative Currency Daily Rate Loans must be denominated in an Alternative Currency.

“Alternative Currency Loan” means a Loan denominated in an Alternative Currency, which can be in the form of an Alternative Currency Daily Rate Loan or an Alternative Currency Term Rate Loan, as applicable.

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“Alternative Currency Term Rate” means, for any Interest Period, with respect to any credit extension: (i) denominated in Euros, the rate per annum equal to the Euro Interbank Offered Rate (“EURIBOR”), as published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time) on the day that is two TARGET Days preceding the first day of such Interest Period with a term equivalent to such Interest Period; (ii) denominated in Canadian Dollars, Term CORRA for such Interest Period; and (iii) denominated in any other Alternative Currency (to the extent such Loans denominated in such currency will bear interest at a term rate), the term rate per annum as designated with respect to such Alternative Currency at the time such Alternative Currency is approved by the Administrative Agent and the relevant Revolving Credit Lenders; provided, that, if any Alternative Currency Term Rate shall be less than the Floor, such rate shall be deemed the Floor for purposes of this Agreement.

“Alternative Currency Term Rate Loan” means a Loan that bears interest at a rate based on the definition of “Alternative Currency Term Rate.” All Alternative Currency Term Rate Loans must be denominated in an Alternative Currency.

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).

“Anti-Corruption Laws” has the meaning specified in Section 5.20.

“Anti-Money Laundering Laws” has the meaning specified in Section 5.19(a).

“Applicable Commitment Fee” means a percentage per annum that shall be equal to,

(a)
from the Closing Date until the date on which the Administrative Agent shall have received the applicable financial statements and a Compliance Certificate pursuant to Section 6.02(a) calculating the Consolidated First Lien Net Leverage Ratio in respect of the first full fiscal quarter ending after the Closing Date, 0.50% per annum, and
(b)
thereafter, the applicable rate per annum set forth below under the caption “Applicable Commitment Fee” based upon the Consolidated First Lien Net Leverage Ratio as of the last day of the most recent Test Period as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	Applicable Commitment Fee
1	Above 5.25 to 1.00	0.500%
2	Equal to or below 5.25 to 1.00 but greater than 4.75 to 1.00	0.375%
3	Equal to or below 4.75 to 1.00	0.250%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” shall apply without regard to the Consolidated First Lien Net Leverage Ratio at any

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time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) but was not delivered), commencing with the third Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered.

“Applicable Discount” has the meaning specified in the definition of “Dutch Auction”.

“Applicable Intercreditor Arrangements” means

(a) with respect to any Indebtedness that is secured on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and/or the Initial Revolving Tranche, a Pari Passu Intercreditor Agreement;

(b) with respect to any Indebtedness that is junior to the Initial Term Loans, the 2026-1 New Term Loans and/or the Initial Revolving Credit Loans in right of security, an intercreditor agreement substantially in the form of the first lien/second lien intercreditor agreement attached as Exhibit G-1; and

(c) with respect to any other Indebtedness, any other intercreditor or subordination agreement or arrangement (which may take the form of a “waterfall” or similar provision), as applicable, the terms of which are reasonably acceptable to the Borrower Representative and the Administrative Agent so long as the Administrative Agent has not received written notice of objection to such amendment from Lenders comprising Required Lenders by the fifth (5th) Business Day after any such proposed intercreditor or subordination agreement or arrangement has been posted to all Lenders.

“Applicable Jurisdiction” means the United States and any other jurisdiction approved by the Revolving Credit Lenders or the Term Lenders of the applicable Tranche, as applicable, and the Administrative Agent, in each case, acting reasonably and in good faith.

“Applicable Rate” means:

(a) with respect to the Initial ~~Term Loans and any Delayed Draw~~ Term Loans, (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, a percentage per annum equal to, 2.75% per annum for SOFR Loans and 1.75% per annum for Base Rate Loans; and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Consolidated First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

Pricing Level	Consolidated First Lien Net Leverage Ratio	SOFR Loans	Base Rate Loans
1	Above 4.75 to 1.00	2.75%	1.75%
2	Equal to or below 4.75 to 1.00	2.50%	1.50%

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(b) with respect to the 2026-1 New Term Loans and any Delayed Draw Term Loans, (i) from and after the First Amendment Effective Date, a percentage per annum equal to 2.00% per annum for SOFR Loans and 1.00% per annum for Base Rate Loans; provided that, commencing on the first Business Day following written notice from the Borrowers to the Administrative Agent of a Ratings Trigger Event, the Applicable Rate with respect to the 2026-1 New Term Loans and Delayed Draw Term Loans shall be reduced to 1.75% per annum for SOFR Loans and 0.75% per annum for Base Rate Loans and such reduction shall remain in effect permanently and shall not subsequently be reversed notwithstanding any later change in the Applicable Rating.

(~~b~~c) with respect to Revolving Credit Loans, (i) from the Closing Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(a) in respect of the first full fiscal quarter ending after the Closing Date, a percentage per annum equal to for SOFR Loans and Alternative Currency Term Rate Loans, 2.00% and for Base Rate Loans and Alternative Currency Daily Rate Loans, 1.00% and (ii) thereafter, the applicable percentage per annum set forth below, as determined by reference to the Consolidated First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(a):

	Consolidated First	Revolving Credit Loans SOFR Loans and Alternative	Revolving Credit Loans Base Rate Loans and Alternative
Pricing Level	Lien Net Leverage Ratio	Currency Term Rate Loans	Currency Daily Rate Loans
1	Above 5.25 to 1.00	2.00%	1.00%
2	Equal to or below 5.25 to 1.00 but greater than 4.75 to 1.00	1.75%	0.75%
3	Equal to or below 4.75 to 1.00	1.50%	0.50%

Following the occurrence of a Qualified IPO, each pricing level in ~~clause~~clauses (a) and (~~b~~c) above shall be automatically decreased by 0.25%. Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the third Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(a); provided, however, that “Pricing Level 1” for the table set forth in clause (~~b~~c) above shall apply without regard to the Consolidated First Lien Net Leverage Ratio at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(a) but was not delivered), commencing with the third Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered.

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“Applicable Rating” has the meaning assigned to it in the definition of “Ratings Trigger Event”.

“Appropriate Lender” means, at any time, (a) with respect to any Facility, a Lender that has a Commitment with respect to such Facility or holds Loans made under such Facility at such time, and (b) solely with respect to the determination of the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders.

“Approved Borrower Portal” has the meaning assigned to it in Section 10.02(b)(ii).

“Approved Commercial Bank” means a commercial bank with a consolidated combined capital and surplus of at least $5,000,000,000.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender and controls such Lender.

“Arrangers” means (i) from the Closing Date until the First Amendment Effective Date, each of Citibank, N.A., BMO Capital Markets Corp., Morgan Stanley Senior Funding, Inc., Barclays Bank PLC, BofA Securities, Inc., Royal Bank of Canada, Jefferies Finance LLC, Wells Fargo Securities, LLC, Macquarie Capital (USA) Inc., Goldman Sachs Bank USA, J.P. Morgan Chase Bank, N.A., and Keybanc Capital Markets Inc., (collectively, the “Original Arrangers”) and (ii) on and after the First Amendment Effective Date, the Original Arrangers and the First Amendment Arrangers, each in their respective capacities as exclusive joint lead arrangers and bookrunners.

“Asset Sale” means:

(a) the sale, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of any Borrower Party (including any disposition of property to a Divided LLC or Divided LP pursuant to an LLC Division or LP Division, respectively, or any allocation of assets to any Series LLC or Series LP), or

(b) the issuance or sale of Equity Interests (other than Preferred Stock and Disqualified Stock of Restricted Subsidiaries issued in compliance with Section 7.01 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary of a Borrower (other than to the Borrowers or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions) (each of the foregoing referred to in this definition as a “Disposition”; the term “Dispose” as a verb has a corresponding meaning).

Notwithstanding the preceding, the following items will be deemed not to be an Asset Sale:

(a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, surplus, immaterial, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower Parties (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights, to lapse or become abandoned, or otherwise selling, licensing, transferring, or disposing of any such intellectual property rights);

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(b) any Disposition in compliance with Section 7.03 other than any provision of Section 7.03 that permits dispositions permitted under this Agreement (including under Section 7.04);

(c) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 (including pursuant to any exceptions provided for in the definition of “Restricted Payment”) or any Permitted Investment;

(d) other than in connection with the determination of Leverage Excess Proceeds, any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to the greater of (x) $115,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA;

(e) any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to a Borrower or by any Borrower Party to another Restricted Subsidiary (including conversions of intercompany Indebtedness held by the Borrowers or any Subsidiary into Capital Stock in any Subsidiary permitted under Section 7.05);

(f) the creation of any Lien permitted under this Agreement;

(g) any issuance, sale, pledge or other disposition of the Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) the sale, lease, assignment, license or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;

(i) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(j) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets (i) to a Receivables Subsidiary in a Qualified Receivables Financing or (ii) to any other Person in a Qualified Receivables Factoring;

(k) a sale, assignment or other transfer of Receivables Assets, or participations therein, and related assets by a Receivables Subsidiary in a Qualified Receivables Financing;

(l) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower Representative;

(m) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles and (ii) exclusive (with respect to field or territory) licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles in the ordinary course of business of the Borrower Parties;

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(n) any transfer in a Sale/Leaseback Transaction of any Specified Real Property or any property acquired or built after the Closing Date; provided that such sale is for at least Fair Market Value (as determined in good faith by the Borrower Representative on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);

(o) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of any Borrower Party, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p) Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets and dispositions of property subject to casualty events;

(q) (i) the issuance or sale of Equity Interests of a Joint Venture Subsidiary by such Joint Venture Subsidiary, provided that after giving effect to any such issuance or sale, such Joint Venture Subsidiary continues to be a Joint Venture Subsidiary, or (ii) Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(t) Dispositions of property to the extent that (i) such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 365 days of such disposition or (ii) the proceeds of such Asset Sale are applied within 365 days of such disposition to the purchase price of such replacement property (which replacement property is purchased within 365 days of such disposition);

(u) a sale or transfer of equipment receivables, or participations therein, and related assets;

(v) any Dispositions in connection with the Transactions;

(w) (i) the Disposition of assets acquired pursuant to any Permitted Investment or other Investment permitted under Section 7.05, which assets are not used or useful to the core or principal business of the Borrower Parties or which Disposition is required by regulatory (including antitrust) authorities; and (ii) the Disposition of assets that are necessary or advisable, in the good faith judgment of the Borrower Representative, in order to obtain the approval of any Governmental Authority to consummate or avoid the prohibition or other restrictions on the consummation of any Permitted Investment, any other Investment permitted under Section 7.05 or acquisition;

(x) any Disposition to effect the formation of any Restricted Subsidiary that is a Divided LLC or a Divided LP and would otherwise not be prohibited hereunder;

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(y) other sales or Dispositions in an amount not to exceed the greater of $230,000,000 and 50.0% of Four Quarter Consolidated EBITDA in the aggregate;

(z) [reserved];

(aa) Dispositions of assets that are made subject to a Capitalized Lease Obligation within 365 days after the acquisition, construction, lease or improvement of the asset financed; and

(bb) the forgiveness of obligations made in reliance of clause (30) of the definition of “Permitted Investments”.

For the avoidance of doubt, the unwinding of Swap Contracts shall be deemed not to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“ASU” has the meaning specified in Section 1.03(a).

“Attributable Debt” means, in respect of a Sale/Leaseback Transaction, at the time of determination, the present value of the obligation of the Loan Party that acquires, leases or licenses back the right to use all or a material portion of the subject property for net rental, license or other payments during the remaining term of the lease, license or other arrangement included in such Sale/Leaseback Transaction including any period for which such lease, license or other arrangement has been extended or may, at the sole option of the other party (or parties) thereto, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP.

“Auction Amount” has the meaning specified in the definition of “Dutch Auction”.

“Auction Notice” has the meaning specified in the definition of “Dutch Auction”.

“Auto-Extension Letter of Credit” has the meaning specified in Section 2.03(c)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark (or component thereof) is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (y) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.22(d) (but including any tenor for such Benchmark that is added to the definition of “Interest Period” pursuant to Section 2.22(d)).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

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“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time which is described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate on such day plus 1/2 of 1.00%, (b) the Prime Lending Rate on such day and (c) Term SOFR (after giving effect to any “floor” applicable thereto) published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month plus 1.00%. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist. If the Base Rate is being used as an alternate rate pursuant to Section 2.22 (for the avoidance of doubt, only until the Benchmark Replacement has been determined pursuant to Section 2.22), then the Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above; provided that, if Base Rate as so determined would be less than 1.50%, then Base Rate shall be deemed to be 1.50%.

“Base Rate Loan” means a Term Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning set forth in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate (if denominated in Dollars) and the applicable Alternative Currency Term Rate (if denominated in an Alternative Currency); provided that if a Benchmark Transition Event or an Early Opt-in Election and the related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate, an Alternative Currency Term Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to clause (a) of Section 2.22.

“Benchmark Replacement” means with respect to any Benchmark Transition Event, the sum of (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (1) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (2) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment; provided that if such Benchmark Replacement would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that

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has been selected by the Administrative Agent and the Borrower Representative giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities.

“Benchmark Replacement Conforming Changes” means, with respect to the use, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “Canadian Prime Rate”, the definition of “SOFR”, the definition of “Term SOFR”, the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), the definition of “SONIA”, the definition of “CORRA”, the definition of “Term CORRA”, or any proposed Benchmark Replacement for an Alternative Currency, as applicable, the definition of “Alternative Currency Daily Rate”, the definition of “Alternative Currency Term Rate”, timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods and other technical, administrative or operational matters) that the Administrative Agent reasonably decides (in consultation with the Borrower Representative) may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines (in consultation with the Borrower Representative) that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides (in consultation with the Borrower Representative) is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(1) in the case of clause (1) or (2) of the definition of “Benchmark Transition Event,” the later of (a) the date of the public statement or publication of information referenced therein and (b) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(2) in the case of clause (3) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (3) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (1) or (2) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

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“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely; provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, (a) in the case of a Benchmark Transition Event, the earlier of (i) the applicable Benchmark Replacement Date and (ii) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the ninetieth (90th) day (or such other date selected by the Administrative Agent and the Borrower Representative) prior to the expected date of such event as of such public statement or publication of information (as such expected date may be delayed pursuant to any subsequent public statement or event) (or if the expected date of such prospective event is fewer than ninety (90) days (or such other date selected by the Administrative Agent and the Borrower Representative) after such statement or publication, the date of such statement or publication) and (b) in the case of an Early Opt-in Election, the date jointly elected by the Administrative Agent and the Borrower Representative and specified by the Administrative Agent by written notice to the Borrower Representative and the Lenders.

“Benchmark Unavailability Period” means the period (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.22 and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.22.

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“beneficial owner” has the meaning given to that term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, in each case as in effect on the date hereof, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act, as in effect on the date hereof), such “person” will be deemed not to have beneficial ownership of any securities that such “person” has the right to acquire or vote only upon the happening of any future event or contingency (including the passage of time) that has not yet occurred. The terms “beneficial ownership,” “beneficially owns” and “beneficially owned” have a corresponding meaning.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation, in form and substance substantially the same as the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“BHC ACT Affiliate” means an “affiliate” (as defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)).

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or has a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee or designee thereof, and the term “directors” means members of the Board of Directors.

“Borrower” means, collectively, (i) the Initial Borrowers and (ii) the Co-Borrowers (or, as the context requires, any one of them). In the event a Borrower (a) consummates any merger, amalgamation or consolidation in accordance with Section 7.03, the surviving Person in such merger, amalgamation or consolidation shall be deemed to be a “Borrower” for all purposes of this Agreement and the other Loan Documents and (b) is subject to a Permitted Core Business Disposition, such Person shall cease to be a Borrower for all purposes of this Agreement and the other Loan Documents.

“Borrower Communications” means, collectively, any Committed Loan Notice, notice of prepayment, notice requesting the issuance, amendment or extension of a Letter of Credit or other notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Borrower Representative to the Administrative Agent through an Approved Borrower Portal.

(a) Each of the Lenders, each of the L/C Issuers and the Borrowers agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Borrower Communications on the Approved Borrower Portal in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.

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(b) Nothing herein shall prejudice the right of the Borrower Representative or any other Borrower to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Borrowers and their respective Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrower Representative” has the meaning specified in Section 11.04.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Business Day” means (a) for all purposes other than as covered by clause (b) below, any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed and (b) if such day relates to any fundings, disbursements, settlements or payments in connection with a SOFR Loan, any day described in clause (a) that is also a U.S. Government Securities Business Day; provided that

(a) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in Euros, any fundings, disbursements, settlements and payments in Euros in respect of any such Alternative Currency Loan, or any other dealings in Euro to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan, means a Business Day that is also a TARGET Day;

(b) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in (i) Sterling, means a day other than a day banks are closed for general business in London because such day is a Saturday, Sunday or a legal holiday under the laws of the United Kingdom; and (ii) Canadian Dollars, means a day other than a day banks are closed for general business in Toronto because such day is a Saturday, Sunday or a legal holiday under the laws of Canada;

(c) if such day relates to any interest rate settings as to an Alternative Currency Loan denominated in a currency other than, Euro, Sterling or Canadian Dollars, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the applicable offshore interbank market for such currency; and

(d) if such day relates to any fundings, disbursements, settlements and payments in a currency other than Euro, Sterling or Canadian Dollars in respect of an Alternative Currency Loan, or any other dealings in any currency other than Euro, Sterling or Canadian Dollars to be carried out pursuant to this Agreement in respect of any such Alternative Currency Loan (other than any interest rate settings), means any such day on which banks are open for foreign exchange business in the principal financial center of the country of such currency.

“Canadian Dollars” means the lawful currency of Canada.

“Canadian Prime Rate” means, on any day, a rate per annum determined by the Administrative Agent to be the higher of (i) rate equal to the PRIMCAN Index rate that appears on the Bloomberg screen at 10:15 a.m. Toronto, Ontario time on such day (or, in the event that the PRIMCAN Index is not published by Bloomberg, any other information service that publishes such index from time to time, as selected by

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the Administrative Agent in its reasonable discretion), and (ii) Term CORRA for a one (1) month Interest Period as published two (2) Business Days prior to such day (or, if such day is not a Business day, then on the immediately preceding Business Day) plus 1.0% per annum; provided that if any of the above rates shall be less than the Floor, such rate shall be deemed to be the Floor for purposes of this Agreement. Any change in the Canadian Prime Rate due to a change in the PRIMCAN Index shall be effective from and including the effective date of such change in the PRIMCAN Index.

“Canadian Prime Rate Loan” means a Loan that bears interest based on the Canadian Prime Rate.

“Capital Stock” means:

(a) in the case of a corporation or company, corporate stock or share capital;

(b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means, subject to Section 1.03(a), at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a).

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated unless otherwise agreed by the Administrative Agent or L/C Issuer benefiting from such collateral) or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (which documents are hereby consented to by the Lenders). “Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

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“Cash Equivalents” means:

(1) Dollars, Alternative Currencies, the national currency of any Participating Member State of the European Union (as it is constituted on the Closing Date) and, with respect to any Non-U.S. Subsidiaries, other currencies held by such Non-U.S. Subsidiary in the ordinary course of business;

(2) securities issued or directly guaranteed or insured by the government of the United States, the United Kingdom, Canada, Japan, or any Participating Member State of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with (i) maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the equivalent Dollar Amount) in the case of foreign banks or (ii) financial institution that is a member of the Federal Reserve System (or organized in any foreign country recognized by the United States) and whose senior unsecured debt is rated at least P-2, A-2 or F2, short-term, or A2, A or A, long-term, by Moody’s, S&P or Fitch;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of a Borrower) rated at least “A-2”, “P-2” or “F2” or the equivalent thereof by Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from Moody’s, S&P or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons (other than the Sponsor) with a rating of “A” or higher from S&P, “A-2” or higher from Moody’s or “A” or higher from Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2”, “P-2” or “F-2” from S&P, Moody’s or Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 95.0% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P, Aaa3 (or the equivalent thereof) or better by Moody’s or AAA (or the equivalent thereof) or better by Fitch (or reasonably equivalent ratings of another internationally recognized ratings agency); and

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(10) in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made and other short-term investments in accordance with normal investment practices for cash management in investments analogous to the foregoing investments in clauses (1) through (10) in this clause.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to any of the Holding Companies or any Borrower Party.

“Cash Management Bank” means any Person (a) that (i) is at the time it enters into a Cash Management Agreement, an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 45 days thereafter, an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent and a party to a Cash Management Agreement, or (iii) within 45 days after the time it enters into the applicable Cash Management Agreement, becomes an Arranger, Lender or an Affiliate of an Arranger, Lender or an Agent or (b) that (i) has been designated by the Borrower Representative in writing to the Administrative Agent as a “Cash Management Bank” for purposes of this Agreement and the other Loan Documents and (ii) that shall have appointed the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and agreed to be bound by the provisions of Article IX as if it were a Lender pursuant to a writing substantially in the form of Exhibit M or in such other form or manner as is reasonably satisfactory to the Borrower Representative and the Administrative Agent.

“Cash Management Services” means any of the following: automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing, stored value, or debit card, non-card e-payable services, electronic funds transfer, treasury management services (including controlled disbursement services, netting services, check drawing services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), cash pooling services, supplier financing services, other demand deposit or operating account relationships, supply chain financial services, foreign exchange facilities, and merchant services.

“Casualty Event” means any event that gives rise to the receipt by any Borrower Party of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“Cause of Action” means any action, claim, cause of action, controversy, demand, right, action, lien, indemnity, interest, guaranty, suit, obligation, liability, damage, judgment, account, defense, offset, power, privilege, and license of any kind or character whatsoever, whether known, unknown, contingent or non-contingent, matured or unmatured, suspected or unsuspected, liquidated or unliquidated, disputed or undisputed, secured or unsecured, assertable directly or derivatively, whether arising before, on, or after the Closing Date, in contract or in tort, in law (whether local, state, or federal U.S. or non-U.S. law) or in equity, or pursuant to any other theory of local, state, or federal U.S. or non-U.S. law. For the avoidance of

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doubt, “Cause of Action” includes: (a) any right of setoff, counterclaim, or recoupment and any claim for breach of contract or for breach of duties imposed by law or in equity; (b) any claim based on or relating to, or in any manner arising from, in whole or in part, tort, breach of contract, breach of fiduciary duty, fraudulent transfer or fraudulent conveyance or voidable transaction law, violation of local, state, or federal or non-U.S. law or breach of any duty imposed by law or in equity, including securities laws, negligence, and gross negligence; (c) any claim pursuant to section 362 or chapter 5 of the title 11 of the United States Code or similar local, state, or federal U.S. or non-U.S. law; (d) any claim or defense including fraud, mistake, duress, and usury, and any other defenses set forth in section 558 of title 11 of the United States Code; (e) any state or foreign law pertaining to actual or constructive fraudulent transfer, fraudulent conveyance, or similar claim; and (f) any “lender liability” or equitable subordination claims or defenses.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

A “Change of Control” will be deemed to occur if:

(a) at any time, unless permitted by Section 7.03, one or more Holding Companies shall cease to own, directly or indirectly, legally or beneficially, 100.0% of the issued and outstanding Equity Interests of any one of the Initial Borrowers; or

(b) at any time prior to the consummation of a Qualified IPO, the Permitted Holders, taken together, shall cease to legally or beneficially own, directly or indirectly, at least 50.1% of the Voting Stock (measured by reference to ordinary voting power) of any one of the Holding Companies (determined on a fully diluted basis); or

(c) at any time after the consummation of a Qualified IPO, any Person or “group” (within the meaning of Rule 13d-3 and Rule 13d-5 under the Exchange Act as in effect on the date hereof, but excluding any underwriters in connection with any Qualified IPO and any employee benefit plan and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan), other than one or more Permitted Holders, acquires legal or beneficial ownership of both (i) more than 50.0% of the Voting Stock (measured by reference to ordinary voting power) of any Holding Company (determined on a fully diluted basis) and (ii) more than the percentage of Voting Stock (measured by reference to ordinary voting power) of any Holding Company that is at the time legally or beneficially owned, directly or indirectly, by the Permitted Holders, taken together.

Notwithstanding the foregoing, (1) a Permitted Change of Control shall not constitute a Change of Control, (2) any Permitted Core Business Disposition shall not constitute a Change of Control and (3) a Change of Control shall be deemed not to have occurred pursuant to clause (b) or (c) above at any time if the Permitted Holders have, at such time, directly or indirectly, the right or the ability, by voting power, contract or otherwise, to elect or designate for election at least a majority of the Board of Directors of each Holding Company.

“Citibank” has the meaning specified in the introductory paragraph of this Agreement. “Closing Date” means February 26, 2025.

“Closing Date Refinancing” has the meaning specified in the Preliminary Statements of this Agreement.

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“Closing Date Term Loans” means (i) the Initial Term Loans incurred on the Closing Date and(ii) the Delayed Draw Term Loans (as defined prior to the First Amendment Effective Date) arising from Delayed Draw Commitments (as defined prior to the First Amendment Effective Date) made available on the Closing Date and funded prior to the First Amendment Effective Date.

“Co-Borrower Joinder Agreement” means a joinder agreement, in substantially the form of Exhibit K hereto or otherwise reasonably acceptable to the Administrative Agent, pursuant to which a Co-Borrower agrees to become an obligor in respect of Borrowings under this Agreement.

“Co-Borrowers” means Wholly Owned Restricted Subsidiaries organized in any Applicable Jurisdiction from time to time designated by the Borrower Representative to the Administrative Agent as “borrowers” with respect to Borrowings in accordance with Section 11.01, and “Co-Borrower” means any one of them.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time. “Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral

Documents and all of the other property and assets that are or are required under the terms of the

Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties, which shall exclude, for the avoidance of doubt, any Excluded Property.

“Collateral Agent” means Citibank, acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Security Agreement and each other security agreement, pledge agreement or other similar agreement delivered to the Collateral Agent pursuant to Section 6.12, Section 6.14 or Section 6.16, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to another or (d) a continuation of SOFR Loans or Alternative Currency Term Rate Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. §§ 1 et. seq.), as amended from time to time, and any successor statute.

“Company Competitor” means any Person that competes with the business of the Holding Companies, the Borrowers and their respective direct and indirect Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower Representative and the Administrative Agent.

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“Consolidated” means, with reference to any term defined herein, that term as applied to the accounts of the applicable Persons to which it relates, combined and/or, if prepared on a consolidated basis, consolidated, in accordance with GAAP.

“Consolidated Cash Interest Expense” means, with respect to any Person for any period, without duplication, the cash interest expense (including that attributable to any Capitalized Lease Obligation), net of cash interest income, with respect to Consolidated Funded Indebtedness of such Person and its Restricted Subsidiaries for such period, other than non-recourse Indebtedness, including commissions, discounts and other fees and charges owed with respect to letters of credit and bankers’ acceptance financing and net cash costs under hedging agreements (other than in connection with the early termination thereof); excluding, in each case:

(i) amortization of deferred financing costs, debt issuance costs, commissions, fees and expenses and any other amounts of non-cash interest (including as a result of the effects of acquisition method accounting or pushdown accounting),

(ii) interest expense attributable to the movement of the mark-to-market valuation of obligations under Swap Obligations or other derivative instruments,

(iii) costs associated with incurring or terminating Swap Contracts and cash costs associated with breakage in respect of hedging agreements for interest rates,

(iv) commissions, discounts, yield, make-whole premium and other fees and charges (including any interest expense) incurred in connection with any non-recourse Indebtedness and any Qualified Receivables Financings,

(v) “additional interest” owing pursuant to a registration rights agreement with respect to any securities,

(vi) any payments with respect to make-whole premiums or other breakage costs of any Indebtedness, including any Indebtedness issued in connection with the Transactions,

(vii) penalties and interest relating to Taxes,

(viii) accretion or accrual of discounted liabilities not constituting Indebtedness,

(ix) interest expense attributable to the Holding Companies resulting from push-down accounting,

(x) any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting,

(xi) any interest expense attributable to the exercise of appraisal rights and the settlement of any claims or actions (whether actual, contingent or potential) with respect thereto in connection with the Transactions, any acquisition or Investment, and

(xii) annual agency fees paid to any trustees, administrative agents and collateral agents with respect to any secured or unsecured loans, debt facilities, debentures, bonds, commercial paper facilities or other forms of Indebtedness (including any security or collateral trust arrangements related thereto).

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For purposes of this definition, interest on a Capitalized Lease Obligation will be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Current Assets” means, with respect to any Person and its Restricted Subsidiaries on a Consolidated basis, all assets of such Person and its Restricted Subsidiaries on a Consolidated basis that, in accordance with GAAP, would be classified as current assets on the balance sheet of a company conducting a business the same as or similar to that of such Person and its Restricted Subsidiaries on a Consolidated basis, after deducting appropriate and adequate reserves therefrom in each case in which a reserve is proper in accordance with GAAP, but excluding (i) cash, (ii) Cash Equivalents,

(iii) Swap Contracts to the extent that the mark-to-market Swap Termination Value would be reflected as an asset on the Consolidated balance sheet of such Person, (iv) deferred financing fees, (v) amounts related to current or deferred taxes (but excluding assets held for sale, loans (permitted) to third parties, pension assets, deferred bank fees and derivative financial instruments) (so long as the items described in clauses (iv) and (v) are non-cash items), (vi) in the event that a Qualified Receivables Factoring or Qualified Receivables Financing is accounted for off balance sheet, (x) gross accounts receivable comprising part of the receivables and other related assets subject to such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable, minus (y) collection by such Person against the amounts sold pursuant to clause (x) and (vii) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated Current Liabilities” means, with respect to any Person and its Restricted Subsidiaries on a Consolidated basis, all liabilities in accordance with GAAP that would be classified as current liabilities on the Consolidated balance sheet of such Person, but excluding (a) the current portion of Indebtedness (including the Swap Termination Value of any Swap Contracts) to the extent reflected as a liability on the Consolidated balance sheet of such Person, (b) the current portion of interest, (c) accruals for current or deferred taxes based on income or profits, (d) accruals of any costs or expenses related to restructuring reserves or severance, (e) deferred revenue, (f) escrow account balances, (g) the current portion of pension liabilities, (h) liabilities in respect of unpaid earn-outs, (i) amounts related to derivative financial instruments and assets held for sale, (j) any L/C Obligations or Revolving Credit Loans and any letter of credit obligations, swing line loans or revolving loans under any other revolving credit facility, (k) the current portion of other long-term liabilities and (l) the effects of adjustments pursuant to GAAP resulting from the application of recapitalization accounting or purchase accounting, as the case may be, in relation to the Transactions or any consummated acquisition.

“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a Consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(1) increased, in each case (other than with respect to clauses (k), (l), (p) and (q) below) to the extent deducted and not added back or excluded in calculating such Consolidated Net Income (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including federal, state, provincial, territorial, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made to the holders of Equity

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Interests of such Person or its Restricted Subsidiaries or any direct or indirect parent of such Person or its Restricted Subsidiaries in respect of such period (in each case, to the extent attributable to the operations of such Person and its Restricted Subsidiaries), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus

(b) Consolidated Interest Expense; plus

(c) all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus

(d) (A) all fees, costs and expenses incurred due to the implementation of ASC 606 or any similar rule under applicable accounting standards and (B) all non-cash losses, charges, accruals or transitional adjustments (to the extent deducted in determining Consolidated Net Income) resulting from the application of ASC 606 or any similar rule under applicable accounting standards; plus

(e) the amount of management, board of directors, monitoring, consulting, transaction and advisory fees (including termination fees) and related indemnities, charges and expenses paid or accrued to or on behalf of any direct or indirect parent of a Borrower or any of the Permitted Holders and payments to outside directors of a Borrower (or its direct or indirect parent companies), in each case, to the extent permitted by Section 6.18; plus

(f) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period, including any mark to market adjustments; plus

(g) all payments, charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by any future, present or former director, officer, employee, manager, consultant or independent contractor of any Borrower Party and all losses, charges and expenses related to payments made to holders of options, cash-settled appreciation rights, awards under any successor plans of the Borrowers’ option or equity plans or other derivative equity interests in the common equity of such Person or any direct or indirect parent of a Borrower in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such holders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(h) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash loss, charge or expense represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to addback such non-cash loss, charge or expense in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to addback such non-cash loss, charge or expense, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(i) all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities; plus

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(j) expenses, charges, costs, accruals, reserves and losses related to operating expense reductions, restructurings, integration, platform consolidations and migrations, transition, insourcing initiatives, operating improvements, cost savings initiatives and other business optimization initiatives, actions or events (including, without limitation, those related to the start-up, pre-opening, opening, closure, reconfiguration and/or consolidation of distribution centers, operations, offices and facilities (including future lease commitments, lease breakage and vacant facilities) and relocation and reallocation of employees, equipment and other assets and resources; new product design, development and introductions (including intellectual property development); strategic initiatives; project start-up costs (including entry into new market/channels, new service offerings, new platforms or new contracts); curtailments or modifications to pension and post-retirement employee benefit plans (including excess pension charges and any settlement of pension liabilities); exiting, winding down or termination of lines of business; settlement costs; costs related to customer disputes, distribution networks or sales channels; the implementation, replacement, development or upgrade of operational, reporting and information technology systems and technology initiatives; contract termination, retention, recruiting, severance, signing, consulting and transition services arrangements; systems establishment costs; systems, facilities or equipment conversion costs; expenses attributable to the implementation of costs savings initiatives; costs associated with tax projects/audits, expenses relating to any decommissioning or reconfiguration of fixed assets for alternative uses and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(k) Pro Forma Cost Savings; plus

(l) amounts included in the EBITDA reconciliations set forth in the lender presentation dated January 21, 2025 or amounts of a similar nature to those set forth therein, without duplication, to the extent adjustments of such nature continue to be applicable during the period in which Consolidated EBITDA is being calculated; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Basis”; plus

(m) the amount of loss or discount on sale of receivables and related assets to a Receivables Subsidiary in connection with a Receivables Financing; plus

(n) with respect to any joint venture of such Person or any Restricted Subsidiary thereof that is not a Restricted Subsidiary, an amount equal to (i) such Person’s or such Restricted Subsidiary’s proportionate share of the net income of such joint venture that is excluded from Consolidated Net Income as a result of clause (h)(i) of the definition of “Consolidated Net Income” and (ii) the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby; plus

(o) charges consisting of income attributable to minority interests and noncontrolling interests of third parties in any Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, excluding cash distributions in respect thereof; plus

(p) the amount of value that the Borrower Representative in good faith reasonably believes would have been realized or achieved as Consolidated EBITDA contribution from (i) increased pricing, volume initiatives, inventory optimization, cost rationalization and supply-chain optimization and/or (ii) the entry into (and performance under) binding and effective new agreements (including purchase orders) with new customers or, if generating value, new agreements (or amendments to existing

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agreements) (including purchase orders) with existing customers (collectively, “New Contracts”) during such period had such New Contracts been effective and had performance thereunder commenced as of the beginning of such period (including, without limitation, such incremental contract value attributable to New Contracts that are in excess of (but without duplication of) contract value attributable to New Contracts that has been actually realized as Consolidated EBITDA contribution during such period) as long as such incremental contract value is reasonably identifiable and factually supportable; provided that such value shall be calculated on a Pro Forma Basis as though the full run rate effect of such value had been realized as Consolidated EBITDA contributed on the first day of such period; plus

(q) at the option of the Borrower Representative, any adjustments (including pro forma adjustments) of the type (w) reflected in the Sponsor Model, (x) reflected in any quality of earnings report obtained in connection with the Transactions or (y) reflected in any quality of earnings report obtained and, in the case of this clause (y), made available to the Administrative Agent and prepared by a nationally recognized accounting firm that is reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “big four” accounting firms, FTI Consulting, Inc., RSM US LLP, Grant Thornton LLP, Alvarez & Marsal Holdings, LLC and BDO USA, P.C. are acceptable to the Administrative Agent) (in each case, without regard to time or amounts) and (z) Regulation S-X adjustments, in each case, without regard to time or amounts; plus

(r) pro forma adjustments for (i) pre-acquisition EBITDA for acquisitions and (ii) attributable EBITDA for abandoned dispositions;

(2) decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date and (ii) the amount of any loss attributable to minority equity interest of third parties in any Restricted Subsidiary that is not a Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);

(3) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of FASB ASC 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies;

(4) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);

(5) increased (with respect to losses) or decreased (with respect to gains) by any net loss or reduction or net gain or increase in revenue included in Consolidated Net Income attributable to changes in accounting methodology or principles used by any Person, property, business or asset acquired in connection with an Investment permitted hereunder from the methodology or principles used by such Person, property, business or asset immediately prior to such Investment to the methodology used by the Loan Parties following such acquisition or Investment; and

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(6) decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by any non-cash gains, charges or adjustments resulting from the application of ASC 606 or any similar rule under applicable accounting standards;

provided, that the Borrowers may, in their sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (1) through (6) above if any such item individually is less than $7,500,000 in any fiscal quarter or such adjustment would have the effect of increasing Consolidated 26 EBITDA.

“Consolidated First Lien Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded First Lien Indebtedness of the Borrower Parties as of such date (less (x) the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower Parties and (y) the amount of cash and Cash Equivalents of the Borrower Parties restricted in favor of the Term Facilities, any other Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Facilities and/or any other secured Indebtedness included in the numerator of the Consolidated First Lien Net Leverage Ratio (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral), in each case as of such date) to (b) Four Quarter Consolidated EBITDA.

“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness of the Borrower Parties that is secured by a Lien on the Collateral on an equivalent priority basis (but, in each case, without regard to the control of remedies) with the Liens on the Collateral securing the Initial Term Loans and/or the 2026-1 New Term Loans. For the avoidance of doubt, Consolidated Funded First Lien Indebtedness shall not include Capitalized Lease Obligations other than those that are secured on an equal priority basis with the Liens on the Collateral securing the Initial Term Loans and/or the 2026-1 New Term Loans.

“Consolidated Funded Indebtedness” of a Person means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), and clause (b) (in respect of Indebtedness of the type described in clauses (a)(i) and (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) of the definition of “Indebtedness” of such Person and its Restricted Subsidiaries on a Consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a Consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with the Transactions or any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit, bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (a) under Swap Contracts and Cash Management Services and (b) owed by Unrestricted Subsidiaries do not constitute Consolidated Funded Indebtedness.

“Consolidated Funded Senior Secured Indebtedness” means Consolidated Funded Indebtedness of the Borrower Parties that is secured by a Lien on the Collateral; provided that such Consolidated Funded Indebtedness is not expressly subordinated pursuant to a written agreement in right of payment to the Obligations.

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“Consolidated Interest Coverage Ratio” means, as of any date of determination, the ratio of (a) Four Quarter Consolidated EBITDA to (b) Consolidated Cash Interest Expense of the Borrower Parties on a Consolidated basis for the Test Period ended on such date, in each case, calculated on a Pro Forma Basis.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a Consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus

(b) Consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of the referent Person and its Restricted Subsidiaries for such period; provided that (i) when determining Consolidated Interest Expense in respect of any four-quarter period ending prior to the first anniversary of the Closing Date, Consolidated Interest Expense will be calculated by multiplying the aggregate Consolidated Interest Expense accrued since the Closing Date by 365 and then dividing such product by the number of days from and including the Closing Date to and including the last day of such period and (ii) in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the after-tax net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a Consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):

(a) all net after-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses, charges, costs, accruals and reserves (including any of the foregoing related to any single or one-time event), in each case, as determined in good faith by such Person, and in any event including, without limitation, all losses, expenses, charges, costs, accrual and reserves relating to marketing or rebranding, compliance with accounting standards, enhanced accounting function (including the purchase of and/or initial costs of subscription to an enterprise resource planning (ERP) system and/or niche financial solution(s) to unify accounting applications into a single platform, support multinational accounting and reporting requirements, and comply with the application of current and future Accounting

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Standards Codification) or other transaction costs or operational changes or improvements or associated with becoming a standalone entity or public company, in each case, whether or not consummated, all restructuring, severance, relocation, retention and completion bonuses or payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans in connection with the Transactions or any acquisition or Permitted Investment, expenses associated with strategic initiatives, facilities shutdown and opening costs and any fees, expenses, charges or change in control payments related to the Transactions or any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date), will be excluded;

(b) all (i) losses, charges, costs and expenses relating to the Transactions, (ii) transaction fees, costs and expenses incurred in connection with any contemplated equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred under this Agreement (including any Refinancing Indebtedness in respect thereof) or any amendments, forbearance, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions (in each case, whether or not consummated), and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;

(c) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(d) all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;

(e) all net after-tax income, loss, expense or charge attributable to the early extinguishment, conversion or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;

(f) all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;

(g) any non-cash or unrealized currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including, without limitation, remeasurements of Indebtedness and any net loss or gain resulting from (i) Swap Contracts for currency exchange risk and (ii) intercompany Indebtedness), will be excluded;

(h) (i) the net income for such period of any Person that is not the referent Person or a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments that are paid in or converted into cash or that, as reasonably determined by a responsible financial or accounting officer of the referent Person or a Restricted Subsidiary of the referent Person, could have been paid in or converted into (subject, in the case of a dividend or other distribution or return on investment to a Restricted

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Subsidiary, to the limitations contained in clause (v) below), cash with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) without duplication, the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;

(i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;

(j) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting, including in relation to the Transactions and any acquisition consummated before or after the Closing Date (including in the inventory, property and equipment, software, goodwill, intangible assets, in-process research and development, deferred revenue and debt line items), and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(k) all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;

(l) all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation, awards under any successor plans of the Borrowers’ option or equity plans or similar rights, stock options, restricted stock, preferred stock, stock appreciation or other similar rights will be excluded;

(m) any costs or expenses incurred in connection with the payment of dividend equivalent rights to holders of equity-based incentive awards pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(n) accruals and reserves for liabilities or expenses that are established or adjusted as a result of the Transactions within 24 months after the Closing Date will be excluded;

(o) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(p) all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction will be excluded;

(q) (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(r) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person

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has made a determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (r);

(s) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(t) non-cash charges or income relating to increases or decreases of deferred tax asset valuation allowances will be excluded;

(u) any after-tax cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(v) solely for the purpose of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05, and without duplication of provisions under clause (c) of the first paragraph of Section 7.05 with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than the Borrowers or a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause (v));

(w) any Public Company Costs will be excluded;

(x) any (i) severance or relocation costs or expenses, (ii) one-time non-cash compensation charges, (iii) the costs and expenses related to employment of terminated employees, or (iv) costs or expenses realized in connection with or resulting from stock appreciation or similar rights, stock options or other rights of officers, directors and employees, in each case of such Person or any of its Restricted Subsidiaries, shall be excluded; and

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(y) any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the latest maturity date of any then outstanding Term Loan Tranche, shall be excluded;

provided that the Borrowers may, in their sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (y) above if any such item individually is less than $7,500,000 in any fiscal quarter or such adjustment would have the effect of increasing Consolidated Net Income.

For the purpose of Section 7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clauses (d)(v) or (d)(vi) of the first paragraph thereof.

For purposes of this definition, the phrase “after-tax” means, without duplication, net of any taxes paid or payable by the applicable Person and its Restricted Subsidiaries and net of any distributions paid pursuant to clause (13), (14)(a) or (14)(e) of the second paragraph under Section 7.05.

“Consolidated Senior Secured Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Senior Secured Indebtedness of the Borrower Parties as of such date (less (x) the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower Parties and (y) the amount of cash and Cash Equivalents of the Borrower Parties restricted in favor of the Term Facilities, any other Indebtedness that is secured by a Lien on the Collateral that is pari passu with the Lien securing the Term Facilities, any Junior Financing (if any), any other Indebtedness that is secured by a Lien on the Collateral that is junior to the Lien securing the Term Facilities and/or any other secured Indebtedness included in the numerator of the Consolidated Senior Secured Net Leverage Ratio (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral), in each case as of such date), to (b) Four Quarter Consolidated EBITDA.

“Consolidated Total Assets” means the total Consolidated assets of the Borrower Parties, as shown on the most recent Consolidated balance sheet of the Borrower Parties, determined on a Pro Forma Basis.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (a) Consolidated Funded Indebtedness of the Borrower Parties as of such date (less (x) the amount of Adjusted Cash and unrestricted Cash Equivalents of the Borrower Parties and (y) the amount of cash and Cash Equivalents of the Borrower Parties restricted in favor of the Collateral Agent or any Lender (which may also include cash and Cash Equivalents securing other Indebtedness secured by a Lien on the Collateral), in each case as of such date) to (b) Four Quarter Consolidated EBITDA.

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“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of any Borrower Party in an aggregate principal amount not greater than 200.0% of the aggregate amount of Permitted Equity Issuances (other than Excluded Contributions) made to the capital of any Borrower (other than Cure Equity) or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by any Borrower Party to its capital) after the Closing Date.

“Controlled Non-U.S. Subsidiary” means any direct or indirect Subsidiary of a Borrower that is (or is a Subsidiary of) a “controlled foreign corporation” within the meaning of Section 957 of the Code any shares of which are treated as owned directly or indirectly by a United States Shareholder (within the meaning of Section 951(b) of the Code) as measured for purposes of Section 958(a) of the Code.

“Convertible Debt” means customary “bridge” loans, escrow or similar arrangements which by their terms of which provide for the conversion of such debt to equity interests prior to the scheduled maturity date of the Initial Term Loans and the 2026-1 New Term Loans then-in effect.

“Core Business” means any of the following businesses:

(1) electronic components, electronic subsystems and other similar components,

(2) interconnect solutions, electronic hermetic packaging, cable assemblies and/or similar components,

(3) metallized specialty bearings, seals, gaskets, contacts, springs and other components, and

(4) elastomeric seals, gaskets, ducting, fabric and other materials and components.

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“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“CORRA Administrator” means the Bank of Canada (or any successor administrator). “Covered Entity” has the meaning specified in Section 10.25.

“Credit Agreement” means (i) this Agreement and (ii) whether or not this Agreement remains outstanding, if designated by the Borrower Representative to be included in the definition of “Credit Agreement,” one or more (A) debt facilities, indentures or commercial paper facilities providing for revolving credit loans, term loans, notes, debentures, receivables financing (including through the sale of receivables to lenders or to special purpose entities formed to borrow from lenders against such receivables) or letters of credit, (B) debt securities, notes, mortgages, guarantees, collateral documents, indentures or other forms of debt financing (including convertible or exchangeable debt instruments or bank guarantees or bankers’ acceptances), or (C) instruments or agreements evidencing any other Indebtedness, in each case, with the same or different borrower(s) or issuer(s) and, in each case, as amended, supplemented, modified, extended, restructured, renewed, refinanced, restated, increased (provided that such increase in borrowings is permitted under this Agreement), replaced or refunded in whole or in part from time to time and whether by the same or any other agent, lender or investor or group of lenders or investors.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.03(a). “Cure Equity” has the meaning specified in Section 8.03(a).

“Cure Period” means the period commencing on the first day of the fiscal quarter for which a breach of a Financial Covenant has occurred and ending on the date that is fifteen Business Days following the date an Event of Default for failure to deliver the Compliance Certificate related to such fiscal quarter would occur.

“Cure Right” has the meaning specified in Section 8.03(a).

“Cured Default” has the meaning specified in Section 8.01.

“De Minimis Asset Sale Proceeds” means the amount of (a) Net Cash Proceeds received by the Borrowers and/or any Restricted Subsidiary in respect of any Asset Sale and/or (b) Net Cash Proceeds received by the Borrowers and/or any Restricted Subsidiary in respect of a Casualty Event, in each case that are not required to be applied to prepay the Term Loans pursuant to Section 2.05(b)(ii) on account of the De Minimis Proceeds Threshold.

“De Minimis ECF Threshold” has the meaning assigned to such term in the proviso to Section 2.05(b).

“De Minimis Proceeds Threshold” has the meaning assigned to such term in Section 2.05(b)(ii).

“Debt Fund Affiliate” means any Affiliate of the Sponsor (other than the Holding Companies and their Subsidiaries) that is primarily engaged in, or advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Sponsor does not,

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directly or indirectly, possess the power to direct or cause the direction of the investment policies of any such Affiliate. Notwithstanding the foregoing, in no event shall a Natural Person be a Debt Fund Affiliate.

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, or similar debtor relief Laws of the United States or other Applicable Jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declining Lender” has the meaning specified in Section 2.05(c).

“Default” means any event or condition set forth in Section 8.01 that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to SOFR Loans or Alternative Currency Term Rate Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that SOFR Loans or such Alternative Currency Term Rate Loans may not be converted to, or continued as, SOFR Loans or Alternative Currency Term Rate Loans pursuant thereto) and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans that are Initial Term Loans and/or 2026-1 New Term Loans, as applicable, plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has (i) refused (which may be given verbally or in writing and has not been retracted) or failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit within two Business Days of the date required to be funded by it hereunder which refusal or failure is not cured within one Business Day after the date of such refusal or failure, or (ii) failed to pay to the Administrative Agent, the Swing Line Lenders, the L/C Issuers or any other Lender any other amount required to be paid by it under the Loan Documents within one Business Day of the date when due, (b) has notified the Borrower Representative or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or under other agreements generally in which it commits to extend credit unless such Lender notifies the Administrative Agent and the Borrower Representative in writing that such failure is the result of such Lender’s good faith determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that the Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer; provided, further, that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, interim receiver, conservator, trustee, monitor, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of at least a substantial portion of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become the subject of a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental

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Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent (or the Required Lenders to the extent that the Administrative Agent is a Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Administrative Agent, the Borrower Representative, each L/C Issuer and each Lender, as applicable.

“Delayed Draw Closing Date” means the date of any Borrowing of Delayed Draw Term Loans in accordance with Sections 2.01 and 4.03.

“Delayed Draw Commitment” means, as to each Lender, its obligation to make a Delayed Draw Term Loan to the Borrowers hereunder during the Delayed Draw Commitment Period, expressed as an amount representing the maximum principal amount of the Delayed Draw Term Loans to be made by such Lender under this Agreement, as such commitment may be (a) automatically reduced to $0 on the Delayed Draw Commitment Termination Date, (b) reduced from time to time pursuant to Section 2.06 and (c) reduced or increased from time to time pursuant to (i) assignments by or to such Lender pursuant to an Assignment and Assumption, (ii) Section 2.14, (iii) a Refinancing Amendment or (iv) an Extension. The initial amount of each Lender’s Delayed Draw Commitment is set forth on Schedule 2.01 to the First Amendment under the caption “2026-1 New Delayed Draw ~~Commitment~~Commitments” or, otherwise, in the Assignment and Assumption, Refinancing Amendment or other agreement pursuant to which such Lender shall have assumed its Delayed Draw Commitment, as the case may be. The initial aggregate amount of the Delayed Draw Commitments as of the First Amendment Effective Date is $~~250,000,000~~201,000,000.

“Delayed Draw Commitment Period” means the period from the ~~Closing~~First Amendment Effective Date to and including the Delayed Draw Commitment Termination Date.

“Delayed Draw Commitment Termination Date” means the earliest to occur of (i) 5:00 p.m. on the date that is 24 months after the Closing Date (at which date and time all unfunded Delayed Draw Commitments shall automatically be reduced to $0), (ii) the date on which all Delayed Draw Commitments then outstanding have been funded in one or more Borrowings pursuant to Section 2.01 and (iii) the date on which all unfunded Delayed Draw Commitments have been terminated by the Borrowers pursuant to Section 2.06 or reduced to $0 pursuant to Section 8.02.

“Delayed Draw Facility” means the Facility comprised of the Delayed Draw Commitments.

“Delayed Draw Lender” means each Lender with an unfunded Delayed Draw Commitment or Delayed Draw Term Loan.

“Delayed Draw Term Loan” has the meaning assigned to such term in Section 2.01(a)(ii).

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“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by any Borrower Party in connection with an Asset Sale that is so designated as Designated Non-Cash Consideration, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of any of the Holding Companies or any Parent Holding Company, as applicable (other than Excluded Equity), that is issued after the Closing Date for cash and is so designated as Designated Preferred Stock, the cash proceeds of which are contributed to the capital of the Borrowers (if issued by one or more of the Holding Companies or any Parent Holding Company) and excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Designated Earlier Maturing Debt” means any Term Commitment Increase, New Term Facility, Incremental Equivalent Debt, Ratio Debt, Refinancing Indebtedness, Refinancing Notes and permitted refinancings of Term Commitment Increase, New Term Facility and any of the foregoing that is (i) Incurred in the form of Extendable Bridge Loans/Interim Debt, (ii) Incurred in the form of Convertible Debt, (iii) Incurred in connection with a Permitted Acquisition or any other Investment permitted hereunder (other than an investment in cash or Cash Equivalents), (iv) Incurred in the form of Indebtedness that constitutes a customary term “A” loan facility as reasonably determined by the Borrower Representative in good faith, or (v) designated by the Borrower Representative as “Designated Earlier Maturing Debt”; provided that, at the time of any incurrence of such Indebtedness pursuant to this clause (v), the aggregate principal amount of all such Indebtedness incurred pursuant to this clause (v) shall not exceed the greater of (a) $460,000,000 and (B) 100.0% of Four Quarter Consolidated EBITDA for the Test Period most recently ended on or prior to such date of determination.

“Designation Date” has the meaning specified in Section 2.19(f).

“Discount Range” has the meaning specified in the definition of “Dutch Auction”. “Disposition” or “Dispose” has the meaning specified in the definition of “Asset Sale”. “Disqualified Institution” means (a) each person identified as a “Disqualified Institution” on a list delivered to the Arrangers by or on behalf of the Borrower Representative on or prior to January 10, 2025 (as such list may be updated from time to time (i) prior to the Closing Date with the consent of the Arrangers (such consent not to be unreasonably withheld, conditioned or delayed) and/or (ii) after the Closing Date with the Administrative Agent’s consent (such consent not to be unreasonably withheld, conditioned or delayed)), (b) any Company Competitor identified on a list delivered to the Administrative Agent by the Borrower Representative from time to time and (c) as to any entity referenced in each of clauses (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s known Affiliates or Affiliates identified in writing to the Administrative Agent from time to time or otherwise readily identifiable as such by name, but excluding, any Affiliate that is primarily engaged in, or that advises funds or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of the investment policies of such entity; provided that any additional designation permitted by the foregoing shall not apply retroactively to any prior or pending assignment or participation to any Lender or Participant. Any additions, deletions or other modifications to the list of Disqualified Institutions shall become effective, (I) in the case of the preceding clause (a)(ii), one Business Day after the Administrative Agent consents thereto and (II) otherwise, two Business Days after delivery to the Administrative Agent.

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“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control, initial public offering or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control or initial public offering, the repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Third Party Letters of Credit and Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and termination of the Aggregate Commitments,

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part, in each case prior to the date that is 91 days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Stock (other than as a result of a change of control, initial public offering or asset sale; provided that any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control or initial public offering, the repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Third Party Letters of Credit, and Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and termination of the Aggregate Commitments; provided that only the portion of Equity Interests that so matures or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrowers or their Subsidiaries or a direct or indirect parent of the Borrowers or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrowers or their Subsidiaries or a direct or indirect parent of the Borrowers in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall be deemed not to be Disqualified Stock.

“Divided LLC” means a limited liability company which has been formed upon the consummation of an LLC Division.

“Divided LP” means a limited partnership which has been formed upon the consummation of an LP Division.

“Dollar” and “$” mean lawful money of the United States. “Dollar Amount” means, at any time:

(a) with respect to any Loan or Letter of Credit denominated in Dollars, the principal amount thereof then outstanding (or in which such participation is held);

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(b) with respect to any Loan denominated in an Alternative Currency or other currency other than Dollars, the principal amount thereof then outstanding in the relevant Alternative Currency, converted to Dollars in accordance with Section 1.08; and

(c) in relation to any Letter of Credit denominated in an Alternative Currency, the principal amount of L/C Obligations in respect thereof converted to Dollars at the Agent’s Spot Rate of Exchange at the time of issuance of any Letter of Credit and as of the first Business Day of each calendar month thereafter so long as such Letter of Credit remains outstanding.

“Dutch Auction” means an auction (an “Auction”) conducted by one of the Holding Companies or one of their Subsidiaries in order to purchase any Term Loans under a Term Loan Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower Representative:

(a) Notice Procedures. In connection with any Auction, the Borrower Representative shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Term Loan Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $2,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Term Loan Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Term Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Term Loans (the “Reply Amount”). Lenders may only submit one Return Bid per Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower Representative, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which a Holding Company or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow a Holding Company or its applicable Subsidiary, as applicable, to complete a purchase of the entire Auction Amount, the applicable Holding Company or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the lowest Reply Discount that would allow a Holding Company or its applicable Subsidiary, as applicable, to complete a purchase of the entire Auction Amount. The applicable Holding Company or its applicable Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, the applicable Holding Company or

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its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. After being initiated by an Auction Notice, the applicable Holding Company or any of their Subsidiaries, as applicable, may withdraw an Auction in their sole and absolute discretion at any time. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by such Holding Company or such Subsidiary, as applicable) reasonably acceptable to the Administrative Agent and the Borrower Representative.

“Early Opt-in Election” means the joint election by the Administrative Agent and the Borrower Representative to trigger a fallback from a then-current Benchmark.

“ECF Prepayment Amount” has the meaning specified in Section 2.05(b)(i).

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clause (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Extension Incremental Facility” has the meaning specified in Section 2.14(a). “Elected Loan Party” means any Restricted Subsidiary that has elected in writing by notice to the Collateral Agent to become an obligor (whether as a Borrower or Guarantor) in respect of the Obligations.

“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii)).

“EMU” means the economic and monetary union as contemplated in the EU Treaty.

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“EMU Legislation” means the legislative measures of the EMU for the introduction of, changeover to, or operation of the Euro in one or more member states.

“Enterprise Transformative Event” means any merger, acquisition, amalgamation, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide the Borrower Parties with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower Representative acting in good faith.

“Environment” means ambient air, indoor air, surface water, groundwater, drinking water, land surface, sediments, and subsurface strata and natural resources such as wetlands, flora and fauna.

“Environmental Laws” means any and all applicable federal, state, provincial, territorial, local and foreign statutes, laws, including common law, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions or agreements with any Governmental Authority relating to pollution, the protection of the Environment, and human health and safety (to the extent relating to exposure to hazardous materials), including those related to hazardous materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities) directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, disposal or treatment of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the Release or threatened Release of any Hazardous Materials into the Environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency that is outside the control of the holder of such Capital Stock or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“Equity Offering” means any public or private sale on or after the Closing Date of Capital Stock or Preferred Stock of a Borrower or any direct or indirect parent of a Borrower, as applicable (other than Disqualified Stock), other than:

(1) public offerings with respect to such Borrower’s or such direct or indirect parent’s common stock registered on Form S-4 or Form S-8 or successor form thereto;

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(2) issuances to any Subsidiary of a Borrower; and

(3) any such public or private sale that constitutes an Excluded Contribution or Refunding Capital Stock.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

“ERISA Affiliate” means any Person who together with any Loan Party or any of its Affiliates is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a written notice of intent to terminate or the treatment of a Plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively; (e) the institution by the PBGC of, or the receipt of any notice by any Loan Party or any ERISA Affiliate from the PBGC or a plan administrator indicating an intent by the PBGC to institute, proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; or (k) any Foreign Benefit Event.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“EU Treaty” means the Treaty on European Union.

“Euro”, “Euros” and/or “EUR” means the single currency of the Participating Member States introduced in accordance with the provisions of Article 109(i)4 of the EU Treaty.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, with respect to any Excess Cash Flow Period, an amount, not less than zero, equal to:

(a) Consolidated Net Income of the Borrower Parties for such Excess Cash Flow Period, minus

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(b) the sum, without duplication (in each case, for the Borrower Parties on a Consolidated basis), of, unless otherwise elected by the Borrowers:

(i) repayments, prepayments, repurchases, redemptions and other cash payments made with respect to the principal of any Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial RevolvingTranche (including principal representing capitalized interest) or the principal component of any Capitalized Lease Obligations of such Person or any of its Restricted Subsidiaries during such period (excluding (A) repayments and prepayments of Indebtedness deducted from the amount of Term Loans required to be prepaid pursuant to clauses (1), (2) or (4) of Section 2.05(b)(i)(B) and (B) voluntary and mandatory prepayments of Term Loans, but including all premium, make-whole or penalty payments paid in cash (to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income and such payments are not otherwise prohibited under this Agreement) and all repayments with respect to revolving Indebtedness to the extent accompanied by a corresponding permanent reduction in commitments (excluding repayments of Indebtedness deducted from the amount of Term Loans required to be prepaid pursuant to clauses (1), (2) or (4) of Section 2.05(b)(i)(B))); provided that, with respect to any mandatory prepayment of Indebtedness (other than, for the avoidance of doubt, Term Loans), such prepayments shall only be deducted pursuant to this clause (i) to the extent not deducted in the computation of net proceeds in respect of the asset disposition or condemnation giving rise thereto; minus

(ii) payments made in cash or accrued by such Person or any of its Restricted Subsidiaries during such period in respect of Restricted Payments (excluding (A) Restricted Payments made or accrued pursuant to clause (d)(i) of the first paragraph of Section 7.05 and pursuant to clauses (2), (3), (18) and (24) of the second paragraph of Section 7.05 (other than such Restricted Payments made to pay or accrued in respect of interest expense for Qualified Holding Company Indebtedness or any other Indebtedness of any Holding Company or any Parent Holding Company and (B) repayments and prepayments of Indebtedness deducted from the amount of Term Loans required to be prepaid pursuant to clauses (8) or (9) of Section 2.05(b)(i)(B)); provided that payments made in cash or accrued in respect of clause (24) will be included under this clause (ii) to the extent the applicable cash payments or accruals utilized for any Restricted Payment thereunder resulted in an increase to Consolidated Net Income during such Excess Cash Flow Period (and only to the extent of such increase) and (B) payments made in cash or accrued in respect of Restricted Payments reducing mandatory prepayments of the Term Loans pursuant to clause (8) of Section 2.05(b)(i)(B)); minus

(iii) (A) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Taxes (including distributions to a Holding Company or any Parent Holding Company or other direct or indirect equity owner of a Holding Company in respect of Taxes), to the extent such payments exceed the amount of tax expense deducted in calculating such Consolidated Net Income, and (B) cash payments that such Person or any of its Restricted Subsidiaries will be required to make in respect of Taxes (including distributions to a Holding Company or any Parent Holding Company in respect of Taxes) (as determined in good faith by the Borrower Representative) within 180 days after the end of such period; provided that amounts described in this clause (B) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period; minus

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(iv) (A) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of Investments (including, without limitation, any acquisitions and acquisitions of intellectual property) (other than any of the foregoing reducing mandatory prepayments of the Term Loans pursuant to Section 2.05(b)(i)(B)(6)) and (B) cash payments that such Person or any Restricted Subsidiaries has committed to make or is required to make or plans to make in respect of Restricted Payments, including Investments (including, without limitation, any acquisitions and acquisitions of intellectual property) or capital expenditures planned to be consummated or made, in each case, during the period of four consecutive fiscal quarters of the Borrowers following the end of such fiscal year (other than any of the foregoing reducing mandatory prepayments of the Term Loans pursuant to Section 2.05(b)(i)(B)(7) or (9)); provided that amounts described in clause (B) will not reduce Excess Cash Flow in subsequent periods, and, to the extent not paid, will increase Excess Cash Flow in the subsequent period; minus

(v) all cash payments and other cash expenditures made by such Person or any of its Restricted Subsidiaries during such period (other than capital expenditures reducing mandatory prepayments of the Term Loans pursuant to Section 2.05(b)(i)(B)(5)) (A) with respect to items that were excluded in the calculation of such Consolidated Net Income pursuant to clauses (a) through (y) of the definition of “Consolidated Net Income” or (B) that were not expensed during such period in accordance with GAAP; minus

(vi) (A) all non-cash credits or gains included in calculating such Consolidated Net Income (including insured or indemnified losses referred to in clauses (r) and (s) of the definition of “Consolidated Net Income” to the extent not reimbursed in cash during such period) and (B) the amount, if any, that, in the determination of Consolidated Net Income for such Excess Cash Flow Period, has been included in respect of income or gain from any Disposition outside of the ordinary course of business (including Dispositions constituting covered losses or taking of assets); minus

(vii) an amount equal to the sum of (A) the increase in the Working Capital of such Person during such period (measured as the excess, if any, of Working Capital at the end of such Excess Cash Flow Period minus Working Capital at the beginning of such Excess Cash Flow Period), if any, plus (B) the increase in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any; minus

(viii) cash payments made in satisfaction of noncurrent liabilities (excluding payments of Indebtedness for borrowed money) not made directly or indirectly using proceeds, payments or any other amounts available from events or circumstances that were not included in determining Consolidated Net Income during such period; minus

(ix) to the extent not deducted in arriving at Consolidated Net Income, cash fees, expenses and purchase price adjustments incurred in connection with the Transactions, any acquisition consummated before or after the Closing Date or any Permitted Investment, Equity Issuance or debt issuance, dispositions, repayment of indebtedness, refinancing transactions (including any amendments) (whether or not consummated) and any Restricted Payment made to pay any of the foregoing incurred by any Holding Company (other than those reducing mandatory prepayments of the Term Loans pursuant to Section 2.05(b)(i)(B)(6)); minus

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(x) the amount of cash payments made in respect of pensions and other postemployment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income; minus

(xi) cash payments made by such Person or any of its Restricted Subsidiaries during such period in respect of items for which an accrual or reserve was established in a prior period, in each case to the extent such payments are not expensed during such period or are not deducted in calculating Consolidated Net Income; plus

(xii) all non-cash charges, losses and expenses (including, without limitation, taxes) of such Person or any of its Restricted Subsidiaries that were deducted in calculating such Consolidated Net Income (provided, in each case, that if any non-cash charge represents an accrual or reserve for cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from Excess Cash Flow in such future period); minus

(xiii) cash expenditures in respect of Swap Obligations during such period to the extent not deducted in arriving at such Consolidated Net Income; plus

(xiv) an amount equal to the sum of (A) the decrease in Working Capital of such Person during such period (measured as the excess, if any, of Working Capital at the beginning of such Excess Cash Flow Period minus Working Capital at the end of such Excess Cash Flow Period), if any, plus (B) the decrease in long-term accounts receivable of such Person and its Restricted Subsidiaries, if any (other than any such decreases contemplated by clauses (A) and (B) of this clause (xiv) that are (x) directly attributable to acquisitions and/or dispositions of a Person or business unit by the Borrower Parties during such period, (y) as a result of the reclassification of items from short-term to long-term or vice versa or (z) the application of recapitalization or purchase accounting); plus

(xv) all amounts referred to in clauses (b)(i), (b)(ii) and (b)(iv) above to the extent funded with the proceeds of the issuance or the incurrence of Indebtedness (other than proceeds of revolving loans) and the sale or issuance of Equity Interests.

“Excess Cash Flow Period” means any fiscal year of the Borrowers, commencing with the fiscal year ending on December 31, 2026.

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrowers (whether or not an Affiliate of the Administrative Agent), after consultation with the Administrative Agent, to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.20; provided that the Borrower Representative shall not designate the Administrative Agent as the Exchange Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Exchange Agent); provided, further, that neither a Borrower nor any of its Affiliates may act as the Exchange Agent.

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“Exchange Rate” means on any day with respect to any currency other than Dollars, the rate at which such currency may be exchanged into Dollars in the London foreign exchange market at or about 11:00 a.m. London time (or New York City time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in Dollars as determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrower Representative, or, in the absence of such agreement, such Exchange Rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted), at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later.

“Excluded Accounts” means (1) payroll, healthcare and other employee wage and benefit accounts, (2) tax accounts, including, without limitation, sales tax accounts, (3) escrow, defeasance and redemption accounts, (4) fiduciary or trust accounts, (5) cash collateral accounts subject to Permitted Liens, (6) disbursement accounts and (7) the funds or other property held in or maintained for such purposes in any such account described in clauses (1) through (6).

“Excluded Contributions” means the Net Cash Proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by a Borrower after the Closing Date from:

(1) contributions to its common equity capital, and

(2) the sale of Capital Stock (other than Excluded Equity) of a Borrower, in each case designated as Excluded Contributions or that are utilized to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 7.05. Excluded Contributions will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established a Holding Company or any of their Subsidiaries or a direct or indirect parent of a Holding Company (to the extent such employee stock ownership plan or trust has been funded by any Holding Company or any Subsidiary or a direct or indirect parent of a Holding Company), and (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under clause (5)(a) of the second paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in clause (14)(b) of the second paragraph in Section 7.05.

“Excluded Information” has the meaning specified in Section 10.07(j).

“Excluded Property” means, with respect to any Loan Party or any direct or indirect Subsidiary of such Loan Party, (a) any fee-owned real property and any real property leasehold or subleasehold interests and the last day of any term of any lease of real property, (b) motor vehicles, airplanes and other assets or goods subject to certificates of title to the extent a Lien thereon cannot be perfected by filing a UCC financing statement, (c) goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets to the extent a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets would result in adverse tax consequences that are not de minimis to a Holding Company or the Borrower Parties or any of their direct or indirect equity owners (including, without limitation, as a result of any law or regulation in any applicable

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jurisdiction similar to Section 956 of the Code), or material adverse regulatory consequences, in each case, as reasonably determined in good faith by the Borrower Representative, (d) any goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets, in each case, of or in which pledges or security interests in favor of the Collateral Agent are prohibited by applicable Law (including any requirement to obtain the consent of any Governmental Authority or third person, unless such consent has been obtained) or by any contract binding on such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets at the time of its acquisition and not entered into in contemplation thereof, or would result in material adverse accounting or regulatory consequences, as reasonably determined by the Borrower Representative; provided that (i) any such limitation described in this clause (d) on the security interests granted under the Collateral Documents shall only apply to the extent that any such prohibition could not be rendered ineffective pursuant to the UCC or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition contained in any applicable Law, a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets shall be automatically and simultaneously granted under the applicable Collateral Documents and shall be included as Collateral, (e) any governmental licenses (but not the proceeds thereof) or state, provincial or local franchises, charters and authorizations, to the extent security interests in favor of the Collateral Agent in such licenses, franchises, charters or authorizations are prohibited or restricted thereby; provided that (i) any such limitation described in this clause (e) on the security interests granted shall only apply to the extent that any such prohibition or restriction could not be rendered ineffective pursuant to the Uniform Commercial Code of any applicable jurisdiction or any other applicable Law or principles of equity and shall not apply (where the UCC is applicable) to any proceeds or receivables thereof, the assignment of which is expressly deemed effective under the UCC notwithstanding such prohibition and (ii) in the event of the termination or elimination of any such prohibition or restriction contained in any applicable license, franchise, charter or authorization, a security interest in such licenses, franchises, charters or authorizations shall be automatically and simultaneously granted under the applicable Collateral Documents and such licenses, franchises, charters or authorizations shall be included as Collateral, (f) Equity Interests in (A) any Person (other than the Borrowers and Wholly Owned Restricted Subsidiaries of the Borrowers) to the extent and for so long as the pledge thereof in favor of the Collateral Agent is not permitted by the terms of such Person’s joint venture agreement or other applicable Organization Documents; provided that such prohibition exists on the Closing Date or at the time such Equity Interests are acquired (so long as such prohibition did not arise in contemplation of the Closing Date or such acquisition), (B) any not-for-profit Subsidiary, (C) any captive insurance Subsidiary or any Subsidiary thereof, (D) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary, (E) any Unrestricted Subsidiary, (F) any Person which is acquired after the date hereof to the extent and for so long as such Equity Interests are pledged in respect of Acquired Indebtedness and such pledge constitutes a Permitted Lien and (G) subject to clause (o) below, any Person that is an Excluded Subsidiary pursuant to clause (c) or (e) of the definition of “Excluded Subsidiary”, (g) any lease, license or other agreement or any goods or other property, in each case pursuant to arrangements permitted under this Agreement, to the extent that a grant of a security interest therein would violate or invalidate such lease, license, capital lease or agreement or purchase money arrangement or create a right of termination in favor of any other party thereto (other than a Loan Party or their Wholly Owned Subsidiaries), in each case, except to the extent such prohibition is unenforceable after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code of any applicable jurisdiction, other than proceeds and receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code of any applicable jurisdiction notwithstanding such prohibition, (h) “intent-to-use” trademark applications prior to the filing of a

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“Statement of Use” or “Amendment to Allege Use”, (i) any goods, intangibles or other assets sold pursuant to a Qualified Receivables Factoring or Qualified Receivables Financing or other factoring or receivables arrangement permitted hereunder, (j) any goods, chattel paper, investment property, documents of title, instruments, money, intangibles or other assets of (including Equity Interests held by) (A) any Controlled Non-U.S. Subsidiary or any direct or indirect subsidiary of a Controlled Non-U.S. Subsidiary, (B) any FSHCO or any direct or indirect subsidiary of a FSHCO, (C) any Unrestricted Subsidiary, (D) any not-for-profit Subsidiary, (E) any captive insurance Subsidiary or any Subsidiary thereof, (F) any special purpose securitization vehicle (or similar entity), including any Receivables Subsidiary or (G) any Immaterial Subsidiary, (k) Margin Stock, (l) cash to secure letter of credit reimbursement obligations to the extent such letters of credit are permitted by this Agreement (excluding Cash Collateral securing L/C Obligations under this Agreement), (m) Excluded Accounts, (n) any commercial tort claim, (o) Voting Stock (including voting instruments treated as equity for U.S. federal income Tax purposes) in excess of 65.0% of the Voting Stock (including voting instruments treated as equity for U.S. federal income Tax purposes) of any first-tier Controlled Non-U.S. Subsidiary or of any first-tier FSHCO, (p) Equity Interests of or any other instruments issued by any non-first tier Controlled Non-U.S. Subsidiary or any non-first tier FSHCO, (q) in the case of Equity Interests issued to a non-U.S. Loan Party, any asset that would constitute “Excluded Equity Interests” pursuant to the Agreed Security Principles, or (r) with respect to non-U.S. Loan Parties, any asset that would constitute “Excluded Property” pursuant to the Agreed Security Principles. Other goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets shall be deemed to be “Excluded Property” if the Administrative Agent and the Borrower Representative agree in writing that the cost or other consequences of obtaining or perfecting a security interest in such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets is excessive in relation to either the value of such goods, chattel paper, investment property, documents of title, instruments, money, intangibles and other assets as Collateral or to the benefit of the Lenders of the security afforded thereby. Notwithstanding anything herein or the Collateral Documents to the contrary, Excluded Property shall not include any Proceeds (as defined in the UCC), substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would otherwise constitute Excluded Property referred to above).

“Excluded Subsidiary” means any direct or indirect Subsidiary of a Borrower that is (a) [reserved], (b) an Unrestricted Subsidiary, (c) not a Wholly Owned Restricted Subsidiary of the Borrowers, (d) an Immaterial Subsidiary, (e) any FSHCO or Controlled Non-U.S. Subsidiary (or any direct or indirect Subsidiary of a FSHCO or Controlled Non-U.S. Subsidiary), (f) established or created pursuant to clause (14)(g) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (g) a Non-U.S. Subsidiary, (h) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (i) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (but not entered into in contemplation thereof) and for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof and for so long as any such Contractual Obligation exists), (j) a Subsidiary with respect to which a guarantee by it of the Facilities would result in adverse tax consequences that are not de minimis to a Holding Company or the Borrower Parties (including, without limitation, as a result of any law or regulation in any applicable jurisdiction similar to Section 956 of the Code), or material adverse regulatory consequences, in each case, as determined in good faith by the Borrower Representative, (k) any Receivables Subsidiary, (l) not-for-profit subsidiaries, (m) [reserved], (n) Subsidiaries that are special purpose entities, (o) captive insurance

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Subsidiaries or any Subsidiary thereof and (o) any other Subsidiary with respect to which, in the reasonable judgment of the Administrative Agent and the Borrower Representative, the cost or other consequences of guaranteeing the Facilities would be excessive in view of the benefits to be obtained by the Lenders therefrom; provided that if a Subsidiary executes the Subsidiary Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the Subsidiary Guaranty, as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof); provided, further, that no Subsidiary of a Borrower shall be an Excluded Subsidiary if such Subsidiary is a guarantor with respect to any Refinancing Notes or any Incremental Equivalent Debt, in each case, with an aggregate outstanding principal amount in excess of $10,000,000. Notwithstanding anything herein to the contrary, (x) none of the Holding Companies, the Borrowers or any of their respective Restricted Subsidiaries shall transfer any Material Intellectual Property to any Excluded Subsidiary (provided that, for the avoidance of doubt, this sentence shall not restrict the Holding Companies, any Borrower or any of their respective Restricted Subsidiaries from licensing intellectual property to the extent otherwise permitted under this Agreement, in each case other than on an exclusive basis) and no Excluded Subsidiary shall own (or have an exclusive license to) any Material Intellectual Property, (y) no Borrower nor Holding Company may be an Excluded Subsidiary and (z) to the extent a Subsidiary has become an Elected Loan Party, for the avoidance of doubt and notwithstanding anything else to the contrary in any Loan Document, such Elected Loan Party and, to the extent incorporated in the United States, any Applicable Jurisdiction or the jurisdiction of its Elected Loan Party parent, each of the Elected Loan Party’s direct or indirect Subsidiaries, shall not be an Excluded Subsidiary under clauses (e)(i) and (g)(i) above.

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by net income, profits or capital (however denominated), franchise Taxes and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, being resident in, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, any U.S. federal withholding Taxes imposed pursuant to a Law in effect on the date on which such Lender acquires an interest in a Loan or Commitment (other than any Lender acquiring an interest in a Loan or Commitment pursuant to a request by any Loan Party under Section 3.08) or changes its lending office, except in each case to the extent that, pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender

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became a party hereto or to such Lender immediately before it changes its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h) and (d) any Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing Credit Agreements” has the meaning specified in the Preliminary Statements of this Agreement.

“Existing Letters of Credit” means each letter of credit issued prior to the Closing Date, as in effect on the Closing Date and listed on Schedule 1.01(c).

“Existing Loans” has the meaning specified in Section 2.19(a).

“Existing Revolving Tranche” has the meaning specified in Section 2.19(a).

“Existing Term Loans” has the meaning specified in Section 2.19(a).

“Existing Term Tranche” has the meaning specified in Section 2.19(a).

“Existing Tranche” has the meaning specified in Section 2.19(a).

“Export Controls” means all laws, rules and regulations of or relating to U.S. export controls, including the International Traffic in Arms Regulations and Export Administration Regulations.

“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans, escrow or similar arrangements which by their terms will be automatically converted into loans or other Indebtedness that have, or extended such that they have, a scheduled maturity date later than the latest scheduled maturity date of the Initial Term Loans and the 2026-1 New Term Loans then-in effect.

“Extended Loans” has the meaning specified in Section 2.19(a).

“Extended Loans Agent” has the meaning specified in Section 2.19(a).

“Extended Revolving Commitments” has the meaning specified in Section 2.19(a).

“Extended Revolving Tranche” has the meaning specified in Section 2.19(a).

“Extended Term Loans” has the meaning specified in Section 2.19(a).

“Extended Term Tranche” has the meaning specified in Section 2.19(a).

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“Extended Tranche” has the meaning specified in Section 2.19(a).

“Extending Lender” has the meaning specified in Section 2.19(b).

“Extension” has the meaning specified in Section 2.19(b).

“Extension Amendment” has the meaning specified in Section 2.19(c).

“Extension Date” has the meaning specified in Section 2.19(d).

“Extension Election” has the meaning specified in Section 2.19(b).

“Extension Request” has the meaning specified in Section 2.19(a).

“Facility” or “Facilities” means the Term Facilities, any Revolving Credit Facility or the Letter of Credit Sublimit, as the context may require.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by any Borrower Party pursuant to which any Borrower Party may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (1) through (3) of the definition of “Receivables Subsidiary”.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of a Borrower, a Holding Company or any Parent Holding Company, whose determination will be conclusive for all purposes under the Loan Documents).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version to the extent it is substantively comparable and not materially more onerous to comply with), any current or future Treasury Regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above), any intergovernmental agreement among Governmental Authorities implementing the foregoing and any fiscal or regulatory legislation, rules or practices adopted pursuant to any such intergovernmental agreement, treaty or convention and applicable official implementing guidance with respect to any of the foregoing.

“Federal Funds Rate” means, for any day, the rate per annum calculated by the NYFRB based on such day’s federal funds transactions by depositary institutions, as determined in such manner as the NYFRB shall set forth on its public website from time to time, and published on the next succeeding Business Day by the NYFRB as the effective federal funds rate, provided that if the Federal Funds Rate as so determined would be less than zero, such rate shall be deemed to zero for the purposes of this Agreement.

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“Fee Letter” means the Fee Letter, dated as of January 6, 2025, by and among Citigroup Global Markets Inc. and the Borrowers.

“Financial Covenant” has the meaning specified in Section 7.08.

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“First Amendment” means the First Amendment to Credit Agreement, dated as of June 16, 2026, among the Holding Companies, the Borrowers, the Subsidiary Guarantors party thereto, the 2026-1 New Term Lenders party thereto, the 2026-1 New Delayed Draw Lenders (as defined therein) party thereto and Citibank, in its capacity as Administrative Agent and Fronting Bank (as defined therein).

“First Amendment Arrangers” has the meaning specified in the First Amendment.

“First Amendment Effective Date” means the Amendment Effective Date (as defined in the First Amendment).

“First Lien Specified Debt” means Indebtedness in respect of any Term Facility (including, for the avoidance of doubt, any New Term Facility), any Revolving Credit Facility (including, for the avoidance of doubt, any New Revolving Facility), any other loans incurred pursuant to any Loan Document, any Incremental Equivalent Debt, any Ratio Debt, any Permitted Debt Exchange Notes, any Ratio Acquisitions Debt, any Specified Refinancing Debt, any Refinancing Notes, any Refinancing Indebtedness and/or any Permitted Refinancing of any of the foregoing, in each case, that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche.

“Fitch” means Fitch Ratings, Inc. or any successor to the rating agency business thereof. “fixed baskets” has the meaning specified in Section 1.02(k).

“Floor” means a rate of interest equal to 0.50% per annum.

“Foreign Benefit Event” means, with respect to any Foreign Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Foreign Plan or to appoint a trustee or similar official to administer any such Foreign Plan, or alleging the insolvency of any such Foreign Plan, (d) the incurrence of any liability by any Borrower Party under applicable Law on account of the complete or partial termination of such Foreign Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by any Borrower Party, or the imposition on any Borrower Party of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Foreign Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party primarily for the benefit of employees employed and residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), and which plan is not subject to ERISA or the Code.

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“Four Quarter Consolidated EBITDA” means as of any date of determination with respect to any Test Period, Consolidated EBITDA of the Borrower Parties on a Consolidated basis for such Test Period on a Pro Forma Basis; provided, that upon the consummation of a Permitted Core Business Disposition, Four Quarter Consolidated EBITDA shall in each case be calculated on a Pro Forma Basis to reflect the removal of Consolidated EBITDA (if any) attributable to the Core Business subject to such Permitted Core Business Disposition.

“FRB” means the Board of Governors of the Federal Reserve System of the United States. “Fronting Exposure” means, at any time there is a Defaulting Lender, with respect to an L/C Issuer, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders or Cash Collateralized in accordance with the terms hereof), and with respect to the Swing Line Lenders, such Defaulting Lender’s Pro Rata Share of the outstanding Obligations with respect to Swing Line Loans extended by the Swing Line Lenders other than such Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Lenders or Cash Collateralized in accordance with the terms hereof.

“FSHCO” means any direct or indirect Subsidiary of any Holding Company, substantially all of the assets of which consist of (a) Equity Interests and/or indebtedness in one or more Controlled Non-U.S. Subsidiaries and/or one or more other FSHCOs and (b) cash or Cash Equivalents.

“Fund” means any Person (other than a Natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles (which, unless specified otherwise by the Borrowers to the Administrative Agent, shall be a private company adoption) in the United States of America as in effect from time to time, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies). All ratios and computations based on GAAP contained in this Agreement shall be computed in conformity with GAAP.

“Governmental Authority” means the government of the United States of America or any other nation, or of any state or local, province, territory or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, including any applicable supranational bodies (such as the European Union or the European Central Bank).

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any Obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the

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obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part) or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantors” means, collectively, the Holding Companies, the Borrowers and, as of the Closing Date, the Restricted Subsidiaries of the Borrowers listed on Schedule 1 and each other Restricted Subsidiary of the Borrowers that executes and delivers a Guaranty or guaranty supplement pursuant to the Guaranty, Section 6.12 or 6.16, unless any such Restricted Subsidiary of a Borrower has ceased to be a Guarantor pursuant to the terms hereof or such Guaranty. For the avoidance of doubt, other than an Elected Loan Party, no Controlled Non-U.S. Subsidiary or FSHCO (or direct or indirect Subsidiary of a Controlled Non-U.S. Subsidiary or FSHCO) shall be a Guarantor.

“Guaranty” means, collectively, the Holdings Guaranty and the Subsidiary Guaranty. “Hazardous Materials” means all explosive or radioactive substances or wastes, contaminants, pollutants and hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, per- and polyfluoroalkyl substances, radon gas, infectious or medical wastes and all other substances, materials or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person (a) that (i) at the time it enters into a Swap Contract, is an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent, (ii) within 45 days after the time it enters into a Swap Contract, becomes an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent, (iii) in the case of any Person party to a Swap Contract in effect as of the Closing Date, either is an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent as of the Closing Date or becomes an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender within 45 days after the Closing Date or (b) (x) that has been designated by the Borrower Representative in writing to the Administrative Agent as a “Hedge Bank” for purposes of this Agreement and the other Loan Documents and (y) shall have appointed the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and agreed to be bound by the provisions of Article IX as if it were a Lender pursuant to a writing substantially in the form of Exhibit M or in such other form or manner as is reasonably satisfactory to the Borrower Representative and the Administrative Agent.

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“Holding Companies” means (i) on or after the Closing Date, the Initial Holding Companies or (ii) after the Closing Date, any other Person (“New Holdings”) that is a direct or indirect parent of a Holding Company (or the previous New Holdings, as the case may be) (“Previous Holdings”); provided that (a) New Holdings shall directly (or indirectly, as the case may be) own 100.0% of the Equity Interests of the applicable Borrower of such Previous Holdings, (b) New Holdings shall expressly assume all the obligations of such Previous Holdings under this Agreement and the other Loan Documents pursuant to a supplement hereto or thereto in form and substance reasonably satisfactory to the Administrative Agent and the Borrower Representative, (c) if reasonably requested by the Administrative Agent, a customary opinion of counsel covering matters reasonably requested by the Administrative Agent shall be delivered on behalf of the Borrowers to the Administrative Agent, (d) (i) substantially all of the other assets of such Previous Holdings shall be contributed or otherwise transferred, directly or indirectly, to New Holdings and pledged to secure the Obligations and (ii) all Capital Stock and all other assets of the applicable Borrower and the Subsidiary Guarantors that constituted Collateral prior to such substitution shall remain Collateral and shall remain subject to Liens thereon securing the Obligations that are valid and enforceable to the same extent as such Liens were valid and enforceable prior to such substitution, (e) (i) no Event of Default shall occur and be continuing at the time of such substitution and such substitution shall not result in any Event of Default and (ii) such substitution shall not result in any adverse tax consequences in the aggregate, to the Lenders or, individually, to the Administrative Agent, (f) the Administrative Agent shall have received at least five Business Days’ prior written notice (or such shorter period as the Administrative Agent may agree in its reasonable discretion) of the proposed transaction and such Previous Holdings, New Holdings and the Borrowers shall promptly and in any event at least three Business Days’ prior to the consummation of the transaction provide all information any Lender or any Agent may reasonably request to satisfy its “know your customer”, Beneficial Ownership Certification and other similar requirements necessary for such Person to comply with regulatory requirements with respect to the proposed successor New Holdings, (g) New Holdings shall be an entity organized or existing under the laws of (i) the United States, any state thereof or the District of Columbia, (ii) Canada, (iii) the Cayman Islands, (iv) Bermuda, (v) Luxembourg, (vi) The Netherlands, (vii)England and Wales or (viii) any other jurisdiction permitted by the Administrative Agent in its reasonable discretion, (h) if reasonably requested by the Administrative Agent, (i) the Loan Parties shall execute and deliver amendments, supplements and other modifications to all Loan Documents, instruments and agreements executed in connection therewith or additional Collateral Documents necessary to perfect and protect the liens and security interests in the Collateral of New Holdings, in each case in form and substance substantially consistent with the instruments and agreements previously delivered in respect thereof or reasonably satisfactory to the Administrative Agent; provided that, with the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned, delayed or denied), such amendments, supplements, modifications, instruments and/or agreements may be executed and delivered following such substitution and shall not constitute a condition to the effectiveness of New Holdings’ substitution for Previous Holdings and (ii) the Loan Parties shall execute and deliver any documentation reasonably necessary to comply with the local law requirements of the applicable jurisdiction and (i) the Borrower Representative shall deliver a certificate of a Responsible Officer with respect to the satisfaction of the conditions set forth in clauses (a), (d), (e)(i) and (g) of this definition; provided, further, that if each of the foregoing is satisfied, Previous Holdings shall be automatically released of all its obligations as a “Holding Company” under the Loan Documents and any reference to the “Holding Companies” in the Loan Documents shall include New Holdings. Notwithstanding the foregoing, if a Holding Company or any of its Subsidiaries is subject to a Permitted Core Business Disposition, such Person shall cease to be a Holding Company for all purposes of this Agreement and the other Loan Documents.

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“Holdings Guaranty” means the Holdings Guaranty made by the Holding Companies in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-1.

“Honor Date” has the meaning specified in Section 2.03(d)(i).

“Immaterial Subsidiary” means any Restricted Subsidiary of a Borrower that, for any Test Period, does not have (a) assets (when Consolidated with the assets of all other Immaterial Subsidiaries, prior to giving effect to pro forma adjustments and after eliminating goodwill and intercompany obligations) in excess of 7.50% of Consolidated Total Assets or (b) Consolidated EBITDA (when Consolidated with the Consolidated EBITDA of all other Immaterial Subsidiaries, prior to giving effect to pro forma adjustments and after eliminating goodwill and intercompany obligations) for such Test Period in excess of 7.50% of the Four Quarter Consolidated EBITDA of the Borrower Parties for such period; provided, that at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the period of four (4) consecutive Fiscal Quarters most recently ended for which financial statements were delivered pursuant to Section 4.01 or are otherwise internally available.

“Increase Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Amount” has the meaning specified in Section 2.14(a). “Incremental Arranger” has the meaning specified in Section 2.14(a).

“Incremental Delayed Draw Term Loan Commitment” shall have the meaning provided in the definition of “Maximum Leverage Requirement”.

“Incremental Delayed Draw Term Loan Commitment/Revolver Incurrence Election Provision” shall have the meaning provided in the definition of “Maximum Leverage Requirement”.

“Incremental Equivalent Debt” has the meaning specified in Section 2.15(a). “Incremental Equivalent Debt Arranger” has the meaning specified in Section 2.15(a).

“Incremental Equivalent Debt Documents” means, collectively, the indentures, credit agreements, facilities agreements or other similar agreements pursuant to which any Incremental Equivalent Debt is incurred, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Incur” or “incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary. The term “Incurrence” has a corresponding meaning.

“incurrence-based baskets” has the meaning specified in Section 1.02(k). “Indebtedness” means, with respect to any Person, without duplication:

(a) the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii)

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representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (i) the Fair Market Value of such asset on the date such Indebtedness was Incurred or, at the option of such Person, at such date of determination, and (ii) the amount of such Indebtedness of such other Person.

The term “Indebtedness” (x) shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an ASU, (y) shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices and (z) shall not include Indebtedness of any of the Holding Companies or any Parent Holding Company appearing on the Consolidated balance sheet of the Borrower Parties solely by reason of push-down accounting.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) obligations under or in respect of Receivables Financings;

(iii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;

(iv) intercompany liabilities that would be eliminated on the Consolidated balance sheet of the Borrower Parties;

(v) prepaid or deferred revenue arising in the ordinary course of business;

(vi) Cash Management Services;

(vii) in connection with the purchase by any Borrower Party of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

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(viii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement;

(ix) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(x) Capital Stock (other than Disqualified Stock of the Borrower Parties and Preferred Stock of a Non-Loan Party Subsidiary);

(xi) indebtedness that constitutes “Indebtedness” merely by virtue of a pledge of an Investment (without any accompanying guaranty) in an Unrestricted Subsidiary; or

(xii) any obligations under any lease resulting from a Sale/Leaseback Transaction. “Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Borrower Representative, qualified to perform the task for which it has been engaged or otherwise reasonably acceptable to the Administrative Agent.

“Information” has the meaning specified in Section 10.08.

“Initial Borrower” has the meaning assigned in the introductory paragraph of this Agreement. “Initial Default” has the meaning specified in Section 8.01.

“Initial Holding Company” has the meaning assigned in the introductory paragraph of this Agreement.

“Initial Revolving Credit Loans” means the Loans made pursuant to the Initial Revolving Tranche.

“Initial Revolving Tranche” means the Revolving Tranche established pursuant to Section 2.01(b) on the Closing Date.

“Initial Term Borrowing” means a borrowing consisting of simultaneous Initial Term Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Initial Term Lenders pursuant to Section 2.01(a)(i), in each case, on the Closing Date.

“Initial Term Commitment” means, as to each Initial Term Lender, its obligation to make Initial Term Loans to the Borrowers pursuant to Section 2.01(a)(i) in an aggregate principal amount not to exceed the amount set forth opposite such Initial Term Lender’s name on Schedule 2.01 under the caption “Initial

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Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $2,650,000,000.

“Initial Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Initial Term Loans at such time.

“Initial Term Loans” has the meaning specified in Section 2.01(a)~~.~~ (i). As of the First Amendment Effective Date, the aggregate outstanding principal amount of the Initial Term Loans is $0.

“Intercompany Subordination Agreement” means an intercompany subordination agreement, in substantially the form of Exhibit H hereto, or otherwise in form and substance reasonably satisfactory to the Administrative Agent.

“Interest Payment Date” means, (a) with respect to any Base Rate Loan (other than a Swing Line Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Alternative Currency Daily Rate, (1) each date that is on the numerically corresponding day in each calendar month that is one month after the Borrowing of such Loan (or, if there is no such numerically corresponding day in such month, then the last day of such month) and (2) the Maturity Date, (c) with respect to any Term Borrowing or Alternative Currency Term Rate, the last day of each Interest Period applicable to the Borrowing and, in the case of a Term Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period, and the Maturity Date and (d) with respect to any Swing Line Loan, the day that such Loan is required to be repaid and the Maturity Date.

“Interest Period” means, as to each SOFR Loan or Alternative Currency Term Rate Loan, the period commencing on the date such SOFR Loan or Alternative Currency Term Rate Loan, as applicable, is disbursed or converted to or continued as a SOFR Loan or Alternative Currency Term Rate Loan, as applicable, and ending on the date one, three or six months thereafter (in each case, with respect to Alternative Currency Term Rate Loans, to the extent applicable), or to the extent consented to by the Administrative Agent and all Appropriate Lenders, 12 months thereafter (or such shorter interest period as may be agreed to by all Lenders of the applicable Tranche) as the Borrower Representative may elect in a Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made.

“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, credit card and debit card receivables, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll,

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commission, travel and similar advances to officers, directors, managers, employees consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower Parties in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Borrower Parties, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If any Borrower Party sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of a Borrower, the applicable Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of any Borrower Party be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:

(1) “Investments” shall include the portion (proportionate to such Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of a Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the applicable Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrowers’ “Investment” in such Subsidiary at the time of such redesignation less

(b) the portion (proportionate to the Borrowers’ equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with such covenant) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of any Borrower Party, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by any Borrower Party in respect of such Investment and shall be net of any Investment by such Person in any Borrower Party.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s, BBB- (or the equivalent) by S&P and BBB- (or the equivalent) by Fitch, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

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(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrowers and their Subsidiaries,

(3) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IP Rights” has the meaning specified in Section 5.16. “IRS” means the United States Internal Revenue Service.

“ISDA CDS Definitions” has the meaning specified in Section 10.01(j).

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance and to which such Letter of Credit is subject).

“Issuer Documents” means, with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and a Borrower (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Joint Venture Subsidiary” means any Subsidiary that is not wholly-owned, directly or indirectly, by a Borrower and the business and management thereof is jointly controlled by the holders of the Equity Interests in such Subsidiary pursuant to customary joint venture arrangements; provided that such Subsidiary does not have and is not liable in respect of any Indebtedness other than Indebtedness of such Subsidiary that is not recourse to any Borrower Party (other than such Subsidiary).

“Judgment Currency” has the meaning specified in Section 10.23.

“Junior Financing” has the meaning specified in clause (3) of the first paragraph of Section 7.05.

“Junior Financing Documentation” means any documentation governing any Junior Financing. “Junior Lien Specified Debt” means Indebtedness in respect of any Term Facility (including,

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for the avoidance of doubt, any New Term Facility), any Revolving Credit Facility (including, for the avoidance of doubt, any New Revolving Facility), any other loans incurred pursuant to any Loan Document, any Incremental Equivalent Debt, any Ratio Debt, any Permitted Debt Exchange Notes, any Ratio Acquisitions Debt, any Specified Refinancing Debt, any Refinancing Notes, any Refinancing Indebtedness and/or any Permitted Refinancing of any of the foregoing, in each case, that is secured by a Lien on the Collateral on a junior basis to the Initial Term Loans and/or the 2026-1 New Term Loans.

“JV Distribution” means, at any time, the aggregate amount of all cash dividends or distributions received by any Borrower Party as a return on an Investment in a Permitted Joint Venture during the period from the Closing Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that no Borrower Party is required to reinvest such dividends or distributions in the Permitted Joint Venture.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state, provincial and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrowers on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) each of the L/C Issuers identified on Schedule 1.01(f) in their capacity as an issuer of Letters of Credit hereunder (it being understood that (i) Jefferies Finance LLC, Bank of America, N.A., Barclays Bank PLC, Morgan Stanley Senior Funding, Inc., Macquarie Capital Funding LLC and Royal Bank of Canada shall not be obligated to issue any letters of credit hereunder other than standby letters of credit and (ii) no L/C Issuer shall be required to issue letters of credit in excess of its ratable share of the Letter of Credit Sublimit), and (b) any other Lender reasonably acceptable to the Borrower Representative and the Administrative Agent (which consent shall not be unreasonably withheld, delayed or conditioned) that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder, and in each case, applicable Affiliates; provided that any Revolving Credit Lender may provide bank guarantees as agreed in such Revolving Credit Lender’s sole discretion. Jefferies Finance LLC will cause Letters of Credit to be issued by unaffiliated financial institutions and such Letters of Credit shall be treated as issued by Jefferies Finance LLC for all purposes under the Loan Documents.

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“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed to be “outstanding” in the amount of such drawing.

“Legal Reservations” means:

(a) the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction;

(b) the time barring of claims under applicable limitation laws, the possibility that an undertaking to assume liability for or indemnify a person against non-payment of stamp duty may be void and defenses of set-off or counterclaim and similar principles or limitations under the laws of any applicable jurisdiction;

(c) any general principles, reservations or qualifications, in each case as to matters of law as set out in any legal opinion delivered to the Administrative Agent in connection with any provision of any Loan Document;

(d) the principle that any additional interest imposed under any relevant agreement may be held to be unenforceable on the grounds that it is a penalty and thus void;

(e) the principle that in certain circumstances security granted by way of fixed charge may be characterized as a floating charge or that security purported to be constituted by way of an assignment may be recharacterized as a charge;

(f) the principle that a court may not give effect to an indemnity for legal costs incurred by an unsuccessful litigant;

(g) the principle that the creation or purported creation of security over any contract or agreement which is subject to a prohibition against transfer, assignment or charging may be void, ineffective or invalid and may give rise to a breach entitling the contracting party to terminate or take any other action in relation to such contract or agreement;

(h) provisions of a contract being invalid or unenforceable for reasons of oppression or undue influence; and

(i) similar principles, rights and defenses under the laws of any relevant jurisdiction.

“Lender” has the meaning specified in the preamble to this Agreement and, as the context requires, includes each Swing Line Lender and each L/C Issuer.

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“Lending Office” means, as to any Lender, the office or offices or branch of such Lender or any of its Affiliates described as such in such Lender’s Administrative Questionnaire, or such other office or offices or as a Lender or any of its Affiliates may from time to time notify the Borrower Representative and the Administrative Agent.

“Letter of Credit” means the Existing Letters of Credit and any letter of credit issued, renewed, extended or amended hereunder. A Letter of Credit may be a standby, documentary, commercial or trade letter of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond or other similar instrument.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.

“Letter of Credit Commitment” means, with respect to any L/C Issuer, the amount identified opposite such L/C Issuer’s name on Schedule 1.01(f) as such L/C Issuer’s Letter of Credit Commitment.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the day that is three Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $65,000,000 (or such higher amount as the Borrowers, the L/C Issuers and the Administrative Agent may agree from time to time). The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Leverage Excess Proceeds” has the meaning specified in Section 2.05(b)(ii).

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease, an agreement to sell, or a non-exclusive license of IP Rights be deemed to constitute a Lien.

“Limited Condition Transaction” has the meaning specified in Section 1.02(i).

“LLC Conversion” means the conversion of any Restricted Subsidiary of a Borrower that is a

U.S. Subsidiary from a corporation into a limited liability company.

“LLC Division” means the statutory division of any limited liability company into two or more limited liability companies pursuant to Section 18-217 of the Delaware Limited Liability Company Act or a comparable provision of any other Law.

“Loan” means an extension of credit by a Lender to one or more Borrowers under Article II in the form of a Term Loan, an Extended Term Loan, a Revolving Credit Loan, a Swing Line Loan, an Extended Revolving Commitment or a Specified Refinancing Revolving Loan.

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“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) each Guaranty, (iv) the Collateral Documents, (v) the Intercompany Subordination Agreement, (vi) any intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (vii) any Refinancing Amendment, (viii) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, (ix) any Co-Borrower Joinder Agreement and (x) any other document or agreement designated as such by the Borrowers and the Administrative Agent.

“Loan Parties” means, collectively, the Holding Companies, the Borrowers and each other Guarantor.

“LP Division” means the statutory division of any limited partnership into two or more limited partnerships pursuant to Section 17-220 of the Delaware Limited Partnership Act or a comparable provision of any other Law.

“LTM EBITDA” has the meaning given to such term in the definition of “Test Period”.

“Majority Lenders” of any Tranche means those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Management Agreement” means (i) each of the following, collectively, (a) Advisory Services Agreement dated as of November 19, 2020 by Hawkeye TopCo, LP and any of its Subsidiaries and the Sponsor, (b) Consulting Services Agreement dated as of November 19, 2020 by Hawkeye TopCo, LP and any of its Subsidiaries and the Sponsor, (c) Advisory Services Agreement, dated as of April 12, 2022, by and between Connector TopCo, LP and the Sponsor, (d) Consulting Services Agreement, dated as of April 12, 2022, by and between Connector TopCo, LP and the Sponsor, (e) Advisory Services Agreement dated as of July 25, 2019, by and among Arcline Engineered Polymer TopCo LP and the Sponsor, (f) Consulting Services Agreement dated as of July 25, 2019, by and among Arcline Engineered Polymer TopCo LP and the Sponsor, (g) Advisory Services Agreement dated on or after April 19, 2024 by Ovation Parent Holdings, Inc. and/or any of its Subsidiaries and the Sponsor and (h) Consulting Agreement dated as on or after April 19, 2024 by Ovation Parent Holdings, Inc. and/or any of its Subsidiaries and the Sponsor, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time on or prior to the Closing Date and (ii) those certain services agreements or monitoring agreements between any Holding Company and/or any of its Subsidiaries or any of their respective Affiliates, on the one hand, and the Sponsor, on the other hand, entered into after the Closing Date to the extent such advisory agreements or consulting agreements would result in the payment of management, monitoring, advisory or similar fees (but, for the avoidance of doubt, excluding out-of-pocket or reasonable expenses and indemnity amounts, which, in each case, shall not be limited or capped) in an amount paid per annum not to exceed the greater of (a) the greater of $23,000,000 and 5.00% of Four Quarter Consolidated EBITDA or (b) an amount otherwise reasonably acceptable to the Required Lenders, which amount shall be deemed to be reasonably acceptable to the Required Lenders if the Administrative Agent has not received written notice of objection to the proposed amount from Lenders comprising Required Lenders by the fifth (5th) Business Day after any such consent request has been posted to all Lenders (such greater amount from time to time, the “Management Fee Cap”) and, in each case, as amended, restated, amended and restated, supplemented or otherwise modified from time to time, so long as such amendment, restatement, supplement or modification does not result in the management, monitoring, advisory or similar fees (but, for the avoidance of doubt, excluding out-of-pocket or reasonable expenses and indemnity amounts, which, in each case, shall not be limited or capped) paid per annum to exceed the Management Fee Cap.

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“Management Fee Cap” has the meaning assigned to such term in the definition of “Management Agreement”.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of the Borrowers (or any successor entity) or any direct or indirect parent of the Borrowers on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.

“Material Adverse Effect” means (i) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrower Parties, taken as a whole, (ii) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (iii) a material adverse effect on the rights or remedies of the Agents or the Lenders under the Loan Documents (taken as a whole) (other than, in the case of this clause (iii), solely as a result of any action taken by the Agents or the Lenders (excluding any action against any Agent or Lender taken by the Holding Companies, the Borrowers, their respective Subsidiaries or their respective Affiliates)).

“Material Intellectual Property” means intellectual property that is necessary to the business of the Borrowers and their Restricted Subsidiaries, taken as a whole.

“Material Subsidiary” means any Restricted Subsidiary of the Borrowers constituting, or group of Restricted Subsidiaries of the Borrowers in the aggregate constituting (as if such Restricted Subsidiaries constituted a single Subsidiary), a “significant subsidiary” in accordance with Rule 1-02 under Regulation S-X.

“Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earlier of (i) the fifth anniversary of the Closing Date and (ii) the date of termination in whole of the Revolving Credit Commitments pursuant to Section 2.06(a) or 8.02; ~~and~~ (b) with respect to the Initial Term ~~Loans and Delayed Draw Term~~ Loans, the earliest of (i) the seventh anniversary of the Closing Date, (ii) the date of termination in whole of the Initial Term Commitments pursuant to Section 2.06(a) prior to any Initial Term Borrowing and (iii) the date that the Initial Term Loans are declared due and payable pursuant to Section 8.02 and (c) with respect to the 2026-1 New Term Loans and Delayed Draw Term Loans, the earliest of (i) the seventh anniversary of the Closing Date, (ii) the date of termination in whole of the 2026-1 New Term Commitments pursuant to Section 2.06(a) prior to any initial Borrowing of 2026-1 New Term Loans and (iii) the date that the 2026-1 New Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (x) Term Loans and Revolving Credit Commitments that are the subject of Extension pursuant to Section 2.19 and (y) other than with respect to the 2026-1 New Term Loans, Term Loans and Revolving Credit Commitments that are incurred pursuant to Section 2.14 or 2.18 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.

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“Maximum Leverage Requirement” means, with respect to any request made in reliance on this definition for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Revolving Facility, or for a New Term Facility or for the incurrence of Incremental Equivalent Debt and with respect to any Incurrence of Ratio Debt or Incurrence or assumption of Ratio Acquisitions Debt, the requirement that, on a Pro Forma Basis, after giving effect to the incurrence of any such increase, such new Facility, such Incremental Equivalent Debt, such Ratio Debt or such Ratio Acquisitions Debt (and, in each case, (x) after giving effect to any acquisition consummated concurrently therewith and all other appropriate pro forma adjustment events, (y) calculated in accordance with the Incremental Delayed Draw Term Loan Commitment/Revolver Incurrence Election Provision but without netting any portion of the cash proceeds of such Indebtedness then being incurred that are otherwise applied and (z) without giving effect to any concurrent or substantially simultaneous borrowing under any Revolving Credit Facility or incurrence under a fixed dollar Indebtedness basket otherwise permitted hereunder), (a) for any such Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, at the election of the Borrower Representative, either the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis as of the most recently ended Test Period does not exceed (i) 6.00:1.00, or (ii) if any such request is in relation to Indebtedness to be incurred in connection with a Permitted Acquisition or Investment (other than investments in cash or Cash Equivalents), the Consolidated First Lien Net Leverage Ratio immediately prior to the incurrence of such Indebtedness; (b) for any such Indebtedness that is secured by a Lien on the Collateral on a junior lien basis to the Initial Term Loans and/or the 2026-1 New Term Loans, the Consolidated Senior Secured Net Leverage Ratio on a Pro Forma Basis as of the most recently ended Test Period does not exceed, at the election of the Borrower Representative, either (i) 6.50:1.00 or (ii) if any such request is in relation to Indebtedness to be incurred in connection with a Permitted Acquisition or Investment (other than investments in cash or Cash Equivalents), the Consolidated Senior Secured Net Leverage Ratio immediately prior to the incurrence of such Indebtedness; or (c) for any such Indebtedness that is secured solely by assets not constituting Collateral or unsecured (the “Non-Collateral Ratio Facility”), at the election of the Borrower Representative, either (A) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis as of the most recently ended Test Period does not exceed, at the election of the Borrower Representative, either (i) 7.00:1.00 or (ii) if any such request is in relation to Indebtedness to be incurred in connection with a Permitted Acquisition or Investment (other than investments in cash or Cash Equivalents), the Consolidated Total Net Leverage Ratio immediately prior to the incurrence of such Indebtedness, or (B) the Consolidated Interest Coverage Ratio on a Pro Forma Basis as of the most recently ended Test Period is not less than, at the election of the Borrower Representative, (i) 2.00:1.00 or (ii) if any such request is in relation to Indebtedness to be incurred in connection with an acquisition or similar Investment, the lesser of (I) 1.75:1.00 or (II) the Consolidated Interest Coverage Ratio immediately prior to the incurrence of such Indebtedness.

In the case of any New Term Facility, New Revolving Facility, increase in any existing Term Tranche or Revolving Tranche or for the incurrence of Incremental Equivalent Debt and with respect to any Incurrence of Ratio Debt or Incurrence or assumption of Ratio Acquisitions Debt established in the form of a delayed draw term loan commitment (each, an “Incremental Delayed Draw Term Loan Commitment”) or a revolving facility, for purposes of determining capacity under, and compliance with the Maximum Leverage Requirement (including for purposes of incurring or establishing any such Incremental Delayed Draw Term Loan Commitment (and any associated loan when such Incremental Delayed Draw Term Loan Commitment is funded)), (A) in the case of a revolving facility, such revolving facility shall be deemed to be fully drawn at the time such revolving facility becomes effective (for the avoidance of doubt, in the case of this clause (A), the actual drawing of such revolving facility shall be deemed not to be an additional incurrence of Indebtedness for purposes of this definition of Maximum

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Leverage Requirement) and, (B) in the case of an Incremental Delayed Draw Term Loan Commitment, at the election of the Borrower Representative, either (i) such Incremental Delayed Draw Term Loan Commitment shall be deemed to be fully drawn at the time such Incremental Delayed Draw Term Loan Commitment becomes effective (for the avoidance of doubt, in the case of this clause (i), the actual drawing of such Incremental Delayed Draw Term Loan Commitment shall be deemed not to be an additional incurrence of Indebtedness for purposes of this definition of Maximum Leverage Requirement) or (B) such Incremental Delayed Draw Term Loan Commitment shall be incurred as and when the applicable Indebtedness under such Incremental Delayed Draw Term Loan Commitment is funded in accordance with the terms of such Incremental Delayed Draw Term Loan Commitment (for the avoidance of doubt, in the case of this clause (ii), such New Term Facility or for the incurrence of Incremental Equivalent Debt and with respect to any Incurrence of Ratio Debt or Incurrence or assumption of Ratio Acquisitions Debt established in the form of an Incremental Delayed Draw Term Loan Commitment or revolving facility shall be deemed not to be drawn for purposes of determining the Maximum Leverage Requirement or any other incurrence-based baskets except to the extent of any actual drawing thereunder) (this paragraph, the “Incremental Delayed Draw Term Loan Commitment/Revolver Incurrence Election Provision”).

“Maximum Rate” has the meaning specified in Section 10.10.

“MFN Provision” has the meaning specified in Section 2.14(f).

“Minimum Extension Condition” has the meaning specified in Section 2.19(g).

“Minimum Permitted Change of Control Equity Contribution” has the meaning set forth in the definition of “Permitted Change of Control.”

“Minimum Tender Condition” has the meaning specified in Section 2.20(b).

“Moody’s” means Moody’s Investors Service, Inc. or any successor to the rating agency business thereof.

“Mortgage” means, collectively, the deeds of trust, trust deeds and mortgages in respect of mortgaged properties made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Lenders in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions or has any liability or obligation to contribute to, whether fixed or contingent.

“Natural Person” means (a) any natural person or (b) a holding company, investment vehicle or trust for, or owned and operated for the primary benefit of a natural person.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by any Borrower Party (other than any Disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received

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by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of any Borrower Party and including any proceeds received as a result of unwinding any related Swap Contract in connection with any related transaction, but excluding proceeds of business interruption insurance) over (ii) the sum of:

(A)
the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is required to be repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y) if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations, together with any applicable premiums, penalties, interest or breakage costs),
(B)
the fees and out-of-pocket expenses incurred by any Borrower Party in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),
(C)
all taxes paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event (or any tax distribution made as a result of or in connection with such Disposition or Casualty Event and including any such Taxes paid or payable by the direct and indirect owners of the Borrower Party) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,
(D)
any costs associated with unwinding any related Swap Contract in connection with such transaction,
(E)
any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by any Borrower Party after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by any Borrower Party in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E),
(F)
in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other Restricted Subsidiary that is not a Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of a Holding Company or a Wholly Owned Restricted Subsidiary as a result thereof, and
(G)
any amounts used to repay or return any customer deposits required to be repaid or returned as a result of any Disposition or Casualty Event; and

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(b) with respect to the incurrence or issuance of any Indebtedness by any Borrower Party, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable (or any tax distribution made as a result of or in connection with the issuance of such Indebtedness and including any such Taxes paid or payable by the direct and indirect owners of the Borrower Party) and other out-of-pocket expenses and other customary expenses, incurred by any Borrower Party in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Non-U.S. Subsidiary, deductions in respect of taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“Net Short Lender” has the meaning specified in Section 10.01.

“New Contracts” has the meaning specified in clause (p) of the definition of “Consolidated EBITDA”.

“New Equity Contribution” has the meaning set forth in the definition of “Permitted Change of Control”.

“New Holdings” has the meaning specified in the definition of “Holding Companies”. “New Loan Commitments” has the meaning specified in Section 2.14(a).

“New Revolving Commitment” has the meaning specified in Section 2.14(a). “New Revolving Facility” has the meaning specified in Section 2.14(a). “New Revolving Loan” has the meaning specified in Section 2.14(a).

“New Sponsor” has the meaning set forth in the definition of “Permitted Change of Control”. “New Term Commitment” has the meaning specified in Section 2.14(a).

“New Term Facility” has the meaning specified in Section 2.14(a). “New Term Loan” has the meaning specified in Section 2.14(a).

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Debt Fund Affiliate” means any Affiliate of the Sponsor other than (i) any Holding Company, the Borrowers or any of their respective subsidiaries, (ii) any Debt Fund Affiliates and (iii) any natural person.

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender. “Non-Extending Lender” has the meaning specified in Section 2.19(e).

“Non-Loan Party Subsidiary” means any Restricted Subsidiary of a Borrower that is not a Borrower or Guarantor.

“Non-U.S. Lender” means a lender that is not a U.S. Person.

“Non-U.S. Subsidiary” means any direct or indirect Subsidiary of a Borrower that is not a U.S. Subsidiary.

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“Note” means a Term Note, a Revolving Credit Note or a Swing Line Note, as the context may require.

“NPL” means the National Priorities List under CERCLA. “NYFRB” means the Federal Reserve Bank of New York.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement, Secured Hedge Agreement, or Secured Third Party Letter of Credit, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement, Secured Hedge Agreement or Secured Third Party Letter of Credit shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements, Secured Cash Management Agreements, or Secured Third Party Letters of Credit and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“OFAC” shall have the meaning specified in the definition of Sanctions Laws and Regulations. “OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising solely from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

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“Other LC” has the meaning specified in Section 2.03(c)(v).

“Other Specified Debt” means Indebtedness in respect of any Term Facility (including, for the avoidance of doubt, any New Term Facility), any Revolving Credit Facility (including, for the avoidance of doubt, any New Revolving Facility), any other loans incurred pursuant to any Loan Document, any Incremental Equivalent Debt, any Ratio Debt, any Permitted Debt Exchange Notes, any Ratio Acquisitions Debt, any Specified Refinancing Debt, any Refinancing Notes, any Refinancing Indebtedness and/or any Permitted Refinancing of any of the foregoing, in each case, that is secured by a Lien on assets not constituting Collateral or unsecured, in each case, so long as such Indebtedness is permitted to be secured by a Lien on assets not constituting Collateral or unsecured under this Agreement.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes that are imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08).

“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal Dollar Amount thereof after giving effect to any Borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Specified Refinancing Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations on any date, the Dollar Amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the aggregate Dollar Amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) or any reductions in the maximum Dollar Amount available for drawing under Letters of Credit taking effect on such date.

“Parent Holding Company” means any direct or indirect parent entity of a Holding Company which holds directly or indirectly 100.0% of the Equity Interest of a Holding Company and which does not hold Capital Stock in any other Person (except for any other Parent Holding Company).

“Pari Passu Intercreditor Agreement” means any pari passu intercreditor agreement substantially in the form of Exhibit G-2.

“Participant” has the meaning specified in Section 10.07(d). “Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means each state as described in any EMU Legislation. “PATRIOT Act” has the meaning specified in Section 10.22.

“Payment Block” means any of the circumstances described in Section 2.05(b)(viii) and (ix). “PBGC” means the Pension Benefit Guaranty Corporation.

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“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Exceptions” means that no Loan Party shall be required to (i) enter into control agreements, lockbox or similar arrangements with respect to, or otherwise perfect any security interest by “control” (or similar arrangements) over commodities accounts, securities accounts, deposit accounts, futures accounts, other bank accounts, cash and cash equivalents and accounts related to the clearing, payment processing and similar operations of the Borrower Parties, (ii) perfect the security interest in the following other than by the filing of (a) “all asset” filings pursuant to the UCC in the office of the secretary of state (or similar central filing office) of the relevant state(s), filings of comparable “all present and after acquired personal property” financing statements under the UCC (or, in each case, the equivalent offices to the extent required by the Agreed Security Principles); (b) filings in (A) the United States Patent and Trademark Office with respect to any U.S. registered patents and trademarks and (B) the United States Copyright Office or the Library of Congress with respect to material copyright registrations, in the case of each of (A) and (B), constituting Collateral (or, in each case, the equivalent offices to the extent required by the Agreed Security Principles); and (c) delivery to the Administrative Agent or Collateral Agent (or a bailee or other agent of the Administrative Agent or Collateral Agent) to be held in its possession of all Collateral consisting of (A) certificates representing pledged equity (other than Excluded Property), and (B) promissory notes and other instruments constituting Collateral, in each case, in the manner provided in the Loan Documents; provided that promissory notes and instruments having an outstanding aggregate principal amount not exceeding $50,000,000 need not be delivered to the Collateral Agent, (iii) send notices to account debtors or other contractual third-parties unless an Event of Default has not been cured or waived and is continuing and the Administrative Agent has exercised its acceleration rights pursuant to Section 8.02 of this Agreement, (iv) except to the extent required by the Agreed Security Principles, enter into any (x) security documents to be governed by the law of any jurisdiction in which assets are located other than the laws of the United States, any state thereof or the District of Columbia or (y) other foreign-law filings, consents or corporate or organizational action, including with respect to any intellectual property registered in any non-U.S. jurisdiction and any share pledges other than in the U.S., (v) deliver landlord waivers, estoppels, Mortgages or collateral access letters, (vi) enter into any source code escrow arrangement or be obligated to register intellectual property or (vii) take any action with respect to perfecting a Lien with respect to letters of credit, letter of credit rights, chattel paper or assets subject to a certificate of title or similar statute (except, in each case, where perfecting a Lien over such assets can be obtained by filing a UCC-1 financing statement).

“Periodic Term CORRA Determination Day” has the meaning assigned to such term in the definition of “Term CORRA”.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Acquisition” shall have the meaning provided in clause (4) of the definition of “Permitted Investments.”

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“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Holding Companies or any of their Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within 365 days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 7.04.

“Permitted Change of Control” means any transaction or series of related transactions that would otherwise constitute a Change of Control; provided that, subject to Section 1.02(i), (a) the definitive documentation with respect thereto is executed on or prior to the third anniversary of the Closing Date, (b) the Consolidated Total Net Leverage Ratio on a Pro Forma Basis (including any Indebtedness incurred in connection with such transaction) as of the last day of the most recently ended Test Period does not exceed 6.75:1.00 and the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis (including any indebtedness incurred in connection with such transaction) as of the last day of the most recently ended Test Period does not exceed 6.25:1.00, (c) immediately prior to and after giving effect to such transaction or series of transactions, no Event of Default shall have occurred and be continuing, (d) the applicable buyer (the “New Sponsor”) is either (x) a financial sponsor or other financial institution with commitment capital and assets under management of at least $1,000,000,000 in the aggregate, or (y) a strategic buyer in one or more of the Core Businesses, (e) the New Sponsor (together with its controlled affiliates and any funds managed or advised by buyer and its and their respective controlled affiliates) and/or any other investors, which may include members of management and/or existing direct or indirect equityholders of the Borrowers, shall have made, or substantially concurrently therewith, shall make, cash equity contributions, directly or indirectly, to the buyer’s acquisition vehicle on or prior to the Permitted Change of Control Effective Date in an aggregate amount (the “New Equity Contribution”), when combined with the fair market value of any Equity Interests of members of management and other existing direct or indirect equityholders of the Borrower that will be retained, rolled over or converted (the “Rollover Equity Contribution” and, together with the New Equity Contribution, the “Permitted Change of Control Equity Contribution”), equal to not less than 30% (the “Minimum Permitted Change of Control Equity Contribution”) of the sum of the Permitted Change of Control Equity Contribution and the aggregate outstanding principal amount of Consolidated Funded Indebtedness of the Borrower Parties as of immediately after the Permitted Change of Control Effective Date; provided, that the New Equity Contribution shall be greater than the Rollover Equity Contribution as of immediately after the Permitted Change of Control Effective Date, (f) there shall only be one Permitted Change of Control Effective Date; (g) (x) at least ten (10) Business Days prior to the Permitted Change of Control Effective Date (or such later date as may be agreed by the Administrative Agent in its reasonable discretion), the Borrowers shall have delivered notice to the Administrative Agent of such Permitted Change of Control and of the identity of the New Sponsor and (y) the Administrative Agent and each Revolving Credit Lender (other than any Revolving Credit Lender whose Revolving Credit Commitment is being terminated or assigned in its entirety on or prior to the Permitted Change of Control Effective Date) shall have received and be satisfied with such documentation and other information that the Administrative Agent or any Revolving Credit Lender reasonably believes is required by regulatory authorities with respect to the New Sponsor, its subsidiaries or its acquisition vehicle under applicable “know your customer”, anti-money laundering, beneficial ownership rules and regulations, and leveraged lending regulatory requirements, including adequate debt repayment capacity; and (h) the Administrative Agent shall have received an officer’s certificate from the Borrowers stating that the conditions described in clauses (a) through (f) of this proviso have been satisfied.

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“Permitted Change of Control Effective Date” means the date of consummation of a Permitted Change of Control.

“Permitted Change of Control Equity Contribution” has the meaning set forth in the definition of “Permitted Change of Control”.

“Permitted Core Business Disposition” means any sale, transfer or other disposition of all or substantially all (as determined in good faith by the Borrower Representative) of any one or more Core Businesses as long as after giving effect to such sale, transfer or other disposition the Borrowers continue to own at least two Core Businesses.

“Permitted Core Business Disposition Leverage Excess Proceeds” has the meaning specified in Section 2.05(b)(ii)(B).

“Permitted Debt” has the meaning specified in Section 7.01.

“Permitted Debt Exchange” has the meaning specified in Section 2.20(a).

“Permitted Debt Exchange Notes” means Indebtedness in the form of unsecured, first lien, second lien or other junior lien notes or notes secured by a Lien on assets not constituting Collateral; provided that such Indebtedness (i) satisfies the Permitted Other Debt Conditions, (ii) the covenants of such Indebtedness are, when taken as a whole, not materially more restrictive to the Borrower Parties than those applicable to the outstanding Initial Term Loans and the 2026-1 New Term Loans (taken as a whole) (except for (x) covenants applicable only to periods after the Maturity Date of the Initial Term Loans and the 2026-1 New Term Loans existing at the time of incurrence or issuance of such Permitted Debt Exchange Notes and (y) any covenant to the extent such covenant is also added for the benefit of the Lenders holding ~~the~~outstanding Initial Term Loans or 2026-1 New Term Loans, as applicable, without further Lender approval or voting requirement) or otherwise are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by the Borrower Representative in good faith; provided that, at the Borrower Representative’s option, delivery of a certificate of a Responsible Officer of the Borrower Representative to the Administrative Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (ii), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)), (iii) does not mature prior to the Latest Maturity Date of the outstanding Initial Term Loans or 2026-1 New Term Loans; provided that Designated Earlier Maturing Debt may have a maturity date earlier than the Latest Maturity Date for the then outstanding Initial Term Loans and 2026-1 New Term Loans and (iv) such Indebtedness (A) if incurred or Guaranteed by the Borrowers or any Guarantor, shall not be Guaranteed by any Subsidiary that is not a Loan Party or does not become a Loan Party substantially concurrently with the incurrence of such Indebtedness, (B) if secured by a lien on all or any portion of the Collateral, shall not be secured by any assets of any Loan Party other than assets that constitute Collateral, and (C) at the option of the Borrower Representative, shall be (1) secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1

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New Term Loans and the Initial Revolving Tranche, (2) secured by a lien on the Collateral on a junior basis to the Initial Term Loans and the 2026-1 New Term Loans, (3) secured by a Lien on assets not constituting Collateral or (4) unsecured; provided that, if such Indebtedness is secured by a lien on all or any portion of the Collateral, such Indebtedness shall be subject to Applicable Intercreditor Arrangements.

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.20(a). “Permitted Equity Issuance” means any

(1)
public or private sale or issuance of any Equity Interests (other than Disqualified Stock) of the Borrowers, the Holding Companies or any Parent Holding Company (other than Cure Equity);
(2)
contribution to the equity capital of a Borrower or any other Loan Party (other than

(i) Cure Equity or (ii) in exchange for Disqualified Stock) after the Closing Date;

(3)
sale or issuance after the Closing Date of Indebtedness of the Holding Companies, the Borrowers or a Restricted Subsidiary (other than intercompany Indebtedness or Cure Equity) that have been converted into or exchanged for Equity Interests (other than Disqualified Stock) of a Holding Company, a Borrower, a Restricted Subsidiary or any Parent Holding Company;

provided that the amount of any Permitted Equity Issuance will be the amount of cash and Cash Equivalents received by a Loan Party or Restricted Subsidiary in connection with such sale, issuance, contribution, interest, return, profit, dividend, distribution or similar amount and the fair market value of any other property received in connection with such sale, issuance, contribution, interest, return, profit, dividend, distribution or similar amount (measured at the time made), without adjustment for subsequent changes in the value.

“Permitted Holders” means each of (a) the Sponsor, (b) managers and members of management of the Borrowers (or any Permitted Parent (other than clause (c) of the definition thereof)) or their Subsidiaries that have ownership interests in the Borrowers (or such Permitted Parent (other than clause (c) of the definition thereof)), (c) any other Person that directly or indirectly has ownership interests in a Borrower (or such Permitted Parent (other than clause (c) of the definition thereof)) on the Closing Date, (d) any person or “group” (within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date hereof) of which any of the Persons described in clause (a), (b) or (c) above are members; provided that, without giving effect to the existence of such group or any other group, any of the Persons described in clauses (a), (b) and (c), collectively, beneficially own Voting Stock representing 50.0% or more of the total voting power of the Voting Stock of the Borrowers (or any Permitted Parent (other than clause (c) of the definition thereof)) then held by such group and (e) any Permitted Parent.

“Permitted Investments” means:

(1)
any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;
(2)
any Investment in any Borrower Party;

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(3)
any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;
(4)
any Investment by any Borrower Party in a Person that is primarily engaged in a Similar Business if as a result of such Investment (each, a “Permitted Acquisition”) (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, any Borrower Party (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);
(5)
any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;
(6)
any Investment (x) existing on the Closing Date, (y) made pursuant to binding commitments in effect on the Closing Date and, if intended to be in excess of $50,000,000, listed on Schedule 7.05(a) or (z) that replaces, refinances, refunds, renews, modifies, amends or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed, modified, amended or extended, except as contemplated pursuant to the terms of such Investment in existence on the Closing Date or as otherwise permitted under this definition or otherwise under Section 7.05;
(7)
loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of the greater of (x) $46,000,000 and (y) 10.0% of Four Quarter Consolidated EBITDA outstanding at any one time in the aggregate;
(8)
loans and advances to officers, directors, employees, managers, consultants and independent contractors for business related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;
(9)
any Investment (x) acquired by any Borrower Party (a) in exchange for any other Investment or accounts receivable held by a Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization by a Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by any Borrower Party with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of any Borrower Party, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

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(10)
Swap Contracts and Cash Management Services permitted under Section 7.01(j), including any payments in connection with the termination thereof;
(11)
any Investment by any Borrower Party in a Similar Business in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $276,000,000 and (y) 60.0% of Four Quarter Consolidated EBITDA; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;
(12)
additional Investments by any Borrower Party in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed an amount equal to the sum of (x) the greater of (i) $276,000,000 and (ii) 60.0% of Four Quarter Consolidated EBITDA, plus (y) amounts reallocated, at the Borrowers’ option, from the General RP Basket, plus (z) amounts reallocated, at the Borrowers’ option, from the General Restricted Debt Payments Basket; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;
(13)
any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.18(b) (except transactions described in clause (2), (3), (4), (9), (13) or (14) of such Section 6.18(b));
(14)
Investments the payment for which consists of Equity Interests (other than Excluded Equity) of the Borrowers or any direct or indirect parent of the Borrowers, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05;
(15)
Investments consisting of the leasing, licensing, or sublicensing of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;
(16)
Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;
(17)
any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

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(18)
Investments consisting of (v) Liens permitted under Section 7.02, (w) Indebtedness (including guarantees) permitted under Section 7.01, (x) mergers, amalgamations, consolidations and transfers of all or substantially all assets permitted under Section 7.03, (y) Asset Sales permitted under Section 7.04, or (z) Restricted Payments permitted under Section 7.05;
(19)
[reserved];
(20)
guarantees of Indebtedness permitted to be Incurred under Section 7.01 and obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) and other Contingent Obligations in the ordinary course of business;
(21)
advances, loans or extensions of trade credit in the ordinary course of business by any Borrower Party;
(22)
Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;
(23)
Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;
(24)
intercompany current liabilities owed to non-Loan Parties, Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrowers and their Subsidiaries;
(25)
Investments in (i) joint ventures of any Borrower Party and any Unrestricted Subsidiary or (ii) in any Restricted Subsidiary to enable such Restricted Subsidiary to make substantially concurrent Investments in such joint ventures of any Borrower Party or any Unrestricted Subsidiary; provided that at the time any such Investment is made, the aggregate outstanding amount of all such Investments made pursuant to this clause (25) that are at the time outstanding shall not exceed the greater of (x) $207,000,000 and (y) 45.0% of Four Quarter Consolidated EBITDA; provided that the Investments permitted pursuant to this clause (25) may, at the Borrowers’ option, be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing amounts available pursuant to clause (d) of the first paragraph of Section 7.05;
(26)
to the extent constituting an Investment, advances in respect of transfer pricing and cost-sharing arrangements (i.e., “cost-plus” arrangements) that are in the ordinary course of business;
(27)
accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

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(28)
Investments acquired as a result of a foreclosure by any Borrower Party with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;
(29)
Investments resulting from pledges and deposits that are Permitted Liens;
(30)
acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of a Borrower, the Borrowers or any Subsidiary of the Borrowers in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of a Borrower, so long as no cash is actually advanced by any Borrower Party to such officers or employees in connection with the acquisition of any such obligations;
(31)
guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by any Borrower Party in the ordinary course of business;
(32)
Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;
(33)
non-cash Investments made in connection with tax planning and reorganization activities;
(34)
Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted;
(35)
Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business;
(36)
Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged into or amalgamated or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation; and
(37)
any (i) Permitted Tax Reorganization and (ii) Permitted IPO Reorganization. “Permitted IPO Reorganization” means any transactions or actions taken in connection with and reasonably related to consummating an initial public offering, so long as, immediately after giving effect thereto, the security interest of the Lenders in the Collateral and the value of the Guarantees given by the Guarantors, taken as a whole, are not materially impaired.

“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which any Borrower Party beneficially owns at least 25.0% of the shares of Equity Interests of such Person.

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“Permitted Liens” means, with respect to any Person:

(1)
Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;
(2)
Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’, airports’, navigation authority’s or other like Liens, in each case for sums not yet overdue by more than 60 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower Representative or a direct or indirect parent of the Borrowers;
(3)
Liens for Taxes, assessments or other governmental charges or levies (i) which are not yet overdue for 30 days or not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property Taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such Tax, assessment, charge, levy or claim is to such property or(iii) with respect to which the failure to make payment would not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower Representative or a direct or indirect parent of the Borrowers;
(4)
Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit, bank guarantees or bankers’ acceptances issued (which includes Liens over both the applicable cash or Cash Equivalents and the accounts into which the same are deposited) and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;
(5)
as to real property of such Person, survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, reservations of rights or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;
(6)
Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that, in the case of Liens securing Indebtedness permitted to be incurred pursuant to Section 7.01(d), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair,

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replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided, further, that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates;
(7)
Liens on assets of any Borrower Party existing on the Closing Date and, solely to the extent securing Indebtedness or obligations in excess of $50,000,000 listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof; provided that individual financings provided by a lender may be cross collateralized to other financings provided by such lender or its affiliates and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);
(8)
Liens on assets of, or Equity Interests in, a Person at the time such Person becomes a Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary, any Subsidiary of such Person shall be deemed to become a Subsidiary of the applicable Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrowers at the time of such merger, amalgamation or consolidation;
(9)
Liens on assets at the time any Borrower Party acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into any Borrower Party; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into any Borrower Party, a Person other than the Borrowers or Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of any Borrower Party, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by any Borrower Party, as the case may be, at the time of such merger, amalgamation or consolidation;
(10)
Liens securing Indebtedness or other obligations of any Borrower Party owing to the Borrowers or another Subsidiary Guarantor permitted to be Incurred in accordance with Section 7.01;
(11)
Liens securing Swap Contracts Incurred in accordance with Section 7.01;

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(12)
Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances, bank guarantees or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;
(13)
leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;
(14)
Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by any Borrower Party in the ordinary course of business;
(15)
Liens in favor of the Borrowers or any Subsidiary Guarantor;
(16)
(i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;
(17)
deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;
(18)
Liens on the Equity Interests of Unrestricted Subsidiaries;
(19)
non-exclusive grants of software, technology, and other intellectual property licenses;
(20)
judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;
(21)
Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;
(22)
Liens Incurred to secure Cash Management Services and other “bank products” (including those described in Sections 7.01(j) and (w));
(23)
Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in clause (6), (7), (8), (9), (11), (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of

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the Indebtedness described under clause (6), (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien and (B) an amount necessary to pay any Refinancing Expenses, related to such refinancing, refunding, extension, renewal or replacement and (z) (A) any amounts Incurred under this clause (23) as refinancing indebtedness of clause (24) of this definition hereunder shall be secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements, and (B) any amounts incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition shall reduce the amount available under such clause (25);
(24)
Liens securing Ratio Debt permitted to be Incurred pursuant to Section 7.01 and other Indebtedness permitted to be Incurred under Section 7.01, (o) and (r);
(25)
other Liens securing obligations the principal amount of which does not exceed the greater of (x) $276,000,000 and (y) 60.0% of Four Quarter Consolidated EBITDA at any one time outstanding;
(26)
Liens on the Equity Interests or assets of a joint venture (including Joint Venture Subsidiaries) to secure Indebtedness of such joint venture Incurred pursuant to Section 7.01(u);
(27)
Liens on equipment of any Borrower Party granted in the ordinary course of business to any Borrower Party’s client at which such equipment is located;
(28)
Liens securing Indebtedness permitted to be Incurred pursuant to Section 7.01(b), including liens on proceeds or other cash collateral securing reimbursement obligations thereof;
(29)
Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;
(30)
Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;
(31)
Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;
(32)
Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of any Borrower Party to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of any Borrower Party; or (iii) relating to purchase orders and other agreements entered into with customers of any Borrower Party in the ordinary course of business;

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(33)
any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;
(34)
Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;
(35)
Liens on vehicles or equipment of any Borrower Party granted in the ordinary course of business;
(36)
Liens on assets of Non-Loan Party Subsidiaries securing Indebtedness Incurred in accordance with Section 7.01(t);
(37)
[reserved];
(38)
Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;
(39)
(a) Liens solely on any cash earnest money deposits made by any Borrower Party in connection with any letter of intent or other agreement in respect of any Permitted Investment or other Investment permitted by Section 7.05, (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment and (c) Liens on cash collateral in respect of letters of credit entered into in the ordinary course of business;
(40)
the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;
(41)
Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;
(42)
Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;
(43)
rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by any Borrower Party or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;
(44)
restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;
(45)
security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;
(46)
zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

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(47)
Liens on cash proceeds of Indebtedness (and related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is incurred in compliance with Section 7.01; and
(48)
Liens on property constituting Collateral securing obligations issued or incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, (ii) any Incremental Equivalent Debt and the Incremental Equivalent Debt Documents related thereto and (iii) Permitted Debt Exchange Notes, and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that such Liens are subject to customary Applicable Intercreditor Arrangements.

For all purposes hereunder, (w) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (x) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrowers may, in their sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, (y) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility), or clause (24) above, the Borrowers may in their sole discretion, may classify such portion of such Indebtedness (and any obligations in respect thereof) as having been secured pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility), or clause (24) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) (solely with respect to Indebtedness Incurred pursuant to the Ratio-Based Incremental Facility) or clause (24) above (giving effect to the Incurrence of such portion of such Indebtedness), any calculation of the Consolidated First Lien Net Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Senior Secured Net Leverage Ratio or Consolidated Total Net Leverage Ratio on such date of determination shall not include any such Indebtedness (and shall not give effect to any netting of Indebtedness from the proceeds thereof) to the extent secured pursuant to any such other clause of this definition.

“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (v) payments of Designated Earlier Maturing Debt described in clause (v) of the definition thereof, (w) customary offers or obligations to repurchase, repay or redeem upon a change of control, asset sale, casualty or condemnation event or initial public offering, (x) maturity payments and customary mandatory prepayments for Designated Earlier Maturing Debt, (y) special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default or (z) AHYDO Catch-up Payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Parent” means (a) any direct or indirect parent of a Borrower so long as a Permitted Holder pursuant to clause (a), (b), (c) or (d) of the definition thereof holds 50.0% or more of the Voting Stock of such direct or indirect parent of a Borrower, (b) each of the Holding Companies, so long as such Holding Company constitutes a Permitted Holder pursuant to clause

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(a), (b), (c) or (d) of the definition thereof, and (c) any Public Company (or Wholly Owned Subsidiary of such Public Company) to the extent and until such time as any Person or group (other than a Permitted Holder under clause (a), (b), (c) or (d) of the definition thereof) is deemed to be or become a beneficial owner of Voting Stock of such Public Company representing more than 50.0% of the total voting power of the Voting Stock of such Public Company.

“Permitted Refinancing” means, with respect to any Person, any modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and any premium thereon plus other reasonable amounts paid, and fees and expenses incurred (including OID and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder plus additional Indebtedness that could be incurred pursuant to Section 7.01 (and any amounts so incurred shall be deemed a utilization under the applicable clause and shall reduce the amount available under such clause); (b) other than with respect to Indebtedness under Section 7.01(d) or with respect to the initial maturity date for Designated Earlier Maturing Debt, such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on subordination terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to collateral) as those subordination terms contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise reasonably acceptable to the Administrative Agent; (d) if the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to Applicable Intercreditor Arrangements; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and optional redemption provisions) Indebtedness are, either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended, or (ii) when taken as a whole, not more materially restrictive to the Borrower Parties than those applicable to the outstanding Initial Term Loans and 2026-1 New Term Loans (taken as a whole) (except for (x) covenants applicable only to periods after the Maturity Date of the Initial Term Loans and the 2026-1 New Term Loans existing at the time of incurrence or issuance of such Indebtedness and (y) any covenant to the extent such covenant is also added for the benefit of the Lenders holding ~~the~~outstanding Initial Term Loans and 2026-1 New Term Loans, without further Lender approval or voting requirement) or otherwise are customary for similar indebtedness in light

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of then-prevailing market conditions at the time of incurrence (as determined by the Borrower Representative in good faith; provided that, at the Borrower Representative’s option, delivery of a certificate of a Responsible Officer of the Borrower Representative to the Administrative Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, amendment, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, amended, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to Indebtedness under Section 7.01(d) and Section 7.01(j), no Event of Default under Section 8.01(f) or (g) shall have occurred and be continuing.

“Permitted Tax Reorganization” means any re-organizations and other activities and actions related to tax planning and re-organization, so long as, immediately after giving effect thereto the security interest of the Lenders in the Collateral and the value of the Guarantees given by the Guarantors, taken as a whole, are not materially impaired.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, joint stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate or under which any Loan Party or ERISA Affiliate has any liability or obligation to contribute to, whether fixed or contingent, and, in any case, is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA. For greater certainty, “Plan” excludes any Foreign Plan.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” means “Pledged Debt” (or similar term) as defined in the Security Agreement.

“Pledged Interests” means “Pledged Interests” (or similar term) as defined in the Security Agreement.

“Pounds Sterling” means the lawful currency of the United Kingdom.

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“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Previous Holdings” has the meaning specified in the definition of “Holding Companies”.

“Primary Disqualified Institution” has the meaning specified in the definition of “Disqualified Institution”.

“primary obligations” has the meaning specified in the definition of “Contingent Obligations”.

“primary obligor” has the meaning specified in the definition of “Contingent Obligations”.

“Prime Lending Rate” means, for any day, the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. for such day or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate for such day or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB (as determined by the Administrative Agent), in each case, for such day. Each change in the Prime Lending Rate shall be effective on the date that such change is publicly announced or quoted as being effective.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio and the calculation of Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Consolidated Total Assets and Four Quarter Consolidated EBITDA, of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, any Specified Transactions, any acquisition, merger, amalgamation, consolidation, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period or twelve consecutive month period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this

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definition is made (including (i) any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period and (ii) with respect to any proposed Investment or acquisition of the subject Person for which committed financing is or is sought to be obtained, the event for which a determination under this definition is made may occur after the date upon which the relevant determination or calculation is made), in each case, as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into or renegotiation of any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within the first thirty-six (36) months after the consummation or commencement, as applicable, of the action as if such cost savings, expense reductions, improvements and synergies occurred (or were realized) on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period; provided, however, that (1) notwithstanding the foregoing, pro forma effect will not be given to any interest expense attributable to any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, the transaction or series of related transactions for which such computation is required to be made, and (2) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X.

Any pro forma calculation may include, at the option of the Borrower Representative, without limitation, (1) adjustments calculated in accordance with Regulation S-X, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments of the type included in the Sponsor Model or any quality of earnings report made available to the Administrative Agent and prepared by a nationally recognized accounting firm that is reasonably acceptable to the Administrative Agent (it being understood and agreed that any of the “big four” accounting firms, FTI Consulting, Inc., RSM US LLP, Grant Thornton LLP, Alvarez & Marsal Holdings, LLC and BDO USA, P.C. are acceptable to the Administrative Agent), without regard to time or amounts, to the extent such adjustments, without duplication, continue to be applicable to the Reference Period.

The Borrowers may estimate GAAP results if the financial statements with respect to an acquisition or Investment are not maintained in accordance with GAAP, and the Borrowers may make such further adjustments as reasonably necessary in connection with Consolidation of such financial statements with those of the Borrowers.

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, synergies, business optimization initiatives and other operating improvements, in each case, related to the Transactions, mergers or other business combinations, acquisitions or other investments, divestitures, restructurings, integration, insourcing initiatives, operating improvements, cost savings initiatives or any other initiative, action or event (including optimization actions and other revenue enhancements), including any of the foregoing consummated prior to the Closing Date, in each case, projected by the Borrowers in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day

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of such period) as a result of actions taken or with respect to which substantial steps have been taken or are expected to be taken by the Borrowers (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, synergies, business optimization initiatives and other operating improvements are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower Representative (or any successor thereto) or of any direct or indirect parent of the Borrower Representative) and are reasonably anticipated to result from actions taken or with respect to which substantial steps have been taken or are expected to be taken within the first thirty-six (36) months after the consummation or commencement, as applicable, of any change that is expected to result in such cost savings, operating expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, addback, exclusion or otherwise, for such period.

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“Proceeds Carry-Forward Amount” has the meaning assigned to such term in Section 2.05(b)(ii).

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

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“Public Company Costs” means, as to any Person, fees, costs and expenses associated with becoming a standalone entity or a public company and public company costs (including, for the avoidance of doubt, fees, costs and expenses relating to compliance with the provisions of the Securities Act and the Exchange Act (or similar regulations applicable in other listing jurisdictions), as applicable to companies with equity securities held by the public, costs associated with, or in anticipation of, or preparation for, compliance with the requirements of the Sarbanes Oxley Act of 2002 (or similar non-U.S. regulations) and the rules and regulations promulgated in connection therewith (or similar regulations applicable in other listing jurisdictions), the rules of national securities exchange companies with listed equity or debt securities, directors’ or managers’ compensation, fees and expense reimbursement, costs and expenses relating to investor relations, shareholder meetings and reports to shareholders, directors’ and officers’ insurance and other executive costs, legal and other professional fees, and listing fees, in each case to the extent arising solely by virtue of the initial listing of such Person’s equity securities on a national securities exchange (or similar non-U.S. exchange)).

“Public Lender” has the meaning specified in Section 6.02.

“Public Side Information” has the meaning specified in Section 6.02.

“Qualified Holding Company Indebtedness” means Indebtedness of a Holding Company (A) that is not subject to any Guarantee by any Restricted Subsidiary of any Holding Company (other than a Subsidiary as provided for under clause (i) of the proviso in Section 7.09 of this Agreement), (B) that has no scheduled amortization or scheduled payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation, in each case, other than at the final maturity of such Indebtedness (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (C) below), (C) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes (or no more restrictive than is customary) of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior notes of a holding company, including (x) customary assets sale, change of control provisions and customary acceleration rights after an event of default, (y) AHYDO Catch-up Payments and (z) special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default) and (D) if such Indebtedness is secured, it shall only be secured by assets of any Parent Holding Company (other than the Holding Companies) and any Subsidiary of a Holding Company that is not prohibited from guaranteeing such Indebtedness as provided in clause (A) of this definition; provided that, at such Holding Company’s option, delivery of a certificate of a Responsible Officer to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the applicable Holding Company has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies such Holding Company within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Indebtedness only if immediately after

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giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default under Section 8.01(f) or (g) shall have occurred and be continuing.

“Qualified IPO” means the consummation of an offering (on either a primary or secondary basis), including any merger, consolidation or otherwise with and into a special purpose acquisition company or other Person that has consummated (or will consummate) an offering of the common Equity Interests of any Holding Company or any Parent Holding Company (other than an offering pursuant to a registration statement on Form S-8) resulting in such Equity Interests being listed on a nationally-recognized stock exchange in the applicable jurisdiction.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(1)
such Factoring Transaction is non-recourse to, and does not obligate, any Borrower Party, or their respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,
(2)
all sales, conveyances, assignments and/or contributions of Receivables Assets by any Borrower Party are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Borrower Representative), and
(3)
such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower Representative) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of any Borrower Party (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:

(1)
all sales, conveyances, assignments and/or contributions of Receivables Assets by any Borrower Party to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by the Borrower Representative), and
(2)
the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Borrower Representative) and may include Standard Securitization Undertakings,

The grant of a security interest in any accounts receivable of any Borrower Party (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Financing.

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“Qualified Reporting Subsidiary” has the meaning specified in Section 6.01. “Qualifying Bids” has the meaning specified in the definition of “Dutch Auction”.

“Rate Determination Date” means, in the case of an Alternative Currency Loan, two (2) Business Days prior to the commencement of such Interest Period (or such other day as is generally treated as the rate fixing day by market practice in such interbank market, as determined by the Administrative Agent; provided that, to the extent such market practice is not administratively feasible for the Administrative Agent, then “Rate Determination Date” means such other day as otherwise reasonably determined by the Administrative Agent).

“Rating Agency” means (1) each of Fitch, Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Term Facilities for reasons outside of the Borrowers’ control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower Representative or any direct or indirect parent of the Borrower Representative as a replacement agency for Moody’s or S&P, as the case may be.

“Ratings Trigger Event” means the date on which the Borrowers have a public family corporate rating (“Applicable Rating”) from Moody’s of Ba3 or higher and an Applicable Rating from at least one of S&P and Fitch of BB- or higher.

“Ratio Acquisitions Debt” has the meaning specified in the first paragraph of Section 7.01. “Ratio Debt” has the meaning specified in the first paragraph of Section 7.01.

“Ratio-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Receivables Assets” means (a) any accounts receivable, revenue stream or other right of payment owed to (whether now existing or arising in the future) the Borrowers or any of their Subsidiaries that are, or are in the process of becoming, subject to a Qualified Receivables Financing or Qualified Receivables Factoring, and (b) all assets related thereto including, without limitation, all collateral securing such accounts receivable, revenue stream or other right of payment (including any collateral over any bank account or collection account), all contracts and contract rights, guarantees or other obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, revenue stream or other right of payment, all records with respect to such accounts receivable, revenue stream or other right of payment, proceeds of such accounts receivable, revenue stream or other right of payment and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse accounts receivable factoring arrangements involving accounts receivable and which are sold, conveyed, assigned, charged or otherwise transferred or pledged by the Borrowers or a Subsidiary to a commercial bank or an Affiliate thereof in connection with a Receivables Financing and any Swap Contracts entered into by the Borrowers or any such Subsidiary in connection with such accounts receivable.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.

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“Receivables Financing” means any transaction or series of transactions that may be entered into by a Borrower or any of its Subsidiaries pursuant to which the Borrowers or any of their Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Borrowers or any of their Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of a Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrowers and/or one or more of their Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the Borrowers or any Subsidiary of the Borrowers or a direct or indirect parent of the Borrowers makes an Investment (or which otherwise owes to the Borrowers or one of their Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Borrowers or any Subsidiary of the Borrowers or a direct or indirect parent of the Borrowers sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Borrowers and their Subsidiaries or a direct or indirect parent of a Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of a Borrower, a Holding Company, or a Parent Holding Company as a Receivables Subsidiary and:

(1)
no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by any Borrower Party (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates any Borrower Party (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of any Borrower Party (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,
(2)
with which neither the Borrowers nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrowers reasonably believe to be no less favorable to the Borrowers or

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such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrowers, and
(3)
to which neither the Borrowers nor any other Subsidiary of the Borrowers has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of a Borrower, a Holding Company, or any Parent Holding Company shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of such Borrower, such Holding Company or such Parent Holding Company giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“Recipient” means the Administrative Agent, any Lender, any L/C Issuer or any Participant.

“Reference Period” has the meaning given to such term in the definition of “Pro Forma Basis”. “Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrowers, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.18.

“Refinancing Expenses” means, in connection with any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock otherwise permitted by this Agreement, the aggregate principal amount of additional Indebtedness, Disqualified Stock or Preferred Stock Incurred to pay (1) accrued and unpaid interest, (2) the increased principal amount of any Indebtedness being refinanced resulting from the in-kind payment of interest on such Indebtedness (or in the case of Disqualified Stock or Preferred Stock being refinanced, additional shares of such Disqualified Stock or Preferred Stock); (3) the aggregate amount of original issue discount on the Indebtedness, Disqualified Stock or Preferred Stock being refinanced; (4) premiums (including tender premiums) and other costs associated with the redemption, repurchase, retirement, discharge or defeasance of Indebtedness, Disqualified Stock or Preferred Stock being refinanced, and (5) all fees and expenses (including underwriting discounts, commitment, ticking and similar fees, expenses and discounts) associated with the repayment of the Indebtedness, Disqualified Stock or Preferred Stock being refinanced and the incurrence of the Indebtedness, Disqualified Stock or Preferred Stock incurred in connection with such refinancing.

“Refinancing Indebtedness” has the meaning specified in Section 7.01(o).

“Refinancing Notes” means one or more series of senior unsecured notes, senior secured notes secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, senior secured notes secured by a lien on the Collateral on a junior basis to the Initial Term Loans and the 2026-1 New Term Loans or senior secured notes secured by a Lien on assets not constituting Collateral, in each case issued in respect of a refinancing of outstanding Indebtedness of a Borrower under any one or more Term Loan Tranches; provided that (a) such Refinancing Notes, if incurred or Guaranteed by the Borrowers or any Guarantor, shall not be Guaranteed by any Person that is not a Loan Party or does not become a Loan Party substantially concurrently with the incurrence of such Refinancing Notes; (b) such Refinancing Notes, (x) if secured by a lien on all or any portion of the Collateral, shall not be

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secured by any assets other than assets that constitute Collateral, and (y) at the option of the Borrower Representative, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Term Loans and the 2026-1 New Term Loans, secured by a Lien on assets not constituting Collateral or unsecured; provided that, if such Refinancing Notes are secured by a lien on all or any portion of the Collateral, such Refinancing Notes shall be subject to Applicable Intercreditor Arrangements; (c) other than with respect to the initial maturity date for Designated Earlier Maturing Debt, no Refinancing Notes shall (i) mature prior to the Latest Maturity Date of the Term Loan Tranche being refinanced or (ii) be subject to any amortization prior to the final maturity thereof (except if such Refinancing Notes are in the form of term loans that are secured on a pari passu basis with the Initial Term Loans or the 2026-1 New Term Loans, customary amortization not to exceed 1.0% per annum), or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, casualty events or similar event, change of control provisions, special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default and (y) AHYDO Catch-up Payments); (d) such Refinancing Notes shall have covenants and events of default (excluding optional prepayment and redemption terms) that are, taken as a whole, not more materially restrictive to the Borrower Parties than those applicable to the outstanding Initial Term Loans and 2026-1 New Term Loans (taken as a whole) (except for (x) covenants and events of default applicable only to periods after the Maturity Date of the Initial Term Loans and the 2026-1 New Term Loans and existing at the time of incurrence or issuance of such Refinancing Notes and (y) any covenant to the extent such covenant is also added for the benefit of the Lenders holding ~~the~~outstanding Initial Term Loans or 2026-1 New Term Loans, as applicable, without further Lender approval or voting requirement) or otherwise customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by the Borrower Representative in good faith; provided that, at the Borrower Representative’s option, delivery of a certificate of a Responsible Officer of the Borrower Representative to the Administrative Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (d), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower Representative of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)); (e) such Refinancing Notes may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (f) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced (or to the less than pro rata prepayment of the applicable outstanding Term Loans made by any Term Lenders that will be purchasers of the Refinancing Notes, as approved by such Term Lenders) and the payment of fees, expenses and premiums, if any, payable in connection therewith.

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“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Refunded Swing Line Loans” has the meaning specified in Section 2.04(c)(i). “Refunding Capital Stock” has the meaning specified in Section 7.05. “Register” has the meaning specified in Section 10.07(c).

“Regulated Bank” means an Approved Commercial Bank that is (i) a U.S. depository institution the deposits of which are insured by the Federal Deposit Insurance Corporation; (ii) a corporation organized under section 25A of the U.S. Federal Reserve Act of 1913; (iii) a branch, agency or commercial lending company of a foreign bank operating pursuant to approval by and under the supervision of the Board under 12 CFR part 211; (iv) a non-U.S. branch of a foreign bank managed and controlled by a U.S. branch referred to in clause (iii); or (v) any other U.S. or non-U.S. depository institution or any branch, agency or similar office thereof supervised by a bank regulatory authority in any jurisdiction.

“Regulation S-X” means Regulation S-X under the Securities Act.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by any Borrower Party in exchange for assets transferred by any Borrower Party will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Release” means any release, spill, emission, leaking, pumping, pouring, emptying, injection, escaping, deposit, disposal, discharge, dispersal, dumping, leaching or migration of any Hazardous Materials into the Environment (including the abandonment or disposal of any barrels, containers or other closed receptacles containing any Hazardous Materials), including the movement of any Hazardous Materials through the air, soil, surface water or groundwater.

“Relevant Governmental Body” means (i) with respect to a Benchmark Replacement in respect of Loans denominated in Dollars, the Board of Governors or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Board of Governors or the Federal Reserve Bank of New York, or any successor thereto and (ii) with respect to a Benchmark Replacement in respect of Loans denominated in Canadian Dollars, the Bank of Canada, or a committee officially endorsed or convened by the Bank of Canada, or any successor thereto.

“Relevant Transaction” has the meaning specified in Section 2.05(b)(ii). “Replaceable Lender” has the meaning specified in Section 3.08(a).

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“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Reply Amount” has the meaning specified in the definition of “Dutch Auction”. “Reply Discount” has the meaning specified in the definition of “Dutch Auction”.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Event” means (i) any prepayment or repayment of any tranche of Closing Date Term Loans or 2026-1 New Term Loans, in whole or in part, with the proceeds of, or conversion of any portion of such Closing Date Term Loans or 2026-1 New Term Loans into, any new or replacement tranche of syndicated term loans of like currency under credit facilities (whether under this Agreement or otherwise) incurred for the primary purpose of repaying, refinancing, or replacing the Closing Date Term Loans or 2026-1 New Term Loans with loans bearing interest with an interest rate margin less than the interest rate margin applicable to the Closing Date Term Loans or 2026-1 New Term Loans and (ii) any repricing of any tranche of Closing Date Term Loans or 2026-1 New Term Loans (whether pursuant to an amendment, amendment and restatement, mandatory assignment or otherwise) which reduces the interest rate margin applicable to the Closing Date Term Loans or 2026-1 New Term Loans; provided that notwithstanding the foregoing, no prepayment, repayment or amendment (or assignment), the primary purpose of which was not lowering the interest rate margin applicable to the Closing Date Term Loans or 2026-1 New Term Loans (including, without limitation, the consummation of (a) an Enterprise Transformative Event, (c) a public common Equity Offering, (c) a Change of Control, (d) permitted sale-leaseback transactions, (e) term loan A indebtedness (as determined in good faith by the Borrower Representative), (f) indebtedness that is not U.S. dollar denominated, (g) indebtedness that is not subject to an interest rate that includes a floating rate, and (h) other indebtedness, in the case of this clause (h), not to exceed an original principal amount equal to the greater of (A) $460,000,000 and (B) 100.0% of Four Quarter Consolidated EBITDA) shall constitute a Repricing Event.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans, a Committed Loan Notice and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Delayed Draw Lenders” means, as of any date of determination, Delayed Draw Lenders holding more than 50.0% of the sum of (a) the aggregate principal amount of Delayed Draw Term Loans and (b) aggregate unused Delayed Draw Commitments; provided that the unused Delayed Draw Commitments of, and the portion of the Delayed Draw Term Loans held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter.

“Required Lenders” means, as of any date of determination, Lenders having more than 50.0% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of and unused

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Revolving Credit Commitment of, and the portion of the Total Outstandings held by (x) any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders and (y) any Affiliate Lenders (other than Debt Fund Affiliates) shall be deemed to have voted in the same proportion as Lenders that are not Affiliate Lenders vote on such matter; provided that, for purposes of this definition, the outstanding principal amount of Alternative Currency Loans as of any date of determination shall be determined using the Dollar Amount thereof.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50.0% of the sum of (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition) and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders; provided that, for purposes of this definition, the outstanding principal amount of Alternative Currency Loans as of any date of determination shall be determined using the Dollar Amount thereof.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chief executive officer, representative, director, manager, president, vice president, executive vice president, chief financial officer, treasurer or assistant treasurer, secretary or assistant secretary, an authorized signatory, an attorney-in-fact (to the extent empowered by the board of directors/managers of the applicable Holding Company or Borrower), or other similar officer of a Loan Party, including, with respect to Non-U.S. Subsidiaries, directors and similar titles customary for such local jurisdiction. Any document delivered hereunder that is signed by a Responsible Officer of a Loan Party shall be conclusively presumed to have been authorized by all necessary corporate, partnership and/or other action on the part of such Loan Party and such Responsible Officer shall be conclusively presumed to have acted on behalf of such Loan Party.

“Restricted Investment” means an Investment other than a Permitted Investment. “Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means any Subsidiary of a Person other than an Unrestricted Subsidiary of such Person. Unless otherwise indicated in this Agreement, all references to Restricted Subsidiaries shall mean Restricted Subsidiaries of the Borrowers.

“Retained Declined Proceeds” has the meaning specified in Section 2.05(c).

“Retained Excess Cash Flow Amount” means, at any date of determination, an amount no less than zero and determined on a cumulative basis, that is equal to the aggregate cumulative sum of Excess Cash Flow that is not required to be applied to made a payment under Section 2.05(b)(i) for each fiscal year of the Borrowers, commencing with the fiscal year ending December 31, 2026.

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“Retired Capital Stock” has the meaning specified in Section 7.05.

“Return Bid” has the meaning specified in the definition of “Dutch Auction”.

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e). “Revolving Commitment Period” means the period from the Closing Date to the Maturity Date described in clause (a)(i) of the definition of Maturity Date.

“Revolving Credit Borrowing” means a borrowing under the Revolving Credit Facility consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of SOFR Loans or Alternative Currency Term Rate Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Commitments” means, as to any Revolving Credit Lender, its obligation to (a) make Revolving Credit Loans to the Borrowers pursuant to Section 2.01(b) or New RevolvingCommitments to the Borrowers established pursuant to Section 2.14, (b) make Swing Line Loans to the Borrowers pursuant to Section 2.04 and (c) purchase participations in L/C Obligations, in an aggregate principal amount and/or Dollar Amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, or in any incremental amendment establishing New Revolving Commitments pursuant to Section 2.14, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases, New Revolving Commitments and Specified Refinancing Revolving Credit Commitments. The original Dollar Amount of the Revolving Credit Commitments shall be $400,000,000 on the Closing Date, as such amount may be adjusted from time to time in accordance with the terms of this Agreement; provided that, upon the consummation of any Permitted Core Business Disposition, the Dollar Amount of the Revolving Credit Commitments shall be adjusted to an aggregate principal amount equal to the lesser of (x) $400,000,000 and (y) 100.0% of LTM EBITDA, calculated on a Pro Forma Basis to reflect the removal of the Consolidated EBITDA (if any) attributable to the Core Business subject to such Permitted Core Business Disposition.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments in respect of any Revolving Tranche at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans, Swing Line Loans and/or L/C Obligations).

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

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“Revolving Credit Note” means a promissory note of the applicable Borrowers payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of such applicable Borrowers to such Revolving Credit Lender resulting from the applicable Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Tranche” means (a) the Revolving Credit Facility pursuant to which Revolving Credit Loans, New Revolving Loans or Letters of Credit are made under the Revolving Credit Commitments and (b) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder. Additional Revolving Tranches may be added after the Closing Date pursuant to the terms hereof, e.g., New Revolving Commitments and Extended Revolving Commitments.

“Rollover Equity Contribution” has the meaning set forth in the definition of “Permitted Change of Control”.

“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business or any successor to the rating agency business thereof.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by any Borrower Party whereby any Borrower Party transfers such property to a Person and any Borrower Party leases it from such Person, other than leases between a Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“Sanctioned Country” means, at any time, a country, region, or territory that is the subject of a general export, import, financial, investment or other trade-related embargo under any Sanctions Laws and Regulations, which as of the date of this Agreement consist of the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea region of Ukraine, Cuba, Iran, North Korea, Syria and the non-government controlled areas of the Kherson and Zaporizhzhia regions of Ukraine.

“Sanctioned Person” means, at any time, any Person that is the target of Sanctions Laws and Regulations, including (a) any Person listed in any Sanctions Laws and Regulations-related lists of designated Persons maintained by the U.S. government (including OFAC’s Specially Designated Nationals and Blocked Persons List, the U.S. Department of State’s list of Debarred Parties, and the U.S. Department of Commerce’s Entity List), the United Nations Security Council, His Majesty’s Treasury of the United Kingdom or any European Union member state, (b) any Person located, organized, or resident in a Sanctioned Country, and (c) any Person owned or controlled by any Person or Persons described in (a) or (b) above.

“Sanctions Laws and Regulations” means (i) any economic or financial sanctions or other requirements imposed by, or based upon the obligations or authorities set forth in, the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701-1706), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 4301 et seq.), the Export Administration Act, the Export Administration Regulations, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, the Iran Sanctions Act of 1996, Section 1245 of the National Defense Authorization Act of 2012, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law, rule or executive order relating thereto administered by

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the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, and any similar law, regulation, or executive order that may be enacted, from time to time, by the United States government and (ii) any economic or financial sanctions or other requirements imposed under similar laws or regulations enacted by the United Nations Security Council, the European Union or any member state thereof or the United Kingdom, or administered, enacted or enforced by the respective governmental institutions or agencies of any of the foregoing, including, without limitation, His Majesty’s Treasury of the United Kingdom (as any of the foregoing laws may from time to time be amended, renewed, extended or replaced).

“SEC” means the U.S. Securities and Exchange Commission or any governmental authority succeeding to any of its principal functions.

“Section 2.19 Additional Amendment” has the meaning specified in Section 2.19(c).

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or any Restricted Subsidiary and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower Representative in writing to the Administrative Agent and the relevant Cash Management Bank as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or any Restricted Subsidiary and any Hedge Bank, except for any such Swap Contract designated by the Borrower Representative and the applicable Hedge Bank in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.

“Secured Obligations” means all Obligations other than Excluded Swap Obligations.

“Secured Third Party Letter of Credit” means any Third Party Letter of Credit permitted under Article VII that is issued by a Third Party Letter of Credit Issuer at the request of any Loan Party or any Restricted Subsidiary, except for any such Third Party Letter of Credit designated by the Borrower Representative and the applicable Third Party Letter of Credit Issuer in writing to the Administrative Agent as an “unsecured letter of credit” as of the Closing Date or, if later, as of the time of issuing such Third Party Letter of Credit.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders (including, for the avoidance of doubt, the Swing Line Lenders and the L/C Issuers), the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements, the Third Party Letter of Credit Issuers to the extent they have issued a Secured Third Party Letter of Credit, and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

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“Security Agreement” means, collectively, the Security Agreement, dated as of the date hereof, executed by the Loan Parties party thereto, substantially in the form of Exhibit F, together with each other security agreement and security agreement supplement executed and delivered pursuant to Section 6.12, 6.14 or 6.16.

“Security Agreement Supplement” means the Security Agreement Supplements, as defined in the Security Agreement.

“SEMS” means the Superfund Enterprise Management System maintained by the U.S. Environmental Protection Agency.

“Series LLC” means any series of a limited liability company (including any protected or registered series) established in accordance with Section 18-215(b) or 18-218 of the Delaware Limited Liability Company Act or a comparable provision of any other Law.

“Series LP” means any series of a limited partnership (including any protected or registered series) established in accordance with Section 17-218(b) or 17-221 of the Delaware Limited Partnership Act or a comparable provision of any other Law.

“Similar Business” means any business engaged or proposed to be engaged in by the Holding Companies and their Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which the Holding Companies and their Subsidiaries are engaged following the Closing Date.

“SOFR” means, with respect to any Business Day, a rate per annum equal to the secured overnight financing rate for such Business Day published by the SOFR Administrator on the SOFR Administrator’s Website on the immediately succeeding Business Day.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Administrator’s Website” means the website of the Federal Reserve Bank of New York, currently at http://www.newyorkfed.org, or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time.

“SOFR Borrowing” means a Borrowing comprising SOFR Loans.

“SOFR Loan” shall mean a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair value (on a going concern basis) of the assets of such Person and its Subsidiaries, on a Consolidated basis, exceeds their debts and liabilities, subordinated, contingent or otherwise, on a Consolidated basis, (b) the present fair saleable value (on a going concern basis) of the property of such Person and its Subsidiaries, on a Consolidated basis, is greater than the amount that will be required to pay the probable liability, on a Consolidated basis, of their debts and other liabilities, subordinated, contingent or otherwise, on a Consolidated basis, as such debts and other liabilities become absolute and matured, (c) such Person and its Subsidiaries, on a Consolidated basis, are

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able to generally pay their debts and liabilities, subordinated, contingent or otherwise, on a Consolidated basis, as such liabilities become absolute and matured and (d) such Person and its Subsidiaries, on a Consolidated basis, are not engaged in, and are not about to engage in, business for which they have unreasonably small capital. The amount of contingent liabilities at any time will be computed as the amount that would reasonably be expected to become an actual and matured liability.

“SONIA” means, with respect to any applicable determination date, the Sterling Overnight Index Average Reference Rate published on the second Business Day preceding such date on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Administrative Agent from time to time); provided, however, that if such determination date is not a Business Day, SONIA means such rate that applied on the first Business Day immediately prior thereto.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Existing Tranche” has the meaning specified in Section 2.19(a).

“Specified Real Property” means the real property described on Schedule 1.01(b) and other real property owned in fee simple by a Borrower Party from time to time.

“Specified Refinancing Agent” has the meaning specified in Section 2.18(a). “Specified Refinancing Debt” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment (including any proposed Investment or acquisition) that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of a Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of any Borrower Party, in each case whether by merger, consolidation, amalgamation or otherwise or any material restructuring of a Borrower or implementation of any initiative not in the ordinary course of business and a Permitted Change of Control.

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“Sponsor” means (a) prior to a Permitted Change of Control, Arcline Investment Management and/or its Affiliates or associated funds and (b) after a Permitted Change of Control, the New Sponsor and/or its Affiliates or associated funds.

“Sponsor Model” means that certain model delivered to the Arrangers prior to January 21, 2025 (as supplemented, updated or otherwise modified from time to time on or prior to the Closing Date).

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by a Borrower or any Subsidiary of a Borrower which the applicable Borrower has determined in good faith to be customary in a Factoring Transaction or Receivables Financing, including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means with respect to any security or Indebtedness, the date specified in such security or the documentation governing such Indebtedness as the fixed date on which the final payment of principal of such security or Indebtedness is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security or Indebtedness at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrowers, any third-party Indebtedness of a Borrower which is by its terms expressly subordinated in right of payment to the Obligations and (b) with respect to any Guarantor, any third-party Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50.0% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50.0% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) for purposes of Section 6.01, any Person that is Consolidated in the Consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Guarantor” means, collectively, all applicable Guarantors other than the Holding Companies.

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“Subsidiary Guaranty” means, collectively, the Subsidiary Guaranty made by the Borrowers and the Subsidiary Guarantors in favor of the Administrative Agent on behalf of the Secured Parties, substantially in the form of Exhibit E-2, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.16.

“Subsidiary Redesignation” has the meaning given to such term in the definition of “Unrestricted Subsidiary”.

“Supplemental Agent” has the meaning specified in Section 9.14(a). “Supported QFC” has the meaning specified in Section 10.25.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swap Termination Value” means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts,(a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include a Lender or any Affiliate of a Lender).

“Swing Line Lenders” means Citibank, in its capacity as a Swing Line Lender hereunder, together with its permitted successors and assigns in such capacity.

“Swing Line Loan” means the swing line loan made by the Swing Line Lenders to the Borrowers pursuant to Section 2.04.

“Swing Line Loan Request” means a Swing Line Loan Request substantially in the form of Exhibit A-3, or such other form as approved by the Administrative Agent (including any form on an electronic platform or electronic transmission system as shall be approved by the Administrative Agent), appropriately completed and signed by a Responsible Officer of the Borrower Representative.

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“Swing Line Note” means a promissory note in the form of Exhibit B-3, as it may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Swing Line Sublimit” means the greater of (a) $100,000,000 and (b) such higher amount as the Borrower Representative and the Administrative Agent may from time to time agree.

“T2” means the real time gross settlement system operated by the Eurosystem, or any successor system.

“TARGET Day” means any day on which T2 is open for the settlement of payments in Euro. “Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings

(including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments or Term Loans of the respective Tranche on a given date

(or resulting from a conversion or conversions on such date) having in the case of SOFR Loans or Alternative Currency Term Rate Loans, the same Interest Period.

“Term Commitment” means, as to each Term Lender, (i) its Initial Term Commitment, (ii) its 2026-1 New Term Commitment, (iii) its Term Commitment Increase, (~~iii~~iv) its New Term Commitment or (~~iv~~v) its Specified Refinancing Term Commitment. The amount of each Lender’s Initial Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth in the Assignment and Assumption, or in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Commitment Increase” has the meaning specified in Section 2.14(a).

“Term CORRA” means, for any calculation with respect to a Term CORRA Loan or Canadian Prime Rate Loan, the Term CORRA Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term CORRA Determination Day”) that is two (2) Business Days prior to the first day of such Interest Period, as such rate is published by the Term CORRA Administrator; provided, however, that if as of 1:00 p.m. (Toronto time) on any Periodic Term CORRA Determination Day the Term CORRA Reference Rate for the applicable tenor has not been published by the Term CORRA Administrator and a Benchmark Replacement Date with respect to the Term CORRA Reference Rate has not occurred, then Term CORRA will be the Term CORRA Reference Rate for such tenor as published by the Term CORRA Administrator on the first preceding Business Day for which such Term CORRA Reference Rate for such tenor was published by the Term CORRA Administrator so long as such first preceding Business Day is not more than five (5) Business Days prior to such Periodic Term CORRA Determination Day; provided that, if Term CORRA as so determined would be less than the Floor, then Term CORRA shall be deemed to be the Floor.

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“Term CORRA Administrator” means CanDeal Benchmark Administration Services Inc., TSX Inc., or any successor administrator.

“Term CORRA Loan” shall mean a Loan that bears interest at a rate based on Term CORRA.

“Term CORRA Reference Rate” means the forward-looking term rate based on CORRA.

“Term Facility” means a facility in respect of any Term Loan Tranche (including the Delayed Draw Facility and any Term Commitment Increase with respect to any Term Loan Tranche), as the context may require.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans and/or Term Commitments at such time.

“Term Loan” means an advance made by any Term Lender under any Term Facility, including the Initial Term Loans ~~and~~, the Delayed Draw Term Loans and the 2026-1 New Term Loans.

“Term Loan Tranche” means the respective facility and commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder. Additional Term Loan Tranches may be added after the Closing Date, pursuant to the terms hereof, e.g., New Term Loans, Specified Refinancing Term Loans, New Term Commitments, Extended Term Loans and Specified Refinancing Term Commitments.

“Term Note” means a promissory note of the Borrowers payable to any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the indebtedness of the Borrowers to such Term Lender resulting from the Term Loans under the same Term Loan Tranche made or held by such Term Lender.

“Term SOFR” means,

(a)
for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

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(b)
for any calculation with respect to a Base Rate Loan on any day, Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate Term SOFR Determination Day;

provided that, if Term SOFR as so determined would be less than the Floor, then Term SOFR shall be deemed to be the Floor.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion in consultation with the Borrower Representative).

“Term SOFR Reference Rate” means the per annum forward-looking term rate based on SOFR.

“Termination Conditions” means, collectively, (a) the payment in full in cash of the Obligations (other than (i) contingent indemnification obligations as to which no claim has been asserted, (ii) Obligations under Secured Hedge Agreements as to which alternative arrangements acceptable to the Hedge Bank thereunder have been made, (iii) Obligations under Secured Cash Management Agreements as to which alternative arrangements acceptable to the Cash Management Bank thereunder have been made, (iv) Letters of Credit, and (v) Obligations under Secured Third Party Letters of Credit as to which alternative arrangements acceptable to the Third Party Letter of Credit Issuer thereunder have been made) and (b) the termination of the Commitments and the termination or expiration of all Letters of Credit under this Agreement (unless backstopped or Cash Collateralized in an amount (not exceeding 103% of the maximum drawable amount of any such Letter of Credit) and a manner reasonably acceptable to the L/C Issuers and the Borrower Representative.

“Test Period” means (i) for purposes of the definition of “Applicable Commitment Fee”, “Applicable Rate” and the Financial Covenant (other than for the purpose of determining compliance with the Financial Covenant on a Pro Forma Basis), the four consecutive fiscal quarters of the Borrowers then last ended and for which financial statements for each such quarter or fiscal year in such period have been delivered to the Administrative Agent, and (ii) for all other purposes of the Loan Documents, at the election of the Borrowers, either: (x) the four consecutive fiscal quarters of the Borrowers then last ended for which financial statements for each such quarter or fiscal year in such period have been delivered or(y) the most recent period for which quarterly financial statements are internally available; provided that, with respect to this clause (ii)(y), at the option of the Borrowers, such tests or conditions may instead be determined based on the most recent twelve consecutive month period as to which financial statements of the Borrowers are

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internally available as of such date of determination (this clause (ii), “LTM EBITDA”); provided, further, that at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the period of four (4) consecutive Fiscal Quarters most recently ended for which financial statements were delivered pursuant to Section 4.01 or are otherwise internally available. Any determination in this definition of whether financial statements are internally available shall be made by the Borrower Representative in good faith.

“Third Party Letter of Credit” means any letter of credit issued, renewed, extended or amended not under this Agreement. A Third Party Letter of Credit may be a standby, documentary, commercial or trade letter of credit, letter of guarantee, bank guarantee, bankers’ acceptance, performance bond, surety bond or other similar instrument.

“Third Party Letter of Credit Issuer” means any Person (a) that (i) is, at the time it issues, renews, extends or amends a Third Party Letter of Credit, an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent, (ii) in the case of any Third Party Letter of Credit in effect on or prior to the Closing Date, is, as of the Closing Date or within 45 days thereafter, an Arranger, Lender or an Agent or an Affiliate of an Arranger, Lender or an Agent and the issuer of a Third Party Letter of Credit, or (iii) within 45 days after the time it issues, renews, extends or amends a Third Party Letter of Credit, becomes an Arranger, Lender or an Affiliate of an Arranger, Lender or an Agent or (b) that (i) has been designated by the Borrower Representative in writing to the Administrative Agent as a “Third Party Letter of Credit Issuer” for purposes of this Agreement and the other Loan Documents and (ii) that shall have appointed the Administrative Agent and the Collateral Agent as its agents under the applicable Loan Documents and agreed to be bound by the provisions of Article IX as if it were a Lender pursuant to a writing substantially in the form of Exhibit M or in such other form or manner as is reasonably satisfactory to the Borrower Representative and the Administrative Agent.

“Threshold Amount” means the greater of (x) $161,000,000 and (y) 35.0% of Four Quarter Consolidated EBITDA.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans, Swing Line Loans and L/C Obligations.

“Tranche” means any Term Loan Tranche or any Revolving Tranche. “Transaction Commitment Date” has the meaning specified in Section 1.02(i).

“Transaction Costs” has the meaning given to such term in the definition of “Transactions”.

“Transactions” means (a) the Borrowers obtaining the initial Facilities hereunder (including, the borrowing of the initial Term Loans hereunder on the Closing Date), (b) the consummation of the Closing Date Refinancing, (c) distributions and other Restricted Payments to any of the Holding Companies, the proceeds of which will be used (i) to repay certain bridge facilities made available by the Sponsor and (ii) for distributions to the Sponsor and other investors and (d) the payment of all premiums, fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition or in connection with the

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negotiation, execution, delivery and performance of the Loan Documents and the transactions contemplated thereby, including to fund any original issue discount, upfront fees or legal fees and to grant and perfect any security interests (this clause (d), the “Transaction Costs”).

“Type” means, with respect to a Loan, its character as a Base Rate Loan, an Alternative Currency Daily Rate Loan, a SOFR Loan or an Alternative Currency Term Rate Loan.

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, interim receiver, trustee, monitor, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrowers on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrowers or made available to the Administrative Agent by any such Lender and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(d).

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

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“United States” and “U.S.” mean the United States of America. “Unpaid Amount” has the meaning specified in Section 7.05.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i). “Unrestricted Subsidiary” means:

(1)
any Subsidiary of a Borrower (other than a Borrower or any direct or indirect parent of a Borrower) that at the time of determination shall be designated an Unrestricted Subsidiary by the Borrower Representative in the manner provided below; and
(2)
any Subsidiary of an Unrestricted Subsidiary (other than a Borrower or any direct or indirect parent of a Borrower).

The Borrower Representative may designate any Subsidiary of a Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of a Borrower, but excluding any Borrower or any direct or indirect parent of the Borrower) to be an Unrestricted Subsidiary; provided, however, that immediately after giving effect to such designation (x) no Event of Default pursuant to Sections 8.01(a), (f) or (g) shall have occurred and be continuing as a result of such designation and (y) such Subsidiary does not own, directly or indirectly, any Equity Interests or hold any Indebtedness of, or hold a lien on any property of, any Loan Party or any other Restricted Subsidiary (other than a Restricted Subsidiary being designated as a Restricted Subsidiary at such time). The designation of any Restricted Subsidiary as an Unrestricted Subsidiary after the Closing Date shall constitute an Investment by the applicable Borrower (or its applicable Restricted Subsidiary) therein at the date of designation in an amount equal to the Fair Market Value of the applicable Borrower’s or the applicable Restricted Subsidiary’s investment therein.

The Borrower Representative may designate any Unrestricted Subsidiary to be a Restricted Subsidiary (a “Subsidiary Redesignation”). Any Indebtedness of such Subsidiary and any Liens encumbering its assets at the time of such designation shall be deemed newly incurred or established, as applicable, at such time.

Notwithstanding the foregoing, (i) none of the Holding Companies, the Borrowers or any of their respective Restricted Subsidiaries shall transfer or license (on an exclusive basis) any Material Intellectual Property to any Unrestricted Subsidiary (provided that, for the avoidance of doubt, this clause (i) shall not restrict the Holding Companies, the Borrowers or any of their respective Restricted Subsidiaries from licensing intellectual property to the extent otherwise permitted under this Agreement, in each case other than an exclusive license), and (ii) no Restricted Subsidiary that owns (or is the exclusive licensee of) any Material Intellectual Property, or that owns the Equity Interests of any Restricted Subsidiary that owns (or is the exclusive licensee of) any Material Intellectual Property may be designated as an Unrestricted Subsidiary.

For the avoidance of doubt, a Borrower may not be designated or constituted as an Unrestricted Subsidiary at any time; provided, however, that any Co-Borrower that has ceased to be a Co-Borrower pursuant to Section 11.03 prior to the effectiveness of such designation may be designated as an Unrestricted Subsidiary (provided that such designation is otherwise permitted hereunder).

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“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Subsidiary” means any Subsidiary of the Borrowers that is organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(h)(ii)(B)(3).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote (without regard to the occurrence of any contingency) in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one- twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100.0% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Working Capital” means, with respect to the Borrower Parties on a Consolidated basis, Consolidated Current Assets minus Consolidated Current Liabilities.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that Person or any other Person, to provide that

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any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a)
The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)
The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(c)
References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.
(d)
The term “including” is by way of example and not limitation.
(e)
The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.
(f)
Any reference herein to any Person shall be construed to include such Person’s successors and assigns.
(g)
In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”
(h)
Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
(i)
With respect to any (x) Investment or acquisition, merger, amalgamation or similar transaction or Disposition that has been definitively agreed to or publicly announced, (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of repayment (or similar notice), which may be conditional, has been delivered or (z) Permitted Change of Control (each, a “Limited Condition Transaction”), in each case for purposes of determining:
(1)
whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being Incurred in connection with such Limited Condition Transaction is permitted to be incurred in compliance with Article II or Section 7.01, as applicable;

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(2)
whether any Lien being Incurred in connection with such Limited Condition Transaction or to secure any such Indebtedness is permitted to be Incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;
(3)
whether any other transaction or action undertaken or proposed to be undertaken in connection with such Limited Condition Transaction (including any Restricted Payments, Dispositions, fundamental changes or designations of Restricted Subsidiaries or Unrestricted Subsidiaries) complies with the covenants or agreements contained in this Agreement;
(4)
any calculation of the ratios, tests, baskets or financial metrics, including Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated First Lien Net Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Interest Expense, Consolidated Net Income, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Assets, Consolidated Total Net Leverage Ratio, Four Quarter Consolidated EBITDA, Pro Forma Cost Savings and/or Minimum Permitted Change of Control Equity Contribution and baskets determined by reference to Consolidated EBITDA, Consolidated Net Income, Consolidated Total Assets or Four Quarter Consolidated EBITDA;
(5)
whether a Default or Event of Default exists;
(6)
other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing with respect to the Revolving Credit Commitments that exist on the Closing Date, whether any Default or Event of Default (or any specified Default or Event of Default) has occurred, is continuing or would result from such Limited Condition Transaction and any related transactions;
(7)
other than in connection with any L/C Credit Extension or any Revolving Credit Borrowing with respect to the Revolving Credit Commitments that exist on the Closing Date, whether any representations and warranties (or any specified representations and warranties) are true and correct; and
(8)
whether any condition precedent to the Limited Condition Transaction or any related transaction or action, including the Incurrence of Indebtedness (including Acquired Indebtedness), Disqualified Stock, Preferred Stock or Liens, in each case, that is being Incurred in connection with such Limited Condition Transaction is satisfied, at the option of the Borrower Representative, the date that the definitive agreement (or other relevant definitive documentation) for or public announcement of such Limited Condition Transaction is entered into or the date of any notice, which may be conditional (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma

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adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA”. For the avoidance of doubt, if the Borrower Representative elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in (i) the Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated First Lien Net Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Interest Expense, Consolidated Net Income, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Assets, Consolidated Total Net Leverage Ratio, Four Quarter Consolidated EBITDA, Pro Forma Cost Savings and/or total consolidated pro forma gross debt and equity capitalization of the Borrower Parties and (ii) the applicable exchange rate utilized in calculating compliance with any dollar-based provision of this Agreement, from the Transaction Commitment Date to the date of consummation of such Limited Condition Transaction, will not be taken into account for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Limited Condition Transaction, or in connection with compliance by any Holding Company or any Borrower Party with any other provision of the Loan Documents or any other transaction undertaken in connection with such Limited Condition Transaction, is permitted to be incurred, (b) for purposes of determining compliance with any provision which requires that no Default, Event of Default or specified Default or Event of Default, as applicable, has occurred, is continuing or would result from any such Limited Condition Transaction, such condition shall be deemed satisfied so long as no Default, Event of Default or specified Default or Event of Default, as applicable, exists on the Transaction Commitment Date, (c) for purposes of determining whether the bring down of representations and warranties (or specified representations and warranties) in connection with any such Limited Condition Transaction are true and correct, such condition shall be deemed satisfied so long as such representations and warranties, as applicable, are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on the Transaction Commitment Date, and (d) until such Limited Condition Transaction is consummated or such definitive agreements (or other relevant definitive documentation) are terminated (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn), such Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness) that are consummated after the Transaction Commitment Date and on or prior to the date of consummation of such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements (or other relevant definitive documentation) are entered into or public announcement is made and deemed to be outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement and before the date of consummation of such Limited Condition Transaction; provided that, if financial statements for one or more subsequent Test Periods shall have become available, prior to the consummation of the applicable Limited Condition Transaction, the Borrower Representative may elect, in its sole discretion, to re-determine availability under any applicable ratios, tests, baskets or financial metrics, for purposes of clauses (1) through (3) (in each case, to the extent such compliance requires the calculation of any ratios, tests, baskets or financial metrics) and clause (4) above on the basis of such financial statements, in which case, such date of redetermination shall thereafter be deemed to be the applicable Transaction Commitment Date of such ratio, test, basket or financial metric for purposes of such clauses. For the avoidance of doubt, the Borrowers shall not be required to give effect to prospective pricing “flex” or similar rights that have not been

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exercised on or prior to the Transaction Commitment Date for purposes of calculating any ratio, test, basket or financial metric in connection with this Section 1.02(i).

For purposes hereof, the “Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower Representative.

(j)
For the purposes of Sections 2.05(b)(ii), 6.12, 7.03, 7.04 and 7.05, an allocation of assets to a division of a Restricted Subsidiary that is a limited liability company, or an allocation of assets to a series of a Restricted Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Restricted Subsidiary to another Restricted Subsidiary.
(k)
If at any time any action or transaction meets the criteria of one or more than one of the categories of exceptions, thresholds or baskets set forth in Article VII or any definition used therein, the Borrowers may divide, classify and/or designate such action or transaction (or any portion thereof), and later (on one or more occasions) may re-divide, re-classify and/or re-designate such action or transaction (or any portion thereof), as consummated in reliance on one or more of such exceptions, thresholds and baskets as the Borrowers may determine in their sole discretion from time to time, including by re-dividing, re-classifying and/or re-designating any action or transaction originally consummated in reliance on one or more fixed exceptions, thresholds or baskets (“fixed baskets”) as consummated in reliance on any available incurrence-based exception, threshold or basket (“incurrence-based baskets”) available at the time of such re-division, re-classification and/or re-designation (for the avoidance of doubt, which determination shall be made without duplication of such applicable action or transaction to be re-divided, re-classified and/or re-designated) and if any ratio or financial test set forth in any applicable incurrence-based basket would be satisfied at any time after consummation of such action or transaction, such re-division, re-classification and/or re-designation shall be deemed to have automatically occurred if not elected by the Borrowers (provided that all Indebtedness under this Agreement Incurred on or after the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a)).
(l)
If any fixed baskets are intended to be utilized together with any incurrence-based baskets in any action or transaction, (i) compliance with or satisfaction of any applicable financial ratios or tests for such action or transaction (or any portion thereof) to be consummated under any incurrence-based baskets shall first be calculated without giving effect to amounts being utilized pursuant to any fixed baskets or any revolving credit loans incurred substantially concurrently with such action or transaction, but giving full Pro Forma Effect to all applicable and related transactions (including, subject to the foregoing with respect to fixed baskets, any incurrence and repayments of Indebtedness) and all other permitted pro forma adjustments, and (ii) thereafter, incurrence of the portion of such action or transaction to be consummated under any fixed baskets shall be calculated. No effect shall be given to any concurrent or substantially simultaneous

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borrowing under any Revolving Credit Facility in the calculation of any incurrence-based baskets.
(m)
All references to “in the ordinary course of business” of any Holding Company or any Borrower Party means (i) in the ordinary course of business of, or in furtherance of an objective that is in the ordinary course of business of such Holding Company or such Borrower Party, as applicable, (ii) customary and usual in the industry or industries of the Holding Companies and the Borrower Parties in the United States or any other jurisdiction in which the Holding Companies or any Borrower Party does business, as applicable, or (iii) generally consistent with the past or current practice of such Holding Company or such Borrower Party, as applicable, or any similarly situated businesses in the United States or any other jurisdiction in which any Holding Company or any Borrower Party does business, as applicable.
(n)
All references to “knowledge” of any Loan Party or a Restricted Subsidiary means the actual knowledge of a Responsible Officer of such Loan Party or Restricted Subsidiary.
(o)
Notwithstanding anything to the contrary in this Agreement and the other Loan Documents, all of the Transactions are expressly permitted under this Agreement and the other Loan Documents and without using or reducing any baskets or caps set forth in this Agreement or any other Loan Document. All schedules to (and disclosures pursuant to the representations, warranties and certificates made or deemed made on the Closing Date in) the Loan Documents entered into and delivered by the Persons party thereto on the Closing Date shall be deemed to be effective immediately after giving effect to the consummation of the Transactions on the Closing Date.

Section 1.03 Accounting Terms.

(a)
All financial statements and all financial data required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time, and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect on the date hereof. Notwithstanding anything to the contrary above or elsewhere in this Agreement, unless the Borrower Representative elects otherwise, all obligations of any Person that are or would have been treated as operating leases for purposes of GAAP prior to the issuance by the Financial Accounting Standards Board on February 25, 2016 of an Accounting Standards Update (the “ASU”) shall continue to be accounted for as operating leases (and not be treated as financing or capital lease obligations or Indebtedness) for purposes of all financial definitions, calculations and deliverables under this Agreement or any other Loan Document (including the calculation of Capitalized Lease Obligation, Consolidated Cash Interest Expense, Consolidated Current Liabilities, Consolidated EBITDA, Consolidated Interest Expense, Consolidated Net Income, Four Quarter Consolidated EBITDA and Indebtedness) (whether or not such operating lease obligations were in effect on such date) notwithstanding the fact that such obligations are required in accordance with the ASU or any other change in accounting treatment or otherwise (on a prospective or retroactive basis

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or otherwise) to be treated as or to be recharacterized as financing or capital lease obligations or otherwise accounted for as liabilities in financial statements.
(b)
If at any time any change in GAAP or the application thereof would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower Representative or the Required Lenders shall so request, the Administrative Agent and the Borrower Representative shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders, such consent not to be unreasonably withheld, conditioned or delayed (which shall be deemed granted so long as the Administrative Agent has not received written notice of objection to such amendment from Lenders comprising Required Lenders by the fifth (5th) Business Day after any such proposed amendment has been posted to all Lenders) (provided that any change affecting the computation of the ratio set forth in Section 7.08 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed) and the Borrower Representative); provided that, until so amended, (i) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein or (ii) the Borrower Representative may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.
(c)
Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrowers, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight savings or standard, as applicable).

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Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of “Interest Period”) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally.

(a)
Any amount specified in this Agreement (other than in Articles II, IX and X or as set forth in clause (b) of this Section 1.08) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount (the “Agent’s Spot Rate of Exchange”) to be determined at the rate of exchange for the purchase of Dollars with the Alternative Currency or other currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York City time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price” or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in dollars as determined by reference to such other publicly available service for displaying exchange rates as may be agreed upon by the Administrative Agent and the Borrowers, or, in the absence of such agreement, such rate shall instead be the arithmetic average of the spot rates of exchange of the Administrative Agent in the market where its foreign currency exchange operations in respect of such currency are then being conducted, at or about 10:00 a.m. (New York City time) on such date for the purchase of Dollars for delivery two Business Days later); provided that if any basket is exceeded solely as a result of fluctuations in applicable currency exchange rates after the last time such basket was utilized, such basket will be deemed not to have been exceeded solely as a result of such fluctuations in currency exchange rates.
(b)
For purposes of determining the Consolidated First Lien Net Leverage Ratio, the Consolidated Interest Coverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, amounts denominated in a currency other than Dollars will be converted to Dollars for the purposes of (i) testing the Financial Covenant, at the Exchange Rate as of the last day of the fiscal quarter for which such measurement is being made, and (ii) calculating the Consolidated First Lien Net Leverage Ratio (other than for the purposes of determining compliance with Section 7.08), the Consolidated Interest Coverage Ratio, the Consolidated Senior Secured Net Leverage Ratio and the Consolidated Total Net Leverage Ratio, at the Exchange Rate as of the date of determination, and will, in the case of Indebtedness and Consolidated Funded Indebtedness, be the weighted average exchange rates used for determining Consolidated EBITDA for the relevant period; provided that if any Borrower Party has entered into any currency Swap Contracts in respect of any borrowings, the Dollar Amount of such borrowings shall be determined by first taking into account the effects of that currency Swap Contract.
(c)
The Administrative Agent shall determine the Dollar Amount of each Revolving Credit Loan denominated in an Alternative Currency and L/C Obligation in respect of Letters of Credit denominated in an Alternative Currency (i) for Revolving Credit Loans, as of the first day of each Interest Period applicable thereto, (ii) upon the

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issuance and increase of any Letter of Credit denominated in an Alternative Currency and (iii) shall, on a semi-annual basis, promptly notify the applicable Borrower and the Revolving Credit Lenders of each Dollar Amount so determined by it. Each such determination shall be based on the Exchange Rate on the date of the related Committed Loan Notice for purposes of the initial such determination for any Revolving Credit Loan.
(d)
Notwithstanding anything to the contrary in this Agreement, (i) any representation or warranty that would be untrue or inaccurate, (ii) any undertaking that would be breached or (iii) any event that would constitute a Default or an Event of Default, in each case, solely as a result of fluctuations in applicable currency exchange rates, shall be deemed not to be untrue, inaccurate, breached or so constituted, as applicable, solely as a result of such fluctuations in currency exchange rates.
(e)
Wherever in this Agreement in connection with a Borrowing, conversion, continuation or prepayment of a SOFR Loan or Alternative Currency Loans or the issuance, amendment or extension of a Letter of Credit, an amount, such as a required minimum or multiple amount, is expressed in Dollars, but such Borrowing, SOFR Loan, or Alternative Currency Loans or Letter of Credit is denominated in an Alternative Currency such amount shall be the relevant Dollar Amount of such Alternative Currency (rounded to the nearest unit of such Alternative Currency, with 0.5 of a unit being rounded upward), as determined by the Administrative Agent or the L/C Issuer, as the case may be.

Section 1.09 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated Dollar Amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that (i) if any presentation of drawing documents shall have been made on or prior to the expiration date of such Letter of Credit and the applicable L/C Issuer shall not yet have honored such drawing or given notice of dishonor, the amount of such Letter of Credit that is the subject of such drawing shall be treated as still outstanding and (ii) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the Dollar Amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.10 Pro Forma Calculations . Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the Consolidated Cash Interest Expense, Consolidated EBITDA, Consolidated First Lien Net Leverage Ratio, Consolidated Interest Coverage Ratio, Consolidated Interest Expense, Consolidated Net Income, Consolidated Senior Secured Net Leverage Ratio, Consolidated Total Assets, Consolidated Total Net Leverage Ratio, Four Quarter Consolidated EBITDA, Pro Forma Cost Savings and/or Minimum Permitted Change of Control Equity Contribution shall be calculated (including, in each case, for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four quarter period (including, with respect to any proposed Investment or acquisition pursuant to Rule 2.7 of The City Code on Takeovers and Mergers (or a similar arrangement) for which committed financing is obtained or is sought to be obtained, the relevant determination or calculation may be made with respect to an event occurring or intended to occur subsequent to such four-quarter period); provided that notwithstanding the foregoing, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) determining the applicable percentage of Excess Cash Flow

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for purposes of Section 2.05(b), (ii) the Applicable Rate and (iii) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant, any Specified Transaction and any related adjustment contemplated in the definition of “Pro Forma Basis” (and corresponding provisions of the definition of “Consolidated EBITDA”) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect; provided further, that notwithstanding the foregoing, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of determining the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), at the election of the Borrower Representative, the Consolidated First Lien Net Leverage Ratio may be calculated to give Pro Forma Effect to the Excess Cash Flow payment to be made in respect of such Excess Cash Flow Period and all prepayments, amounts and expenditures that are committed to be made during the applicable Excess Cash Flow Period or at any time during the period of four consecutive fiscal quarters following the end of the applicable Excess Cash Flow Period. . Notwithstanding anything to the contrary contained herein, for purposes of calculating any leverage ratio herein in connection with the incurrence of any Indebtedness, there shall be no netting of the cash proceeds proposed to be received in connection with the incurrence of such Indebtedness. For calculations of LTM EBITDA, each reference in this Agreement or the other Loan Documents to the applicable four quarter period (or similar terms) shall be deemed to refer to the most recent twelve consecutive month period as to which financial statements of the Borrowers are internally available (as determined by the Borrower Representative in good faith) as of such date of determination.

Section 1.11 Calculation of Baskets. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Four Quarter Consolidated EBITDA and/or Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will be deemed not to have been exceeded solely as a result of such fluctuations.

Section 1.12 Additional Alternative Currencies.

(a)
The Borrowers may from time to time request that Revolving Credit Loans be made and/or Letters of Credit be issued in a currency other than those specifically listed in the definition of “Alternative Currency”; provided that such requested currency is a lawful currency that is readily available and freely transferable and convertible into Dollars and so long as a quoted rate is available for such currency in the Administrative Agent’s reasonable discretion. In the case of any such request with respect to the making of Revolving Credit Loans to a Borrower, such request shall be subject to the approval of the Administrative Agent and each applicable Revolving Credit Lender to such Borrower; and, in the case of any such request with respect to the issuance of Letters of Credit, such request shall be subject to the approval of the Administrative Agent and the applicable L/C Issuer; and in the case of any such request with respect to the issuance of Swing Line Loans, such request shall be subject to the approval of the Administrative Agent and the applicable Swing Line Lenders.
(b)
Any such request shall be made to the Administrative Agent not later than 11:00 a.m. ten Business Days prior to the date of the desired Borrowing (or such other time or date as may be agreed by the Administrative Agent and, in the case of any such request pertaining to Letters of Credit, the relevant L/C Issuer, in its or their sole discretion). In the case of any such request pertaining to Revolving Credit Loans, the Administrative Agent shall promptly notify each applicable Revolving Credit Lender thereof and in the case of any such request pertaining to Letters of Credit, the Administrative Agent shall promptly notify the relevant L/C Issuer. Each such

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Revolving Credit Lender (in the case of any such request pertaining to Revolving Credit Loans) or the L/C Issuer (in the case of a request pertaining to Letters of Credit) shall notify the Administrative Agent, not later than 11:00 a.m., five Business Days after receipt of such request whether it consents, in its sole discretion, to the making of such Revolving Credit Loans or the issuance of Letters of Credit, as the case may be, in the requested currency.
(c)
Any failure by any applicable Revolving Credit Lender or any L/C Issuer, as the case may be, to respond to such request within the time period specified in the preceding paragraph (b) shall be deemed to be a refusal by such Revolving Credit Lender or L/C Issuer, as the case may be, to permit Revolving Credit Loans to be made or Letters of Credit to be issued in such requested currency. If the Administrative Agent and all the Revolving Credit Lenders that would be obligated to make Revolving Credit Loans denominated in such requested currency consent to making Revolving Credit Loans in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Borrowings of Revolving Credit Loans; and if the Administrative Agent and the relevant L/C Issuer consent to the issuance of Letters of Credit in such requested currency, the Administrative Agent shall so notify the Borrowers and such currency shall thereupon be deemed for all purposes to be an Alternative Currency hereunder for purposes of any Letter of Credit issuances. If the Administrative Agent shall fail to obtain the requisite consent to any request for an additional currency under this Section 1.12, the Administrative Agent shall promptly so notify the Borrowers.

Section 1.13 Agreed Security Principles. The determination of the guarantees to be provided by the Non-U.S. Subsidiaries and the determination of Collateral to be provided by the Non-U.S. Subsidiaries and the Collateral Documents to be delivered under this Agreement by the Non-U.S. Subsidiaries, and any obligation to enter into such document or obligation and/or provide security in any Collateral, by any such Non-U.S. Subsidiaries, shall be subject in all respects to the Agreed Security Principles.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS

Section 2.01 The Loans.

(a)
Term Borrowings.
(i)
Subject to the terms and conditions set forth herein, each Initial Term Lender severally agrees to make a single loan denominated in Dollars to the Borrowers on the Closing Date in an amount not to exceed such Initial Term Lender’s Initial Term Commitment (the “Initial Term Loans”); provided that any Delayed Draw Term Loans (as defined prior to the First Amendment Effective Date) that were funded hereunder prior to the First Amendment Effective Date shall also be deemed to constitute Initial Term Loans following such funding. The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Initial Term Lenders in accordance with their respective Initial Term Commitments. Amounts borrowed under this Section 2.01(a)(i) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). Initial Term Loans may be Base Rate

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Loans or SOFR Loans as further provided herein. The Initial Term Loans and Delayed Draw Term Loans funded prior to the First Amendment Effective Date will be treated as the same Tranche (i.e., “fungible,” including for U.S. federal income Tax purposes) and will have the same CUSIP if applicable
(ii)
~~(a) Term Borrowings.~~ Subject to the terms and conditions set forth ~~herein~~in the First Amendment, each ~~Initial~~2026-1 New Term Lender severally agrees to make a single ~~loan~~2026-1 New Term Loan denominated in Dollars to the Borrowers on the ~~Closing~~First Amendment Effective Date in ~~an~~a principal amount not to exceed such ~~Initial~~2026-1 New Term Lender’s ~~Initial~~2026-1 New Term Commitment ~~(the “Initial  Term Loans”)~~. Amounts borrowed under this Section 2.01(a)(ii) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). 2026-1 New Term Loans may be Base Rate Loans or SOFR Loans as further provided herein; provided that any Delayed Draw Term Loans that are funded hereunder on or after the First Amendment Effective Date shall also be deemed to constitute ~~Initial~~2026-1 New Term Loans following such funding~~. The Initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Initial Term Lenders in accordance with their respective Initial Term Commitments~~. At any time and from time to time during the Delayed Draw Commitment Period, on no more than twelve (12) occasions (or such greater number to the extent permitted by the Required Delayed Draw Lenders (and only such Lenders)), subject to the terms and conditions set forth in Section 4.03 hereof, each Delayed Draw Lender with a Delayed Draw Commitment severally agrees to make to the Borrowers on the applicable Delayed Draw Closing Date a Term Loan denominated in Dollars in an aggregate amount requested by the Borrowers but not exceeding such Delayed Draw Lender’s unfunded Delayed Draw Commitment as of such date immediately prior to giving effect to such Borrowing (the “Delayed Draw Term Loans”); provided that the aggregate principal amount of all such Borrowings of Delayed Draw Term Loans shall not exceed the aggregate amount of the Delayed Draw Commitments as of the ~~Closing~~First Amendment Effective Date. Amounts borrowed under this Section 2.01(a)(ii) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). ~~Initial~~2026-1 New Term Loans and Delayed Draw Term Loans may be Base Rate Loans or SOFR Loans as further provided herein. The ~~Initial~~2026-1 New Term Loans and Delayed Draw Term Loans funded on or after the First Amendment Effective Date will be treated as the same Tranche (i.e., “fungible,” including for U.S. federal income Tax purposes) and will have the same CUSIP if applicable.

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(b)
The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars or in one or more Alternative Currencies to the Borrowers (each such loan, a “Revolving Credit Loan”) from time to time on and after the Closing Date on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Aggregate Commitments under the Revolving Credit Facility and (ii) the aggregate Pro Rata Share of the Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of Swing Line Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrowers may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans (in the case of Revolving Credit Loans denominated in Dollars), Alternative Currency Daily Rate Loans (in the case of Revolving Credit Loans denominated in Alternative Currencies), SOFR Loans or Alternative Currency Term Rate Loans (in the case of Revolving Credit Loans denominated in Alternative Currencies), as further provided herein. To the extent that any portion of the Revolving Credit Facility has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) shall be allocated pro rata among the Revolving Tranches.
(c)
After the Closing Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment or a 2026-1 New Term Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans or 2026-1 New Term Loans) severally agrees to make a Term Loan denominated in Dollars or such other Alternative Currency under such Tranche to the Borrowers in an amount not to exceed such Term Lender’s Term Commitment under such Tranche on the date of incurrence thereof, which Term Loans under such Tranche shall be incurred pursuant to a single drawing on the date set forth for such incurrence. Such Term Loans may be Base Rate Loans, SOFR Loans or Alternative Currency Loans as further provided herein. Once repaid, Term Loans incurred hereunder may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14).

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a)
Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, and each continuation of SOFR Loans or Alternative Currency Term Rate Loans, shall be made upon irrevocable notice by the Borrower Representative to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than (i) 11:00 a.m. (New York City time) three Business Days prior to the requested date of any Borrowing of, conversion of Base Rate Loans to, or continuation of, SOFR Loans (other than a Borrowing on the Closing Date or the First Amendment Effective Date, which may be made one Business Day prior to the requested date of such Borrowing), (ii) 11:00 a.m. (New York City time) on the requested date of any Borrowing of Base Rate Loans or of any conversion of SOFR Loans to Base

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Rate Loans, (iii) 11:00 a.m. (New York City time) three Business Days prior to the requested date of any Borrowing of, or conversion of Loans referencing EURIBOR to, or continuation of, Loans referencing EURIBOR, (iv) 12:00 p.m. (New York City time) three Business Days prior to the requested date of any Borrowing of, or conversion of Loans referencing Term CORRA to, or continuation of, Loans referencing Term CORRA; and (v) for Borrowings of, or conversions of Loans referencing an Alternative Currency Daily Rate or Alternative Currency Term Rate (in each case, other than EURIBOR and Term CORRA), as advised by the Administrative Agent in writing from time to time. Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower Representative; provided however that (x) each request for a Swing Line Loan Borrowing shall be made in accordance with Section 2.04 and (y) such notices may be conditioned on the occurrence of the Closing Date or any transaction anticipated to occur in connection with the Borrowing of such Loans, in which case such notice may be revoked or extended by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

Each Term Borrowing of, conversion to or continuation of SOFR Loans or Alternative Currency Loans shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount) (or, solely in the case of the Delayed Draw Term Loans, $15,000,000 (or the equivalent Dollar Amount), or the remainder thereof, if less), or (ii) a whole multiple of $500,000 (or the equivalent Dollar Amount) in excess thereof, or the remainder thereof, if less. Except as provided in Section 2.03(d), each Term Borrowing of, or conversion to, Base Rate Loans or Alternative Currency Daily Rate Loans shall be (i) in a principal amount of $1,000,000 (or the equivalent Dollar Amount) (or, solely in the case of the Delayed Draw Term Loans, $15,000,000 (or the equivalent Dollar Amount, or the remainder thereof, if less)), or (ii) a whole multiple of $500,000 (or the equivalent Dollar Amount) in excess thereof, or the remainder thereof, if less. Each other Borrowing of, conversion to or continuation of SOFR Loans or Alternative Currency Term Rate Loans shall be (i) in a principal amount of $500,000 (or the equivalent Dollar Amount) (or, solely in the case of the Delayed Draw Term Loans, $15,000,000 (or the equivalent Dollar Amount), or the remainder thereof, if less), or (ii) a whole multiple of $100,000 (or the equivalent Dollar Amount) in excess thereof, or the remainder thereof, if less. Except as provided in Section 2.03(d), each other Borrowing of, or conversion to, Base Rate Loans or Alternative Currency Daily Rate Loans shall be (i) in a principal amount of $500,000 (or the equivalent Dollar Amount) (or, solely in the case of the Delayed Draw Term Loans, $15,000,000 (or the equivalent Dollar Amount) , or the remainder thereof, if less), or (ii) a whole multiple of $100,000 (or the equivalent Dollar Amount) in excess thereof, or the remainder thereof, if less.

Each Committed Loan Notice shall specify (i) the identity of the Borrower requesting a Credit Extension, (ii) whether such Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of a Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, or a continuation of SOFR Loans or Alternative Currency Term Rate Loans, (iii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iv) the principal amount of Loans to be borrowed, converted or continued, (v) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted, (vi) if applicable, the duration of the Interest Period with respect thereto, and (vii) the currency in which the Loans to be borrowed are to be denominated (which shall be Dollars or an Alternative Currency). If, with respect to any SOFR Loans or Alternative Currency Term Rate Loans, the applicable Borrower fails to specify a Type of Loan in a Committed Loan Notice or if the applicable Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans, or Revolving Credit Loans shall be made as, or converted to, SOFR Loans or Alternative Currency Term Rate Loans with an Interest

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Period of one month. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans or Alternative Currency Term Rate Loans. If a Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans or Alternative Currency Term Rate Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b)
Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its Pro Rata Share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of SOFR Loan or Alternative Currency Term Rate Loan is provided by the Borrower Representative, the Administrative Agent shall notify each Lender of the details of any automatic conversion to or continuation of SOFR Loans or Alternative Currency Term Rate Loans with an Interest Period of one month as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 3:00 p.m. (New York City time) in the case of Loans denominated in Dollars, and not later than the applicable time specified by the Administrative Agent in the case of any Revolving Credit Loan denominated in an Alternative Currency, in each case, on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the applicable Borrowers by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the applicable Borrowers to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, the other conditions set forth in Section 4.01, or, if such Borrowing is a Delayed Draw Term Loan, Section 4.03), the Administrative Agent shall make all funds so received available to the applicable Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the applicable Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the applicable Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower Representative and to be made available to the Borrowers, there are L/C Borrowings or Swing Line Loans outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, second, to the payment in full of any such Swing Line Loans, and third, to the applicable Borrowers as provided above.
(c)
Except as otherwise provided herein, a SOFR Loan and/or an Alternative Currency Term Rate Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan or Alternative Currency Term Rate Loan. During the existence of an Event of Default, at the prior written election of the Required Lenders, no Loans may be requested as, converted to or continued as (i) SOFR Loans or (ii) Alternative Currency Term Rate Loans denominated in any Alternative Currency for which there is an available Alternative Currency Daily Rate. For the avoidance of doubt, Swing Line Loans may not be converted or continued.

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(d)
The Administrative Agent shall promptly notify the Borrowers and the Lenders of the interest rate applicable to any Interest Period for SOFR Loans or Alternative Currency Term Rate Loans upon determination of such interest rate. The determination of the SOFR, CORRA, Term CORRA or EURIBOR by the Administrative Agent shall be conclusive in the absence of manifest error.
(e)
After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to another, and all continuations of Term Loans or Revolving Credit Loans of the same Type, there shall not be more than ten Interest Periods in effect.
(f)
The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.

Section 2.03 Letters of Credit .

(a)
The Letter of Credit Commitment. (i) Subject to the terms and conditions set forth herein,
(A)
each L/C Issuer agrees, in reliance upon (among other things) the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars (or such other currencies that may be agreed by the applicable L/C Issuer and the Borrowers from time to time in accordance with Section 1.12) for the account of any Borrower Party (provided that the Borrowers hereby irrevocably agrees to reimburse the applicable L/C Issuer for amounts drawn on any Letters of Credit issued for the account of any Borrower Party on a joint and several basis with such Restricted Subsidiary and shall be a co-applicant for each such Letter of Credit issued for the account of a Restricted Subsidiary, but in no event shall any Controlled Non-U.S. Subsidiary, any FSHCO or any direct or indirect Subsidiary of a Controlled Non-U.S. Subsidiary or FSHCO be responsible for any amounts drawn on any Letters of Credit issued for the account of the Borrowers or a Subsidiary) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts under the Letters of Credit; and
(B)
the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of any Borrower Party; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (v) the Total Revolving Credit Outstandings in respect of any Revolving Tranche would exceed the Aggregate Commitment under such Revolving Tranche, (w) the Total Revolving Credit Outstandings would exceed the Aggregate Commitment under the Revolving Credit Facility, (x) the aggregate Pro Rata Share of the Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations would exceed such Lender’s Revolving Credit Commitment, (y) the Outstanding Amount of the L/C Obligations of the

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applicable L/C Issuer would exceed such L/C Issuers Letter of Credit Commitment or (z) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit; provided, further, that no L/C Issuer identified on Schedule 1.01(f) shall have any obligation to make an L/C Credit Extension if, after giving effect thereto, the L/C Obligations in respect of Letters of Credit issued by such L/C Issuer would exceed the amount set forth opposite such L/C Issuer’s name on Schedule 1.01(f). Within the foregoing limits, and subject to the terms and conditions hereof, the Borrowers’ ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrowers may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or been terminated or that have been drawn upon and reimbursed. All Letters of Credit shall be denominated in Dollars or an Alternative Currency; provided that each L/C Issuer’s obligation to issue Letters of Credit in any Alternative Currency shall be subject to the currency limitations set forth on Schedule 1.01(f).
(ii)
No L/C Issuer shall be under any obligation to issue any Letter of Credit (and, in the case of clause (B) and (C) unless the applicable requisite consents specified therein have been obtained, no L/C Issuer shall issue any Letter of Credit) if:
(A)
any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;
(B)
subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur after the earlier of (x) five Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the next preceding Business Day) and (y) more than 12 months after the date of issuance or last renewal, unless the applicable L/C Issuer, in its sole discretion, have approved in writing such expiry date.
(C)
the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the applicable L/C Issuer have approved in writing such expiry date and/or (ii) the applicable L/C Issuer has approved in writing such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least three Business Days prior to the Letter of Credit Expiration Date;
(D)
the issuance of such Letter of Credit would violate one or more generally applicable policies of such L/C Issuer in place at the time of such request;

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(E)
such Letter of Credit is in an initial stated amount of less than $5,000 (or the equivalent Dollar Amount) or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;
(F)
such Letter of Credit is denominated in a currency other than Dollars (or such other currencies that may be agreed by L/C Issuers and the Borrowers from time to time in accordance with Section 1.12);
(G)
the proceeds of any Letter of Credit would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or any dealing or investment in or with any country or territory that, at the time of such funding, is a Sanctioned Country, in each case, in violation of applicable Sanctions Laws and Regulations or (ii) in any manner that would result in a violation of any applicable Sanctions Laws and Regulations by any party to this Agreement;
(H)
such L/C Issuer does not as of the issuance date of such requested Letter of Credit issue Letters of Credit in the requested currency; or
(I)
any Revolving Credit Lender is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)(iv) or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrowers or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure (after giving effect to Section 2.17(a)(iv)) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.
(iii)
No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.
(iv)
Each L/C Issuer shall act on behalf of the Revolving Credit Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.
(v)
Notwithstanding anything to the contrary contained in this Agreement, (x) the applicant for the Existing Letter of Credit #2024041901 set forth on Schedule 1.01(c) shall be permitted to be Kaman Holdings, an Initial Holding Company, (y) such Existing Letter of Credit shall be treated under this Agreement as if the applicant therefor were a Borrower and (z) such applicant shall be subject to the obligations expressly set forth in this Agreement with respect to such Existing Letter of Credit as if it were a Borrower.

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(b)
The foregoing benefits and immunities shall not excuse any L/C Issuer from liability to the Borrowers to the extent of any direct damages (as opposed to indirect, special, consequential, punitive or exemplary damages claims which are hereby waived by the Borrowers to the extent permitted by applicable law) suffered by the Borrowers that are caused by such L/C Issuer’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.
(c)
Procedures for Issuance and Amendment of Letters of Credit; Auto-Extension Letters of Credit.
(i)
Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the applicable Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of an irrevocable Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C Issuer, accompanied by an English translation certified by the Borrower Representative to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the Borrower Representative. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 2:00 p.m. (New York City time) at least five Business Days (or such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Revolving Credit Facility, unless the Administrative Agent and the applicable L/C Issuer otherwise agree); (B) the amount thereof and the currency in which such Letter of Credit is to be denominated; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be a Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment; and (4) such other matters as the applicable L/C Issuer may reasonably request.
(ii)
Promptly following delivery of any Letter of Credit Application to the applicable L/C Issuer, the applicable L/C Issuer will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application and, if the Administrative Agent has not received a copy of such Letter of Credit Application, then the applicable L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date,

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issue a Letter of Credit for the account of any Borrower Party (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the Revolving Credit Facility multiplied by the amount of such Letter of Credit.
(iii)
If a Borrower so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic extension or renewal provisions (each, an “Auto-Extension Letter of Credit”); provided that any such Auto-Extension Letter of Credit must permit such L/C Issuer to prevent any such extension or renewal at least once in each 12-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such 12-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrowers shall not be required to make a specific request to such L/C Issuer for any such extension or renewal. Once an Auto-Extension Letter of Credit has been issued, the Revolving Credit Lenders shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the extension or renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such extension or renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its extended or renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).
(iv)
Promptly upon request thereof by a Borrower or the Administrative Agent and after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower Representative, the applicable Borrower Party and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Administrative Agent in turn will notify each Revolving Credit Lender of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.
(v)
Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information regarding a prospective account party or applicant that is not a Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit. Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement for the account of any Borrower Party (an “Other LC”), and (b) such Letter of Credit is issued to provide credit support for such Other LC, no amendments may be made to such Other LC without the consent of the applicable L/C Issuer hereunder.

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(d)
Drawings and Reimbursements; Funding of Participations.
(i)
Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit, the applicable L/C Issuer shall, within the period determined by applicable Law or rules specified in such Letter of Credit, examine drawing document(s). After such examination of drawing document(s), the applicable L/C Issuer shall notify the Borrower Representative of the date and the amount of a draft presented under any Letter of Credit and paid by such L/C Issuer. Each L/C Issuer shall notify the Borrower Representative on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrowers shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount and in the currency of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower Representative shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 12:00 p.m. (New York time) in the case of drawings in Dollars or an Alternative Currency, in each case, on the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrowers therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrowers fail to so reimburse such L/C Issuer on such next Business Day, the L/C Issuer will notify the Administrative Agent thereof and the Administrative Agent shall promptly notify each Revolving Credit Lender under the applicable Revolving Tranche of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, in the case of an Unreimbursed Amount, the Borrowers shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans in Dollars or the applicable Alternative Currency, as applicable, to be disbursed on such date in an amount equal to, and denominated in the same currency as, the Unreimbursed Amount, in accordance with the requirements of Section 2.02 but without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans, Alternative Currency Daily Rate Loans, SOFR Loans or Alternative Currency Term Rate Loans, as the case may be, but subject to the amount of the unused portion of the Revolving Credit Commitments under such Revolving Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.
(ii)
Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) under the applicable Revolving Tranche shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Administrative Agent’s Office in an amount equal to, and in Dollars, its applicable Pro Rata Share of the Unreimbursed Amount not later than 12:00 p.m. (New York Time) on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)(iii), each Revolving Credit Lender under such

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Revolving Tranche that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan under such Revolving Tranche to the Borrowers in such amount. The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.
(iii)
With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied (other than the condition in Section 4.02(c), which shall be deemed to be satisfied) or for any other reason, the Borrowers shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Revolving Credit Loans. In such event, each such Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)(ii) shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.
(iv)
Until each Revolving Credit Lender under the applicable Revolving Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.
(v)
Each applicable Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each such Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower Representative of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrowers to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.
(vi)
If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)(ii), then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable

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administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.
(e)
Repayment of Participations.
(i)
If, at any time after an L/C Issuer has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrowers or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.
(ii)
If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender shall pay to the Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.
(f)
Obligations Absolute. The obligation of the Borrowers to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:
(i)
any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;
(ii)
the existence of any claim, counterclaim, setoff, defense or other right that the Borrowers or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

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(iii)
any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;
(iv)
any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver, interim receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;
(v)
any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrowers in respect of such Letter of Credit; or
(vi)
any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the Borrowers’ obligations hereunder.

The Borrowers shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the instructions of a Borrower or other irregularity, the Borrower Representative will promptly notify the applicable L/C Issuer. The Borrowers shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g)
Role of L/C Issuer. Each Lender and the Borrowers agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrowers hereby assume all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrowers from pursuing such rights and remedies as it may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (vi) of Section 2.03(f); provided, however, that anything in such

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clauses to the contrary notwithstanding, the Borrowers may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrowers, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by a Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may, in its sole discretion, either accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
(h)
Letter of Credit Fees. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its applicable Pro Rata Share, a Letter of Credit fee in Dollars which shall accrue for each Letter of Credit on the Dollar Amount thereof in an amount equal to the Applicable Rate then in effect for SOFR Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)(iv), with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable fifteen Business Days following each fiscal quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, the date of termination or expiration of the applicable Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.
(i)
Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrowers shall pay directly to the applicable L/C Issuer for its own account to be agreed between the Borrowers and the applicable L/C Issuer (not to exceed 0.125% per annum) multiplied by the maximum daily amount then available to be drawn under such Letter of Credit on a quarterly basis in arrears and based on the Dollar Amount thereof. Such fronting fee shall be due and payable fifteen days after the last day of each fiscal quarter in arrears, commencing with the first such date to occur after the issuance of such Letter of Credit, on the Letter of Credit Expiration Date and thereafter on demand. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.09. Such fronting fees shall be computed on a 360 days in a year basis. In addition, the Borrowers shall pay directly to the applicable L/C Issuer for its own account the customary

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issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.
(j)
Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.
(k)
Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals less than 31 days (and in no event shall any such report be provided earlier than the fifth Business Day after the end of any calendar month in respect of a calendar month period); provided, further, that failure to provide any such reporting shall not impair the rights of an L/C Issuer under the Loan Documents.
(l)
Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unused Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (l) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrowers agree to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (l)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrowers shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.

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(m)
Letters of Credit Issued for Account of Restricted Subsidiaries. Notwithstanding that a Letter of Credit issued or outstanding hereunder supports any obligations of, or is for the account of, a Restricted Subsidiary, or states that a Restricted Subsidiary is the “account party,” “applicant,” “customer,” “instructing party,” or the like of or for such Letter of Credit, and without derogating from any rights of the applicable L/C Issuer (whether arising by contract, at law, in equity or otherwise) against such Restricted Subsidiary in respect of such Letter of Credit, the Borrowers (i) shall reimburse, indemnify and compensate the applicable L/C Issuer hereunder for such Letter of Credit (including to reimburse any and all drawings thereunder) as if such Letter of Credit had been issued solely for the account of the applicable Borrower and (ii) irrevocably waives any and all defenses that might otherwise be available to it as a guarantor or surety of any or all of the obligations of such Restricted Subsidiary in respect of such Letter of Credit. The Borrowers hereby acknowledge that the issuance of such Letters of Credit for their Restricted Subsidiaries inures to the benefit of the Borrowers, and that the Borrowers’ business derives substantial benefits from the businesses of such Restricted Subsidiaries.
(n)
Applicability of ISP and UCP. Unless otherwise expressly agreed in writing by the applicable L/C Issuer and the applicable Borrower when a Letter of Credit is issued by such L/C Issuer, (i) the rules of the ISP shall apply to each standby Letter of Credit and (ii) the rules of the UCP shall apply to each commercial Letter of Credit. Notwithstanding the foregoing, no L/C Issuer shall be responsible to the Borrowers for, and such L/C Issuer’s rights and remedies against the Borrowers shall not be impaired by, any action or inaction of such L/C Issuer required or permitted under any law, order, or practice that is required or permitted to be applied to any Letter of Credit or this Agreement, including the Laws or any order of a jurisdiction where such L/C Issuer or the beneficiary is located, the practice stated in the ISP or UCP, as applicable, or in the decisions, opinions, practice statements, or official commentary of the International Chamber of Commerce Banking Commission, the Bankers Association for Finance and Trade (BAFT), or the Institute of International Banking Law & Practice, whether or not any Letter of Credit chooses such laws or practice rules.
(o)
Replacement of an L/C Issuer. Any L/C Issuer may be replaced at any time by written agreement between the Borrower Representative, the Administrative Agent, the replaced L/C Issuer and the successor L/C Issuer. The Administrative Agent shall notify the Revolving Credit Lenders of any such replacement of an L/C Issuer. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced L/C Issuer pursuant to clauses (h) and (i) above. From and after the effective date of any such replacement, (i) the successor L/C Issuer shall have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit to be issued by it thereafter and (ii) references herein to the term “L/C Issuer” shall be deemed to include such successor or any previous L/C Issuer, or such successor and all previous L/C Issuers, as the context shall require. After the replacement of an L/C Issuer hereunder, the replaced L/C Issuer shall remain a party hereto and shall continue to have all the rights and obligations of an L/C Issuer under this Agreement with respect to Letters of Credit issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit or to extend, reinstate, or otherwise amend any then existing Letter of Credit.

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Section 2.04 Swing Line Loans.

(a)
Swing Line Loan. Subject only to the satisfaction (or waiver by the Swing Line Lenders) of the conditions set forth in Section 4.02, the Swing Line Lenders, in reliance on the agreements of the Revolving Credit Lenders set forth in this Section 2.04, agree to make Swing Line Loans in Dollars to the Borrowers from time to time on any Business Day during the Revolving Commitment Period, in an aggregate principal amount not to exceed at any time outstanding the amount of the Swing Line Sublimit; provided that, after giving effect to any Swing Line Loan, (x) (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Commitments and (ii) the aggregate principal amount outstanding of all Swing Line Loans shall not exceed the Swing Line Sublimit and (y) the aggregate Pro Rata Share of the Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of Swing Line Loans, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations shall not exceed such Lender’s Revolving Credit Commitment. Within the foregoing limits, the Borrowers may borrow, prepay and reborrow Swing Line Loans. Immediately upon the making of a Swing Line Loan by a Swing Line Lender, each Revolving Credit Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lenders a participation in such Swing Line Loan in an amount equal to such Revolving Credit Lender’s Pro Rata Share of the amount of such Swing Line Loan.
(b)
Borrowing Mechanics for Swing Line Loans. Each Swing Line Loan Borrowing shall be made upon the Borrower Representative’s irrevocable notice (on behalf of a Borrower) to the Swing Line Lenders and the Administrative Agent; provided however that such notice may be conditioned on the occurrence of any transaction anticipated to occur in connection with the Borrowing of such Swing Line Loans. Each such notice may be given by (A) telephone, or (B) a Swing Line Loan Request; provided that any telephonic notice by the Borrower Representative must be confirmed immediately thereafter by delivery to the Swing Line Lenders and the Administrative Agent of a Swing Line Loan Request. Each such Swing Line Loan Request must be received by the Swing Line Lenders and the Administrative Agent not later than 12:00 p.m. on the date of the requested Swing Line Loan Borrowing, and such notice shall specify (i) the amount to be borrowed, which shall be in a minimum of $100,000 or a whole multiple of $100,000 (or such lesser amounts agreed by the Swing Line Lenders) and (ii) the date of such Swing Line Loan Borrowing (which shall be a Business Day). Promptly after receipt by the Swing Line Lenders of such notice, the Swing Line Lenders will confirm with the Administrative Agent that the Administrative Agent has also received such notice and, if not, the Swing Line Lenders will notify the Administrative Agent of the contents thereof. Unless the Swing Line Lenders has received notice from the Administrative Agent (including at the request of the Required Revolving Lenders) prior to 3:30 p.m. on such requested borrowing date that one or more of the applicable conditions set forth in Section 4.02 is not then satisfied, then, the Swing Line Lenders shall make each Swing Line Loan available to the Borrowers, by wire transfer thereof in accordance with 137 instructions provided to (and reasonably acceptable to) the Swing Line Lenders on the requested date of such Swing Line Loan (which instructions may include standing payment instructions, which may be updated from time to time by the Borrowers, provided that, unless the Swing Line Lenders shall otherwise agree, any such update shall not take effect until the Business Day immediately following the date on which such update is provided to the Swing Line Lenders).

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(c)
Refinancing of Swing Line Loans.
(i)
The Swing Line Lenders at any time in its sole and absolute discretion may request, on behalf of the Borrowers (which hereby irrevocably authorizes the Swing Line Lenders to so request on its behalf), that each Revolving Credit Lender make a Revolving Credit Loan that is a Base Rate Loan in an amount equal to such Lender’s Pro Rata Share of the amount of Swing Line Loans made by then Swing Line Lenders then outstanding (the “Refunded Swing Line Loans”). Such request shall be made in writing (which written request shall be deemed to be a Committed Loan Notice for purposes hereof) and in accordance (including with respect to prior notice requirements) with the requirements of Section 2.02(b), without regard to the minimum and multiples specified therein, but subject to the aggregate unused Revolving Credit Commitments and the conditions set forth in Section 4.02. The Swing Line Lenders shall furnish the Borrower Representative with a copy of such Committed Loan Notice promptly after delivering such notice to the Administrative Agent. Each Revolving Credit Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in immediately available funds (and the Administrative Agent may apply Cash Collateral available with respect to the applicable Swing Line Loan) for the account of such Swing Line Lender at the Administrative Agent’s Office not later than 1:00 p.m. on the day specified in such Committed Loan Notice, whereupon, subject to Section 2.04(c)(ii), each Revolving Credit Lender that so makes funds available shall be deemed to have made a Revolving Credit Loan that is a Base Rate Loan to the Borrowers in such amount.
(ii)
If for any reason any Swing Line Loan cannot be refinanced by such a Revolving Credit Borrowing in accordance with Section 2.04(c)(i), the request for Revolving Credit Loans that are Base Rate Loans submitted by the Swing Line Lenders as set forth herein shall be deemed to be a request by the Swing Line Lenders that each of the Revolving Credit Lenders holding Revolving Credit Commitments fund its participation in the relevant Swing Line Loan, and each such Revolving Credit Lender’s payment to the Administrative Agent for the account of the Swing Line Lenders pursuant to Section 2.04(c)(i) shall be deemed payment in respect of such participation. The Administrative Agent shall notify the Borrower Representative of any participations in any Swing Line Loan funded pursuant to this clause (ii), and thereafter payments in respect of such Swing Line Loan (to the extent of such funded participations) shall be made to the Administrative Agent for the benefit of the Lenders and not to the Swing Line Lenders.
(iii)
If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the Swing Line Lenders any amount required to be paid by such Revolving Credit Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(i), the Swing Line Lenders (acting through the Administrative Agent) shall be entitled to recover from such Revolving Credit Lender, on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such Swing Line Lender at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate determined by the Swing Line Lenders in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Swing Line Lenders in connection with the foregoing. If such Revolving Credit Lender pays such amount (with interest and

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fees as aforesaid), the amount so paid shall constitute such Lender’s Revolving Credit Loan included in the relevant Revolving Credit Borrowing or funded participation in the relevant Swing Line Loan, as the case may be. A certificate of the Swing Line Lenders submitted (through the Administrative Agent) to any Revolving Credit Lender with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.
(iv)
Each such Revolving Credit Lender’s obligation to make Revolving Credit Loans or to purchase and fund participations in Swing Line Loans pursuant to this Section 2.04(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lenders, the Borrowers or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided that each such Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02; provided further that, for the avoidance of doubt, the conditions set forth in Section 4.02 shall not apply to the purchase or funding of participations pursuant to this Section 2.04(e). No such funding of participations shall relieve or otherwise impair the obligation of the Borrowers to repay Swing Line Loans, together with interest as provided herein.
(d)
Repayment of Participations.
(i)
At any time after any Revolving Credit Lender has purchased and funded a participation in a Swing Line Loan, if the Swing Line Lenders receive any payment on account of such Swing Line Loan, the Swing Line Lenders will promptly remit such Revolving Credit Lender’s Pro Rata Share of such payment to the Administrative Agent (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Revolving Credit Lender’s participation was funded) in like funds as received by the Swing Line Lenders, and any such amounts received by the Administrative Agent will be remitted by the Administrative Agent to the Revolving Credit Lenders that shall have funded their participations pursuant to Section 2.04(c)(ii) to the extent of their interests therein.
(ii)
If any payment received by the Swing Line Lenders in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lenders under any of the circumstances described in Section 11.04 (including pursuant to any settlement entered into by the Swing Line Lenders in its reasonable discretion), each Revolving Credit Lender shall pay to such Swing Line Lender its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned at a rate per annum equal to the Federal Funds Rate from time to time in effect. The Administrative Agent will make such demand upon the request of the Swing Line Lenders. The obligations of the Revolving Credit Lenders under this clause (ii) shall survive the payment in full of the Obligations and the termination of this Agreement.

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(e)
Interest for Account of Swing Line Lenders. The Swing Line Lenders shall be responsible for invoicing the Borrowers for interest on the Swing Line Loans made by the Swing Line Lenders. Until each Revolving Credit Lender funds its Revolving Credit Loan that is a Base Rate Loan or participation pursuant to this Section 2.04 to refinance such Lender’s Pro Rata Share of any Swing Line Loan made by the Swing Line Lenders, interest in respect of such Lender’s share thereof shall be solely for the account of the Swing Line Lenders.
(f)
Payments Directly to Swing Line Lenders. Except as otherwise expressly provided herein, the Borrowers shall make all payments of principal and interest in respect of the Swing Line Loans directly to the applicable Swing Line Lender.
(g)
Replacement of Swing Line Lenders. Any Swing Line Lender may be replaced at any time by written agreement among the Borrower Representative, the Administrative Agent, the replaced Swing Line Lender and the successor Swing Line Lender. The Administrative Agent shall notify the Lenders of any such replacement of a Swing Line Lender. At the time any such replacement shall become effective, the Borrowers shall pay all unpaid interest accrued for the account of the replaced Swing Line Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swing Line Lender shall have all the rights and obligations of the replaced Swing Line Lender under this Agreement with respect to Swing Line Loans made thereafter and (y) references herein to the term “Swing Line Lender” shall be deemed to refer to such successor or to any previous Swing Line Lender, or to such successor and all previous Swing Line Lenders, as the context shall require. After the replacement of a Swing Line Lender hereunder, the replaced Swing Line Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swing Line Lender under this Agreement with respect to Swing Line Loans made by it prior to its replacement, but shall not be required to make additional Swing Line Loans.
(h)
Resignation of Swing Line Lenders. Subject to the appointment and acceptance of a successor Swing Line Lender, any Swing Line Lender may resign as a Swing Line Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower Representative and the Lenders, in which case, such Swing Line Lender shall be replaced in accordance with Section 2.04(g) above.

Section 2.05 Prepayments.

(a)
Optional.
(i)
The Borrowers may, upon notice substantially in the form of Exhibit J to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Sections 2.05(a)(iii) below; provided that (1) such notice must be received by the Administrative Agent not later than (A) 12:00 p.m. (New York City time) three Business Days prior to any date of prepayment of SOFR Loan or Alternative Currency Term Rate Loans and (B) 11:00 a.m. (New York City time) one Business Day prior to any date of prepayment of Base Rate Loans (including Swing Line Loans) or Alternative Currency Daily Rate Loans (or such shorter period as the Administrative Agent shall agree); (2) any prepayment of SOFR Loans shall be (x) in a principal amount of $1,000,000 (or the equivalent Dollar Amount), or (y) a whole multiple of $500,000 (or the equivalent Dollar Amount) in excess thereof; and (3) any prepayment of Base Rate Loans shall be (x) in a principal amount of $1,000,000

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(or the equivalent Dollar Amount), or (y) a whole multiple of $500,000 (or the equivalent Dollar Amount) in excess thereof or, in each case, if less, the entire principal amount thereof then outstanding. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if SOFR Loans or Alternative Currency Term Rate Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes two or more of Base Rate Loans, Alternative Currency Daily Rate Loans, SOFR Loans and Alternative Currency Term Rate Loans, absent direction by the Borrower Representative, the applicable prepayment shall be applied first to, if such prepayment is to be made in Dollars, Base Rate Loans to the full extent thereof before application to SOFR Loans, and if such prepayment is to be made in an Alternative Currency, to the Alternative Currency Daily Rate Loans denominated in such Alternative Currency prior to application to any Alternative Currency Term Rate Loans). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrowers, subject to clause (ii) below, the applicable Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan or an Alternative Currency Term Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(iii). Each prepayment of the principal of, and interest on, any Revolving Credit Loans denominated in an Alternative Currency, shall be made in the relevant Alternative Currency. Subject to Section 2.17, each prepayment of outstanding Term Loan Tranches pursuant to this Section 2.05(a) shall be applied to the Term Loan Tranche or Term Loan Tranches designated on such notice on a pro rata basis within such Term Loan Tranche. Subject to Section 2.17, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.05(a) shall be applied to the remaining amortization payments of such Term Loan Tranche as directed by the Borrower Representative (or, if the Borrower Representative has not made such designation, in direct order of maturity), but, in any event, on a pro rata basis to the Lenders within such Term Loan Tranche.
(ii)
Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked or extended by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.
(iii)
If a Borrower (A) makes a voluntary prepayment of the Closing Date Term Loans or 2026-1 New Term Loans pursuant to this Section 2.05(a) resulting in a Repricing Event, (B) effects an amendment with respect to Closing Date Term Loans or 2026-1 New Term Loans resulting in a Repricing Event or (C) makes a prepayment of Closing Date Term Loans or 2026-1 New Term Loans pursuant to Section 2.05(b)(iii) resulting in a Repricing Event, in each case prior to the six-month anniversary of the ~~Closing~~First Amendment Effective Date, the Borrowers shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders, a prepayment premium in an amount equal to 1.0% of the principal amount prepaid (or in the case of clause (B), a prepayment premium in an amount equal to 1.0% of the principal amount of affected Closing Date

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Term Loans or 2026-1 New Term Loans, as applicable, held by Term Lenders not consenting to such amendment).
(b)
Mandatory.
(i)
For any Excess Cash Flow Period, within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(a) (or, if later, the date on which such financial statements and such Compliance Certificate are required to be delivered), the Borrowers shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50.0% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for such Excess Cash Flow Period, minus (B) at the option of the Borrower Representative, the sum of, without duplication:
(1)
the aggregate amount of voluntary principal prepayments of the Loans or Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, in each case, made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrowers’ option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrowers exercise such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) (including prepayments at a discount to par and open market purchases, with credit given for the aggregate principal amount prepaid or purchased in connection with lender replacement provisions (including pursuant to Section 3.08) (except Loans under any Revolving Tranche or other prepayments of revolving Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Revolving Credit Commitments that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness (other than revolving Indebtedness),
(2)
the aggregate amount of expenditures actually made by the Borrower Parties to the extent not financed with the proceeds of long-term funded Indebtedness (other than Indebtedness under revolving credit facilities) (including expenditures for the payment of financing fees) during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrowers’ option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrowers exercise such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation), to the extent that such expenditures are not expensed during such fiscal year or are not deducted in calculating Consolidated Net Income (and so long as there has not been any reduction in respect of such expenditures in arriving at Consolidated Net Income for such period),

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(3)
any amount not required to be applied to such prepayment pursuant to Section 2.05(b)(viii) or (ix),
(4)
the portion of the Excess Cash Flow applied (to the extent any Borrower Party is required by the terms thereof) to prepay, repay or purchase Indebtedness that is secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche (to the extent the documentation governing such Indebtedness requires such a prepayment or repurchase thereof with Excess Cash Flow, in each case in an amount not to exceed the product of (x) the amount of Excess Cash Flow and (y) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and all such other Indebtedness), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness (other than revolving Indebtedness),
(5)
the aggregate amount of capital expenditures and acquisitions of intellectual property either made in cash or accrued by the Borrower Parties during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrowers’ option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrowers exercise such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) and in each case other than to the extent that any such capital expenditures are funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness (other than revolving Indebtedness),
(6)
the aggregate amount of cash (including costs and expenses related thereto) paid by the Borrower Parties in connection with Investments (including, without limitation, any acquisitions and, without duplication of clause (5) above, acquisitions of intellectual property, but excluding investments in cash and Cash Equivalents and intercompany Investments) during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrowers’ option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrowers exercise such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) and in each case other than to the extent that any such cash is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness (other than revolving Indebtedness),
(7)
cash payments by the Borrowers and the Restricted Subsidiaries actually made to the extent not financed with the proceeds of long-term funded Indebtedness (other than Indebtedness under revolving credit facilities) in respect of any purchase price holdbacks, earn-out obligations, transaction bonuses or long-term liabilities of the Borrowers and the Restricted Subsidiaries (other than Indebtedness) during the period commencing on the first day of the relevant Excess Cash Flow Period and ending

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on the last day of the applicable Excess Cash Flow Period (or, at the Borrowers’ option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrowers exercise such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation) and in each case other than to the extent that any such cash is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness (other than revolving Indebtedness);
(8)
the Fair Market Value of any Restricted Payments actually paid (and permitted to be paid) pursuant to Section 7.05 (excluding clause (8) thereof) to the extent such Restricted Payments were not financed with the proceeds of long-term funded Indebtedness (other than Indebtedness under revolving credit facilities), during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the last day of the applicable Excess Cash Flow Period (or, at the Borrowers’ option, after the end of the relevant Excess Cash Flow Period but prior to the time such Excess Cash Flow payment is due; provided that to the extent the Borrowers exercise such option, such deducted amount shall not be permitted as a reduction against the subsequent Excess Cash Flow Period calculation); and
(9)
without duplication of amounts deducted from Excess Cash Flow in prior periods, (i) the aggregate consideration required (or in the case of letters of intent, contemplated) to be paid in cash by the Borrowers or any of the Restricted Subsidiaries pursuant to signed letters of intent, binding contracts or commitments, or purchase orders (to the extent not financed with the proceeds of long-term funded Indebtedness (other than Indebtedness under revolving credit facilities), the “Contract Consideration”) relating to Permitted Acquisitions, other Investments, capital expenditures or acquisitions of intellectual property to be consummated and/or (ii) otherwise committed or budgeted to be made in connection with capital expenditures, acquisitions or other Investments or Restricted Payments described in clause (8) above; provided that, to the extent the aggregate amount actually utilized to finance such Permitted Acquisitions, other Investments, capital expenditures or acquisitions of intellectual property during any period is less than the Contract Consideration that reduced Excess Cash Flow for the prior period, the amount of such shortfall shall be added to the calculation of Excess Cash Flow for the period in which such Permitted Acquisition, other Investment, capital expenditure or acquisitions of intellectual property is consummated; provided that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25.0% and to 0.0% if, after giving Pro Forma Effect to any prepayment pursuant to this clause (i), the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates was equal to or less than 5.25:1.00 or 4.75:1.00, respectively (the amount described in this clause (i), the “ECF Prepayment Amount”); provided, further, that (w) no prepayment shall be required with respect to any Excess Cash Flow Period unless the ECF Prepayment Amount exceeds the greater of $115,000,000 and 25.0% of Four Quarter Consolidated EBITDA (the “De Minimis ECF Threshold”), and in such case, the ECF Prepayment Amount shall be the amount in excess thereof, (x) if the amount of any required prepayment pursuant to this Section 2.05(b)(i) (without giving effect to the De Minimis ECF Threshold) for any Excess Cash Flow Period is less than the De Minimis ECF Threshold for such Excess Cash Flow Period, the excess, if any, of (X) the De Minimis ECF Threshold for such Excess Cash Flow Period minus (Y) the amount of the required

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prepayment (without giving effect to the De Minimis ECF Threshold) pursuant to this Section 2.05(b)(i) for such Excess Cash Flow Period (the “ECF Carry-Forward Amount”) shall be applied to increase the De Minimis ECF Threshold in succeeding Excess Cash Flow Periods, (y) Excess Cash Flow prepayments in any Fiscal Year shall first reduce the De Minimis ECF Threshold for such year (without giving effect to any ECF Carry-Forward Amount from the prior Fiscal Year) and then to reduce the ECF Carry-Forward Amount from the prior Fiscal Year and (z) the portion of the De Minimis ECF Threshold projected by the Borrowers in good faith to be available under this Section 2.05(b)(i) in the immediately succeeding Excess Cash Flow Period shall be permitted to be carried back to the then current Excess Cash Flow Period to increase the De Minimis ECF Threshold only for such Excess Cash Flow Period); provided, further, that, if the Consolidated First Lien Net Leverage Ratio on a Pro Forma Basis after giving effect to any Excess Cash Flow prepayment would result in the percentage in respect of the applicable Excess Cash Flow Period being reduced to 25.0% or 0.0%, then such reduced percentage applicable to the Excess Cash Flow prepayment required to be made shall apply.
(ii)
(A) If any Asset Sale pursuant to Section 7.04 (other than a Permitted Core Business Disposition) or Casualty Event (or series of related Asset Sales pursuant to Section 7.04 (other than a Permitted Core Business Disposition) or Casualty Events), in each case, with respect to Collateral results in the receipt by any Borrower Party of aggregate after-tax Net Cash Proceeds in excess of the greater of $115,000,000 and 25.0% of Four Quarter Consolidated EBITDA (“Relevant Transaction”; provided, that, in no case shall a Relevant Transaction occur as a result of an Asset Sale required by Governmental Authorities or applicable Law, as determined in good faith by the Borrower Representative), then, except to the extent the Borrower Representative elects to reinvest an amount equal to all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the applicable Borrowers shall prepay, subject to Section 2.05(b)(viii) and Section 2.05(b)(ix), an aggregate principal amount of Term Loans in an amount equal to 50% (as may be adjusted pursuant to the second proviso below) of the Net Cash Proceeds received from such Relevant Transaction within 30 Business Days of receipt thereof (or within 30 Business Days after the later of the date the threshold referred to above is first exceeded and the date the relevant Net Cash Proceeds are received) by any Borrower Party; provided that the applicable Borrower may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is pari passu in right of payment and security with the Initial Term Loans and the 2026-1 New Term Loans to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) to the extent otherwise required hereunder that the Lenders are offered a ratable share of such Net Cash Proceeds; provided, further, that (i) such prepayment

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percentage shall be reduced from 50.0% to 25.0% to 0.0% if, on a Pro Forma Basis after giving effect to such Asset Sale or Casualty Event, as the case may be, and the use of proceeds therefrom, the Consolidated First Lien Net Leverage Ratio would be equal to or less than 5.25:1.00 or 4.75:1.00, respectively (any Net Cash Proceeds in respect of any such Asset Sale or Casualty Event not required to be applied in accordance with this Section 2.05(b) as a result of the application of this proviso shall collectively constitute “Leverage Excess Proceeds”); provided, further, that only the amount of Net Cash Proceeds in excess of the greater of $115,000,000 and 25.0% of Four Quarter Consolidated EBITDA for any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) shall be subject to prepayment pursuant to this Section 2.05(b)(ii) (collectively, the “De Minimis Proceeds Threshold”) and, in such case, the required prepayment shall be only the amount in excess thereof; provided, further, that (1) if the amount of any prepayment that would have been required pursuant to this Section 2.05(b)(ii) (without giving effect to the De Minimis Proceeds Threshold) for any Fiscal Year is less than the De Minimis Proceeds Threshold for such Fiscal Year, the excess, if any, of (x) the De Minimis Proceeds Threshold for such Fiscal Year minus (y) the amount of the prepayment that would have been required but for the De Minimis Proceeds Threshold pursuant to this Section 2.05(b)(ii) for such Fiscal Year (the “Proceeds Carry-Forward Amount”) shall be applied to increase the De Minimis Proceeds Threshold only in the immediately succeeding Fiscal Year and (2) prepayments in accordance with this Section 2.11(b)(ii) in any Fiscal Year shall first reduce the De Minimis Proceeds Threshold for such year (without giving effect to the Proceeds Carry-Forward Amount from the prior Fiscal Year) and then reduce the Proceeds Carry-Forward Amount from the prior Fiscal Year; and (B) upon the consummation of a Permitted Core Business Disposition, except to the extent the Borrower Representative elects to reinvest an amount equal to all or a portion of such Net Cash Proceeds in accordance with Section 7.04, subject to Section 2.05(b)(viii) and Section 2.05(b)(ix), the Borrowers shall apply 100% of the aggregate Net Cash Proceeds received from such Permitted Core Business Disposition to prepay the aggregate principal amount of Term Loans until the Consolidated First Lien Net Leverage Ratio equals 5.75:1.00, calculated to give Pro Forma Effect to such Permitted Core Business Disposition, but without netting any of the proceeds in connection therewith except to the extent actually applied in prepayment of the Term Loans (any Net Cash Proceeds in respect of any such Permitted Core Business Disposition not required to be applied in accordance with this Section 2.05(b) shall collectively constitute “Permitted Core Business Disposition Leverage Excess Proceeds”).
(iii)
Upon the incurrence or issuance by any Borrower Party of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrowers shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100.0% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by such Borrower Party.

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(iv)
Upon the incurrence by any Borrower Party of any Specified Refinancing Debt constituting revolving credit facilities, the Borrowers shall prepay an aggregate principal amount of Revolving Credit Loans in an amount equal to 100.0% of all Net Cash Proceeds received therefrom and terminate the commitments related thereto immediately upon receipt thereof by such Borrower Party.
(v)
If for any reason the sum of the Total Revolving Credit Outstandings or the sum of outstanding Specified Refinancing Revolving Loans at any time exceed the sum of the applicable Revolving Tranche in respect thereof (including after giving effect to any reduction in such Revolving Credit Commitments pursuant to Section 2.06), the Borrowers shall immediately prepay the Loans under the applicable Revolving Tranche and/or Cash Collateralize the L/C Obligations related thereto in an aggregate amount equal to such excess; provided, however, that the Borrowers shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)(v) unless after the prepayment in full of the Loans under the applicable Revolving Tranche the sum of the Total Revolving Credit Outstandings or the outstanding Specified Refinancing Revolving Loans, as the case may be, exceed the aggregate Revolving Credit Commitments or the commitments to make Specified Refinancing Revolving Loans, as the case may be, then in effect.
(vi)
Subject to Section 2.17, the aggregate amount of any prepayment of Term Loans that is required pursuant to this Section 2.05(b) shall be made to each Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorably, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of (x) Term Loans or Revolving Credit Loans, as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.18, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.01(a), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to interest on each such Term Loan Tranche on a pro rata basis that is accrued and payable at such time and thereafter to the remaining scheduled installments with respect to such Term Loan Tranche as directed by the Borrower Representative (or, if the Borrower Representative has not made such designation, in direct order of maturity). Each prepayment of Term Loans under a particular Term Loan Tranche of a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans and SOFR Loans under such Term Loan Tranche; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans under such Term Loan Tranche to the full extent thereof before application to SOFR Loans.
(vii)
All prepayments under this Section 2.05 shall be made together with, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iii). Notwithstanding any of the other provisions of this Section 2.05(b), so long as no Event of Default shall have occurred and be continuing, if any prepayment of SOFR Loans or Alternative Currency Term Rate Loans is required to be made under this Section 2.05(b),

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other than on the last day of the Interest Period therefor, the applicable Borrower may, in its sole discretion, deposit the amount of any such prepayment otherwise required to be made thereunder into a Cash Collateral account until the last day of such Interest Period, at which time the Administrative Agent shall be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of such Loans in accordance with this Section 2.05(b) (it being agreed, for clarity, that interest shall continue to accrue on the Loans so prepaid until the amount so deposited is actually applied to prepay such Loans). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrowers or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).
(viii)
Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Non-U.S. Subsidiary (or a U.S. Subsidiary of a Non-U.S. Subsidiary) or the Net Cash Proceeds of any Casualty Event from a Non-U.S. Subsidiary (or a U.S. Subsidiary of a Non-U.S. Subsidiary), in each case giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited, restricted or delayed by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions and fiduciary and statutory duties of any director or officer of such Subsidiaries) from being repatriated to the Borrowers or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Non-U.S. Subsidiary.
(ix)
Notwithstanding any other provisions of this Section 2.05, to the extent that the Borrowers have determined in good faith that repatriation of any or all of the Net Cash Proceeds of any Asset Sale or any Casualty Event, in each case by or with respect to a Subsidiary giving rise to a prepayment event pursuant to Section 2.05(b)(ii), or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i), would result in adverse tax consequences that are not de minimis (as determined by the Borrower Representative in good faith), the Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Subsidiary.
(x)
The Borrowers shall not be required to monitor any Payment Block and/or reserve cash for future repatriation after the Borrower Representative has notified the Administrative Agent of the existence of such Payment Block.
(c)
Term Lender Opt-Out. With respect to any mandatory prepayment of Initial Term Loans and/or 2026-1 New Term Loans, and, unless otherwise specified in the documents therefor, other Term Loan Tranches, pursuant to Section 2.05(b)(i) or (ii)(A), any Appropriate Lender, at its option (but solely to the extent the Borrower Representative elects for this clause (c) to be applicable to a given prepayment, other than in connection with any Refinancing Notes or any Specified Refinancing Term Loans), may elect not to accept such prepayment as provided below.

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The Borrower Representative may notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(i) or (ii)(A) at least ten Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(i) or (ii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrowers, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrower Representative elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than five Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fifth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the applicable Borrower and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders but declined or not required to be applied shall be retained by the Borrowers (any Net Cash Proceeds retained by the Borrowers in accordance with this Section 2.05(c), shall constitute “Retained Declined Proceeds”).
(d)
All Loans shall be repaid, whether pursuant to this Section 2.05 or otherwise, in the currency in which they were made.

Section 2.06 Termination or Reduction of Commitments.

(a)
Optional. The Borrowers may, upon written notice by the Borrower Representative to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the unused Revolving Credit Commitments under any Revolving Tranche without any premium or penalty; provided that (i) any such notice shall be received by the Administrative Agent three Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of $500,000 (or the equivalent Dollar Amount) or any whole multiple of $100,000 (or the equivalent Dollar Amount) in excess thereof and (iii) the Borrowers shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche or (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit

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facilities), in which case such notice may be revoked by the Borrower Representative (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. For the avoidance of doubt, upon termination of the Aggregate Commitments and payment in full of all Obligations in cash and in immediately available funds (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), this Agreement shall automatically terminate and the Administrative Agent shall comply with Section 9.01(c) and Section 9.11.
(b)
Mandatory.
(i)
The Initial Term Loan Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s Initial Term Loans pursuant to Section 2.01(a)(i). The Delayed Draw Commitment of each Lender shall be automatically and permanently reduced (x) by the aggregate principal amount of Delayed Draw Term Loans made from time to time by such Lender pursuant to Section 2.01(a)(ii) and (y) to $0 upon the Delayed Draw Commitment Termination Date. The 2026-1 New Term Commitment of each Lender shall be automatically and permanently reduced to $0 upon the making of such Lender’s 2026-1 New Term Loans pursuant to Section 2.01(a)(ii).
(ii)
Upon the incurrence by any Borrower Party of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit Commitments of the Lenders under the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100.0% of the Commitments under such revolving credit facilities.
(iii)
If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess, or the Swing Line Sublimit exceeds the amount of the Revolving Credit Facility at such time, the Swing Line Sublimit shall be automatically reduced by the amount of such excess.
(iv)
The aggregate Revolving Credit Commitments with respect to any Tranche of the Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Revolving Credit Facility.
(c)
Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, the Swing Line Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08). All facility fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective

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date of such termination. For the avoidance of doubt, to the extent that any portion of the Revolving Credit Loans have been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, any prepayments of revolving Loans made pursuant to this Section 2.06 (other than any prepayments of revolving Loans made pursuant to Section 2.06(b)(ii)) shall be allocated ratably among the Revolving Tranches of the Borrowers.

Section 2.07 Repayment of Loans.

(a)
~~Initial~~2026-1 New Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the ~~Initial~~2026-1 New Term Lenders the aggregate principal amount of the ~~Initial~~2026-1 New Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of ~~Initial~~2026-1 New Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the ~~Initial~~2026-1 New Term Loans made as of the ~~Closing~~First Amendment Effective Date)):

Date	Amount
(x) The last day of each fiscal quarter ending prior to the Maturity Date for the ~~Initial~~2026-1 New Term Loans starting with the fiscal quarter ending ~~on September~~June 30, ~~2025~~2026.

0.25% of the aggregate initial principal amount of the ~~Initial~~2026-1 New Term Loans on the ~~Closing Date~~First Amendment Effective Date; it being understood and agreed that, after giving effect to prepayments of Closing Date Term Loans prior to the First Amendment Effective Date, the required amount of repayments under this clause (x) as of the First Amendment Effective Date is equal to $0

(y) Maturity Date for the ~~Initial~~2026-1 New Term Loans	All unpaid aggregate principal amounts of any outstanding ~~Initial~~2026-1 New Term Loans provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the next preceding Business Day, and (ii) the final principal repayment installment of the ~~Initial~~2026-1 New Term Loans shall be repaid on the Maturity Date for the ~~Initial~~2026-1 New Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all ~~Initial~~2026-1 New Term Loans outstanding on such date; provided, further, that, at the election of the Borrower Representative and such ~~Initial~~2026-1 New Term Lenders, the table set forth above may be amended to increase the amortization in connection with the Borrowing of any New Term Loans that are secured by Liens on the Collateral that are pari passu in priority with the Liens on the Collateral that secure the ~~Initial~~2026-1 New Term Loans if and to the extent necessary so that such New

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Term Loans and the ~~Initial~~2026-1 New Term Loans and to the extent possible, a “fungible” tranche (including for U.S. federal income tax purposes), in each case, without the consent of any other party hereto.

(b)
Revolving Credit Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Tranche the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.
(c)
Delayed Draw Term Loans. The Borrowers shall repay to the Administrative Agent for the ratable account of the Delayed Draw Lenders the aggregate principal amount of the Delayed Draw Term Loans outstanding after the applicable Delayed Draw Closing Date in an aggregate principal amount equal to 0.25% of the aggregate principal amount thereof funded on the applicable Delayed Draw Closing Date (which shall commence with the later of (x) the last day of each fiscal quarter in which the first Delayed Draw Closing Date occurs unless such Delayed Draw Closing Date is the last Business Day of a fiscal quarter, in which case such amortization shall commence with the last day of the next fiscal quarter and (y) ~~September~~June 30, ~~2025~~2026); provided, however, that (i) if the date scheduled for any principal repayment installment is not a Business Day, such principal repayment installment shall be repaid on the next preceding Business Day, and (ii) the final principal repayment installment of the Delayed Draw Term Loans shall be repaid on the Maturity Date for the Delayed Draw Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all Delayed Draw Term Loans outstanding on such date; provided further, that, at the election of the Borrower Representative and such Delayed Draw Lenders, the amortization of such Delayed Draw Term Loans may increase in connection with the Borrowing of any New Term Loans that are secured by Liens on the Collateral that are pari passu in priority with the Liens on the Collateral that secure such Delayed Draw Term Loans if and to the extent necessary so that such New Term Loans and such Delayed Draw Term Loans and to the extent possible, a “fungible” tranche (including for U.S. federal income tax purposes), in each case, without the consent of any other party hereto.
(d)
All Loans shall be repaid, whether pursuant to this Section 2.07 or otherwise, in the currency in which they were made.

Section 2.08 Interest.

(a) Subject to the provisions of the following sentence, (i) each SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Term SOFR for such Interest Period plus (B) the Applicable Rate for SOFR Loans under such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility; (iii) each Alternative Currency Daily Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) Alternative Currency Daily Rate applicable for such Alternative Currency plus (B) the Applicable Rate for Alternative Currency Daily Rate Loans, and (iv) each Alternative Currency Term Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) the Alternative Currency Term Rate for such Interest Period applicable to such Alternative Currency plus (B) the Applicable Rate for Alternative Currency Term Rate Loans. During the continuance of an Event of Default under Section 8.01(a), (f) or (g),

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the applicable Borrowers shall pay interest on all overdue Obligations hereunder, as applicable, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including an automatic acceleration), at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) Interest on each Loan shall be payable in the currency in which each Loan was made.

(d) All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.

Section 2.09 Fees.

(a) Revolving Credit Commitments Commitment Fee. The Borrowers shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a commitment fee equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments under such Tranche exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans under such Tranche and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.17. The foregoing commitment fee shall accrue at all times from the Closing Date until the Maturity Date for each such Revolving Credit Facility, and shall be due and payable quarterly in arrears on the day that is 15 days after the last day of each fiscal quarter (or, if not a Business Day, the immediately preceding Business Day), commencing with the last day of the first full fiscal quarter to end following the Closing Date, and on the Maturity Date for each such Revolving Credit Facility. For the avoidance of doubt, the commitment fee payable hereunder shall accrue and be payable in Dollars.

(b) Other Fees. The Borrowers shall pay (or cause to be paid) to the Lenders, the Arrangers, the Administrative Agent and the Collateral Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

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(c) Delayed Draw Commitment Fee. The Borrowers shall pay to the Administrative Agent a fee (the “Unused DDTL Commitment Fee”) for the account of each Delayed Draw Lender in an amount equal to:

(a) from the ~~Closing~~First Amendment Effective Date through the date that is ninety days thereafter, 0.00%;

(b) from and after the day that is ninety-one days after the ~~Closing~~First Amendment Effective Date:

(i) the average daily balance of the Delayed Draw Commitment of such Delayed Draw Lender (other than any Defaulting Lender) during the preceding calendar quarter, multiplied by

(ii) one percent (1.00%) per annum;

with such Unused DDTL Commitment Fee be due and payable quarterly in arrears on the day that is 15 days after the last day of each fiscal quarter (or, if not a Business Day, the immediately preceding Business Day), commencing with the last day of the first full fiscal quarter to end following the ~~Closing~~First Amendment Effective Date, and on the last day of the Delayed Draw Commitment Period.

Section 2.10 Computation of Interest and Fees.

(a) All computations of interest for Base Rate Loans based on clause (b) in the definition of “Base Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year) or, in the case of interest in respect of Loans denominated in Alternative Currencies as to which generally accepted market practice differs from the foregoing, in accordance with such generally accepted market practice. Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The Administrative Agent shall, at the request of the Borrower Representative, deliver to the Borrower Representative a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the Administrative Agent, acting solely for purposes of United States Treasury Regulations Section 5f.103- 1(c) and Proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version), as a non-fiduciary agent for the Borrowers, in each case in the ordinary course of business. The accounts or records maintained by each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the applicable Borrowers and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the applicable Borrowers

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hereunder to pay any amount owing with respect to its applicable portion of the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the applicable Borrowers shall execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which execution and delivery the Administrative Agent shall record in the Register, which, to the extent consistent with the records in the Register, shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b) (to the extent not inconsistent with the Register), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the applicable Borrowers to such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the applicable Borrowers under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrowers shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to payments in an Alternative Currency, all payments by the Borrowers hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 3:00 p.m. (New York City time) on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrowers hereunder in an Alternative Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in such Alternative Currency and in immediately available funds not later than the applicable time specified by the Administrative Agent on the dates specified herein. If, for any reason, the Borrowers are prohibited by any Law from making any required payment hereunder in an Alternative Currency, the Borrowers shall make such payment in Dollars in the equivalent Dollar Amount. The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 3:00 p.m. (New York City time) shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrowers shall come due on a day other than

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a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that if such extension would cause payment of interest on or principal of SOFR Loans or Alternative Currency Term Rate Loan to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day. An L/C Issuer can elect to receive payments in respect of Letters of Credit in Dollars rather than in an Alternative Currency.

(b)

(i) Funding by Lenders; Presumption by Administrative Agent.

Unless the Administrative Agent shall have received notice from a Lender three Business Days prior to the proposed date of any SOFR Borrowing or Alternative Currency Term Rate Loan referencing EURIBOR or Term CORRA (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 p.m. (New York City time) on the date of such Borrowing and, in the case of Loans referencing an Alternative Currency Daily Rate or Alternative Currency Term Rate other than EURIBOR or Term CORRA, such time as advised by the Administrative Agent from time to time) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the applicable Borrowers a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the applicable Borrowers agrees to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the applicable Borrowers by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the applicable Borrowers, the interest rate applicable to Base Rate Loans under the applicable Facility. If both the applicable Borrowers and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the applicable Borrower the amount of such interest paid by such Borrowers for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by any Borrowers shall be without prejudice to any claim such Borrowers may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

(ii) Payments by a Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower Representative prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that a Borrower will not make any such payment, the Administrative Agent may assume that such Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the applicable Borrowers do not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such

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Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrower Representative with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the applicable Borrowers by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d) Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Section 9.07 are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Section 9.07 on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Section 9.07.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time and (b) the Outstanding Amount of all L/C

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Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrowers agree that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrowers in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Credit Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.18, (D) any Extension described in Section 2.19, or (E) any applicable circumstances contemplated by Section 2.05(b), 2.14, 2.17 or 3.08.

Section 2.14 Incremental Facilities.

(a) The Borrower Representative may, from time to time after the Closing Date, upon notice by the Borrower Representative to the Administrative Agent and the Person appointed by the Borrower Representative to arrange an incremental Facility (such Person (who may be (i) the Administrative Agent, if it so agrees, or (ii) any other Person appointed by the Borrower Representative), the “Incremental Arranger”) specifying the proposed Borrower (which may be one or more Initial Borrowers or Co-Borrowers), the proposed amount thereof and the proposed currency denomination thereof, request (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (each, a “Revolving Credit Commitment Increase”), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term

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Loan Tranche proposed to be increased hereunder (except for any fees and original issue discount and as otherwise provided in clause (d) below with respect to amortization and terms that will be incorporated in this Agreement for the benefit of the applicable Term Loan Tranche)) (each, a “Term Commitment Increase”), (iii) the addition of one or more new revolving credit facilities to the Facilities, in each case, in such currency or currencies as the Borrower Representative identifies in such notice (each, a “New Revolving Facility” and, any advance made by a Lender thereunder, a “New Revolving Loan”; and the commitments thereof, the “New Revolving Commitment”) and (iv) the addition of one or more new term loan facilities (which may be in the form of delayed draw term commitments) (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase, the New Revolving Commitments and the Term Commitment Increase, the “New Loan Commitments”) in an amount not to exceed the sum of (v) (i) the greater of (A) $460,000,000 and (B) 100.0% of Four Quarter Consolidated EBITDA, minus (ii) the amount of any Indebtedness previously incurred in reliance on this clause (v) (and not redesignated as incurred under any other provision of the Incremental Amount in accordance with this Agreement) (the “Cash-Capped Incremental Facility”), (w) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum Leverage Requirement is satisfied, (x) an amount equal to (i) (A) all voluntary prepayments of any long-term Indebtedness that is (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche (including, for the avoidance of doubt, any New Term Loans that are secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche) (including any payments made pursuant to Section 2.05(a) or Section 3.08(a)), (2) secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or (3) any other Indebtedness; provided that, with respect to long-term Indebtedness described in clause (2), such New Loan Commitment shall only be in the form of Indebtedness secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness, or with respect to long-term Indebtedness described in clause (3), any such New Loan Commitment shall only be in the form of Indebtedness secured solely by assets not constituting Collateral or unsecured Indebtedness, in each case, except to the extent initially incurred in reliance on (or re-classified to) the Cash-Capped Incremental Facility, in which case such New Loan Commitment may be in the form of Indebtedness that is secured by a Lien on the Collateral on a pari passu basis or junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness, and (B) all repurchases and/or cancellations (including purchases at or below par and payments through Dutch auction procedures, which shall be credited at the amount of debt so retired, if acquired below par) of any long-term Indebtedness that is (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche (including, for the avoidance of doubt, any New Term Loans that are secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche), (2) secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or (3) secured solely by assets not constituting Collateral or unsecured, in an amount equal to the actual amount of cash utilized for such repurchase; provided that, with respect to long-term Indebtedness described in clause (2), any such New Loan Commitment shall only be in the form of Indebtedness secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness, or with respect to long-term Indebtedness described in clause

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(3), any such New Loan Commitment shall only be in the form of Indebtedness secured solely by assets not constituting Collateral or unsecured Indebtedness, in each case, except to the extent initially incurred in reliance on (or re-classified to) the Cash-Capped Incremental Facility, in which case such New Loan Commitment may be in the form of Indebtedness that is secured by a Lien on the Collateral on a pari passu basis or junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness, and (ii) (A) all voluntary prepayments of any revolving credit loans that are (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche (including any payments made pursuant to Section 2.05(a) or Section 3.08(a)), (2) secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or (3) secured solely by assets not constituting Collateral or unsecured, and to the extent accompanied by a corresponding, permanent reduction in the applicable revolving credit commitment; provided that, with respect to any revolving credit loans described in clause (2), any such New Loan Commitment shall only be in the form of Indebtedness secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, or with respect to any revolving credit loans described in clause (3), any such New Loan Commitment shall only be in the form of Indebtedness secured solely by assets not constituting Collateral or unsecured Indebtedness, in each case, except to the extent initially incurred in reliance on (or re-classified to) the Cash-Capped Incremental Facility, in which case such New Loan Commitment may be in the form of Indebtedness that is secured by a Lien on the Collateral on a pari passu basis or junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness and (B) all repurchases and/or cancellations of any revolving credit loans that are (1) secured by a Lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, (2) secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or (3) secured solely by assets not constituting Collateral or unsecured, to the extent accompanied by a corresponding, permanent reduction in the applicable revolving credit commitment; provided that, with respect to revolving credit loans described in clause (2), any such New Loan Commitment shall only be in the form of Indebtedness secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, or with respect to revolving credit loans described in clause (3), any such New Loan Commitment shall only be in the form of Indebtedness secured solely by assets not constituting Collateral or unsecured Indebtedness, in each case, in an amount equal to the actual amount of cash utilized for such repurchase, in each case under this clause (x), to the extent not funded with the proceeds of long-term Indebtedness (it being agreed and understood, for the avoidance of doubt, that (I) Indebtedness incurred pursuant to any revolving credit facility (including the Revolving Credit Facility) ~~and~~, (II) intercompany Indebtedness and (III) Indebtedness incurred pursuant to the First Amendment shall not constitute long-term Indebtedness for such purpose) (the “Prepayment-Based Incremental Facility”), (y) in the case of any New Revolving Facility or New Term Facility that effectively extends the maturity date (without increasing or elevating the priority of the liens securing such Indebtedness) of any First Lien Specified Debt, Junior Lien Specified Debt or Other Specified Debt, an amount equal to the portion of such First Lien Specified Debt, Junior Lien Specified Debt or Other Specified Debt that will be replaced by such New Revolving Facility or New Term Facility; provided that any such New Revolving Facility or New Term Facility so effectively extending the maturity date of any Indebtedness secured by a Lien on the Collateral on a junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche shall only be in the form of Indebtedness secured by a Lien on the Collateral on a junior basis with the Initial

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Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness, and any New Revolving Facility or New Term Facility so effectively extending the maturity date of, or refinancing, any Indebtedness secured solely by assets not constituting Collateral or unsecured Indebtedness shall only be in the form of Indebtedness secured solely by assets not constituting Collateral or unsecured Indebtedness, in each case except to the extent initially incurred in reliance on (or re-classified to) the Cash-Capped Incremental Facility, in which case such New Revolving Facility or New Term Facility may be in the form of Indebtedness that is secured by a Lien on the Collateral on a pari passu basis or junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness (the “Effective Extension Incremental Facility”), and (z) amounts reallocated, at the Borrowers’ option, from the Indebtedness permitted to be incurred in reliance on the General Debt Basket (the “Reallocated General Debt Facility”; which, for the avoidance of doubt, may be in the form of Indebtedness secured by a Lien on the Collateral on a pari passu basis or junior basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche or unsecured Indebtedness) (such sum, at any such time and subject to Section 1.02(i), the “Incremental Amount”); provided that any such request for an increase shall be in a minimum amount of the lesser of (x) $5,000,000 or, in the case of any New Loan Commitments denominated in an Alternative Currency, the equivalent Dollar Amount, and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, further, that for purposes of any New Loan Commitments established pursuant to this Section 2.14, Incremental Equivalent Debt Incurred pursuant to Section 2.15, any Ratio Debt and any Ratio Acquisitions Debt:

(A) unless the Borrowers elect otherwise, (x) the Borrowers shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent compliant therewith) prior to using amounts under the Effective Extension Incremental Facility, the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, or the Reallocated General Debt Facility, (y) the Borrowers shall be deemed to have used the Prepayment-Based Incremental Facility prior to utilization of the Cash-Capped Incremental Facility and the Reallocated General Debt Facility, and (z) the Borrowers shall be deemed to have used the Cash-Capped Incremental Facility prior to utilization of the Reallocated General Debt Facility,

(B) New Loan Commitments pursuant to this Section 2.14, Incremental Equivalent Debt pursuant to Section 2.15, Ratio Debt and Ratio Acquisitions Debt may be incurred substantially concurrently under the Ratio-Based Incremental Facility (to the extent compliant therewith), the Effective Extension Incremental Facility, the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility and the Reallocated General Debt Facility or any combination of any of the foregoing, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, unless the Borrower Representative elects otherwise, first, calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of (x) any amounts incurred substantially concurrently pursuant to the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility or the Reallocated General Debt Facility, (y) any amounts incurred substantially concurrently under any fixed basket under Section 7.01 or (z) any revolving credit loans incurred substantially concurrently with such single transaction or series of related transactions) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility and the Reallocated General Debt

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Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility and the Reallocated General Debt Facility,

(C) all or any portion of Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, or the Reallocated General Debt Facility shall automatically cease to be deemed incurred under the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility or the Reallocated General Debt Facility and shall instead be deemed incurred under the Ratio-Based Incremental Facility from and after the first date on which the Borrowers would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the Ratio-Based Incremental Facility (for the avoidance of doubt, which determination shall be made without duplication of such Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility or the Reallocated General Debt Facility) (which, for the avoidance of doubt, shall have the effect of increasing the Prepayment-Based Incremental Facility, the Reallocated General Debt Facility and/or the Cash-Capped Incremental Facility, as applicable, by all or such portion, as applicable, of the aggregate principal amount of such Indebtedness); provided that, for the avoidance of doubt, any Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, or the Reallocated General Debt Facility and subsequently deemed to be incurred under the Ratio-Based Incremental Facility pursuant to this clause (C) shall not be subject to the MFN Provision as a result of being deemed incurred under the Ratio-Based Incremental Facility; and

(D) solely for the purpose of cash netting in calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio to determine the availability under the Ratio-Based Incremental Facility at the time of incurrence, any cash proceeds of any New Loan Commitments established pursuant to this Section 2.14, any Incremental Equivalent Debt Incurred pursuant to Section 2.15, any Ratio Debt and any Ratio Acquisitions Debt, in each case, incurred at such test date shall be excluded for purposes of calculating Adjusted Cash or Cash Equivalents.

The Borrowers may designate any Incremental Arranger of any New Loan Commitments with such titles under the New Loan Commitments as the Borrowers may deem appropriate.

(b) For the avoidance of doubt, the Borrowers will not be obligated to approach any Lender to participate in any New Loan Commitments. Any Lender approached to participate in any New Loan Commitments may elect or decline, in its sole discretion, to participate in such increase or new facility. The Borrowers may also invite additional Eligible Assignees reasonably satisfactory to the Incremental Arranger and, solely in connection with a Revolving Credit Commitment Increase or New Revolving Facility, with the consent of each L/C Issuer and each Swing Line Lender (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld, delayed or conditioned) to become Lenders pursuant to a joinder agreement to this Agreement. The Administrative Agent shall be permitted to execute, accept and acknowledge any joinder agreement pursuant to this Section 2.14 solely for purposes of determining that the operational and agency provisions (if any) contained in such documentation are reasonably satisfactory to the Administrative Agent (which shall also be reasonably satisfactory to the

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Borrower Representative) and that such execution, acceptance or acknowledgement shall not be unreasonably withheld, conditioned or delayed.

(c) If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Facility or New Revolving Facility is added in accordance with this Section 2.14, the Incremental Arranger and the Borrower Representative shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase, New Term Facility or New Revolving Facility among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase, New Term Facility or New Revolving Facility and the Increase Effective Date. In connection with (i) any increase in a Term Loan Tranche or Revolving Tranche or (ii) any addition of a New Term Facility or New Revolving Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in writing (which may be executed and delivered by the Borrowers and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) in order to establish the New Term Facility or New Revolving Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein pursuant to the documentation relating to such New Term Facility or New Revolving Facility. As of the Increase Effective Date, in the case of an increase to an existing Term Loan Tranche, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07(a) (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in writing (which may be executed and delivered by the Borrowers and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.

(d) With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility or New Revolving Facility pursuant to this Section 2.14, (i) subject to Section 1.02(i), (A) no Event of Default would exist immediately after giving effect thereto; provided, that the condition set forth in this clause (i)(A) may be limited to no Event of Default pursuant to Sections 8.01(a), (f) and (g) at the election of the Persons providing such New Loan Commitments and (B) the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this clause (i)(B), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, prior to such date; provided, that the condition set forth in this clause (i)(B) may be waived or not required by the Persons providing such New Loan Commitments; (ii) (A) in the case of any increase of the Revolving Tranche, (1) the final maturity shall be the same as the Maturity Date applicable to the Initial Revolving Tranche, (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Initial Revolving Tranche shall be required and (3) the terms

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and documentation applicable to the Initial Revolving Tranche shall apply, (B) in the case of any New Revolving Facility, (1) the final maturity shall be no earlier than the Maturity Date applicable to the Initial Revolving Tranche and (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Initial Revolving Tranche shall be required, (C) in the case of an increase to an existing Term Loan Tranche, (1) the final maturity shall be the same as the Maturity Date applicable to the applicable Term Loan Tranche, (2) the amortization shall be as described under clause (c) above and (3) except as otherwise set forth in this Section 2.14, the terms and documentation applicable to the applicable existing Term Loan Tranche shall apply and (D) in the case of any New Term Facility, the final maturity of the New Term Loans thereunder shall be no earlier than the Latest Maturity Date for, and such New Term Loans shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of, the then outstanding Initial Term Loans and/or 2026-1 New Term Loans; provided that Designated Earlier Maturing Debt may have a maturity date earlier than the Latest Maturity Date for the then outstanding Initial Term Loans and 2026-1 New Term Loans and, with respect to Designated Earlier Maturing Debt, the Weighted Average Life to Maturity thereof may be shorter than the remaining Weighted Average Life to Maturity of the then outstanding Term Facilities (without giving effect to any amortization or prepayment of such Term Loans); (iii) except as set forth in subclause (f)(iv) below with respect to the interest rate margin applicable to any New Term Facility described therein and as set forth in subclause (d)(ii)(D) above with respect to final maturity and Weighted Average Life to Maturity of any New Term Facility, any such New Term Facility or New Revolving Facility shall have such terms as are agreed to by the Borrowers and the Incremental Arranger; provided that the covenants, events of default, guarantees and other terms of such New Term Facility (other than maturity, fees, discounts, interest rate, optional redemption terms and redemption premiums), if not consistent with the terms of the Initial Term Loans and the 2026-1 New Term Loans, shall not be materially more restrictive to the Borrower Parties, when taken as a whole, than the terms of the Initial Term Loans and the 2026-1 New Term Loans (as reasonably determined by the Borrower Representative) unless (x) the Lenders of the Initial Term Loans and the 2026-1 New Term Loans receive the benefit of such more restrictive terms or (y) any such provisions (1) apply after the Latest Maturity Date of the Initial Term Loans and the 2026-1 New Term Loans or (2) are consistent with market terms as determined in good faith by the Borrower Representative and (iv) to the extent reasonably requested by the Incremental Arranger and expressly set forth in the documentation relating to such New Loan Commitments, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates, reaffirmation agreements and/or subsequent ranking agreements or amendment agreements to, confirmations of and/or lower ranking Collateral Documents, as applicable, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). Subject to the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be solely those agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the applicable Borrowers. Notwithstanding the foregoing, (x) to the extent any terms of any Term Commitment Increase, Revolving Credit Commitment Increase, New Term Facility or New Revolving Facility are more materially favorable (with respect to the lenders thereunder) than the comparable terms hereunder (with respect to the Lenders under the Initial Term Loans, the 2026-1 New Term Loans or the Initial Revolving Tranche, as applicable) and are applicable prior to the Latest Maturity Date, such terms (if favorable to the applicable Lenders) may be, at the option of the Borrowers in their sole discretion and in consultation with the Incremental Arranger, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of the applicable Lenders (to the extent

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applicable to such Lender) without further amendment requirements (it being agreed and understood, for the avoidance of doubt, that, at the option of the Borrower Representative, the Borrowers may, but shall not be required to, increase the Applicable Rate or amortization payments relating to any existing Term Facility to bring such Applicable Rate in line with the relevant Term Commitment Increase or New Term Facility to achieve fungibility (including for U.S. federal income tax purposes) with such existing Term Facility), (y) the terms of any New Revolving Facility (other than (A) terms that are incorporated into this Agreement pursuant to clause (x) above or (B) terms that are applicable only after the then Latest Maturity Date of the Initial Revolving Tranche) shall either (1) be substantially the same as those applicable to the Initial Revolving Tranche or (2) be consistent with market terms as determined in good faith by the Borrower Representative and (z) such terms other than the terms described in clause (x) above may be, at the option of the Borrowers in their sole discretion in consultation with the Administrative Agent, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of the applicable Lenders (to the extent applicable to such Lender) without further amendment requirements if reasonably satisfactory to the Borrower Representative, the Incremental Arranger and the Administrative Agent. To the extent a Borrower establishes a New Revolving Facility, then the Administrative Agent and a Borrower shall be permitted to amend this Agreement to require borrowings and repayments on a pro rata basis among Revolving Tranches (except for (A) payments of interest and fees at different rates on the Revolving Credit Commitments (and related outstandings), (B) repayments required upon the Maturity Date of any Revolving Credit Loan, and (C) repayments made in connection with a permanent repayment and termination of the Revolving Credit Loans or Revolving Credit Commitments of Revolving Credit Loans after the effective date of such New Revolving Facility).

(e) On the Increase Effective Date with respect to an increase to an Existing Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Obligations such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations will equal the Pro Rata Share of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche

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will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche.

(f) (i) Any New Revolving Facility and New Term Facility, (A) if incurred or Guaranteed by a Borrower or any Guarantor, shall not be Guaranteed by any Person that is not a Loan Party or does not become a Loan Party substantially concurrently with the incurrence of such New Revolving Facility or New Term Facility, (B) if secured by a lien on all or any portion of the Collateral, shall not be secured by any assets other than assets that constitute Collateral (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) any liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders under the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Credit Loans, as applicable, and (3) to the extent incurred in reliance on (or re-classified to) the Cash-Capped Incremental Facility or the Non-Collateral Ratio Facility), and (C) at the option of a Borrower, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Term Loans and the 2026-1 New Term Loans, secured by a Lien on assets not constituting Collateral or unsecured; provided that, if such New Revolving Facility or New Term Facility is incurred under the Effective Extension Incremental Facility, (x) such New Revolving Facility or New Term Facility may be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche only to the extent such New Revolving Facility or New Term Facility effectively extends the maturity date of First Lien Specified Debt, and (y) such New Revolving Facility or New Term Facility may be secured by a lien on the Collateral only to the extent such New Revolving Facility or New Term Facility effectively extends the maturity date of First Lien Specified Debt or Junior Lien Specified Debt; provided, further, that if such New Revolving Facility or New Term Facility is secured by a lien on all or any portion of the Collateral, such New Revolving Facility or New Term Facility shall be subject to Applicable Intercreditor Arrangements, (ii) the New Term Facility or New Revolving Facility, as applicable, shall, for purposes of prepayments, be treated substantially the same as (and in any event no more favorably than) the Initial Term Loans, the 2026-1 New Term Loans or Initial Revolving Tranche, as the case may be, unless the Borrowers otherwise elect (but in any event no more favorably than the Initial Term Loans, the 2026-1 New Term Loans or the Initial Revolving Tranche, as applicable), (iii) any New Term Facility that is secured by a lien on the Collateral on (x) a pari passu basis with the Initial Term Loans and the 2026-1 New Term Loans shall share ratably (or on a lesser basis) with respect to any mandatory prepayments of the Initial Term Loans and the 2026-1 New Term Loans (other than mandatory prepayments resulting from a refinancing of any Facility, which may be applied exclusively to the Facility being refinanced) and (y) a junior basis or unsecured basis shall not be subject to any mandatory prepayments unless such mandatory prepayments are first made or offered to the Initial Term Loans and the 2026-1 New Term Loans and (iv) solely with respect to any broadly syndicated floating rate term loans denominated in Dollars incurred on or prior to the date that is six months after the Closing Date under a New Term Facility that is (x) incurred under the Cash-Capped Incremental Facility, the Prepayment-Based Incremental Facility, the Effective Extension Incremental Facility or the Reallocated General Debt Facility, (y) pari passu in right of payment with the Initial Term Loans and (z) secured by liens on the Collateral on a pari passu basis with the Initial Term Loans, the interest rate margin (to the extent payable in cash) in excess of the applicable index rate (and excluding, for the avoidance of doubt, (x) any original issue discount, upfront fees, index rate floor or any other fees (including, without limitation, arrangement fees, structuring fees, commitment fees, underwriting fees, success fees, advisory fees, ticking fees,

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consent fees or amendment fees or (y) the effect of any margin step downs applicable to the Initial Term Loans)) applicable to such New Term Facility shall not be more than 100 basis points higher than the interest rate margin payable by the Borrowers in respect of the Initial Term Loans unless the interest rate margin applicable to the Initial Term Loans is increased by an amount necessary so that the difference between the interest rate margin payable by the Borrowers in respect of such New Term Facility and the interest rate margin payable by the Borrowers in respect of the Initial Term Loans is no greater than 100 basis points (this clause (iv), the “MFN Provision”); provided that for the avoidance of doubt, if Term Loans are outstanding in the form of a U.S. dollar-denominated Tranche and one or more non-U.S. dollar-denominated Tranches at such time, this clause (iv) shall only apply to such Term Loans outstanding in the form of a U.S. dollar denominated Tranche; provided further that this clause (f) shall not apply to any New Term Facility (1) that is incurred more than six months after the Closing Date, (2) is in an aggregate amount equal to or less than the greater of $920,000,000 and 200% of Four Quarter Consolidated EBITDA, (3) that has a final maturity at least one year after the Latest Maturity Date of the then outstanding Initial Term Loans, (4) is incurred in connection with a Permitted Acquisition or similar investment, or (5) for the avoidance of doubt, is incurred in reliance under the Ratio-Based Incremental Facility.

(g) If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.14 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation with respect to operational and agency provisions reasonably requested by the Administrative Agent shall be reflected therein.

(h) To the extent any New Revolving Facility or New Term Facility shall be denominated in an Alternative Currency, this Agreement and the other Loan Documents shall be amended to the extent necessary or appropriate to provide for the administrative and operational provisions applicable to such Alternative Currency, in each case as are reasonably satisfactory to the Administrative Agent.

Section 2.15 Incremental Equivalent Debt.

(a) Any Loan Party may from time to time after the Closing Date issue one or more series of senior secured, senior unsecured, senior subordinated or subordinated notes, loans or Indebtedness (such notes, loans and/or Indebtedness, collectively, “Incremental Equivalent Debt”) in an amount not to exceed the Incremental Amount (at the time of incurrence, subject to Section 1.02(i)); provided that (i) subject to Section 1.02(i), (A) no Event of Default would exist immediately after giving effect to any such incurrence of Incremental Equivalent Debt; provided, that the condition set forth in this clause (i)(A) may be limited to no Event of Default pursuant to Sections 8.01(a), (f) and (g) at the election of the Persons providing such Incremental Equivalent Debt and (B) the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of such date, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this clause (i)(B), the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, prior to such date; provided, that the condition

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set forth in this clause (i)(B) may be waived or not required by the Persons providing such Incremental Equivalent Debt and (ii) any such incurrence of Incremental Equivalent Debt shall be in a minimum amount of the lesser of (x) $5,000,000 (or the equivalent Dollar Amount) and (y) the entire amount that may be requested under this Section 2.15; provided, further, that (A) unless the Borrower Representative elects otherwise, (x) the Borrowers shall be deemed to have used amounts under the Ratio-Based Incremental Facility (to the extent compliant therewith) prior to using amounts under the Effective Extension Incremental Facility, the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility or the Reallocated General Debt Facility, (y) the Borrowers shall be deemed to have used the Prepayment-Based Incremental Facility prior to utilization of the Cash-Capped Incremental Facility and the Reallocated General Debt Facility, and (z) the Borrowers shall be deemed to have used the Cash-Capped Incremental Facility prior to utilization of the Reallocated General Debt Facility, (B) New Loan Commitments pursuant to Section 2.14, Incremental Equivalent Debt pursuant to this Section 2.15, Ratio Debt and Ratio Acquisitions Debt may be incurred substantially concurrently under the Ratio-Based Incremental Facility (to the extent compliant therewith), the Effective Extension Incremental Facility, the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, and the Reallocated General Debt Facility or any combination of any of the foregoing, and proceeds from any such incurrence may be utilized in a single transaction or series of related transactions by, unless the Borrower Representative elects otherwise, first, calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of (x) any amounts incurred substantially concurrently pursuant to the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, or the Reallocated General Debt Facility, (y) any amounts incurred substantially concurrently under any fixed basket under Section 7.01 or (z) any revolving credit loans incurred substantially concurrently with such single transaction or series of related transactions) and then calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility and the Reallocated General Debt Facility) and then calculating the incurrence under the Effective Extension Incremental Facility, the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, and the Reallocated General Debt Facility, as applicable, (C) all or any portion of Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, or the Reallocated General Debt Facility shall automatically cease to be deemed incurred under the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, or the Reallocated General Debt Facility and shall instead be deemed incurred under the Ratio-Based Incremental Facility from and after the first date on which the Borrowers would be permitted to incur all or such portion, as applicable, of the aggregate principal amount of such Indebtedness under the Ratio-Based Incremental Facility (for the avoidance of doubt, which determination shall be made without duplication of such Indebtedness originally designated as incurred under the Prepayment-Based Incremental Facility, the Cash-Capped Incremental Facility, or the Reallocated General Debt Facility) (which, for the avoidance of doubt, shall have the effect of increasing the Prepayment-Based Incremental Facility, the Reallocated General Debt Facility and/or the Cash-Capped Incremental Facility, as applicable, by all or such portion, as applicable, of the aggregate principal amount of such Indebtedness), and (D) solely for the purpose of cash netting in calculating the Consolidated First Lien Net Leverage Ratio, the Consolidated Senior Secured Net Leverage Ratio or the Consolidated Total Net Leverage Ratio to determine the availability under the Ratio-Based Incremental Facility at the time of incurrence, any cash proceeds of any New Loan Commitments incurred pursuant to Section 2.14, any Incremental Equivalent Debt Incurred pursuant to this Section 2.15, any Ratio Debt and any Ratio Acquisitions Debt, in each case, incurred at such test date shall be excluded for purposes of

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calculating Adjusted Cash or Cash Equivalents. The Borrowers may appoint any Person as arranger of such Incremental Equivalent Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Incremental Equivalent Debt Arranger”).

(b) (i) Any Incremental Equivalent Debt, (A) if incurred or Guaranteed by the Borrowers or any Guarantor, shall not be Guaranteed by any Person that is not a Loan Party or does not become a Loan Party substantially concurrently with the incurrence of such Incremental Equivalent Debt, (B) if secured by a lien on all or any portion of the Collateral, shall not be secured by any assets other than assets that constitute Collateral (except (1) customary cash collateral in favor of an agent, letter of credit issuer or similar “fronting” lender, (2) any liens on property or assets to the extent that a Lien on such property or asset is also added for the benefit of the Lenders under the Initial Term Loans, the 2026-1 New Term Loans and the Revolving Credit Loans, as applicable, and (3) to the extent incurred in reliance on (or re-classified to) the Cash-Capped Incremental Facility or the Non-Collateral Ratio Facility), and (C) at the option of the Borrower Representative, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, 2026-1 New Term Loans and the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Term Loans and the 2026-1 New Term Loans, secured by a Lien on assets not constituting Collateral or unsecured; provided that, if such Incremental Equivalent Debt is incurred under the Effective Extension Incremental Facility, (x) such Incremental Equivalent Debt may be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche only to the extent such Incremental Equivalent Debt effectively extends the maturity date of First Lien Specified Debt, and (y) such Incremental Equivalent Debt may be secured by a lien on the Collateral only to the extent such Incremental Equivalent Debt effectively extends the maturity date of First Lien Specified Debt or Junior Lien Specified Debt; provided, further, that, if such Incremental Equivalent Debt is secured by a lien on all or any portion of the Collateral, such Incremental Equivalent Debt shall be subject to Applicable Intercreditor Arrangements, (ii) the final maturity of any Incremental Equivalent Debt shall be no earlier than the Latest Maturity Date for, and such Incremental Equivalent Debt shall not have a Weighted Average Life to Maturity shorter than the remaining Weighted Average Life to Maturity of, the then outstanding Initial Term Loans and 2026-1 New Term Loans; provided that Designated Earlier Maturing Debt may have a maturity date earlier than the Latest Maturity Date for the then outstanding Initial Term Loans and 2026-1 New Term Loans and, with respect to Designated Earlier Maturing Debt, the Weighted Average Life to Maturity thereof may be shorter than the remaining Weighted Average Life to Maturity of the then outstanding Term Facilities (without giving effect to any amortization or prepayments of such Term Loans), (iii) [reserved], (iv) [reserved], and (v) any Incremental Equivalent Debt (other than any Designated Earlier Maturing Debt) shall not be subject to any mandatory redemption or prepayment provisions or rights (except (x) with respect to any Incremental Equivalent Debt that is secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans and the 2026-1 New Term Loans, to the extent any such mandatory redemption or prepayment is required to be applied pro rata (or greater than pro rata) to the Initial Term Loans, the 2026-1 New Term Loans and other Incremental Equivalent Debt that is secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans and the 2026-1 New Term Loans and (y) with respect to any Incremental Equivalent Debt that is secured by a lien on the Collateral on a junior basis with the Initial Term Loans and the 2026-1 New Term Loans or that is unsecured, to the extent that any such mandatory redemption or prepayment is first made or offered to the Initial Term Loans and the 2026-1 New Term Loans). Subject to the foregoing, the

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conditions precedent to each such incurrence shall be agreed to by the creditors providing such Incremental Equivalent Debt and the applicable Borrowers.

(c) The Lenders hereby authorize the Incremental Equivalent Debt Arranger (and the Lenders hereby authorize the Incremental Equivalent Debt Arranger to execute and deliver such amendments) to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to secure any Incremental Equivalent Debt with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Incremental Equivalent Debt Arranger and the Borrowers in connection with the incurrence of such Incremental Equivalent Debt, in each case on terms consistent with this Section 2.15. If the Incremental Equivalent Debt Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Equivalent Debt Arranger herein shall be done in consultation with the Administrative Agent and, with respect to applicable documentation (including amendments to this Agreement and the other Loan Documents), any comments to such documentation with respect to operational and agency provisions reasonably requested by the Administrative Agent shall be reflected therein.

Section 2.16 Cash Collateral.

(a) Upon the request of the Administrative Agent or the applicable L/C Issuer (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding, the Borrowers shall, in each case, promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103.0% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the applicable L/C Issuer, the Borrowers shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103.0% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.

(b) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, deposit accounts at the Administrative Agent or the Collateral Agent (or other financial institution selected by any of them). The Borrowers, and to the extent provided by any Lender, such Lender, hereby grant to (and subject to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrowers and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Section 2.03, 2.05, 2.06, 2.17, 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C

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Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, that (x) Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Section 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

(i) That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

(ii) Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the applicable L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any Letter of Credit; fourth, as the Borrower Representative may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower Representative, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Section

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8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrowers as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrowers against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02 were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)(ii) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(iii) That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender), (y) shall not be entitled to receive any interest accruing at the Default Rate pursuant to Section 2.08(a) for any period during which that Lender is a Defaulting Lender (and the Borrowers shall not be required to pay any such accrued default interest that otherwise would have been required to have been paid to that Defaulting Lender), and (z) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

(iv) During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each non-Defaulting Lender under a Revolving Tranche shall be determined without giving effect to the Commitment under such Revolving Tranche of that Defaulting Lender; provided that the aggregate obligation of each non-Defaulting Lender under a Revolving Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Revolving Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Tranche of that non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Tranche of that Revolving Credit Lender. No reallocation hereunder shall constitute a waiver or release of any claim of any party hereunder against a Defaulting Lender arising from that Lender having become a Defaulting Lender, including any claim of a Non-Defaulting Lender as a result of such Non-Defaulting Lender’s increased exposure following such reallocation.

(b) If the Borrower Representative, the Administrative Agent and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the

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Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)(iv)) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrowers while that Lender was a Defaulting Lender; and provided, further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.18 Specified Refinancing Debt.

(a) The Borrowers may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person appointed by the Borrowers, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrower Representative, to refinance (including by extending the maturity) (i) all or any portion of any Term Loan Tranches then outstanding under this Agreement, (ii) all or any portion of any Revolving Tranches then in effect under this Agreement or (iii) all or any portion of any Revolving Credit Commitment Increase, Term Commitment Increase, New Term Facility or New Revolving Facility incurred under Section 2.14, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged; (ii) if incurred or Guaranteed by the Borrowers or any Guarantor, shall not be Guaranteed by any Subsidiary that is not a Loan Party or does not become a Loan Party substantially concurrently with the incurrence of such Specified Refinancing Debt; (iii) (x) if secured by a lien on all or any portion of the Collateral, shall not be secured by any assets of any Loan Party other than assets that constitute Collateral, and (y) at the option of the Borrowers, shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Term Loans and the 2026-1 New Term Loans, secured by a Lien on assets not constituting Collateral or unsecured; provided that, if such Specified Refinancing Debt is secured by a lien on all or any portion of the Collateral, such Specified Refinancing Debt shall be subject to Applicable Intercreditor Arrangements); (iv) [reserved]; (v) shall have such pricing and optional prepayment terms as may be agreed by the applicable Borrowers and the applicable Lenders thereof; (vi) (x) to the extent constituting revolving credit facilities, shall not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) to the extent constituting term loan facilities, shall have a maturity date that is not prior to the date that is the Latest Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the remaining Weighted Average Life to Maturity of, the Term Loans being refinanced; provided that Designated Earlier Maturing Debt may have a maturity date that is earlier than the Latest Maturity Date of the Term Loans being refinanced and, with respect to Designated Earlier Maturing Debt, the Weighted Average Life to Maturity thereof may be shorter than the remaining Weighted Average Life to Maturity of the Term Loans being refinanced; (vii) in the case of Specified Refinancing Term Loans, shall share ratably in any mandatory prepayments

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of the then outstanding Initial Term Loans and the 2026-1 New Term Loans pursuant to Section 2.05 (or otherwise provide for more favorable prepayment treatment for the then outstanding Initial Term Loans and 2026-1 New Term Loans than the Specified Refinancing Term Loans); (viii) in the case of Specified Refinancing Revolving Credit Commitments, shall provide that each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) and participations in Letters of Credit pursuant to Section 2.03 shall be allocated pro rata among the Revolving Tranches; (ix) subject to clauses (v) and (vi) above, shall have covenants and events of default (excluding optional prepayment and redemption terms) that are, taken as a whole, not materially more restrictive to the Borrower Parties than those applicable to the Initial Term Loans and the 2026-1 New Term Loans (taken as a whole) (except for (x) covenants and events of default applicable only to periods after the Maturity Date of the Initial Term Loans and the 2026-1 New Term Loans and existing at the time of incurrence or issuance of such Specified Refinancing Debt and (y) any covenant to the extent such covenant is also added for the benefit of the Lenders holding the Initial Term Loans and the 2026-1 New Term Loans, without further Lender approval or voting requirement) or otherwise are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (as determined by the Borrower Representative in good faith; provided that, at the Borrower Representative’s option, delivery of a certificate of a Responsible Officer of the Borrower Representative to the Specified Refinancing Agent in good faith at least three Business Days (or such shorter period as may be agreed by the Specified Refinancing Agent) prior to the incurrence of such Specified Refinancing Debt, together with a reasonably detailed description of the material terms and conditions of such Specified Refinancing Debt or drafts of the documentation relating thereto, stating that the Borrower Representative has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (a), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Borrower Representative of its objection during such three Business Day (or shorter) period (including a reasonable description of the basis upon which it objects)); and the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (or less than the pro rata prepayment of outstanding Loans made by any Term Lenders or the Revolving Credit Lenders, as applicable, that will be lenders of the Specified Refinancing Debt, as approved by such Term Lenders or the Revolving Credit Lenders, as applicable; provided that in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided, however, that such Specified Refinancing Debt shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent and each L/C Issuer in the case of Specified Refinancing Revolving Credit Commitments, the Borrowers may also invite additional Eligible Assignees reasonably satisfactory to the Specified Refinancing Agent, to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent (to the extent the consent of any of the foregoing would be required to assign Loans hereunder, with such consent may not be unreasonably withheld, conditioned or delayed). For the avoidance of doubt, any

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allocations of Specified Refinancing Debt shall be made at the Borrowers’ sole discretion, and the Borrowers will not be obligated to allocate any Specified Refinancing Debt to any Lender.

(b) The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent, receipt by the Specified Refinancing Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrowers and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.14 and/or Section 6.16 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion). The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Specified Refinancing Agent and the Borrowers in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18.

(c) Each class of Specified Refinancing Debt incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less $5,000,000 (or the equivalent Dollar Amount) and (y) an integral multiple of $1,000,000 (or the equivalent Dollar Amount) in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrowers in respect of a Revolving Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments.

(d) The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrowers, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrowers, to effect the provisions of or consistent with this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of

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any documentation necessary or appropriate to carry out the provisions of this Section 2.18 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 2.19 Extension of Term Loans and Revolving Credit Commitments.

(a) The Borrowers may at any time and from time to time request that all or a portion of the (i) Term Loans of one or more Tranches existing at the time of such request (each, an “Existing Term Tranche”, and the Term Loans of such Tranche, the “Existing Term Loans”) or (ii) Revolving Credit Commitments of one or more Tranches existing at the time of such request (each, an “Existing Revolving Tranche” and together with the Existing Term Tranches, each an “Existing Tranche”, and the Revolving Credit Commitments of such Existing Revolving Tranche together with the Existing Term Loans, the “Existing Loans”), in each case, be converted to extend the scheduled maturity date(s) of any payment of principal with respect to all or a portion of any principal amount of any Existing Tranche (any such Existing Tranche which has been so extended, an “Extended Term Tranche” or “Extended Revolving Tranche”, as applicable, and each an “Extended Tranche”, and the Term Loans or Revolving Credit Commitments, as applicable, of such Extended Tranches, the “Extended Term Loans” or “Extended Revolving Commitments”, as applicable, and collectively, the “Extended Loans”) and to provide for other terms consistent with this Section 2.19; provided that (i) any such request shall be made by the Borrowers to certain Lenders specified by the Borrowers with Term Loans or Revolving Credit Commitments, as applicable, with a like maturity date (whether under one or more Tranches) on a pro rata basis (based on the aggregate outstanding principal amount of the Term Loans or on the aggregate Revolving Credit Commitments) and (ii) any applicable Minimum Extension Condition shall be satisfied unless waived by the Borrowers in its sole discretion. In order to establish any Extended Tranche, the Borrower Representative shall provide a notice to the Administrative Agent (in such capacity, the “Extended Loans Agent”) (who shall provide a copy of such notice to each of the requested Lenders of the applicable Existing Tranche) (an “Extension Request”) setting forth the proposed terms of the Extended Tranche to be established, which terms shall be substantially similar to those applicable to the Existing Tranche from which they are to be extended (the “Specified Existing Tranche”), except that (w) all or any of the final maturity dates of such Extended Tranches shall be delayed to later dates than the final maturity dates of the Specified Existing Tranche, (x) (A) the interest margins with respect to the Extended Tranche may be higher or lower than the interest margins for the Specified Existing Tranche and/or (B) additional fees may be payable to the Lenders providing such Extended Tranche in addition to or in lieu of any increased margins contemplated by the preceding clause (A), (y) in the case of any Extended Term Tranche, such Extended Term Tranche shall share ratably in any mandatory prepayments of the then outstanding Initial Term Loans and 2026-1 New Term Loans pursuant to Section 2.05 (or otherwise provide for more favorable mandatory prepayment treatment for the then outstanding Initial Term Loans and 2026-1 New Term Loans than such Extended Term Tranche) and (z) in the case of any Extended Term Tranche, so long as the Weighted Average Life to Maturity of such Extended Tranche would be no shorter than the remaining Weighted Average Life to Maturity of the Specified Existing Tranche, amortization rates with respect to the Extended Term Tranche may be higher or lower than the amortization rates for the Specified Existing Tranche, in each case to the extent provided in the applicable Extension Amendment; provided that, notwithstanding anything to the contrary in this Section 2.19 or otherwise, assignments and participations of Extended Tranches shall be governed by the same or, at the Borrowers’ discretion, more restrictive assignment and participation provisions applicable to Initial Term Loans, 2026-1 New Term Loans

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or Revolving Credit Commitments, as applicable, set forth in Section 10.07. No requested Lender shall have any obligation to agree to have any of its Existing Loans converted into an Extended Tranche pursuant to any Extension Request and the commitment of any L/C Issuer to issue or maintain Letters of Credit shall not be extended pursuant to an extension of any Existing Revolving Tranche pursuant to this Section 2.19 without its written consent. Any Extended Tranche shall constitute a separate Tranche of Loans from the Specified Existing Tranches and from any other Existing Tranches (together with any other Extended Tranches so established on such date). On the Extension Date applicable to any applicable Revolving Tranche under the Revolving Credit Facility, the Borrowers shall prepay the Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) outstanding on such Extension Date applicable to the relevant Revolving Tranche to the extent necessary to keep the outstanding Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, applicable to the non-extending Revolving Credit Lenders under such Revolving Tranche in accordance with any revised Pro Rata Share of a Revolving Credit Lender in respect of the extended Revolving Credit Facility arising from any non-ratable Extension to the Revolving Credit Commitments under this Section 2.19.

(b) The Borrowers shall provide the applicable Extension Request at least ten Business Days (or such shorter period as the Extended Loans Agent may agree in its sole discretion) prior to the date on which Lenders under the applicable Existing Tranche or Existing Tranches are requested to respond. Any Lender (an “Extending Lender”) wishing to have all or a portion of its Specified Existing Tranche converted into an Extended Tranche shall notify the Extended Loans Agent (each, an “Extension Election”) on or prior to the date specified in such Extension Request of the amount of its Specified Existing Tranche that it has elected to convert into an Extended Tranche. In the event that the aggregate amount of the Specified Existing Tranche subject to Extension Elections exceeds the amount of Extended Tranches requested pursuant to the Extension Request, the Specified Existing Tranches subject to Extension Elections shall be converted to Extended Tranches on a pro rata basis based on the amount of Specified Existing Tranches included in each such Extension Election. In connection with any extension of Loans pursuant to this Section 2.19 (each, an “Extension”), the Borrowers and Extended Loans Agent shall agree to such procedures regarding timing, rounding, lender revocation and other administrative adjustments to ensure reasonable administrative management of the credit facilities hereunder after such Extension, in each case acting reasonably to accomplish the purposes of this Section 2.19. The Borrowers may amend, revoke or replace an Extension Request pursuant to procedures reasonably acceptable to the Extended Loans Agent at any time prior to the date on which Lenders under the applicable Existing Term Tranche or Existing Term Tranches are requested to respond to the Extension Request.

(c) Extended Tranches shall be established pursuant to an amendment (an “Extension Amendment”) to this Agreement (which may include amendments to provisions related to maturity, interest margins or fees referenced in clauses (x) and (y) of Section 2.19(a), or, in the case of Extended Term Tranches, amortization rates referenced in clause (z) of Section 2.19(a), and which, in each case, except to the extent expressly contemplated by the last sentence of this Section 2.19(c) and notwithstanding anything to the contrary set forth in Section 10.01, shall not require the consent of any Lender other than the Extending Lenders with respect to the Extended Tranches established thereby) executed by the Loan Parties, the Extended Loans Agent, and the Extending Lenders. Subject to the requirements of this Section 2.19 and without limiting the generality or applicability of Section 10.01 to any Section 2.19 Additional Amendments (as defined below), any

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Extension Amendment may provide for additional terms and/or additional amendments other than those referred to or contemplated above (any such additional amendment, a “Section 2.19 Additional Amendment”) to this Agreement and the other Loan Documents; provided that such Section 2.19 Additional Amendments do not become effective prior to the time that such Section 2.19 Additional Amendments have been consented to (including, without limitation, pursuant to consents applicable to holders of any Extended Tranches provided for in any Extension Amendment) by such of the Lenders, Loan Parties and other parties (if any) as may be required in order for such Section 2.19 Additional Amendments to become effective in accordance with Section 10.01; provided, further, that (i) if incurred or Guaranteed by the Borrowers or any Guarantor, such Extended Tranche shall not be Guaranteed by any Subsidiary that is not a Loan Party or does not become a Loan Party substantially concurrently with the establishment of such Extended Tranche, (ii) if secured by a lien on all or any portion of the Collateral, such Extended Tranche shall not be secured by any assets of any Loan Party other than assets that constitute Collateral, and (iii) at the option of the Borrowers, such Extended Tranche shall be secured by a lien on the Collateral on a pari passu basis with the Initial Term Loans, the 2026-1 New Term Loans and the Initial Revolving Tranche, secured by a lien on the Collateral on a junior basis to the Initial Term Loans and the 2026-1 New Term Loans, secured by a Lien on assets not constituting Collateral or unsecured; provided that, if such Extended Tranche is secured by a lien on all or any portion of the Collateral, such Extended Tranche shall be subject to Applicable Intercreditor Arrangements. Notwithstanding anything to the contrary in Section 10.01, any such Extension Amendment may, without the consent of any other Lenders, effect such amendments to any Loan Documents as may be necessary or appropriate, in the reasonable judgment of the Borrowers and the Extended Loans Agent, to effect the provisions of this Section 2.19; provided that the foregoing shall not constitute a consent on behalf of any Lender to the terms of any Section 2.19 Additional Amendment. The Lenders hereby authorize the Extended Loans Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrowers as may be necessary in order to establish any Extended Loans and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Extended Loans Agent and the Borrowers in connection with the establishment of such Extended Loans, in each case on terms consistent with and/or to effect the provisions of this Section 2.19.

(d) Notwithstanding anything to the contrary contained in this Agreement, on any date on which any Existing Tranche is converted to extend the related scheduled maturity date(s) in accordance with clause (a) above (an “Extension Date”), in the case of the Specified Existing Tranche of each Extending Lender, the aggregate principal amount of such Specified Existing Tranche shall be deemed reduced by an amount equal to the aggregate principal amount of Extended Tranche so converted by such Lender on such date, and such Extended Tranches shall be established as a separate Tranche from the Specified Existing Tranche and from any other Existing Tranches (together with any other Extended Tranches so established on such date).

(e) If, in connection with any proposed Extension Amendment, any requested Lender declines to consent to the applicable extension on the terms and by the deadline set forth in the applicable Extension Request (each such other Lender, a “Non-Extending Lender”) then the Borrower Representative may, on notice to the Extended Loans Agent and the Non-Extending Lender, replace such Non-Extending Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07 (with the assignment fee and any other costs and expenses to be paid by the applicable Borrowers in such instance) all of its rights and obligations under this Agreement to one or more assignees; provided that neither the Extended Loans Agent

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nor any Lender shall have any obligation to the Borrowers to find a replacement Lender; provided, further, that the applicable assignee shall have agreed to provide Extended Loans on the terms set forth in such Extension Amendment; provided, further, that all obligations of the applicable Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender concurrently with such Assignment and Assumption. In connection with any such replacement under this Section 2.19, if the Non-Extending Lender does not execute and deliver to the Extended Loans Agent a duly completed Assignment and Assumption by the later of (A) the date on which the replacement Lender executes and delivers such Assignment and Assumption and (B) the date as of which all obligations of the Borrowers owing to the Non-Extending Lender relating to the Existing Loans so assigned shall be paid in full by the assignee Lender to such Non-Extending Lender, then such Non-Extending Lender shall be deemed to have executed and delivered such Assignment and Assumption as of such date and the Borrower Representative shall be entitled (but not obligated) to execute and deliver such Assignment and Assumption on behalf of such Non-Extending Lender.

(f) Following any Extension Date, with the written consent of the Borrower Representative, any Non-Extending Lender may elect to have all or a portion of its Existing Loans deemed to be an Extended Loan under the applicable Extended Tranche on any date (each date a “Designation Date”) prior to the maturity date of such Extended Tranche; provided that such Lender shall have provided written notice to the Borrower Representative and the Extended Loans Agent at least ten Business Days prior to such Designation Date (or such shorter period as the Administrative Agent may agree in its reasonable discretion); provided, further, that no greater amount shall be paid by or on behalf of the applicable Borrowers or any of their Affiliates to any such Non-Extending Lender as consideration for its extension into such Extended Tranche than was paid to any Extending Lender as consideration for its Extension into such Extended Tranche. Following a Designation Date, the Existing Loans held by such Lender so elected to be extended will be deemed to be Extended Loans of the applicable Extended Tranche, and any Existing Loans held by such Lender not elected to be extended, if any, shall continue to be “Existing Loans” of the applicable Tranche.

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(g) With respect to all Extensions consummated by the Borrowers pursuant to this Section 2.19, (i) such Extensions shall not constitute optional or mandatory payments or prepayments for purposes of Sections 2.05(a) and (b) and (ii) no Extension Request is required to be in any minimum amount or any minimum increment; provided that the Borrower Representative may at its election specify as a condition (a “Minimum Extension Condition”) to consummating any such Extension that a minimum amount (to be determined and specified in the relevant Extension Request in the Borrowers’ sole discretion and may be waived by the Borrower Representative) of Existing Loans of any or all applicable Tranches be extended. The Administrative Agent and the Lenders hereby consent to the transactions contemplated by this Section 2.19 (including, for the avoidance of doubt, payment of any interest, fees or premium in respect of any Extended Loans on such terms as may be set forth in the relevant Extension Request) and hereby waive the requirements of any provision of this Agreement (including, without limitation, Sections 2.05(a) and (b) and 2.07) or any other Loan Document that may otherwise prohibit any such Extension or any other transaction contemplated by this Section 2.19.

Section 2.20 Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrowers, the Borrowers may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Debt Exchange Notes (each such exchange a “Permitted Debt Exchange”) with any Lender (other than any Lender that, if requested by a Borrower, is unable to certify that it is either a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (as defined in Rule 501 under the Securities Act)), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount (calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and Refinancing Expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrowers pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrowers on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrowers for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of such Term Loans offered to be exchanged by the Borrowers pursuant to such Permitted Debt Exchange Offer, then the Borrowers shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt

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Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrowers and the Exchange Agent and (vi) any applicable Minimum Tender Condition (as defined below) shall be satisfied.

(b) With respect to all Permitted Debt Exchanges effected by the Borrowers pursuant to this Section 2.20, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a) or (b), and (ii) such Permitted Debt Exchange Offer shall be made for not less than $5,000,000 (or the equivalent Dollar Amount) in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Borrower Representative may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrowers’ discretion) of Term Loans of any or all applicable classes be tendered.

(c) In connection with each Permitted Debt Exchange, the Borrower Representative and the Exchange Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.20 and without conflict with Section 2.20(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower Representative and the Exchange Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d) The Borrowers shall be responsible for compliance with, and hereby agree to comply with, all applicable securities and other laws and regulations in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Exchange Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrowers’ compliance with such laws and regulations in connection with any Permitted Debt Exchange (other than the Borrowers’ reliance on any certificate delivered pursuant to Section 2.20(a) above for which the such Lender shall bear sole responsibility) and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Exchange Act, and/or other applicable securities laws and regulations.

(e) If the Exchange Agent is not the Administrative Agent, the actions authorized to be taken by the Exchange Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.20, any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

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Section 2.21 Alternative Rate of Interest.

(a) Subject to Section 2.22, if prior to the commencement of any Interest Period for a SOFR Borrowing:

(i) the Administrative Agent determines in good faith and in its reasonable discretion (which determination shall be deemed presumptively correct absent manifest error) that adequate and reasonable means do not exist for ascertaining Term SOFR for such Interest Period; or

(ii) the Administrative Agent is advised in writing by the Required Lenders that Term SOFR for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower Representative and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrowers and the Lenders that the circumstances giving rise to such notice no longer exist (which notice shall be delivered by the Administrative Agent promptly after such situation ceases to exist), (i) any Committed Loan Notice that requests the conversion of any Borrowing to, or continuation of any Borrowing as a SOFR Borrowing shall be ineffective, and (ii) if any Committed Loan Notice requests a SOFR Borrowing, such Borrowing shall be made as Base Rate Loans; provided that the Borrower Representative may revoke any such Committed Loan Notice (without penalty) prior to such Borrowing upon written notice to the Administrative Agent.

Section 2.22 Effect of Benchmark Transition Event.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, if a Benchmark Transition Event or an Early Opt-in Election, as applicable, and its related Benchmark Replacement Date have occurred prior any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Document, and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Document in respect of any Benchmark setting at or after 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrowers so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.22(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Benchmark Replacement Conforming Changes (subject to consultation rights of the Borrower Representative set forth in the definition thereof) from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Benchmark

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Replacement Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower Representative and the Lenders of (i) the implementation of any Benchmark Replacement or Early Opt-in Election, (ii) the effectiveness of any Benchmark Replacement Conforming Changes, (iii) the removal, addition or reinstatement of any tenor of a Benchmark pursuant to clause (d) below and (iv) the commencement or conclusion of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.22, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.22.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion (in consultation with the Borrower Representative) or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor, (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may (in consultation with the Borrower Representative) modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor and (iii) if a new tenor for the then-current Benchmark is displayed on a screen or other information service selected by the Administrative Agent in its reasonable discretion (in consultation with the Borrower Representative), then the Administrative Agent may (in consultation with the Borrower Representative) modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to add such new tenor.

(e) Benchmark Unavailability Period. Upon the Borrower Representative’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower Representative may revoke any request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the applicable Borrowers will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans. During any Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

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ARTICLE III

TAXES, INCREASED COSTS PROTECTION AND ILLEGALITY

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of the Borrowers or any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings for Indemnified Taxes have been made (including such deductions and withholdings for Indemnified Taxes applicable to additional sums payable under this Section 3.01) the Administrative Agent (for amounts paid to the Administrative Agent in its own right) or Lender receives an amount equal to the sum it would have received had no such deduction or withholding for Indemnified Taxes been made.

(b) In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(c) Without duplication of amounts paid pursuant to Section 3.01(a) or Section 3.01(b), the Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower Representative by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(d) Each Lender shall severally indemnify, within 10 days after demand therefor, the Administrative Agent for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting or expanding the obligation of the Loan Parties to do so), (ii) for any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(m) relating to the maintenance of a Participant Register and (iii) for any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent or a Loan Party, as applicable, in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable

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by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (d).

(e) Within 30 days after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall promptly repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this clause (f) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This clause (f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) [Reserved].

(h) (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower Representative and the Administrative Agent, at the time or times reasonably requested by the Borrower Representative or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower Representative or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower Representative or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower Representative or the Administrative Agent as will enable the Borrower Representative or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(h)(ii)(A), (ii)(B), (ii)(D) and (ii)(E) below) shall not be required if in the Lender’s reasonable judgment such completion,

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execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

(ii) Without limiting the generality of the foregoing,

(A) any Lender that is a U.S. Person shall deliver to the Borrowers and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent) copies of executed IRS Form W-9 (or any successor form) certifying that such Lender is exempt from U.S. federal backup withholding;

(B) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), whichever of the following is applicable:

(1) in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (x) with respect to payments of interest under any Loan Document, copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E (or any successor forms) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) copies of executed IRS Form W-8ECI (or any successor form);

(3) in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 871(h) or Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit I-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of a Borrower within the meaning of Section 881(c)(3)(B) of the Code or a “controlled foreign corporation” related to a Borrower as described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) copies of executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

(4) to the extent a Non-U.S. Lender is not the beneficial owner (e.g., where the Non-U.S. Lender is a partnership or a participating Lender), copies of executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-2 or Exhibit I-3, IRS Form W-9, and/or other

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certification documents (or any applicable successor forms) from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender shall provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit I-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower Representative or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower Representative or the Administrative Agent), copies of any other executed form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower Representative or the Administrative Agent to determine the withholding or deduction required to be made;

(D) each Recipient shall deliver to the Borrower Representative and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower Representative or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower Representative or the Administrative Agent as may be necessary for the Borrower Representative and the Administrative Agent to (i) comply with their obligations under FATCA and (ii) determine whether such Recipient has complied with such Recipient’s obligations under FATCA or to determine the amount, if any, to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) the Administrative Agent, and any successor or supplemental Administrative Agent, shall deliver to the Borrower Representative (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower Representative) copies of either executed (i) IRS Form W-9 (or any successor form) or (ii) a U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrowers to be treated as a U.S. person (with respect to amounts received on account of any Lender) and IRS Form W-8ECI (with respect to amounts received on its own account), with the effect that, in either case, the Borrowers will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding Tax.

Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update such documentation and deliver a copy thereof to the Borrower Representative and the Administrative Agent or promptly notify the Borrower Representative and the Administrative Agent in writing of its legal ineligibility to do so.

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Each Lender hereby authorizes the Administrative Agent to deliver to the Loan Parties and to any successor Administrative Agent any documentation provided by such Lender to the Administrative Agent pursuant to Section 3.01(h).

(i) The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(j) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer, and the term “applicable Law” includes FATCA .

Section 3.02 [Reserved].

Section 3.03 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for such Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to SOFR, or the Term SOFR Reference Rate, or to determine or charge interest based upon SOFR, the Term SOFR Reference Rate, or Term SOFR, then, upon written notice thereof by such Lender to the Borrower Representative (through the Administrative Agent) (an “Illegality Notice”), (i) any obligation of such Lender to make SOFR Loans, and any right of the Borrowers to continue SOFR Loans or to convert Base Rate Loans to SOFR Loans made by such Lender, shall be suspended, and (ii) the interest rate on which such Lender’s Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”, in each case until such Lender notifies the Administrative Agent and the Borrower Representative that the circumstances giving rise to such determination no longer exist. Upon receipt of an Illegality Notice, the Borrowers shall, if necessary to avoid such illegality, upon demand from such Lender providing such Illegality Notice (with a copy to the Administrative Agent), convert all such Lender’s SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “Base Rate”), on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such SOFR Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such SOFR Loans to such day, in each case until the Administrative Agent is advised in writing by such Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR, the Term SOFR Reference Rate, or Term SOFR. Upon any such conversion, the applicable Borrower shall also pay accrued interest on the amount so converted.

Section 3.04 [Reserved].

Section 3.05 Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to the Term SOFR or issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its

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deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes, (ii) Taxes described in clauses (b) through (e) of the definition of Excluded Taxes or (iii) Other Connection Taxes that are imposed on or measured by net income (however denominated), or that are franchise Taxes or branch profits Taxes)), then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs, the applicable Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender reasonably determines that the introduction of any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy and liquidity and such Lender’s desired return on capital), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return, the applicable Borrowers shall pay to such Lender such additional amounts as will compensate such Lender for such reduction. Notwithstanding the foregoing, this paragraph (b) will not apply to Taxes.

(c) The applicable Borrowers shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Term SOFR funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the applicable Borrowers shall have received at least 15 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice 15 days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such written notice.

(d) For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the date hereof, regardless of the date enacted, adopted or issued.

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(e) Notwithstanding any other provision of this Section 3.05, no Lender shall demand compensation for any increased cost or reduction pursuant to this Section 3.05 if it shall not at the time be the general policy or practice of such Lender to demand such compensation in similar circumstances under comparable provisions of other credit agreements governing indebtedness of similarly situated borrowers.

Section 3.06 [Reserved].

Section 3.07 Matters Applicable to All Requests for Compensation.

(a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Recipient’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Recipient for any amount incurred more than 180 days prior to the date that such Recipient notifies the Borrower Representative of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests compensation under Section 3.05, or any of the Borrowers are required to pay any additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower Representative and at the applicable Borrowers’ expense, use commercially reasonable efforts to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01 or 3.05, as applicable, in the future and (ii) would not, in the reasonable judgment of such Lender or such L/C Issuer, as applicable, be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (b) shall not affect or postpone any applicable Obligations of the applicable Borrowers or rights of such Lender pursuant to Sections 3.01 and 3.05.

(c) If any Lender requests compensation by any of the Borrowers under Section 3.05, the applicable Borrowers may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another SOFR Loans, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested.

(d) If the obligation of any Lender to make or continue from one Interest Period to another any SOFR Loan, or to convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Sections 3.03, 3.05 or 3.07(c) hereof, such Lender’s SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the

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circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:

(i) to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

(ii) all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans shall remain as Base Rate Loans.

(e) If any Lender gives notice to the Borrower Representative (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s SOFR Loans pursuant to this Section 3.07 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(f) A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the applicable Borrowers hereunder) under comparable syndicated credit facilities.

Section 3.08 Replacement of Lenders Under Certain Circumstances.

(a) If at any time (i) any Loan Party becomes obligated to pay additional amounts or indemnity payments described in Section 3.01, 3.04 or Section 3.05 as a result of any condition described in such Sections or any Lender ceases to make SOFR Loans as a result of any condition described in Section 3.03, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then such Loan Party may, on three Business Days’ prior written notice from the Loan Party to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to the Lenders for consent), either (i) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Loan Party in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that neither the Administrative Agent nor any Lender shall have any obligation to the Loan Party to find a replacement Lender or other such Person or (ii) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Loan Party owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all

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obligations of the Loan Party owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of the Loan Party having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) deliver any Notes evidencing such Loans to the Loan Party or the Administrative Agent (for return to the Loan Party). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Loan Party, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender.

(b) Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer or the depositing of Cash Collateral into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.16) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Section 9.09.

(c) In the event that (i) the Borrower Representative or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders or Majority Lenders of the applicable class, as applicable, have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term

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“Non-Consenting Lender” shall also include (x) any Lender that rejects (or is deemed to reject) an Extension under Section 2.19, which Extension has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such Extension, (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18 and (z) any Revolving Credit Lender for which the Borrowers determine in good faith that they will not be able to provide the documentation or other information pursuant to clause (g)(y) of the definition of “Permitted Change of Control” that such Revolving Credit Lender reasonably believes is required by regulatory authorities with respect to the New Sponsor, its subsidiaries or its acquisition vehicle under applicable “know your customer”, anti-money laundering, beneficial ownership rules and regulations, and leveraged lending regulatory requirements, including adequate debt repayment capacity. For the avoidance of doubt, if any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its Closing Date Term Loans or its Closing Date Term Loans are prepaid by the Borrowers, pursuant to Section 3.08(a) prior to the six-month anniversary of the Closing Date in connection with any such waiver, amendment or modification constituting a Repricing Event, the Borrowers shall pay such Non-Consenting Lender the fee required under Section 2.05(a)(iii) on the Closing Date Term Loans or 2026-1 New Term Loans so assigned or prepaid.

(d) Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

Section 4.01 Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder and of each L/C Issuer to issue Letters of Credit hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent, except as otherwise agreed among the Borrowers and the Arrangers:

(a)
The Administrative Agent’s receipt of the following, each of which may be originals, facsimiles or copies in .pdf format, unless otherwise specified:

(i) executed counterparts of (A) this Agreement from the Holding Companies and the Borrowers, (B) the Holdings Guaranty from the Holding Companies, and (C) the Subsidiary Guaranty from the Borrowers and each Subsidiary Guarantor;

(ii) the Security Agreement, duly executed by the Holding Companies, the Borrowers and each Subsidiary Guarantor, together with:

(A)
to the extent required to be pledged under the terms of the Security Agreement, satisfactory arrangements for the delivery of certificates, if any, representing the Equity Interests in the Borrowers and Borrowers’ wholly owned material U.S. Subsidiaries, accompanied by undated stock powers executed in blank (or stock transfer

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forms, as applicable) and instruments evidencing the Pledged Debt indorsed in blank (or instrument of transfer, as applicable); and
(B)
copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all United States jurisdictions that the Collateral Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of each Loan Party created under the Security Agreement, covering the Collateral described in the Security Agreement;

(iii) [reserved];

(iv) a Note executed by the applicable Borrowers in favor of each Lender requesting a Note reasonably in advance of the Closing Date;

(v) a Committed Loan Notice and a Letter of Credit Application, if applicable, in each case relating to the initial Credit Extension;

(vi) a solvency certificate executed by a senior officer of the Borrower Representative (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit L;

(vii) (A) certificates of good standing (to the extent such concept exists in such jurisdiction) from the secretary of state or other applicable office of the state of organization or formation of the Loan Parties (other than as permitted by Section 6.16), and (B) a certificate from a Responsible Officer of each Loan Party certifying that attached thereto is (I) a copy of the Organization Documents of such Loan Party, (II) a copy of the resolutions or other action of the Board of Directors of such Loan Party approving the execution and performance of the Loan Documents to which such Loan Party is a party and (III) a customary incumbency certificate of Responsible Officers of such Loan Party;

(viii) opinions of Ropes & Gray LLP, counsel to Loan Parties with respect to New York, Delaware, Massachusetts, California and federal law, and Troutman Pepper Locke LLP, counsel to Loan Parties with respect to Connecticut law, in each case, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent;

(ix) a certificate of a Responsible Officer of the Borrower Representative certifying that the conditions set forth in Section 4.01(e) and Section 4.02(a) and (b) have been satisfied.

(b)
[Reserved].
(c)
The Administrative Agent and the Arrangers shall have received at least three (3) Business Days prior to the Closing Date all documentation and other information about the Borrowers and the Guarantors that shall have been reasonably requested by the Administrative Agent or the Arrangers in writing at least ten (10) Business Days prior to the Closing Date that the Administrative Agent and the Arrangers reasonably determine is required by applicable regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act. At least three (3) Business Days before the Closing Date,

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if a Borrower qualifies as a “legal entity customer” under the Beneficial Ownership Regulation then the applicable Borrower shall have delivered to the Administrative Agent a certification in relation to such Borrowers regarding individual beneficial ownership solely to the extent required by the Beneficial Ownership Regulation and requested by the Administrative Agent or the Arrangers in writing at least ten (10) Business Days prior to the Closing Date.
(d)
All fees required to be paid on the Closing Date pursuant to the Fee Letter or otherwise agreed in connection with the initial Facilities and reasonable out-of-pocket expenses required to be paid on the Closing Date, to the extent invoiced (in the case of expenses) at least three (3) Business Days prior to the Closing Date (except as otherwise agreed to by the Borrowers), shall, substantially concurrently with the initial Borrowing of the Initial Term Loans, have been paid (which amounts may, at the Borrowers’ option, be offset against the proceeds of the Facilities).
(e)
The Closing Date Refinancing shall have been, or shall substantially concurrently with the initial Credit Extension made hereunder on the Closing Date be, consummated.

Without limiting the generality of the provisions of Section 9.03, for purposes of determining compliance with the conditions specified in this Section 4.01, each Lender as of the Closing Date shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required hereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received written notice from such Lender prior to the Closing Date specifying its objection thereto.

Section 4.02 Conditions to All Credit Extensions . The obligation of each Lender to honor any Request for Credit Extension (other than a Delayed Draw Term Loan, a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans or Alternative Currency Term Rate Loans) is subject to the following conditions precedent:

(a)
Subject to the provisions in Section 1.02(i), the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date, and except that for purposes of this Section 4.02, the representations and warranties contained in Sections 5.05(a) and (b) shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b), respectively, prior to such proposed Credit Extension.
(b)
Subject to the provisions in Section 1.02(i), no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.
(c)
The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

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Each Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans or Alternative Currency Term Rate Loans) submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

Section 4.03 Conditions to Borrowings of Delayed Draw Term Loans. The obligation of each Lender to honor any Request for Credit Extension with respect to a Borrowing of Delayed Draw Term Loans is subject solely to the following conditions precedent:

(a)
Subject to the provisions in Section 1.02(i), the representations and warranties of the Borrowers and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects on and as of the date of such Borrowing; provided that, to the extent that such representations and warranties specifically refer to an earlier date, they shall be true and correct in all material respects as of such earlier date; provided, further, that any representation and warranty that is qualified as to “materiality,” “Material Adverse Effect” or similar language shall be true and correct (after giving effect to any qualification therein) in all respects on such respective dates;
(b)
Subject to the provisions in Section 1.02(i), as of the date of such Borrowing, no Event of Default shall have occurred and be continuing on such date (immediately prior to giving effect to the extensions of credit requested to be made) or would result after giving effect to the extensions of credit requested to be made on such date; and
(c)
Subject to the provisions in Section 1.02(i), as of the date of such Borrowing, after the incurrence of such Delayed Draw Term Loans on a Pro Forma Basis and excluding the cash proceeds to the Borrowers therefrom, the Consolidated First Lien Net Leverage Ratio does not exceed 6.00:1.00.
(d)
The Administrative Agent shall have received a Committed Loan Notice in accordance with the requirements of Section 2.02(a) (or such later time or date as the Administrative Agent may agree).

Notwithstanding anything to the contrary set forth herein, the provisions of this Section 4.03 may be amended or waived as provided in Section 10.01(k) with only the consent of the Required Delayed Draw Lenders. Each Request for Credit Extension for a Delayed Draw Term Loan submitted by the Borrower Representative shall be deemed to be a representation and warranty that the conditions specified in Sections 4.03(a), (b) and (c) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES

Each of the Holding Companies (solely with respect to Sections 5.01, 5.02, 5.03, 5.04, 5.08, 5.12, 5.13, 5.14, 5.18, 5.19 and 5.20) and the Borrowers represents and warrants, in each case after giving effect to the Transactions, to the Administrative Agent, Collateral Agent and the Lenders on the Closing Date and on each other date thereafter on which a Credit Extension is made, that:

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Section 5.01 Existence, Qualification and Power. Each Loan Party and each of the Restricted Subsidiaries (subject, in the case of clause (c), to the Legal Reservations and Section 5.03) (a) is a Person duly organized, formed or incorporated, amalgamated or continued, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification and (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted; except in each case referred to in clause (a) (other than with respect to a Borrower), (b)(i), (b)(ii) (other than with respect to a Borrower), (c) and (d), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party, (a) are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and (b) do not (i) contravene the terms of any of such Person’s Organization Documents; or (ii) violate any Law; except in each case to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Governmental Authorization. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties consisting of UCC financing statements and filings in the United States Patent and Trademark Office and the United States Copyright Office (subject to the Perfection Exceptions), (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party (to the extent such concept is applicable in the relevant jurisdiction and subject, in each case, to the Legal Reservations and Section 5.03) that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a)
After the Closing Date, the audited Consolidated financial statements of the Borrowers (or of the Holding Companies, any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and their respective

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Subsidiaries most recently delivered pursuant to Section 6.01(a) fairly present in all material respects the Consolidated financial condition of the Borrowers (or of the Holding Companies, any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and their respective Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; provided, that the Holding Companies, the Borrowers and the Restricted Subsidiaries make no representation or warranty with respect to any historical financial statements delivered in connection with any acquisition or Investment; provided, that, at the option of the Borrower Representative, the audited financial statements delivered for the fiscal years ending December 31, 2024 and December 31, 2025 may be consolidated financial statements of each Holding Company (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and its Subsidiaries.
(b)
After the Closing Date, the unaudited Consolidated financial statements of the Borrowers (or of the Holding Companies, any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and their respective Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the Consolidated financial condition of the Borrowers (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and their respective Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year-end audit adjustments; provided, that the Holding Companies and the Borrower Parties make no representation or warranty with respect to any historical financial statements delivered in connection with any acquisition or Investment.
(c)
Since the Closing Date, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.
(d)
The Consolidated forecasted balance sheets, statements of income and statements of cash flows of the Borrowers (or of any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) and their respective Subsidiaries most recently delivered pursuant to Section 6.01(c) were prepared in good faith on the basis of the assumptions stated therein, which assumptions were reasonable in light of the conditions existing at the time of delivery of such forecasts; it being understood that no assurance can be given that any particular projections will be realized, actual results may vary from such forecasts and that such variations may be material.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrowers, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against any Borrower Party, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.

Section 5.07 Use of Proceeds. The (a) Borrowers will only use the proceeds of the Initial Term Loans to finance the Transactions, pay Transaction Costs (including paying any fees, commissions and expenses associated therewith), and for working capital purposes and general corporate purposes, (b) Borrowers will use the proceeds of the Revolving Credit Loans to pay Transaction Costs (including paying

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any fees, commissions and expenses associated therewith) and for working capital and general corporate purposes, including the financing of acquisitions and other Investments and/or for any other purpose not prohibited by the Loan Documents, (c) Borrowers will use the Letters of Credit issued for general corporate purposes, including supporting transactions not prohibited by the Loan Documents, ~~and~~ (d) the Borrowers will only use the proceeds of the Delayed Draw Term Loans to directly or indirectly (i) finance acquisitions or other Investments permitted hereunder (including the repayment of Indebtedness, earn-outs, seller notes, working capital or purchase price adjustments, transaction bonuses, other deferred consideration and other payments made in connection therewith) and capital expenditures, (ii) to repay Revolving Credit Loans or replenish cash on the balance sheet related to the foregoing clause (i) and other general corporate purposes, and/or (iii) to pay fees and expenses related to any of the foregoing clauses (i)-(ii) and with respect to the related Borrowing of Delayed Draw Term Loans; provided that, in the case of clause (d), the Borrowers may draw Delayed Draw Term Loans prior to the occurrence of the events (1) described in subclauses (i) and (ii) but solely to the extent such events are expected in good faith by the Borrowers to be consummated within twenty (20) Business Days of such drawing of Delayed Draw Term Loans and that such events in clauses (i) and (ii) may or may not close simultaneously with such funding, but, in any event, are expected in good faith by the Borrowers to be consummated within twenty (20) Business Days of such drawing of Delayed Draw Term Loans and (2) described in clause (iii) at any time. and (e) the Borrowers will only use the proceeds of the 2026-1 New Term Loans to refinance in full all of the Initial Term Loans that were outstanding immediately prior to the First Amendment Effective Date and to pay accrued and unpaid interest, fees and expenses in connection with the First Amendment and the transactions contemplated thereby.

Section 5.08 Ownership of Property; Liens.

(a)
Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.02, except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any real property necessary for the ordinary conduct of the Borrowers’ business, taken as a whole.

Section 5.09 Environmental Compliance. Except as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect:

(a)
the Borrower Parties and their respective operations and properties are in compliance with all applicable Environmental Laws and possess and are in compliance with all Environmental Permits and none of the Borrower Parties are subject to any Environmental Liability.
(b)
(i) None of the properties currently or, to the knowledge of the Borrowers, formerly owned or operated by any Borrower Party is listed or, to the knowledge of the Borrowers, proposed for listing on the NPL or on the SEMS or any analogous foreign, state, provincial, territorial or local list, (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by any Borrower Party requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been Released and there exists no threat of Release of Hazardous Materials at, on, under, or from any property currently or, to the knowledge of the

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Borrowers, formerly owned or operated by any Borrower Party, except for such Releases or threats of Releases that were in compliance with, or would not reasonably be expected to give rise to liability of any Borrower Party under any Environmental Law.
(c)
None of the Borrower Parties is undertaking, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened Release of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.
(d)
All Hazardous Materials Released, generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Borrowers, formerly owned or operated by any Borrower Party have been disposed of in a manner not reasonably expected to result in liability to any Borrower Party.
(e)
None of the Borrower Parties has received notice of or is subject to any claim, action, proceeding, investigation or suit with respect to any actual or alleged Environmental Liability.

Section 5.10 Taxes. Except as permitted under Section 6.04, the Borrower Parties have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in their capacity as withholding agents) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP, or (b) with respect to which the failure to make such filing or payment would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 5.11 Employee Benefit Plans.

(a)
Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Borrower Party, nothing has occurred that would prevent, or cause the loss of, such tax- qualified status.
(b)
Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Foreign Plan is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Foreign Plan, no Borrower Party or any of its Subsidiaries or any of its directors, officers, employees or agents has engaged in a transaction that could subject any Borrower Party, directly or indirectly, to any tax or civil penalty.

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(c)
There are no pending or, to the knowledge of any Borrower Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.
(d)
(i) No ERISA Event has occurred and neither any Borrower Party nor, to the knowledge of any Borrower Party, any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Borrower Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Borrower Party nor, to the knowledge of any Borrower Party, any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80.0% as of the most recent valuation date, (vi) neither any Borrower Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Borrower Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.
(e)
Except as would not reasonably be expected to have a Material Adverse Effect: (i) each Foreign Plan has been maintained in substantial compliance with its terms and with the requirements of any and all applicable laws, statutes, rules, regulations and orders and has been maintained, where required, in good standing with applicable regulatory authorities, (ii) all contributions required to be made with respect to a Foreign Plan have been timely made, (iii) neither any Borrower Party nor any of its Subsidiaries has incurred any obligation in connection with the termination of, or withdrawal from, any Foreign Plan and (iv) there are no aggregate unfunded liabilities with respect to Foreign Plans and the present value of the aggregate benefit liabilities of all Foreign Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Foreign Plans.

Section 5.12 Subsidiaries; Capital Stock. As of the Closing Date, after giving effect to the Transactions, there are no Restricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Capital Stock in such Restricted Subsidiaries that are owned by a Loan Party have been validly issued, are fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except for Permitted Liens.

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Section 5.13 Margin Regulations; Investment Company Act.

(a)
None of the Loan Parties is engaged, nor will any such Loan Party engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB. No proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock; provided that this sentence shall not be included in any representation or warranty in connection with the establishment of any New Loan Commitments or the incurrence of New Term Loans unless otherwise agreed by the Borrowers and the applicable lenders under any such facility.
(b)
None of the Loan Parties is, or is required to be, registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14 Disclosure. As of the Closing Date, no material written factual information (other than projections, financial estimates, forecasts and other forward-looking information and (ii) information of a general economic or industry specific nature) furnished by or on behalf of any Loan Party to any Agent or any Lender in connection with the transactions contemplated hereby and the negotiation of this Agreement or delivered hereunder or any other Loan Document, when taken as a whole (as modified or supplemented by other information so furnished), in light of the substance of the information provided, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made (after giving effect to all supplements and updates thereto made on or prior to the Closing Date); provided that, with respect to projected and pro forma financial information, the Borrowers represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that (i) no assurance can be given that any particular projections will be realized and (ii) actual results during the period or periods covered by any such forecasts may differ significantly from the projected results and such differences may be material.

Section 5.15 Compliance with Laws. The Borrowers and each Restricted Subsidiary are in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees (but not including Sanctions Laws and Regulations, Anti-Money Laundering Laws or Anti-Corruption Laws, requirements for which are set forth in Section 5.19 and Section 5.20) applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Intellectual Property; Licenses, Etc. To the knowledge of the Borrowers, the Borrowers and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, domain names, know-how, trade secrets, and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that the Borrower and the Subsidiary Guarantors do not infringe or violate the IP Rights held by any other Person. Set forth on

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Schedule 5.16 is a complete and accurate list of all material registrations and applications for registration in the United States Patent and Trademark Office or the United States Copyright Office of patents, trademarks, and copyrights owned by the Borrowers and Subsidiary Guarantors as of the Closing Date. To the knowledge of the Borrowers, the conduct of the business of the Borrowers or Subsidiary Guarantors as currently conducted does not infringe upon, misappropriate or violate any IP Rights held by any other Person, except for such infringements, misappropriations and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect, and no claim or litigation alleging any such infringement, misappropriation or violation is pending or, to the knowledge of the Borrowers, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.17 Solvency. On the Closing Date, after giving effect to the Transactions, the Borrowers and their Subsidiaries, on a Consolidated basis, are Solvent.

Section 5.18 Perfection, Etc. Subject to the Legal Reservations, Section 5.03, and the Perfection Exceptions, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby, except as to enforcement, as may be limited by applicable domestic or foreign bankruptcy, winding-up, insolvency, fraudulent conveyance, reorganization (by way of voluntary arrangement, schemes of arrangements or otherwise), moratorium and other similar laws relating to or affecting creditors’ rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and (a) when financing statements and other filings in the appropriate form are filed or registered, as applicable, in the offices of the Secretary of State of each Loan Party’s jurisdiction of organization or formation, applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office, are filed and recorded in the applicable jurisdiction, and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document) the Liens created by the Collateral Documents shall constitute fully perfected Liens and, solely with respect to Equity Interests (other than with respect to Equity Interests of any Person that is an “Excluded Subsidiary”), fully perfected first priority Liens, in each case, so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder.

Section 5.19 Sanctions; OFAC.

(a)
Sanctions Laws and Regulations. Each of the Holding Companies, the Borrowers and each of their respective Subsidiaries and the directors and officers and, to the knowledge of the Holding Companies and the Borrowers, managers, agents and employees of the Holding Companies, the Borrowers or any of their respective Subsidiaries is: (i) in compliance with applicable Sanctions Laws and Regulations and (ii) in compliance, in all material respects, with all applicable anti-money laundering and anti-terrorism financing laws and regulations (collectively, “Anti-Money Laundering Laws”) and Export Controls. No Borrowing or Letter of Credit, or use of proceeds therefrom, will violate or result in the violation of any applicable Sanctions Laws and Regulations by any party hereto.

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(b)
OFAC. None of (I) the Holding Companies, the Borrowers or any other Loan Party or (II) the Non-Loan Party Subsidiaries or any director, officer or, to the knowledge of the Holding Companies and the Borrowers, manager, agent or employee of the Holding Companies, the Borrowers or any of their respective Subsidiaries, in each case, (i) engages in any dealings or transactions of, with or involving a Sanctioned Person, or (ii) is a Sanctioned Person. The Borrowers will not directly or, to the knowledge of the Borrowers, indirectly use any part of the proceeds of the Term Loans, or otherwise make available such proceeds to any Person, (x) to finance any activities or transactions of, involving or with any Sanctioned Person, or dealings or investments in or with any Sanctioned Country, in each case in violation of applicable Sanctions Laws and Regulations, or (y) in any manner that would constitute or give rise to a violation of applicable Sanctions Laws and Regulations by any party hereto.

Section 5.20 Anti-Corruption Laws; PATRIOT Act. The Borrowers will not use any part of the proceeds of any Loan or Letter of Credit, directly or, to the knowledge of the Borrowers, indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010, or any other similar law relating to corruption or bribery that applies to any Loan Party or any of its Subsidiaries (the “Anti-Corruption Laws”). The Borrowers and their respective Subsidiaries are in compliance with Anti-Corruption Laws in all material respects. To the extent applicable, each of the Holding Companies, the Borrowers and each of their respective Restricted Subsidiaries is in compliance, in all material respects, with the PATRIOT Act.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit remains outstanding (other than Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), (A) the Borrowers shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02 and 6.03) cause each Restricted Subsidiary to and (B) with respect to Section 6.17, the Holding Companies shall:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a)
within 150 days (or 180 days with respect to the fiscal year ending December 31, 2024) after the end of each fiscal year of the Borrowers (which period for delivery may be extended by the Administrative Agent in its sole discretion), a Consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year (or, at the Borrowers’ election with respect to the fiscal years ending December 31, 2024 and December 31, 2025, a Consolidated balance sheet of each Borrower (other than Quantic Corporate) and its Subsidiaries as at the end of such fiscal year and the related Consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, together with a reconciliation of such

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audited financial statements into an unaudited combined financial report prepared by management), setting forth in each case, starting with the fiscal year ending December 31, 2026, in comparative form the figures for the previous fiscal year (which comparisons, if not included in the applicable audited financial statements, may be management prepared in the case of the first fiscal year for which a Consolidated audit of the Borrowers is required to be delivered), all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of any independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” exception or any qualification or exception as to the scope of such audit (other than any such exception or qualification that is expressly with respect to, or expressly resulting from, (i) an upcoming maturity date under the Facilities, or other Indebtedness that is scheduled to occur within one year from the time such report and opinion are delivered, (ii) any actual or potential inability to satisfy a financial maintenance covenant, including the Financial Covenant, on a future date or in a future period, (iii) changes in accounting principles or practices reflecting changes in GAAP that are required or approved by the Borrowers’ independent certified public accountant or (iv) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary), but which may contain an explanatory note or emphasis of the matter paragraph;
(b)
within 60 days (or 75 days with respect to each of the first three of such fiscal quarters ending after the Closing Date for which quarterly financial statements are required to be delivered pursuant to this Section 6.01(b)) after the end of each of the first three fiscal quarters of each fiscal year of the Borrowers (which period for delivery may be extended by the Administrative Agent in its sole discretion), starting with the fiscal quarter ended March 31, 2025, a Consolidated balance sheet of the Borrowers and their Subsidiaries as at the end of such fiscal quarter, and the related Consolidated statements of income or operations and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case, starting with the fiscal quarter ended March 31, 2026, in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower Representative as fairly presenting in all material respects the financial condition, results of operations and cash flows of the Borrowers and their Subsidiaries (or each Borrower (other than Quantic Corporate) and its Subsidiaries, as applicable) in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;
(c)
concurrently with the delivery of the audited financial statements pursuant to clause (a) above, commencing with the audited financial statements for fiscal year ending December 31, 2024 (i.e., for forecasts for fiscal year ending December 31, 2025), to be distributed only to each Lender that has selected the “Private Side Information” or similar designation, reasonably detailed forecasts prepared by management of the Borrowers (including projected Consolidated balance sheets, income statements, Consolidated EBITDA and cash flow statements of the Borrowers and their Subsidiaries) on a quarterly basis for the fiscal year following such fiscal year then ended, which forecasts shall be prepared in good faith on the basis of assumptions believed to be reasonable at the time of preparation thereof; provided that delivery of such forecasts pursuant to this Section 6.01(c) shall only be required hereunder prior to an initial public offering of the Capital Stock of the Borrowers, the Holding Companies or any Parent Holding Company or one year prior thereto upon the filing of an initial Form S-1; and

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(d)
concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, a reconciliation statement or other statement reasonably acceptable to the Administrative Agent reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such Consolidated financial statements.

Notwithstanding the foregoing, (A) the obligations in clauses (a), (b) and (c) of this Section 6.01 may be satisfied by furnishing, at the Borrowers’ option, the applicable financial statements or, as applicable, forecasts of (I) any successor of a Borrower, (II) any Wholly Owned Restricted Subsidiary of a Borrower that, together with its combined and consolidated remaining Borrowers and their Restricted Subsidiaries, constitutes substantially all of the assets of the Borrowers and their combined and consolidated Subsidiaries (a “Qualified Reporting Subsidiary”) or (III) any Holding Companies or any Parent Holding Company; provided that to the extent such information relates to a Qualified Reporting Subsidiary, any Holding Companies or a Parent Holding Company, such information is accompanied by customary consolidating information that explains in reasonable detail the material differences between the information relating to such Qualified Reporting Subsidiary, the Holding Companies or any Parent Holding Company, on the one hand, and the information relating to the Borrower Parties on a standalone basis, on the other hand, (B) (i) in the event that the Borrowers (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent an Annual Report on Form 10-K for any fiscal year (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (a) above, such Form 10-K shall satisfy all requirements of clause (a) of this Section 6.01 with respect to such fiscal year to the extent that it contains the information and report and opinion required by such clause (a) and such report and opinion does not contain any “going concern” exception or any qualification or exception as to the scope of audit (other than any such exception or qualification expressly permitted to be contained therein under clause (a) of this Section 6.01), but which may contain an explanatory note or emphasis of the matter paragraph and (ii) in the event that the Borrowers (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) delivers to the Administrative Agent a Quarterly Report on Form 10-Q for any fiscal quarter (or similar filing in the applicable jurisdiction), as filed with the SEC or in such form as would have been suitable for filing with the SEC (or similar governing body in the applicable jurisdiction, in each case), within the time frames set forth in clause (b) above, such Form 10-Q shall satisfy all requirements of clause (b) of this Section 6.01 with respect to such fiscal quarter to the extent that it contains the information required by such clause (b), (C) any financial statements required to be delivered pursuant to Section 6.01(a) and 6.01(b) shall not be required to contain all purchase accounting adjustments relating to the Transactions or any other transactions permitted hereunder to the extent it is not practicable to include any such adjustments in such financial statements, and (D) following the consummation of an acquisition in the applicable period or the period thereafter, the obligations in clauses (a) and (b) of this Section 6.01 with respect to the target of such acquisition may be satisfied by, at the option of the Borrowers, (A) furnishing management accounts for the target of such acquisition or (B) omitting the target of such acquisition from the required financial statements of the Borrowers and their Subsidiaries for the applicable period and the period thereafter.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent:

(a)
no later than five Business Days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q (in either case, delivered pursuant to the last paragraph of Section 6.01), a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower Representative (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be

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by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);
(b)
promptly after the same are available, copies of all annual, regular, periodic and special reports and registration statements which the Holding Companies or the Borrowers may file or be required to file, copies of any report, filing or communication with the SEC under Section 13 or 15(d) of the Exchange Act, or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;
(c)
[reserved];
(d)
promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;
(e)
promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against any Loan Party or any of its Subsidiaries, or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit, in each case that would reasonably be expected to have a Material Adverse Effect;
(f)
[reserved]; and
(g)
promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request.

Documents required to be delivered pursuant to Section 6.01(a), (b), (c) or (d) or Section 6.02(b) or (c) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on a Borrower’s (or any Parent Holding Company or Subsidiary of a Parent Holding Company allowed to be delivered pursuant to the terms hereof) behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that the Borrower Representative shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents to the extent requested by the Administrative Agent. The Administrative Agent shall have no responsibility to monitor compliance by the Borrowers, and each Lender shall be solely responsible for timely accessing posted documents.

The Borrowers hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrowers hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, SyndTrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public Lender”) may have personnel who may be engaged in investment and other

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market related activities with respect to any securities of the Holding Companies or their Affiliates and who wish only to receive information that (i) is publicly available, (ii) is not material with respect to the Borrower Parties or their respective securities for purposes of applicable foreign, United States federal and state securities laws with respect to the Holding Companies or its Affiliates, or the respective securities of any of the foregoing or (iii) constitutes information of a type that would be publicly available (or could be derived from publicly available information) if the Borrower Parties were public reporting companies (as determined by the Borrowers in good faith) (such information, “Public Side Information”). The Borrowers hereby agree that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” or “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC”, the Borrowers shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat the Borrower Materials as only containing Public Side Information (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” or “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information”; and (z) the Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information”. Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(a), in each case, shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information”.

Section 6.03 Notices. Promptly, after a Responsible Officer of the Borrower Representative or any Guarantor has obtained knowledge thereof, notify the Administrative Agent:

(a)
of the occurrence of any Default or Event of Default;
(b)
of the institution of any material litigation not previously disclosed by the Borrowers to the Administrative Agent, or any material development in any material litigation, in each case, that is reasonably expected to have a Material Adverse Effect; and
(c)
of the occurrence of any ERISA Event that would be reasonably expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower Representative setting forth details of the occurrence referred to therein and stating what action the Borrower Representative has taken and proposes to take with respect thereto.

Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by any Borrower Party; except to the extent the failure to pay, discharge or satisfy the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

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Section 6.05 Preservation of Existence, Etc. (a) Solely in the case of the Holding Companies, the Borrowers, or a Material Subsidiary, preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, any Borrower Party of any registered copyrights, patents, trademarks, trade names and service marks that any Borrower Party reasonably determines in good faith is not useful to its business or no longer commercially desirable.

Section 6.06 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance. Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrowers believe (in the good faith judgment of the management of the Borrowers) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrowers believe (in the good faith judgment of management of the Borrowers) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower Parties. Subject to Section 6.16, the Borrowers shall use commercially reasonable efforts to ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Holding Companies, the Borrowers and each Subsidiary Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee and mortgagee with respect to the property insurance maintained by the Holding Companies, the Borrowers and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrowers or applicable Subsidiary Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrowers any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrowers and their Subsidiaries, and (C) the Collateral Agent agrees that the Borrowers and/or their Subsidiaries shall have the sole right to adjust or settle any claims under such insurance.

Section 6.08 Compliance with Laws. Comply with all applicable Laws (including, without limitation, ERISA, the PATRIOT Act, Anti-Corruption Laws, Environmental Laws and Sanctions Laws and Regulations) in all material respects and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

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Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrowers or, if applicable, the Holding Companies or such Restricted Subsidiary, as the case may be (it being understood and agreed that Non-U.S. Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10 Inspection Rights. Permit representatives of the Administrative Agent to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which any Borrower Party is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrowers and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower Representative; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (ii) such exercise shall be at the Borrowers’ expense; provided, further, that when an Event of Default is continuing the Administrative Agent (or any of its respective representatives) may do any of the foregoing at the expense of the Borrowers at any time and from time to time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrowers the opportunity to participate in any discussions with the Borrowers’ accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower Parties will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney-client or similar privilege or constitutes attorney work product.

Section 6.11 Use of Proceeds. The Borrowers will use the Letters of Credit and the proceeds of Loans only as provided in Sections 5.07, 5.13(a), 5.19 and 5.20.

Section 6.12 Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new Wholly Owned Subsidiaries (including, without limitation, pursuant to an LLC Division or LP Division, or the creation of new Series LLC or Series LP) by any Loan Party (provided that each of (i) any Subsidiary Redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12 measured, from the avoidance of doubt, from the date of designation, in the case of clause (i), and in the case of clause (ii), the date of cessation (it being agreed that, if such date of cessation is a result of a financial calculation, such date shall be measured from the date the Compliance Certificate with respect to the fiscal quarter in which such cessation occurred is required to be delivered hereunder and all such periods herein shall be calculated from such date), and upon the acquisition of any property (other than Excluded Property) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the

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terms of the Collateral Documents or other Loan Documents), the Borrowers shall, at the Borrowers’ expense, and, in all cases, subject to the Agreed Security Principles with respect to Non-U.S. Subsidiaries:

(a)
in connection with such formation or acquisition of a Subsidiary that is organized in the United States, the jurisdiction of an Elected Loan Party (solely in the case of such Elected Loan Party and its Subsidiaries), and any Applicable Jurisdiction, within 90 days after such formation or acquisition or such longer period as the Collateral Agent may agree in its reasonable discretion, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent and the Administrative Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Administrative Agent, and a joinder or supplement to the applicable Collateral Documents in accordance with the Agreed Security Principles (if such subsidiary is a Non-U.S. Subsidiary) and (B) (if not already so delivered) deliver certificates (or the foreign equivalent thereof, as applicable) representing the Pledged Interests of each such Subsidiary (if any) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the applicable Collateral Documents; provided that any Excluded Property shall not be required to be pledged as Collateral,
(b)
[reserved];
(c)
within 90 days after such request, formation or acquisition, or such longer period, as the Collateral Agent may agree in its reasonable discretion, take, and cause such Subsidiary that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the filing of UCC financing statements , the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock) as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations and Section 5.03, valid and subsisting Liens on the properties purported to be subject to security agreement supplements, intellectual property security agreement supplements, supplements to other Collateral Documents and security agreements delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions, enforceable against all third parties in accordance with their terms,
(d)
within 90 days after the request of the Collateral Agent, or such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more customary opinions, addressed to the Collateral Agent for the benefit of the Secured Parties, of counsel for the Loan Parties (or the Collateral Agent, as applicable) reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions,
(e)
[reserved],
(f)
at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, security agreement supplements, intellectual property security agreement supplements, Collateral Documents and security agreements, in each case, with

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respect to guaranteeing and/or securing Obligations consistent with the terms hereof, in each case to the extent required under the Loan Documents and subject to the Perfection Exceptions.

For the avoidance of doubt, nothing in this Section 6.12 or in Section 6.14 shall be deemed to require any Borrower Party to grant security interests or take steps with respect to perfection thereof to the extent such steps are not required in the Collateral Documents entered into on the Closing Date (or after the Closing Date in accordance with Section 6.16).

Section 6.13 Reserved.

Section 6.14 Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in the Agreed Security Principles and Section 6.12, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof and (ii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents. Notwithstanding anything to the contrary in any Loan Documents, neither the Borrowers nor any other Loan Party shall be required to make any filings or take any other actions to perfect, evidence or create the Lien on and security interest in any intellectual property except for filings in the United States Patent and Trademark Office, the United States Copyright Office and the filing of UCC financing statements or as otherwise agreed in the Agreed Security Principles. Neither the Borrowers nor any other Loan Party shall be required to reimburse the Administrative Agent or the Collateral Agent for any costs incurred in connection with any filings or actions to perfect, evidence or create the Lien on and security interest in any intellectual property other than in connection with such filings in the United States Patent and Trademark Office, the United States Copyright Office and the filing of such UCC financing statements or as otherwise agreed in the Agreed Security Principles. Promptly following any request therefor, provide information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” requirements under applicable anti-money-laundering laws, the PATRIOT Act and the Beneficial Ownership Regulation.

Section 6.15 Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) any two of the following: (i) a public corporate family rating of the Borrowers from Moody’s, (ii) a public corporate family rating of the Borrowers from S&P and (iii) a public corporate family rating of the Borrowers from Fitch (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrowers of customary rating agency fees and cooperation with information and data requests by Moody’s, S&P and Fitch in connection with their ratings process).

Section 6.16 Post-Closing Undertakings. Within the time periods specified on Schedule 6.16 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.16 hereto.

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Section 6.17 Line of Business. Engage in no material lines of business substantially different from those lines of business conducted by the Borrower Parties on the date hereof, unless such business lines are reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions of those lines of business conducted by the Borrower Parties on the date hereof.

Section 6.18 Transactions with Affiliates.

(a)
In the case of payments to, or sales, leases, transfers or dispositions of any of its respective properties or assets to, or purchases any property or assets from, or transactions or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of a Borrower involving aggregate consideration in excess of the greater of (x) $46,000,000 and (y) 10.0% of Four Quarter Consolidated EBITDA (each of the foregoing, an “Affiliate Transaction”):

(i) engage only in sales, dispositions, agreements and other transactions that are which are on terms that are not materially less favorable to the relevant Borrower Party than those that could have been obtained in a comparable transaction by such Borrower Party with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of a Borrower or any direct or indirect parent of a Borrower); and

(ii) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of the greater of (x) $207,000,000 and (y) 45.0% of Four Quarter Consolidated EBITDA, deliver (from the Borrower Representative) to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the applicable Borrower, Holding Company or any Parent Holding Company, approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Borrower Representative certifying that the Board of Directors of the applicable Borrower, Holding Company, or any Parent Holding Company determined or resolved that such Affiliate Transaction complies with Section 6.18(a)(i).

(b)
The foregoing provisions will not apply to the following:

(1) (a) transactions between or among the Borrowers and/or any of their Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction), and (b) any merger, amalgamation or consolidation of the Borrowers, the Holding Companies or any Parent Holding Company; provided that such entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of a Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

(2) (a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);

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(3) transactions in which any Borrower Party, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to such Borrower Party from a financial point of view or meets the requirements of Section 6.18(a)(i);

(4) payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

(5) any agreement or arrangement as in effect as of the Closing Date (other than the Management Agreement) or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement or arrangement is not materially disadvantageous (as determined in good faith by the senior management or the Board of Directors of a Borrower or any direct or indirect parent of a Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;

(6) the Management Agreement or any transaction or payments (including reimbursement of out-of-pocket expenses or payments under any indemnity obligations) contemplated thereby;

(7) the existence of, or the performance by any Borrower Party of its obligations under the terms of any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Closing Date or in connection with the Transactions or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by any Borrower Party of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (7) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of a Borrower or any direct or indirect parent of a Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date or entered into in connection with the Transactions;

(8) transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower Parties or are on terms at least as favorable (as determined in good faith by the senior management or the Board of Directors of the applicable Borrower or any direct or indirect parent of the applicable Borrower) as might reasonably have been obtained at such time from an unaffiliated party;

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(9) any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;

(10) the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of a Borrower;

(11) payments by any Borrower Party to or on behalf of the Sponsor made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, which payments are (x) made pursuant to agreements with the Sponsor or (y) approved by a majority of the Board of Directors of a Borrower, a Holding Company or any Parent Holding Company in good faith or a majority of the disinterested members of the Board of Directors of a Borrower, a Holding Company or any Parent Holding Company in good faith;

(12) any contribution to the capital of the Borrowers (other than Disqualified Stock) or any investments by the Sponsor or a direct or indirect parent of a Borrower in Equity Interests (other than Disqualified Stock) of the applicable Borrower (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of the Borrowers in connection therewith);

(13) any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because any Borrower Party owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Borrowers or any of their Subsidiaries (other than any Borrower Party) shall have a beneficial interest or otherwise participate in such Person;

(14) transactions between any Borrower Party and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director who is also a director of a Borrower or any direct or indirect parent of a Borrower; provided, however, that such director abstains from voting as a director of a Borrower or such direct or indirect parent of a Borrower, as the case may be, on any matter involving such other Person;

(15) the entering into of any tax sharing agreement or arrangement and any payments pursuant thereto, in each case to the extent permitted by clause (13), (14)(a) or (14)(e) of the second paragraph under Section 7.05;

(16) transactions to effect the Transactions, and the payment of all transaction, underwriting, commitment and other fees and expenses related to the Transactions (including the Transaction Costs);

(17) pledges of Equity Interests of Unrestricted Subsidiaries;

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(18) the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the Board of Directors of a Borrower, a Holding Company or any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;

(19) (i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by any Borrower Party with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower Party (or of any direct or indirect parent of a Borrower to the extent such agreements or arrangements are in respect of services performed for any Borrower Party), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of any Borrower Party or of any direct or indirect parent of a Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of any Borrower Party or any direct or indirect parent of a Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the Board of Directors of the applicable Borrower or of a Restricted Subsidiary or any direct or indirect parent of a Borrower;

(20) investments by Affiliates in Indebtedness or Preferred Stock of the Borrowers or any of their Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or Preferred Stock, and transactions with Affiliates solely in their capacity as holders of Indebtedness or Preferred Stock of the Borrowers or any of their Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

(21) the existence of, or the performance by any Borrower Party of their obligations under the terms of, any registration rights agreement or shareholder’s agreement to which they are a party or become a party in the future;

(22) investments by the Sponsor or a direct or indirect parent of a Borrower in securities of a Borrower or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by the Sponsor or a direct or indirect parent of a Borrower in connection therewith);

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(23) transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

(24) any lease entered into between any Borrower Party, as lessee, and any Affiliate of a Borrower, as lessor, in the ordinary course of business;

(25) (i) intellectual property licenses and (ii) intercompany intellectual property licenses and research and development agreements in the ordinary course of business;

(26) transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 6.18(a)) or Section 7.03;

(27) intercompany transactions undertaken in good faith for the purpose of improving the tax efficiency of the Borrower Parties and not for the purpose of circumventing any covenant set forth herein; or

(28) the payment to (or reimbursement of costs of) the Affiliated Law Firm for amounts attributable to the cost of legal services provided by the Affiliated Law Firm solely to the extent permitted by the governing documents of any applicable investment fund(s) managed by the Sponsor.

Section 6.19 Quarterly Lender Calls. Following delivery of the financial statements required to be delivered pursuant to Sections 6.01(a) and (b), commencing with the delivery of information with respect to the fiscal quarter ending June 30, 2025, at the reasonable request of the Administrative Agent, the Borrower Representative shall hold a conference call (at a mutually agreeable time) with all Lenders who choose to attend such conference call, at which meeting shall be reviewed the financial position and results of operations of the Borrowers and their Subsidiaries for the fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered, which conference call shall will only pertain to matters available or distributed to “public side” Lenders; provided that if the Borrower Representative is holding a conference call open to the public or holders of any public securities to discuss the financial position and results of operations of the Borrowers and their Subsidiaries for the most recently ended fiscal quarter or fiscal year, as applicable, for which financial statements have been delivered pursuant to Sections 6.01(a) and (b), such conference call shall be deemed to satisfy the requirements of this Section 6.19 so long as the Lenders are provided access to such conference call and the ability to ask questions thereon.

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ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit) hereunder shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made), (A) except with respect to Section 7.09, each of the Borrowers shall not, nor shall it permit any other Restricted Subsidiary to and (B) with respect to Section 7.09, the Holding Companies shall not:

Section 7.01 Indebtedness. Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and each of the Borrowers will not permit any of its Non-Loan Party Subsidiaries to issue any shares of Preferred Stock; provided, however, that the Borrowers and any Restricted Subsidiary of the Borrowers may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Non-Loan Party Subsidiary may issue shares of Preferred Stock, in each case, in an amount not to exceed the Incremental Amount as of the date of Incurrence (subject to Section 1.02(i)); provided that such Indebtedness Disqualified Stock or Preferred Stock, (1) other than with respect to the initial maturity date for Designated Earlier Maturing Debt, has a Stated Maturity that is no earlier than the Latest Maturity Date, (2) has a Weighted Average Life to Maturity at the time such Indebtedness is Incurred that is not less than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; provided that Ratio Debt in the form of Designated Earlier Maturing Debt may have a Weighted Average Life to Maturity shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, and (3) shall for purposes of mandatory prepayments not be treated more favorably than the existing Term Loans (such Indebtedness Incurred and Disqualified Stock and Preferred Stock issued, “Ratio Debt”).

The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(a) (x) Indebtedness arising under the Loan Documents including any refinancing thereof in accordance with Section 2.18, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan Parties evidenced by Incremental Equivalent Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(b) letters of credit, bank guarantees, bankers’ acceptances, performance bonds, surety bonds or other similar instruments facilities or stand-alone letters of credit, bank guarantees, bankers’ acceptances, performance bonds, surety bonds or other similar instruments in an aggregate outstanding stated amount not to exceed $150,000,000;

(c) Indebtedness and Disqualified Stock of the Borrower Parties and Preferred Stock of their Restricted Subsidiaries (other than Indebtedness described in clause (a) or (b) above) that is existing on the Closing Date and, solely to the extent in an individual amount in excess of $50,000,000, listed on Schedule 7.01 and for the avoidance of doubt, including all Capitalized Lease Obligations existing on the Closing Date listed on Schedule 7.01 and Permitted Refinancings thereof;

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(d) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by any Borrower Party, Disqualified Stock issued by any Borrower Party and Preferred Stock issued by any of their Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of any Borrower Party under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of any Borrower Party, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d), not to exceed an amount equal to (i) the greater of (x) $230,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus (ii) an aggregate principal amount that, after giving Pro Forma Effect to the incurrence thereof would not result in the Consolidated First Lien Net Leverage Ratio for the applicable Test Period being greater than 6.25:1.00 (calculated as if any such Indebtedness, Disqualified Stock or Preferred Stock constituted Consolidated Funded First Lien Indebtedness) incurred pursuant to this clause (d), plus (iii) in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (d) or any portion thereof, any Refinancing Expenses; provided that Capitalized Lease Obligations Incurred by any Borrower Party pursuant to this clause (d) in connection with a Sale/Leaseback Transaction shall not be subject to the foregoing limitation so long as the proceeds of such Sale/Leaseback Transaction are used by any Borrower Party to permanently repay outstanding Term Loans under this Agreement or other Indebtedness that is secured by a Lien on the Collateral on a pari passu basis (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (d) shall cease to be deemed Incurred or outstanding pursuant to this clause (d) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which any Borrower Party, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent any Borrower Party is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(e) Indebtedness Incurred by any Borrower Party constituting (i) tenant improvement loans incurred in the ordinary course of business or (ii) reimbursement obligations with respect to letters of credit, warehouse receipts or similar facilities, banker’s acceptances, bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(f) the Incurrence of Indebtedness, Disqualified Stock or Preferred Stock arising from agreements of the Borrowers or their Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the Transactions or with the acquisition or disposition of any business, assets or a Subsidiary of the Borrowers in accordance with this Agreement, other than guarantees of

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Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or a Borrower Incurred in an amount not to exceed at such time equal to the sum of (i) 100.0% of the Available Amount Growing Prong plus (ii) 100.0% of the Available Amount Starter Prong; provided, that, Indebtedness, Disqualified Stock or Preferred Stock incurred in reliance on amounts available for making Restricted Payments pursuant to Section 7.05 shall reduce the amount available under the Available Amount Growing Prong and the Available Amount Starter Prong by an amount equal to the outstanding principal amount of such Indebtedness, Disqualified Stock or Preferred Stock;

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrowers or another Restricted Subsidiary of the Borrowers; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrowers or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or a Borrower owing to a Borrower or another Restricted Subsidiary; provided that (x) if a Borrower or a Subsidiary Guarantor Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Loan Party Subsidiary, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to such Borrower’s or such Subsidiary Guarantor’s Obligations pursuant to the Intercompany Subordination Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to a Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (i);

(j) Swap Contracts Incurred other than for speculative purposes and Cash Management Services (including, without limitation, in connection with any Qualified Receivables Financing);

(k) obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by any Borrower Party;

(l) Indebtedness or Disqualified Stock of any Borrower Party and Preferred Stock of any of their Restricted Subsidiaries in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the sum of (x) the greater of (i) $276,000,000 and (ii) 60.0% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus (y) amounts reallocated, at the Borrowers’ option, from the General RP Basket, plus, (z) in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (l) or any portion

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thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (l) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (l) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which any Borrower Party, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent any Borrower Party is able to Incur any Liens related thereto as Permitted Liens after such reclassification)) (this clause (l), the “General Debt Basket”);

(m) any guarantee by any Borrower Party of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of any Borrower Party so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by any Borrower Party is permitted under the terms of this Agreement;

(n) the Incurrence by any Borrower Party of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is less than or equal to, Indebtedness Incurred or Disqualified Stock or Preferred Stock issued as Ratio Debt or permitted under clause (c), this clause (n), clause (o) or clause (r) of this paragraph or subclause (y) of each of clauses (d), (l), (t), (cc) or (dd) of this paragraph (provided that any amounts Incurred under this clause (n) as Refinancing Indebtedness in respect of Indebtedness Incurred pursuant to subclause (y) of any of these clauses shall reduce the amount available under such subclause (y) of such clause so long as such Refinancing Indebtedness remains outstanding) or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock, plus any Refinancing Expenses (subject to the following proviso, “Refinancing Indebtedness”); provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt or Convertible Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt or Convertible Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt or Convertible Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); provided that Refinancing Indebtedness in the form of Designated Earlier Maturing Debt may have a Weighted Average Life to Maturity that is shorter than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;

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(2) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt or Convertible Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt or Convertible Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt or Convertible Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default); provided that Refinancing Indebtedness in the form of Designated Earlier Maturing Debt may have a maturity date that is earlier than the Latest Maturity Date of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired;

(3) to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;

(4) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Loan Party Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrowers or a Guarantor or (y) Indebtedness, Disqualified Stock or Preferred Stock of the Borrowers or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(5) to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;

(o) (1) Indebtedness, Disqualified Stock or Preferred Stock (i) of the Borrowers or any Restricted Subsidiaries of the Borrowers Incurred or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person or any similar Investment and (ii) of any Person that is acquired by any Borrower Party or merged into or consolidated or amalgamated with any Borrower Party in accordance with the terms of this Agreement and (2) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued or, in each case, assumed in anticipation of, or in connection with, an acquisition of any assets, business (including Capital Stock) or Person or any similar Investment; provided, however, that after giving Pro Forma Effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, the Borrowers would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt (such Indebtedness, Disqualified Stock and Preferred Stock issued, “Ratio Acquisitions Debt”);

provided, further, that such Indebtedness, Disqualified Stock or Preferred Stock, (A) other than with respect to the initial maturity date for Designated Earlier Maturing Debt, has a Stated Maturity that is no earlier than the Latest Maturity Date, (B) has a Weighted Average Life to Maturity at the time such Indebtedness is Incurred that is not less than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans; provided, that any such Indebtedness in the form of Designated Earlier Maturing Debt may have a Weighted Average Life to Maturity shorter than the then longest remaining Weighted

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Average Life to Maturity of any then outstanding Term Loans, (C) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Maturity Date applicable to the Revolving Credit Facility and (D) shall for purposes of mandatory prepayments not be treated more favorably than the existing Term Loans;

(p) Indebtedness of any Borrower Party arising from netting services, overdraft protection or the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q) Indebtedness of any Borrower Party supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(r) Contribution Indebtedness;

(s) Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(t) Indebtedness, Disqualified Stock or Preferred Stock of Non-Loan Party Subsidiaries in an aggregate principal amount or liquidation preference, as applicable, not to exceed the greater of (x) $345,000,000 and (y) 75.0% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (t) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (t) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (t) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which such Non-Loan Party Subsidiary could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent such Non-Loan Party Subsidiary is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(u) Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to any Borrower Party and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(v) Indebtedness Incurred or Disqualified Stock or Preferred Stock issued in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to any Borrower Party (except for Standard Securitization Undertakings) other than (x) a Receivables Subsidiary or (y) a Person described in the definition of “Factoring Transaction”;

(w) Indebtedness owed on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower Parties with such banks or financial institutions that arises in connection with ordinary banking arrangements, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrowers and their

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Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x) Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by any Borrower Party to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of a Borrower or any direct or indirect parent of a Borrower to the extent permitted under Section 7.05;

(y) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(z) Indebtedness Incurred by any Borrower Party in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(aa) Indebtedness to the extent constituting Attributable Debt arising in Sale/Leaseback Transactions or any industrial revenue bond issued to finance or refinance Indebtedness secured by any real property;

(bb) (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by any Borrower Party as a result of leases entered into by any Borrower Party or any direct or indirect parent of a Borrower in the ordinary course of business;

(cc) the Incurrence by any Borrower Party of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf, or representing guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount or liquidation preference, as applicable, of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (cc) does not exceed the greater of (x) $115,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (cc) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (cc) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (cc) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which any Borrower Party could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent any Borrower Party is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

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(dd) Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $161,000,000 and (y) 35.0% of Four Quarter Consolidated EBITDA, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (dd) or any portion thereof, any Refinancing Expenses (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock assumed pursuant to this clause (dd) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (dd) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which any Borrower Party, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent any Borrower Party is able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(ee) Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of any Borrower Party under deferred compensation or other similar arrangements incurred by such Person in connection with the Transactions or any Permitted Investment or other Investment permitted under Section 7.05;

(ff) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law; and

(gg) Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party in an aggregate principal amount not greater than the aggregate amount of Restricted Payments that could be made at the time of such Incurrence pursuant to clauses (5), (9), (10), (11), (22) and (24) of the second paragraph under Section 7.05; provided that the Incurrence of Indebtedness in reliance on amounts available for making Restricted Payments pursuant to Section 7.05 shall reduce the amount available under any such applicable clause by an amount equal to the outstanding principal amount of such Indebtedness.

Any Borrower Party may Incur Indebtedness or issue Disqualified Stock, and any Restricted Subsidiary may issue Preferred Stock, permitted by this Section 7.01 including through use of the same basket or other exception used to originally incur the Indebtedness being satisfied and discharged, to satisfy and discharge Indebtedness permitted to be incurred hereunder in the form of senior unsecured notes, at the same time as such senior unsecured notes are outstanding, so long as the net proceeds of such Indebtedness, Disqualified Stock or Preferred Stock, as applicable, are promptly deposited with the trustee to satisfy and discharge such Indebtedness in accordance with the indenture governing such Indebtedness.

For purposes of determining compliance with this Section 7.01, (i) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Borrowers shall, in their sole discretion, at the time of Incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this Section 7.01; provided that all Indebtedness under this Agreement Incurred on or after the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a), and the Borrowers shall not be permitted to reclassify all or any portion of Indebtedness Incurred pursuant to Section 7.01(a) or (b) and (ii) in the event that the Borrowers shall classify Indebtedness Incurred on the date of determination as Incurred in part as Ratio Debt or as having been incurred under the Ratio-Based Incremental Facility and in part pursuant to one or more other clauses of

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this Section 7.01, Consolidated Funded Indebtedness shall not include any such Indebtedness Incurred pursuant to one or more such other clauses of this Section 7.01, and shall not give effect to any discharge of any Indebtedness from the proceeds of any such Indebtedness being disregarded for purposes of the calculation of the Consolidated Funded Indebtedness on such date of determination that otherwise would be included in Consolidated Funded Indebtedness. Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies or increases in the value of property securing Indebtedness will be deemed not to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this Section 7.01. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this Section 7.01.

For purposes of determining compliance with any Dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the Dollar-equivalent principal amount or liquidation preference, as applicable, of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower Dollar-equivalent), in the case of revolving credit debt or debt financing to fund an acquisition, or first issued in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable Dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such Dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus any Refinancing Expenses).

The principal amount or liquidation preference, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

Section 7.02 Limitations on Liens. Create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of any Borrower Party, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness unless:

(a) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and

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(b) in the case of any other asset or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien.

Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

No reference herein to Liens permitted hereunder (including Permitted Liens), including any statement or provision as to the acceptability of any Liens (including Permitted Liens), shall in any way constitute or be construed as to provide for an implied subordination of any rights of the Agents, the Lenders or other Secured Parties hereunder or arising under any of the other Loan Documents in favor of such Liens.

Section 7.03 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person (including, in each case, pursuant to an LLC Division or LP Division, or an allocation of assets to a Series LLC or Series LP), except that, (other than in the case of clauses (a), (b), or (e) below) so long as no Event of Default would result therefrom:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) a Borrower (including a merger, the purpose of which is to reorganize a Borrower into a new jurisdiction); provided that (A) the applicable Borrower shall be a person organized under the laws of the United States, any state thereof or the District of Columbia, and the applicable Borrower shall be the continuing or surviving Person or the surviving Person shall expressly assume the obligations of such Borrower pursuant to documents reasonably acceptable to the Administrative Agent and (B) the surviving person shall provide any documentation and other information about such person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the PATRIOT, or (ii) any one or more other Restricted Subsidiaries; provided that (x) any Restricted Subsidiary that is not a Controlled Non-U.S. Subsidiary or a FSHCO may not merge, amalgamate or consolidate with any Restricted Subsidiary that is a Controlled Non-U.S. Subsidiary or a FSHCO if such Controlled Non-U.S. Subsidiary or such FSHCO (which would still constitute a FSHCO) shall be the continuing or surviving Person and (y) when any Subsidiary Guarantor is merging, amalgamating or consolidating with another Restricted Subsidiary that is not a Subsidiary Guarantor either (A) the Subsidiary Guarantor shall be the continuing or surviving Person or (B) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or Disposition, as elected by the Borrowers, and such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Subsidiary Guarantor in accordance with Section 7.01, respectively or such Disposition must be a Disposition permitted hereunder;

(b) (i) any Restricted Subsidiary that is not a Subsidiary Guarantor may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Subsidiary Guarantor and (ii) any Restricted Subsidiary (other than a Borrower) may liquidate or dissolve, or any Borrower Party may (if the validity, perfection and priority of the Liens securing the

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Obligations is not adversely affected thereby) change its legal form if the Borrower Representative determines in good faith that such action is in the best interest of the Holding Companies and their Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any liquidation or dissolution of a Restricted Subsidiary that is (A) a Co-Borrower, such Subsidiary shall at or before the time of such dissolution cease to be a Co-Borrower under this Agreement in accordance with Section 11.03 or (B) a Loan Party, such Subsidiary shall at or before the time of such liquidation or dissolution transfer its assets to a Borrower or another Restricted Subsidiary that is a Loan Party in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Co-Borrower or a Guarantor will remain a Co-Borrower or a Guarantor unless such Co-Borrower or Guarantor is otherwise permitted to cease being a Co-Borrower or a Guarantor hereunder);

(c) any Restricted Subsidiary (other than a Borrower) may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrowers or to any Restricted Subsidiary; provided that if the transferor in such a transaction is (A) a Co-Borrower, such Subsidiary shall at or before the time of such dissolution cease to be a Co-Borrower under this Agreement in accordance with Section 11.03 or (B) a Loan Party, then either (i) the transferee must either be a Borrower or a Subsidiary Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent or (ii) to the extent such Disposition of assets shall be deemed to constitute either an Investment or Disposition, such Investment must be a Permitted Investment or Indebtedness of a Non-Loan Party Subsidiary in accordance with Section 7.01, respectively, or such Disposition must be a Disposition permitted hereunder; provided, however, that a Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party in the same jurisdiction as the disposing party or in another jurisdiction reasonably acceptable to the Administrative Agent;

(d) any Restricted Subsidiary (other than a Borrower) may merge, amalgamate or consolidate with, or dissolve into, any other Person in order to effect a Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12, (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment, (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder and (iv) to the extent such Restricted Subsidiary is a Co-Borrower, it shall cease to be a Co-Borrower in accordance with Section 11.03;

(e) the Borrower Parties may consummate the Transactions;

(f) the Holding Companies and any Restricted Subsidiary may effect a Permitted Tax Reorganization or Permitted IPO Reorganization;

(g) any Restricted Subsidiary (other than a Borrower) may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person in order to effect a Disposition (whether in one transaction or in a series of transactions) of all or substantially all of its assets (whether now owned or hereafter acquired) to the extent such Disposition does not constitute an “Asset Sale” or which is otherwise permitted pursuant to Section 7.04 (other than Dispositions permitted by this Section 7.03); provided that if such Restricted Subsidiary is a Co-Borrower, it shall cease to be a Co-Borrower in accordance with Section 11.03;

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(h) any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or Dispose of its assets if (i) such transaction is undertaken in good faith to improve the tax efficiency of the Borrowers and their Subsidiaries and (ii) after giving effect to such transaction, each of the security interest of the Collateral Agent in the Collateral, taken as a whole, and the value of the Guarantees, taken as a whole, is not materially impaired;

(i) any Permitted Investment may be structured as a merger, consolidation or amalgamation;

(j) for the avoidance of doubt, Dispositions of the type described in clauses (n), (w), and (x) in the definition of “Asset Sales”;

(k) the Borrower Parties may consummate any Permitted Core Business Disposition (subject to the requirements and conditions set forth elsewhere herein); and

(l) the Borrower Parties may consummate a Permitted Change of Control (subject to the requirements and conditions set forth elsewhere herein).

For the avoidance of doubt, notwithstanding anything else contained herein, any LLC Conversion shall be permitted under this Agreement and each other Loan Document.

Section 7.04 Asset Sales. Cause or make an Asset Sale, unless:

(1) any Borrower Party, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75.0% of the consideration therefor received by any Borrower Party, as the case may be, is in the form of cash, Cash Equivalents or Replacement Assets; provided, that the amount of:

(a) any liabilities (as shown on the Borrowers’ or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrowers’ or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of any Borrower Party (other than liabilities that are by their terms subordinated to the Obligations) that are extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies any Borrower Party, as the case may be, from further liability;

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(b) any notes or other obligations or other securities or assets received by any Borrower Party from such transferee that are converted by any Borrower Party into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and

(c) any Designated Non-Cash Consideration received by any Borrower Party in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-Cash Consideration received pursuant to this subclause (c) that is at that time outstanding, not to exceed the greater of (x) $207,000,000 and (y) 45.0% of Four Quarter Consolidated EBITDA, calculated at the time of the receipt of such Designated Non-Cash Consideration (with the Fair Market Value of each item of Designated Non-Cash Consideration being measured at the time received and without giving effect to subsequent changes in value); shall each be deemed to be Cash Equivalents for the purposes of this clause (2).

Within 730 days after the applicable Borrowers’ or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event, any Borrower Party may apply an amount equal to the Net Cash Proceeds from such Asset Sale or such Casualty Event, at its option:

(1) to prepay Loans and other Permitted Debt in accordance with Section 2.05(b)(ii);

(2) to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business;

(3) to make an investment (including capital expenditures) in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the businesses, properties and/or assets that are the subject of such Asset Sale or Casualty Event, with any such investment made by way of a capital or other lease valued at the present value of the minimum amount of payments under such lease (as determined by the Borrower Representative in good faith); or

(4) any combination of the foregoing; provided that the Borrower Parties will be deemed to have complied with the provisions described in clause (2) or (3) of this paragraph if and to the extent that, within 730 days after the Asset Sale that generated the Net Cash Proceeds, any Borrower Party, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clause (2) or (3) of this paragraph, and that investment is thereafter completed within the later of (x) such 730 day period and (y) the later of (A) 180 days after the date of execution of such binding agreement and (B) the date on which such binding agreement terminates in accordance with its terms; provided further that the Borrowers may elect to deem expenditures that otherwise would be permissible reinvestments that occur prior to receipt of such Net Cash Proceeds to have been reinvested in accordance with the provisions of this Section 7.04 (it being understood that such deemed expenditures shall have been made no earlier than 365 days prior to the receipt of such Net Cash Proceeds).

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Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)(ii) and this Section 7.04, any Borrower Party may temporarily reduce Indebtedness under the Revolving Credit Facility, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.

Section 7.05 Restricted Payments.

(1) declare or pay any dividend or make any payment or distribution on account of the Borrowers’ or any of their Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrowers (other than (A) dividends or distributions by the Borrowers payable solely in Equity Interests (other than Disqualified Stock) of a Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, any Borrower Party receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

(2) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of a Borrower or any direct or indirect parent of a Borrower, including in connection with any merger, amalgamation or consolidation;

(3) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, third-party Indebtedness secured by Liens on the Collateral that are junior to the Liens on the Collateral securing the Obligations or unsecured third-party Indebtedness of a Borrower or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of a Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.01((i)) in a principal amount, individually for any such Indebtedness, greater than the Threshold Amount (collectively, the “Junior Financing”); or

(4) make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(a) [reserved];

(b) [reserved];

(c) [reserved]; and

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(d) so long as no Event of Default has occurred and is continuing or would result thereof and such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower Parties after the Closing Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,

(i) the Retained Excess Cash Flow Amount (the “Available Amount Growing Prong”), plus

(ii) 100.0% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Borrowers after the Closing Date from the issue or sale of Equity Interests of the Borrowers (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus

(iii) 100.0% of the aggregate amount of contributions to the capital of the Borrowers received in cash and the Fair Market Value of assets (other than cash) after the Closing Date (other than Excluded Equity), plus

(iv) the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, in each case, of any Borrower Party issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Borrower Party or an employee stock ownership plan or trust established by any Borrower Party (other than to the extent such employee stock ownership plan or trust has been funded by any Borrower Party)) that, in each case, has been converted into or exchanged for Equity Interests in the Borrowers or any direct or indirect parent of the Borrowers (other than Excluded Equity), plus

(v) 100.0% of the aggregate amount received by any Borrower Party in cash and the Fair Market Value of assets (other than cash) received after the Closing Date by any Borrower Party (less any amounts distributed as Leverage Excess Proceeds) from:

(B) the sale or other disposition (other than to any Borrower Party) of Restricted Investments made after the Closing Date made in reliance on this Section 7.05(d) by the Borrower Parties and from repurchases and redemptions of such Restricted Investments from the Borrower Parties by any Person (other than any Borrower Party) and from repayments of loans or advances that constituted Restricted Investments made in reliance on this Section 7.05(d),

(C) the sale (other than to any Borrower Party or an employee stock ownership plan or trust established by any Borrower Party (other than to the extent such employee stock ownership plan or trust has been funded by any Borrower Party)) of the Equity Interests of an Unrestricted Subsidiary or joint venture, or

(D) any distribution, dividend, conveyance or transfer from a joint venture or an Unrestricted Subsidiary (with respect to joint ventures, to the extent of investments in such joint ventures were made in reliance on this Section 7.05(d)), plus

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(vi) in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, any Borrower Party, in each case after the Closing Date, the Fair Market Value of the Investment of a Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary constituted a Permitted Investment, plus

(vii) the aggregate amount of Retained Declined Proceeds since the Closing Date; plus

(viii) the amount of any De Minimis Asset Sale Proceeds; plus

(ix) the aggregate face amount of any Indebtedness of a Borrower and/or any Restricted Subsidiary that is cancelled, released or otherwise terminated by virtue of the incurrence or assumption by any Unrestricted Subsidiary of any such Indebtedness, including by way of an “exchange” or similar transaction; plus

(x) the fair market value of any Indebtedness secured on a pari passu basis to the Term Loans or any Junior Financing that has been contributed to a Borrower and/or any Restricted Subsidiary in accordance with Section 10.07(j) (or any comparable provision under the definitive documentation governing such Indebtedness, as applicable), solely to the extent such Indebtedness is cancelled, released or otherwise terminated in connection therewith; and

(xi) the greater of (x) $460,000,000 and (y) 100.0% of Four Quarter Consolidated EBITDA (the “Available Amount Starter Prong”).

Notwithstanding anything to the contrary, this Section 7.05 will not prohibit:

(1) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(2)

a. the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of a Borrower or any direct or indirect parent of a Borrower, or Junior Financing of any Borrower or any Subsidiary Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of a Borrower or any direct or indirect parent of a Borrower or contributions to the equity capital of a Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

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b. the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of a Borrower or to an employee stock ownership plan or any trust established by any Borrower Party) of Refunding Capital Stock; and

c. if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of a Borrower or any direct or indirect parent of a Borrower) in an aggregate amount no greater than the Unpaid Amount (with the payment of such Unpaid Amount being treated as a payment under the applicable provision);

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of a Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;

(4) the prepayment, redemption, purchase, defeasance or other satisfaction of any Indebtedness (a) existing at the time a Person becomes a Subsidiary or (b) assumed in connection with the acquisition of assets, in each case so long as such Indebtedness was not incurred in contemplation of, such Person becoming a Subsidiary or such acquisition;

(5) the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Borrowers or any direct or indirect parent of a Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of a Borrower or any direct or indirect parent of a Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of a Borrower or any direct or indirect parent of a Borrower or any Subsidiary of a Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (5), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (5) shall not exceed (A) the greater of (x) $115,000,000 and (y) 25.0% of Four Quarter Consolidated EBITDA in any calendar year or (B) subsequent to the consummation of a public common Equity Offering, the greater of (x) $230,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA in any calendar year (in each case, with unused amounts under this clause (5) permitted to be carried forward to any succeeding calendar years and amounts projected by the Borrowers in good faith to be available under this clause (5) in the immediately succeeding calendar year permitted to be carried

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back to the then current calendar year); provided, further, however, that such amount in any calendar year may be increased by an amount not to exceed:

a. the cash proceeds received by a Borrower from the issuance or sale of Equity Interests (other than Disqualified Stock) of a Borrower or any direct or indirect parent of a Borrower (to the extent contributed to a Borrower), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of a Borrower or its Restricted Subsidiaries or any direct or indirect parent of a Borrower that occurs on or after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph; plus

b. the cash proceeds of key man life insurance policies received by the Borrowers or their Restricted Subsidiaries or any direct or indirect parent of a Borrower (to the extent contributed to a Borrower) after the Closing Date; plus

c. the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of a Borrower or its Restricted Subsidiaries or any direct or indirect parent of a Borrower that are foregone in return for the receipt of Equity Interests; less

d. the amount of cash proceeds described in subclause (a), (b) or (c) of this clause (5) previously used to make Restricted Payments pursuant to this clause (5) (provided that the Borrowers may elect to apply all or any portion of the aggregate increase contemplated by subclauses (a), (b) and (c) above in any calendar year);

provided, further, that cancellation of Indebtedness owing to any Borrower Party from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of any Borrower Party or any direct or indirect parent of a Borrower, in connection with a repurchase of Equity Interests of a Borrower or any direct or indirect parent of a Borrower from such Persons will be deemed not to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of any Borrower Party and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described in Section 7.01;

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(7) so long as no Event of Default has occurred and is continuing or would result thereof, the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to the Borrowers or any direct or indirect parent of the Borrowers, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Borrowers or any direct or indirect parent of a Borrower issued after the Closing Date; provided that (A) the Consolidated Interest Coverage Ratio on a Pro Forma Basis is 2.00:1.00 or greater and (B) the aggregate amount of dividends declared and paid pursuant to this clause (7) does not exceed the net cash proceeds actually received by a Borrower from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(8) any Restricted Payments made in connection with the consummation of the Transactions, including any dividends, payments or loans made to a Borrower or any direct or indirect parent of a Borrower to enable it to make any such payments or any future payments to employees of a Borrower, any Restricted Subsidiary of a Borrower or any direct or indirect parent of a Borrower under agreements entered into in connection with the Transactions;

(9) so long as no Event of Default has occurred and is continuing or would result thereof, the declaration and payment of dividends on the Borrowers’ common Equity Interests (or the payment of dividends to any direct or indirect parent of a Borrower to fund the payment by any direct or indirect parent of a Borrower of dividends on such entity’s common Equity Interests) of the sum of (x) up to 7.0% per annum of the cash proceeds net of underwriting fees received by a Borrower from any public offering of Equity Interests or contributed to a Borrower by any direct or indirect parent of a Borrower from any public offering of Equity Interests, other than public offerings with respect to the Borrowers’ common Equity Interests registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting Excluded Contributions plus (y) an aggregate amount per annum not to exceed 7.0% of Market Capitalization;

(10) Restricted Payments that are made with Excluded Contributions;

(11) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $230,000,000 and (y) 50.0% of Four Quarter Consolidated EBITDA (this clause (11), the “General RP Basket”);

(12) in the case of any Junior Financing, (i) the payment of all regularly scheduled principal, interest, fees and premiums, and mandatory prepayments, mandatory redemptions and mandatory purchases, in each case pursuant to the terms governing any Junior Financing as in effect on the date of incurrence or issuance (including in connection with a refinancing thereof) , (ii) the payments of indemnities and expenses, (iii) the payment of customary closing, consent and similar fees related to any Junior Financing, (iv) Permitted

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Refinancings thereof, (v) conversions of Junior Financing into Equity Interests of a Borrower or any direct or indirect parent and (vi) any principal payment on, defeasance, redemption, repurchase, exchange or other acquisition or retirement thereof in an amount not to exceed the sum of (x) the greater of (I) $230,000,000 and (II) 50.0% of Four Quarter Consolidated EBITDA, plus (y) amounts reallocated, at the Borrowers’ option, from the General RP Basket (this sub-clause (vi), the “General Restricted Debt Payments Basket”);

(13) for so long as (A) a Borrower or any of their Subsidiaries is a partnership or disregarded entity for federal, state or local income tax purposes, Restricted Payments, directly or indirectly, to a Holding Company or its direct or indirect owners in amounts required for a Holding Company or such owners to pay federal, state, local or non-U.S. income Taxes (and franchise or other similar Taxes imposed in lieu of income Taxes) (“Income Taxes”) attributable to a Borrower and each Subsidiary that is so treated (assuming, for purposes of calculation, that the direct or indirect owners of such Borrower or such Subsidiary to whom such income is allocable for applicable Income Tax purposes are subject to the highest Consolidated Income Tax rates applicable to an individual residing in San Francisco, California, or New York, New York (whichever is greater) during the period that the income was earned) taking into account the character of the income as capital gain or ordinary income, the deductibility of any state and local taxes assuming that each direct or indirect owner has already deducted the maximum amount permitted under Section 164(b)(6) or (B) a Borrower or any of its Subsidiaries are members of a group filing a consolidated, combined, affiliated or unitary income tax return with such Holding Company or any other direct or indirect parent of such Borrower, Restricted Payments, directly or indirectly, to such Holding Company or other direct or indirect parent of such Borrower in amounts required for the applicable Holding Company or such other parent to pay federal, state, local or non-U.S. income Taxes (and franchise or other similar Taxes imposed in lieu of income Taxes) imposed on such parent to the extent such Taxes are attributable to such Borrower and its applicable Subsidiaries; provided, however, that (I) the amount of such payments described in this clause (B) does not, in the aggregate, exceed the amount that the applicable Borrower and its Subsidiaries that are members of such consolidated, combined, affiliated or unitary group would have been required to pay in respect of such Taxes in respect of such year if such Borrower and its Subsidiaries paid such Taxes directly on a separate company basis or as a standalone consolidated, combined affiliated or unitary income (or similar) tax group (reduced by any such Taxes paid directly by the Borrowers or any Restricted Subsidiary to the relevant taxing authority for such tax year) and (II) the cash distribution made pursuant to this clause (13) in respect of any Taxes attributable to any Unrestricted Subsidiaries of a Borrower may be made only to the extent that any such Unrestricted Subsidiaries have made cash payments for such purposes to any Borrower Party;

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(14) the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to the Holding Companies or any other direct or indirect parent of the Borrowers, in the amount required for such entity to, if applicable:

a. pay amounts equal to the amounts required for the Holding Companies or any other direct or indirect parent of the Borrowers to pay fees and expenses (including franchise and similar Taxes), customary salary, bonus and other benefits payable to, and indemnities provided to or on behalf of, officers, employees, directors, managers, consultants or independent contractors of the Holding Companies or any other direct or indirect parent of a Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Borrowers or any direct or indirect parent of the Borrowers, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrowers and its Subsidiaries;

b. pay, if applicable, amounts equal to amounts required for a Holding Company or any direct or indirect parent of a Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to a Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, any Borrower Party Incurred in accordance with Section 7.01 (except to the extent any such payments have otherwise been made by any such guarantor);

c. pay fees and expenses incurred by the Holding Companies or any other direct or indirect parent of a Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement, (ii) any unsuccessful equity or debt offering of such parent entity (or any debt or equity offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by any Borrower Party (or any acquisition of or investment in any business, assets or property that will be contributed to any Borrower Party as part of the same or a related transaction) permitted by this Agreement;

d. make payments (i) to Sponsor pursuant to or contemplated by any Management Agreement or (ii) to or on behalf of Sponsor for any other financial, advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments in the case of clause (ii) are (x) made pursuant to agreements with Sponsor or (y) approved in respect of such

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activities by a majority of the Board of Directors of a Borrower or any direct or indirect parent of a Borrower in good faith;

e. pay franchise and excise taxes, and other fees, taxes and expenses in connection with any ownership of the Borrowers or any of their Subsidiaries or required to maintain their organizational existences;

f. make payments for the benefit of any Borrower Party to the extent such payments could have been made by any Borrower Party because such payments (x)(i) would not otherwise be Restricted Payments or (ii) would be Restricted Payments that would be permitted to be made by any Borrower Party pursuant to this covenant: provided that any payment made pursuant to this clause (f)(x)(ii) shall, if applicable, reduce capacity under the Restricted Payment exception or basket that would have been utilized if such payment were made directly by any Borrower Party and (y) would be permitted by Section 6.18; and

g. make Restricted Payments to any direct or indirect parent of a Borrower to finance, or to any direct or indirect parent of a Borrower for the purpose of paying to any other direct or indirect parent of a Borrower to finance, any Investment that, if consummated by any Borrower Party, would be a Permitted Investment or other Investment permitted by Section 7.05 (other than this clause (g)); provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the a Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to any Borrower Party or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into any Borrower Party in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;

(15) (i) repurchases of Equity Interests of a Borrower or any direct or indirect parent of a Borrower deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by any Borrower Party in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of a Borrower or any direct or indirect parent of a Borrower or any Subsidiary of a Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests of a Borrower or any direct or indirect parent of a Borrower and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of a Borrower or any direct or indirect parent of a Borrower or any Subsidiary of a Borrower in connection with such Person’s purchase of Equity Interests of a Borrower or any direct or indirect parent of a Borrower; provided that no cash is

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actually advanced pursuant to this subclause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(16) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(17) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement;

(18) the distribution, as a dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to any Borrower Party by, Unrestricted Subsidiaries (other than Unrestricted Subsidiaries the primary assets of which are cash and/or Cash Equivalents);

(19) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of a Borrower or any direct or indirect parent of a Borrower;

(20) Restricted Payments that are made from the Net Cash Proceeds of a Sale/Leasebacks Transaction of the Specified Real Property; provided that such sale is for at least Fair Market Value (as determined in good faith by the Borrower Representative on the date on which a definitive agreement for such Sale/Leaseback Transaction was entered into);

(21) the making of payments, directly or indirectly (i) to either Sponsor pursuant to or contemplated by the Management Agreement or (ii) to or on behalf of either Sponsor for any other financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures, including in connection with the consummation of the Transactions, which payments in the case of clause (ii) are (x) made pursuant to agreements with either Sponsor or (y) approved in respect of such activities by a majority of the Board of Directors of a Borrower or any direct or indirect parent of a Borrower in good faith;

(22)

a. any Restricted Payment of the type described in clause (1) or (2) of the definition thereof, so long as immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, (i) no Event of Default has occurred and is continuing and (ii) the Consolidated First Lien Net Leverage Ratio does not exceed 5.75:1.00;

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b. any Restricted Payment of the type described in clause (3) of the definition thereof, so long as immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, (i) no Event of Default has occurred and is continuing and (ii) the Consolidated First Lien Net Leverage Ratio does not exceed 6.00:1.00; and

c. any Restricted Payment of the type described in clause (4) of the definition thereof, so long as immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, (i) no Event of Default has occurred and is continuing and (ii) the Consolidated First Lien Net Leverage Ratio does not exceed 6.25:1.00;

(23) [Reserved];

(24) any Restricted Payment made with any Leverage Excess Proceeds, so long as immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis no Event of Default has occurred and is continuing;

(25) any payment that is intended to prevent any Indebtedness from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code; and

(26) any Restricted Payment made with any Permitted Core Business Disposition Leverage Excess Proceeds.

For purposes of clauses (13) and (14) above, taxes shall include all interest and penalties with respect thereto and all additions thereto.

As of the Closing Date, all of the Borrowers’ Subsidiaries will be Restricted Subsidiaries. The Borrowers will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary, or any Unrestricted Subsidiary to become a Restricted Subsidiary, except pursuant to the definition of “Unrestricted Subsidiary”. For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower Parties (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments”. Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time of designation and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

For purposes of this Section 7.05, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrowers may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 7.05 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification; provided that any Restricted Payments made in reliance on clause (24) above shall not be permitted to be reclassified as made pursuant

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to any other provision described above and shall be deemed at all times to have been made in reliance on clause (24).

Section 7.06 Burdensome Agreements. Permit any of their Restricted Subsidiaries to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to any Borrower Party on its Capital Stock; or (ii) pay any Indebtedness owed to any Borrower Party;

(b) make loans or advances to any Borrower Party;

(c) create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; or

(d) sell, lease or transfer any of its properties or assets to any Borrower Party.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions of any Borrower Party in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);

(2) [reserved];

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into any Borrower Party or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into any Borrower Party or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (4), if a Person other than any Borrower Party is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by any Borrower Party, as the case may be, at the time of such merger, amalgamation or consolidation;

(5) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;

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(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(8) purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clause (c) or (d) in the first paragraph of this Section 7.06 on the property so acquired;

(9) customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clause (c) or (d) in the first paragraph of this Section 7.06 on the property subject to such lease;

(10) any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Borrower Representative, is necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing, as applicable;

(11) any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of any Borrower Party that is Incurred subsequent to the Closing Date pursuant to Section 7.01, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrowers’ ability to make anticipated principal or interest payments under this Agreement (as determined by a Borrower or a direct or indirect parent of a Borrower in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower Representative in good faith);

(12) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be Incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(13) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of any Borrower Party in any manner material to any Borrower Party or (y) materially affect the Borrowers’ ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrowers in good faith;

(14) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and

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(15) any encumbrances or restrictions of the type referred to in Section 7.06(a), (b), (c) and (d) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in the immediately preceding clauses (1) through (14) above; provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower Representative, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to any Borrower Party to other Indebtedness Incurred by the Borrowers or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07 [Reserved].

Section 7.08 Financial Covenant. As of the end of each fiscal quarter of the Borrowers (commencing with the second full fiscal quarter after the Closing Date) and only if the aggregate amount of L/C Obligations and Revolving Credit Loans outstanding as of the end of such fiscal quarter (excluding (A) Cash Collateralized Letters of Credit, (B) undrawn Letters of Credit, and (C) for the first four full fiscal quarters after the Closing Date, any Revolving Credit Loans borrowed on the Closing Date) exceeds 40.0% of the aggregate amount of all Revolving Credit Commitments in effect as of such date, permit the Consolidated First Lien Net Leverage Ratio as of the end of such fiscal quarter of the Borrowers to be greater than 10.15:1.00 (the “Financial Covenant”).

Section 7.09 Holding Companies. The Holding Companies, shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Capital Stock of the Borrower Parties, other Holding Companies and any Subsidiary of the Holding Companies (that is not a Borrower or a Subsidiary of a Borrower) which is formed solely for purposes of acting as a co-obligor with respect to any Qualified Holding Company Indebtedness and which does not conduct, transact or otherwise engage in any material business or operation, and, in each case, activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents (including any Specified Refinancing Debt or any New Term Facility or any New Revolving Facility), any Refinancing Notes, any Incremental Equivalent Debt, any Junior Financing Documentation, any Ratio Debt documentation, any Ratio Acquisitions Debt documentation, any documentation relating to any Permitted Refinancing of the foregoing or documentation relating to the Indebtedness otherwise permitted by this Section 7.09 and the Guarantees permitted by clause (v) below; (iii) the consummation of the Transactions; (iv) the performing of activities (including, without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for the Holding Companies to enter into and perform; (v) the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness permitted to be incurred hereunder by any Borrower Party) and the Guarantees of other obligations not constituting Indebtedness; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers,

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directors, managers and employees and those of its Subsidiaries); (vii) taking actions in furtherance of and consummating a Qualified IPO and fulfilling all initial and ongoing obligations related thereto; (viii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock (other than Disqualified Stock) including converting into another type of legal entity; (ix) the participation in tax, accounting and other administrative matters, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (x) the holding of any cash and Cash Equivalents (but not operating any property); (xi) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees; and (xii) any activities incidental to the foregoing. No Holding Company shall create, incur, assume or suffer to exist any Lien on any Capital Stock of any Borrower Party (other than Liens pursuant to any Loan Document and non-consensual Liens arising solely by operation of Law and any Permitted Liens) and shall not incur any Indebtedness (other than in respect of Disqualified Stock, Qualified Holding Company Indebtedness, Indebtedness between the Holding Companies and any of their Restricted Subsidiaries that is permitted by Section 7.01 and subordinated pursuant to the terms of the Intercompany Subordination Agreement (or pledged in favor of the Collateral Agent, as applicable) or Guarantees permitted above and liabilities imposed by Law, including Tax liabilities).

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

Section 8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. The Borrowers or Subsidiary Guarantor fail to pay (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, or (iii) within five Business Days after the same becomes due and payable, any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrowers or any other Loan Party fail to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a) (unless cured pursuant to the terms thereof), 6.05(a) (solely with respect to a Borrower) or 6.11 (solely with respect to Section 5.19 and Section 5.20) or in any Section of Article VII (subject to, in the case of the Financial Covenant, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)), or the Holding Companies fail to perform or observe any term, covenant or agreement contained in Section 7.09; provided that a breach of Section 7.08 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default (x) until, if the Borrowers have the right to receive the Cure Amount, lapse of the cure rights set forth in Section 8.03 and (y) with respect to any Term Facility or any Specified Refinancing Debt (unless refinancing the Revolving Credit Facility) (or, if applicable, for any New Revolving Facility that has elected to not receive the benefit of the Financial Covenant) unless and until (i) a period of 30 consecutive days has elapsed since the first date on which the Required Revolving Lenders would be entitled to declare all amounts outstanding under the Revolving Credit Facility to be immediately due and payable as a result of a Financial Covenant Event of Default and (ii) at the end of such 30 consecutive day period, the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable and such termination and acceleration has not been rescinded; or

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(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after written notice thereof by the Administrative Agent to the Borrower Representative; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrowers or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered pursuant to the Loan Documents, in each case, shall be incorrect or misleading in any material respect (or in any respect if such representation or warranty is already qualified by materiality) when made or deemed made and such representation, warranty, certification or statement of fact is not corrected or clarified within 30 days after written notice thereof by the Administrative Agent to the Borrower Representative; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any, and such failure is continuing (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount; or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness containing or otherwise requiring observance or compliance with a financial maintenance covenant and the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) have caused such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, prior to its Stated Maturity (“Acceleration”); provided, however, that if such holder or holders (or a trustee or an agent on behalf of such holder or holders or beneficiary or beneficiaries) irrevocably rescind such Acceleration, the Event of Default with respect to this clause (e) shall automatically cease from and after such date; or

(f) Insolvency Proceedings, Etc. The Holding Companies, the Borrowers or any Material Subsidiary institutes, resolves to institute or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, resolves to appoint, applies for or consents to the appointment of any receiver, interim receiver, administrator, administrative receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law (including, without limitation, for the appointment of any receiver, interim receiver, trustee, monitor, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer) relating to any such Person or to all or substantially all of its property is instituted without the consent of such

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Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Holding Companies, the Borrowers or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable Law), or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than the Threshold Amount (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect; or

(i) ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which ERISA Event or ERISA Events or Unfunded Pension Liability or Unfunded Pension Liabilities results or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Borrower Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or would reasonably be expected to result in liability of any Borrower Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Foreign Plan, a termination, withdrawal, imposition of a Lien, noncompliance with applicable Law or plan terms or the occurrence of any other Foreign Benefit Event that would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Certain Loan Documents. Any material provision of any material Collateral Document and/or any Guaranty (in each case, subject to the Legal Reservations and the Perfection Exceptions), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Third Party Letters of Credit, and Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) ceases to be in full force and effect or ceases to create a valid and perfected lien, with the priority set forth in the applicable Collateral Document required by Section 6.12, on a material portion of the Collateral covered thereby; or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document and/or any Guaranty

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for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or satisfaction in full of all the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Third Party Letters of Credit, and Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made); or any Borrower Party denies in writing that it has any or further liability or obligation under any Collateral Document or Guaranty (other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or as a result of repayment in full of the Obligations (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, Secured Third Party Letters of Credit), and Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Collateral Document or Guaranty or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or

(k) Change of Control. There occurs any Change of Control (other than a Permitted Change of Control).

Notwithstanding anything to the contrary in this Agreement, no Event of Default or breach of any representation or warranty in Article V or any covenant in Article VI or VII shall constitute a Default or Event of Default if such Event of Default or breach of such representation or warranty in Article V or such covenant in Article VI or VII would not have occurred but for a fluctuation (or other adverse change) in Exchange Rates.

Notwithstanding anything to the contrary in this Agreement, with respect to any Default or Event of Default (including any default or event of default (or similar term) resulting from a failure to provide notice of a Default or Event of Default), the words “exists,” “is continuing” or similar expressions with respect thereto shall mean that the Default or Event of Default has occurred and has not yet been cured, remedied, consented to (by consent, amendment or otherwise) or waived; provided that any Default or Event of Default resulting from the failure to deliver a notice of default or event of default shall cease to exist and be cured in all respects if the underlying Default or Event of Default giving rise to such notice requirement shall have ceased to exist and/or be cured unless a Borrower had actual knowledge of such failure to provide such notice at the time that such Default or Event of Default occurred and failed to timely deliver such notice. If any Default or Event of Default occurs that is subsequently cured (a “Cured Default”), any other Default or Event of Default resulting from the making or deemed making of any representation or warranty by any Loan Party or the taking of any action by any Loan Party or any Subsidiary of any Loan Party, in each case which subsequent Default or Event of Default would not have arisen had the Cured Default not occurred, shall be deemed to be cured automatically upon, and simultaneous with, the cure of the Cured Default. Notwithstanding anything to the contrary in this Section 8.01, an Event of Default (the “Initial Default”) may not be cured pursuant to this Section 8.01:

(i) if the taking of any action by any Loan Party or Subsidiary of a Loan Party that is not permitted during, and as a result of, the continuance of such Initial Default directly results in the cure of such Initial Default and the applicable Loan Party or Subsidiary had actual knowledge at the time of taking any such action that the Initial Default had occurred and was continuing,

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(ii) if the Initial Default arising under Section 8.01(d) is an Event of Default which is uncurable,

(iii) if the Administrative Agent or Lenders have commenced remedial actions, reserved rights, or if curing such Default or Event of Default will directly result in material impairment of the rights and remedies of the Lenders, Collateral Agent and Administrative Agent under the Loan Documents with respect to any other Initial Default,

(A) in the case of an Event of Default that directly results in a material adverse effect on the ability of the Borrowers and the other Loan Parties (taken as a whole) to perform their respective payment obligations under any Loan Document to which any Borrower or any of the other Loan Parties is a party, or

(B) in the case of an Initial Default for which (i) a Borrower has failed to give notice to the Administrative Agent of such Initial Default and (ii) a Borrower had actual knowledge of such failure to give such notice.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing (including any Event of Default arising by virtue of the termination and declaration contemplated by the proviso to Section 8.01(b)), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (and, if a Financial Covenant Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders only, and in such case, without limiting the proviso to Section 8.01(b), only with respect to the Revolving Credit Facility, any Letters of Credit, L/C Credit Extensions and L/C Obligations), take any or all of the following actions:

(a) declare the commitment of each Lender to make Loans (including, for the avoidance of doubt, pursuant to the Delayed Draw Commitments) and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated; provided, that, if an election under Section 1.02(i) has been made and has not lapsed at such time, no termination may be effectuated until the lapse of all such elections under Section 1.02(i);

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrowers;

(c) require that the Borrowers Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); and/or

(d) exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of any Event of Default under Sections 8.01(f) or (g) with respect to the Borrowers or any other Loan Party, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid

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principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrowers to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Notwithstanding anything to the contrary contained herein, any “Default” under Section 8.01 will not constitute an “Event of Default” until the Loan Parties do not cure such “Default” within the time period (if any) specified in the applicable clauses of this Section 8.01 after receipt of any required notice provided for therein to the extent such clauses of Section 8.01 provide for such cure periods.

Notwithstanding anything to the contrary contained herein, no action may be first taken to enforce any Default or Event of Default hereunder more than eighteen (18) months after the date the Administrative Agent received a notice from a Borrower or a Lender of the underlying action giving rise to or otherwise becomes aware of such Default or Event of Default. Any court of competent jurisdiction may extend any cure period hereunder or require the Administrative Agent, Collateral Agent, Lenders and other Secured Parties to standstill.

Section 8.03 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrowers fail to comply with the requirements of the Financial Covenant with respect to any fiscal quarter at any time when the Borrowers are required to comply with such Financial Covenant pursuant to the terms thereof, then from the first day of such fiscal quarter until the expiration of the Cure Period (the last day of such period being the “Anticipated Cure Deadline”), the Holding Companies shall have the right (the “Cure Right”) to issue common Capital Stock (or preferred equity or convertible preferred equity reasonably acceptable to the Administrative Agent) for cash, or obtain a contribution to its equity (which shall be in the form of common equity or otherwise in form reasonably acceptable to the Administrative Agent) and contribute the net after-tax cash proceeds therefrom in the form of common Capital Stock (or preferred equity or convertible preferred equity reasonably acceptable to the Administrative Agent) or a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent) (“Cure Equity”), and upon the receipt by the Borrowers of the net after-tax cash proceeds (the “Cure Amount”), pursuant to the exercise by one or more of the Holding Companies of such Cure Right, the calculation of Four Quarter Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

(i) Four Quarter Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under Section 7.05) or determining the Applicable Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing), by an amount equal to the Cure Amount; provided that (1) the receipt by the Borrowers of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect on a consolidated basis under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable

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Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the fiscal quarter for which the Cure Right was exercised for purposes of calculating the Financial Covenant (whether as a result of a prepayment of the Loans or via netting of such Cure Amount); and

(ii) if, after giving effect to the foregoing recalculations, the Borrowers shall then be in compliance with the requirements of the Financial Covenant, the Borrowers shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred (and any other Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant) shall be deemed cured for the purposes of this Agreement; and

(iii) initially, until the lapse of the Cure Period, and thereafter, upon receipt by the Administrative Agent of written notice on or prior to the Anticipated Cure Deadline that the Holding Companies intends to exercise the Cure Right in respect of a fiscal quarter with respect to any Cure Equity contributed or to be contributed, in each case, after the first day of such fiscal quarter and on or prior to the Anticipated Cure Deadline, the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline and (ii) shall not be obligated to make any Credit Extension under the Revolving Credit Facility until such Cure Amount has been received by a Borrower.

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be no more than two fiscal quarters in respect of which the Cure Right is exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the initial Revolving Credit Facility and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Financial Covenant.

Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after an actual or deemed entry of an order for relief with respect to the Borrowers under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04, Section 10.05 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan

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Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;

(b) second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

(c) third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(d) fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans and the L/C Borrowings, that portion of the Obligations of the Loan Parties then owing in respect of regularly scheduled payments or termination payments (whether as a result of the occurrence of any event of default or other termination event) under the Secured Hedge Agreements that portion of the Obligations of the Loan Parties then owing under the Secured Cash Management Agreements, and that portion of the Obligations of the Loan Parties owing to reimburse drawings under Secured Third Party Letters of Credit and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrowers pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements, the Cash Management Banks party to such Secured Cash Management Agreements, and the Third Party Letter of Credit Issuers issuing such Secured Third Party Letters of Credit in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit without any pending drawing, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;

(f) sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents or under Secured Hedge Agreements and the Secured Cash Management Agreements or reimbursement obligations in respect of Secured Third Party Letters of Credit that are then due and payable to the Administrative Agent and the other Secured Parties, and not otherwise paid pursuant to clause (e) above, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

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(g) last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the applicable Borrowers or as otherwise required by Law; provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank, Hedge Bank or Third Party Letter of Credit Issuer, as the case may be. Each Cash Management Bank, Hedge Bank, or Third Party Letter of Credit Issuer not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that the Administrative Agent and Collateral Agent shall have no liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX

ADMINISTRATIVE AGENT AND OTHER AGENTS

Section 9.01 Appointment and Authorization of Agents.

(a)
Each Lender and L/C Issuer hereby irrevocably appoints Citibank and its successors and permitted assigns to act on its behalf as Administrative Agent hereunder and under the other Loan Documents (subject to the provisions in Section 9.09), and designates and authorizes the Administrative Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to the Administrative Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental there to. The Administrative Agent may perform any of its duties through its officers, directors, agents, employees, or affiliates. The provisions of this Article are solely for the benefit of the Administrative Agent and the Lenders, and no Loan Party shall have rights as a third party beneficiary of any of such provisions. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, no Agent shall have any duties or responsibilities, except those expressly set forth herein, nor shall any Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities,

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duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against any Agent. Regardless of whether a Default has occurred and is continuing and without limiting the generality of the foregoing sentence, the use of the term “agent” herein and in the other Loan Documents with reference to any Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable Law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties; additionally, each Lender agrees that it will not assert any claim against the Administrative Agent based on an alleged breach of fiduciary duty by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.
(b)
Each L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith, and such L/C Issuer shall have all of the benefits and immunities (i) provided to the Agents in this Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the applications and agreements for letters of credit pertaining to such Letters of Credit as fully as if the term “Agent” as used in this Article IX and in the definition of “Agent-Related Person” included such L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to such L/C Issuer.
(c)
The Administrative Agent shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement and/or a potential Third Party Letter of Credit Issuer which has issued a Secured Third Party Letter of Credit) hereby irrevocably appoints and authorizes the Administrative Agent to act as the agent of (and to hold any security interest, charge or other Lien created by the Collateral Documents for) such Lender for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Secured Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Collateral Agent (and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 9.02 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent), shall be entitled to the benefits of all provisions of this Article IX (including Section 9.07, as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents) and Section 10.04 as if set forth in full herein with respect thereto and all references to Administrative Agent in this Article IX shall, where applicable, be read as including a reference to the Collateral Agent. Without limiting the generality of the foregoing, the Lenders hereby expressly authorize (i) the Administrative Agent and Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, each of the Loan Documents to which the Administrative Agent is a party and (ii) the Administrative Agent and the Collateral Agent, as applicable, to execute and deliver, and to perform its obligations under, any and all documents (including releases, payoff letters and similar documents) with respect to the Collateral and the rights of the Secured Parties with respect thereto (including any intercreditor agreement), as contemplated by and in accordance with the provisions of this Agreement and the Collateral Documents and acknowledge and agree that any such action by any Agent shall bind the Lenders (including in its capacities as a Lender, Swing Line Lender (if applicable), L/C Issuer (if applicable) and a potential Cash Management Bank party to a Secured Cash Management

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Agreement and/or a potential Hedge Bank party to a Secured Hedge Agreement and/or a potential Third Party Letter of Credit Issuer which has issued a Secured Third Party Letter of Credit).

Section 9.02 Delegation of Duties. The Administrative Agent may execute any of its duties and exercise its rights and powers under this Agreement or any other Loan Document (including for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents or of exercising any rights and remedies thereunder) by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent and any such sub agent may perform any and all of its duties and exercise its rights and powers by or through their respective Agent-Related Persons. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct by the Administrative Agent, as determined by a final non-appealable judgment by a court of competent jurisdiction. The exculpatory provisions of this Article IX shall apply to any such sub agent and to the Agent-Related Persons of the Administrative Agent and any such sub agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

Section 9.03 Liability of Agents.

(a)
No Agent-Related Person shall be (i) liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction), (ii) liable for any action taken or not taken by it (A) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Administrative Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 10.01 and 8.02) or (B) in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents as determined by the final, non-appealable judgment of a court of competent jurisdiction, in connection with its duties expressly set forth herein, (iii) responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Loan Party or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document,(iv) responsible for or have any duty to ascertain or inquire into the validity, effectiveness,genuineness, enforceability or sufficiency of this Agreement or any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien, or security interest created or purported to be created under the Collateral Documents, or for any failure of any Loan Party or any other party to any Loan Document to perform its obligations hereunder, (v) responsible for or have any duty to ascertain or inquire into the value or the sufficiency of any Collateral, (vi) responsible for or have any duty to ascertain or inquire into the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of any Loan Party or any Affiliate thereof. The Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into monitor or enforce,

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compliance with the provisions relating to Disqualified Institutions. Without limiting the generality of the foregoing, the Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or participant or prospective Lender or participant is a Disqualified Institution, Affiliate Lender or a Net Short Lender or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restriction on any exercise of rights or remedies of, any Disqualified Institution, any Net Short Lender or any Affiliate Lender.
(b)
As to any matters not expressly provided for herein and in the other Loan Documents (including enforcement or collection), neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the written instructions of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, pursuant to the terms in the Loan Documents), and, unless and until revoked in writing, such instructions shall be binding upon each Lender and each L/C Issuer; provided, however, that neither the Administrative Agent nor the Collateral Agent, as applicable, shall be required to take any action that (i) the Administrative Agent or the Collateral Agent, as applicable, in good faith believes exposes it to liability unless the Administrative Agent or the Collateral Agent, as applicable, receives an indemnification satisfactory to it from the Lenders and the L/C Issuers with respect to such action or (ii) is contrary to this Agreement or any other Loan Document or applicable law, including any action that may be in violation of the automatic stay under any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors or that may effect a forfeiture, modification or termination of property of a Defaulting Lender in violation of any requirement of Law relating to bankruptcy, insolvency or reorganization or relief of debtors; provided, further, that the Administrative Agent or the Collateral Agent, as applicable, may seek clarification or direction from the Required Lenders prior to the exercise of any such instructed action and may refrain from acting until such clarification or direction has been provided. Neither the Administrative Agent nor the Collateral Agent, as applicable, shall have any duty to disclose, except as expressly set forth herein and in the other Loan Documents, and shall not be liable for the failure to disclose, any information relating to the Borrowers or any of their Affiliates that is communicated to or obtained by any Person serving as an Agent or any of its Affiliates in any capacity. Nothing in this Agreement shall require the Administrative Agent or the Collateral Agent, as applicable, to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.
(c)
Any assignor of a Loan or seller of a participation hereunder shall be entitled to rely conclusively on a representation of the assignee Lender or Participant in the relevant Assignment and Assumption or participation agreement, as applicable, that such assignee or purchaser is not a Disqualified Institution.
(d)
The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, in each case except as expressly set forth in this Agreement, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of

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any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate or Term SOFR, or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Benchmark Replacement Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions unrelated to this Agreement and the other Loan Documents that affect the calculation of Base Rate, the Term SOFR Reference Rate or Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrowers; provided that, for the avoidance of doubt, the foregoing shall not supersede Section 10.01. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate or Term SOFR, or any other Benchmark, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrowers, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

Section 9.04 Reliance by Agents.

(a)
Each Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, request, consent, certificate, instrument, affidavit, letter, telegram, facsimile, telex or telephone message, electronic mail message, Internet or intranet website posting or other distribution statement or other document or conversation reasonably believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons. Each Agent also may rely upon any statement made to it orally or by telephone and reasonably believed by it to have been made by the proper Person, and shall not incur any liability for relying thereon. In determining compliance with any condition hereunder to the making of a Loan that by its terms must be fulfilled to the satisfaction of a Lender, the Administrative Agent may presume that such condition is satisfactory to such Lender unless the Administrative Agent shall have received notice to the contrary from such Lender prior to the making of such Loan. Each Agent may consult with, and rely upon (and be fully protected in relying upon), advice and statements of legal counsel (including counsel to any Loan Party), independent accountants and other experts selected by such Agent. Each Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. Each Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders (or such greater number of Lenders as may be expressly required hereby in any instance) and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders.

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(b)
For purposes of determining compliance with the conditions specified in Sections 4.01 and 4.02, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender unless the Administrative Agent shall have received notice from such Lender prior to the proposed Closing Date, specifying its objection thereto.

Section 9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrowers referring to this Agreement, describing such Default and stating that such notice is a “notice of default.” The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to any Event of Default as may be directed by the Required Lenders or the Required Revolving Lenders, as applicable, in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Event of Default as it shall deem advisable or in the best interest of the Lenders. Notwithstanding anything herein to the contrary, the Administrative Agent shall not be liable for, or be responsible for any loss, cost or expense suffered by the Borrowers, any Subsidiary, any Lender or any L/C Issuer as a result of any determination of the outstanding Revolving Credit Commitments, any of the component amounts thereof or any portion thereof attributable to each Lender or L/C Issuer, or any Exchange Rate or Dollar-equivalent in the absence of its own gross negligence, bad faith, willful misconduct or material breach of the Loan Documents in connection with its duties expressly set forth herein, to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction.

Section 9.06 Credit Decision; Disclosure of Information by Agents. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by any Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Loan Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to each Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrowers and the other Loan Parties hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrowers and the other Loan Parties. Except for notices, reports and other documents expressly required to be furnished to the Lenders by any Agent herein, such Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any of the Loan Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person. Each Lender, by delivering its signature page to this Agreement

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on the Closing Date, or delivering its signature page to an Assignment and Assumption or any other Loan Document pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Administrative Agent or the Lenders on the Closing Date.

Section 9.07 Indemnification of Agents. Each Lender shall, on a ratable basis based on such Lender’s Pro Rata Share of all the Facilities, indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Loan Party and without limiting the obligation of any Loan Party to do so), and hold harmless each Agent-Related Person in each case from and against any and all Indemnified Liabilities incurred by such Agent-Related Person (including, for the avoidance of doubt, any such Agent-Related Person in its capacity as L/C Issuer); provided, however, that no Lender shall be liable for any Indemnified Liabilities incurred by an Agent-Related Person to the extent such Indemnified Liabilities are determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Agent-Related Person’s own gross negligence, bad faith or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders (or such other number or percentage of the Lenders as shall be required by the Loan Documents) shall be deemed to constitute gross negligence, bad faith or willful misconduct for purposes of this Section 9.07 provided, further, that to the extent any L/C Issuer is entitled to indemnification under this Section 9.07 solely in its capacity and role as an L/C Issuer, only the Revolving Credit Lenders shall be required to indemnify such L/C Issuer under this Section 9.07 (which indemnity shall be provided by such Lenders based upon their respective Pro Rata Share of the Revolving Credit Facility). In the case of any investigation, litigation or proceeding giving rise to any Indemnified Liabilities, this Section 9.07 shall apply whether or not any such investigation, litigation or proceeding is brought by any Lender or any other Person. Without limiting the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its Pro Rata Share of any costs or out-of-pocket expenses (including the fees, disbursements and other charges of counsel) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrowers; provided that such reimbursement by the Lenders shall not affect the Borrowers’ continuing reimbursement obligations with respect thereto; provided, further, that failure of any Lender to indemnify or reimburse the Administrative Agent shall not relieve any other Lender of its obligation in respect thereof. The undertaking in this Section 9.07 shall survive termination of the Aggregate Commitments, the payment of all other Obligations and the resignation or removal of the Administrative Agent.

Section 9.08 Agents in Their Individual Capacities. Any Agent and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire Capital Stock in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Loan Parties and their respective Affiliates as though it were not an Agent or an L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, an Agent or its Affiliates may receive information regarding any Loan Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Loan Party or such Affiliate) and acknowledge that such Agent shall be under no obligation to provide such information to them. With respect to its Loans, such Agent shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not an Agent or an L/C Issuer, and the

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terms “Lender” and “Lenders” include such Agent in its individual capacity (unless otherwise expressly indicated or unless the context otherwise requires).

Section 9.09 Successor Agents. The Administrative Agent or Collateral Agent may resign as the Administrative Agent or Collateral Agent, as applicable, upon 30 days’ written notice to Borrower Representative and the Lenders; provided that, if at the time of such resignation, there is a successor Administrative Agent or Collateral Agent, as applicable, satisfactory to each of the resigning Agent, the incoming Agent and the Borrower Representative, each, in their sole discretion, then the resigning Agent, the incoming Agent and the Borrower Representative may agree to waive or shorten the 30 day notice period. If the Administrative Agent or Collateral Agent or a controlling Affiliate of the Administrative Agent or the Collateral Agent is subject to an Agent-Related Distress Event, the Borrower Representative may remove such Agent from such role upon ten days’ written notice to the Lenders. Upon receipt of any such notice of resignation or removal, the Required Lenders shall appoint from among the Lenders a successor agent for the Lenders, which successor agent shall be subject to the consent of the Borrower Representative at all times other than during the existence of an Event of Default under Sections 8.01(a), (f), or (g) (which consent of the Borrower Representative shall not be unreasonably withheld or delayed). If no successor agent is appointed prior to the effective date of the resignation or removal, as applicable, of the Administrative Agent or Collateral Agent, as applicable, the Administrative Agent or Collateral Agent (other than to the extent subject to an Agent-Related Distress Event or if the Administrative Agent is being removed as a result of it being a Disqualified Institution), as applicable, may appoint, after consulting with the Lenders and the Borrower Representative, a successor agent from among the Lenders. Upon the acceptance of its appointment as successor agent hereunder, the Person acting as such successor agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent or Collateral Agent, as applicable, and the term “Administrative Agent” or “Collateral Agent,” as applicable, shall mean such successor administrative agent or such successor collateral agent, as applicable, and the retiring Administrative Agent’s or Collateral Agent’s appointment, powers and duties as the Administrative Agent or Collateral Agent, as applicable, shall be terminated. After the retiring Administrative Agent’s or Collateral Agent’s resignation or removal hereunder as the Administrative Agent or Collateral Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for its benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent or Collateral Agent under this Agreement. If no successor agent has accepted appointment as the Administrative Agent or Collateral Agent by the date which is 30 days following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal, the retiring Administrative Agent’s or Collateral Agent’s resignation or removal shall nevertheless thereupon become effective and (i) the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Administrative Agent or Collateral Agent on behalf of the Lenders under any of the Loan Documents, the retiring Agent shall continue to hold such collateral security as bailee, trustee or other applicable capacity until such time as a successor of such Agent is appointed, for the avoidance of doubt any agency fees for the account of the retiring agent shall cease to accrue from (and shall be payable on) the date that a successor Agent is appointed), (ii) all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender directly, until such time as the Required Lenders appoint a successor Administrative Agent as provided for above in this Section 9.09 and (iii) the Lenders shall perform all of the duties of the Administrative Agent or Collateral Agent, as applicable, hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor and upon the execution and filing or recording of such financing statements, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request,

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in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, the Administrative Agent or Collateral Agent, as applicable, shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring (or removed) Administrative Agent or Collateral Agent. Upon the acceptance of any appointment as the Administrative Agent or Collateral Agent hereunder by a successor or upon the expiration of the 30-day period following the retiring Administrative Agent’s or Collateral Agent’s notice of resignation or removal without a successor agent having been appointed, the retiring Administrative Agent or Collateral Agent, as applicable, shall be discharged from its duties and obligations hereunder and under the other Loan Documents other than as specifically set forth in clause (i) above of this Section 9.09 but the provisions of this Article IX and Sections 10.04 and 10.05 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Agent-Related Persons in respect of any actions taken or omitted to be taken by any of them solely in respect of the Loan Documents or Obligations, as applicable, while the retiring Agent was acting as Administrative Agent or Collateral Agent, as applicable. At any time the Administrative Agent or Collateral Agent is a Defaulting Lender pursuant to clause (d) of the definition thereof, the Administrative Agent or Collateral Agent may be removed as the Administrative Agent or Collateral Agent hereunder at the request of the Borrower Representative and the Required Lenders.

Section 9.10 Administrative Agent May File Proofs of Claim. In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrowers) shall be entitled and empowered, by intervention in such proceeding or otherwise:

(a)
to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Administrative Agent and their respective agents and counsel to the extent provided for herein and all other amounts due the Lenders and the Administrative Agent under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and
(b)
to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same; and any administrator, administrative receiver, interim receiver, custodian, receiver, assignee, trustee, monitor, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due the Administrative Agent under Sections 2.09 and 10.04.

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Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or to authorize the Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

Section 9.11 Collateral and Guaranty Matters. Except with respect to the exercise of setoff rights in accordance with Section 10.09 or with respect to a Secured Party’s right to file a proof of claim in an insolvency proceeding, no Secured Party shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Administrative Agent or the Collateral Agent, as applicable, on behalf of the Secured Parties in accordance with the terms thereof. Each Secured Party agrees that it shall not, and hereby waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any such right or remedy under any Loan Document against any Loan Party or any past, present, or future Subsidiary of any Loan Party concerning any Collateral, or any other property of any Loan Party or any past, present or future Loan Party other than through the Administrative Agent or the Collateral Agent, as applicable; provided, that, for the avoidance of doubt, this sentence may be enforced against any Secured Party by the Required Lenders, any Agent or the Borrowers (or any of their Affiliates) and each Secured Party expressly acknowledge that this sentence shall be available as a defense of the Borrowers (or any of their Affiliates) in any such action, proceeding or remedial procedure. Each Secured Party, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations, to have agreed to the foregoing provisions. Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement, potential or actual Cash Management Banks party to a Secured Cash Management Agreement, and a potential or actual Third Party Letter of Credit Issuer which has issued a Secured Third Party Letter of Credit) and each L/C Issuer irrevocably authorize the Administrative Agent and the Collateral Agent, and each of the Administrative Agent and the Collateral Agent shall to the extent requested by the Borrowers or, solely in the case of clause (d) below, to the extent provided for under this Agreement:

(a)
release any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document (and following such release shall execute any appropriate release documentation to document or evidence such release at the Borrowers’ reasonable request and sole expense) (i) upon termination of the Aggregate Commitments and payment in full of all Obligations (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit that have been, in each case, Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit have been made), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction or series of related transactions not prohibited hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that constitutes or becomes Excluded Property as a result of an occurrence not prohibited hereunder or (v) owned by a Subsidiary Guarantor or Co-Borrower upon release of such Subsidiary Guarantor or Co-Borrower from its obligations under its Guaranty or hereunder, as applicable, pursuant to clause (c) below;

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(b)
release or subordinate any Lien on any property granted to or held by the Administrative Agent or Collateral Agent under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (4), (5), (6) (only with regard to Section 7.01(d)), (8), (9), (11) (solely with respect to cash deposits), (12), (13), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent constituting Excluded Property), (19), (21), (22), (23) (solely to the extent relating to a lien of the type allowed pursuant to clauses (8), (9), (11) (solely with respect to cash deposits) of the definition thereof) and (25) (solely to the extent relating to a lien of the type allowed pursuant to clause (6) of the definition of “Permitted Liens” and securing obligations under Indebtedness of the type allowed pursuant to Section 7.01(d)), (26) (solely to the extent the Lien of the Collateral Agent on such property is not, pursuant to such agreements, permitted to be senior to or pari passu with such Liens), (27), (29) (solely with respect to cash deposits), (33), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46) and (47) of the definition thereof;
(c)
release any Guarantor or any Co-Borrower from its obligations under the applicable Guaranty or hereunder, as applicable, if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that to the extent such Subsidiary becomes an Excluded Subsidiary pursuant to clause (c) of the definition thereof, the primary purpose of such transaction may not be to release such Guarantor from the Guarantees; provided further that no such release shall occur if such Guarantor or Co-Borrower continues to be a guarantor or co-borrower, as applicable, in respect of any Specified Refinancing Debt, any Refinancing Notes, any Incremental Equivalent Debt or, to the extent incurred by a Loan Party (other than the Holding Companies), any other Indebtedness with an aggregate outstanding principal amount in excess of $100,000,000; and
(d)
establish, enter into (or amend, renew, extend, supplement, restate, waive or otherwise modify) intercreditor arrangements as expressly contemplated by this Agreement (including, without limitation, those consistent with either (x) the terms of Exhibits G-1 or G-2 (which shall be deemed satisfactory to the Administrative Agent and Collateral Agent) or (y) any other terms set forth in this Agreement, in each case, to the extent the Indebtedness being incurred and secured in connection therewith is not prohibited from being incurred under Section 7.01 and 7.02 of this Agreement, which the Administrative Agent and Collateral Agent shall be required to enter into upon the delivery a certificate described in the following paragraph).

Upon request by the Administrative Agent at any time, the Required Lenders will confirm in writing the Collateral Agent’s authority to release or subordinate its interest in particular types or items of property, or to release any Guarantor from its obligations under the Guaranty pursuant to this Section 9.11. In each case as specified in this Section 9.11, the applicable Agent will (and each Lender irrevocably authorizes the applicable Agent to), at the Borrowers’ expense, execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Section 9.11. Additionally, upon reasonable request of the Borrower Representative, the Collateral Agent will return possessory Collateral held by it that is released from the security interests created by the Collateral Documents pursuant to this Section 9.11; provided that in each case of this Section 9.11, upon the Collateral Agent’s reasonable request, the Borrower Representative shall have delivered to the Administrative Agent and Collateral Agent a certificate of a Responsible Officer of the Borrower Representative certifying that any such transaction has been

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consummated in compliance with the Credit Agreement and the other Loan Documents and that such release is not prohibited hereby; provided, that in the event that the Collateral Agent loses or misplaces any possessory collateral delivered to the Collateral Agent by the Borrower Representative, upon reasonable request of the Borrower Representative, the Collateral Agent shall provide a loss affidavit to the Borrower Representative, in the form customarily provided by the Collateral Agent in such circumstances.

Section 9.12 Other Agents; Arranger and Managers. None of the Lenders or other Persons identified on the facing page or signature pages of this Agreement as a “documentation agent,” “joint lead arranger,” or “joint bookrunner” shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such; provided that each Arranger shall be entitled to any express rights given to that Arranger under any Loan Document. Without limiting the foregoing, none of the Lenders or other Persons so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders or other Persons so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

Section 9.13 Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit. No Cash Management Bank, Hedge Bank or Third Party Letter of Credit Issuer that obtains the benefits of Section 8.04, any Guaranty or any Collateral by virtue of the provisions hereof or of any Guaranty or any Collateral Document shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) other than in its capacity as a Lender and, in such case, only to the extent expressly provided in the Loan Documents. Notwithstanding any other provision of this Article IX to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Obligations arising under Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank, Hedge Bank, or Third Party Letter of Credit Issuer, as the case may be. By accepting the benefits of the Collateral, each Secured Party that is a party to any such arrangement in respect of Secured Cash Management Agreements or Secured Hedge Agreement or issuer of a Secured Third Party Letter of Credit, as applicable, shall be deemed to have appointed the Administrative Agent to serve as administrative agent under the Loan Documents, and shall be deemed to have appointed the Collateral Agent to serve as collateral agent under the Loan Documents and agreed to be bound by the Loan Documents as a Secured Party thereunder, subject to the limitations set forth in this paragraph.

Section 9.14 Appointment of Supplemental Agents, Incremental Arrangers, Incremental Equivalent Debt Arrangers and Specified Refinancing Agents.

(a)
It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any Law of any jurisdiction denying or restricting the right of banking corporations or associations to transact business as agent or trustee in such jurisdiction. It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Administrative Agent or the Collateral Agent deems that by reason of any present or future Law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, the Administrative Agent and the Collateral Agent are hereby authorized to appoint an additional individual or institution selected by them in their sole discretion as a separate trustee, co-trustee,

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administrative agent, collateral agent, administrative sub-agent or administrative co-agent, as applicable (any such additional individual or institution being referred to herein individually as a “Supplemental Agent” and collectively as “Supplemental Agents”).
(b)
In the event that the Administrative Agent or the Collateral Agent appoints a Supplemental Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Administrative Agent or the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Agent to the extent, and only to the extent, necessary to enable such Supplemental Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Agent shall run to and be enforceable by either the Administrative Agent and the Collateral Agent or such Supplemental Agent, and (ii) the provisions of this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Supplemental Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Supplemental Agent, as the context may require.
(c)
Should any instrument in writing from the Borrowers, the Holding Companies or any other Loan Party be required by any Supplemental Agent so appointed by the Administrative Agent or the Collateral Agent for more fully and certainly vesting in and confirming to him or it such rights, powers, privileges and duties, the Borrowers or the Holding Companies, as applicable, shall, or shall cause such Loan Party to, execute, acknowledge and deliver any and all such instruments promptly upon request by the Administrative Agent or the Collateral Agent. In case any Supplemental Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Agent, to the extent permitted by Law, shall vest in and be exercised by the Administrative Agent or the Collateral Agent, as applicable, until the appointment of a new Supplemental Agent.
(d)
In the event that the Borrowers appoint or designate any Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent pursuant to Sections 2.14, 2.15 and 2.18, as applicable, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to an agent or arranger with respect to New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, shall be exercisable by and vest in such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to the extent, and only to the extent, necessary to enable such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to exercise such rights, powers and privileges with respect to the New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, as applicable, and to perform such duties with respect to such New Loan Commitments, Incremental Equivalent Debt or Specified Refinancing Debt, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent shall run to and be enforceable by either the Administrative Agent or such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent, and (ii) the provisions of

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this Article IX and of Sections 10.04 and 10.05 (obligating the Borrowers to pay the Administrative Agent’s and the Collateral Agent’s expenses and to indemnify the Administrative Agent and the Collateral Agent) that refer to the Administrative Agent and/or the Collateral Agent shall inure to the benefit of such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent and all references therein to the Administrative Agent and/or Collateral Agent shall be deemed to be references to the Administrative Agent and/or Collateral Agent and/or such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent, as the context may require. Each Lender and L/C Issuer hereby irrevocably appoints any Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to act on its behalf hereunder and under the other Loan Documents pursuant to Sections 2.14, 2.15 and 2.18, as applicable, and designates and authorizes such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent to take such actions on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to such Incremental Arranger, Incremental Equivalent Debt Arranger or Specified Refinancing Agent by the terms of this Agreement or any other Loan Document, together with such actions and powers as are reasonably incidental there to.

Section 9.15 Intercreditor Agreement. The Administrative Agent and the Collateral Agent are irrevocably authorized and directed by the Lenders and other Secured Parties to: (i) enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any intercreditor agreement (including any Applicable Intercreditor Arrangement) with the collateral agent or other representatives of the holders of any Indebtedness that is to be secured by a Lien on the Collateral that is permitted under this Agreement, (ii) enter into any Collateral Document, and (iii) make or consent to any filings or take any other actions in connection therewith in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents), and the parties hereto acknowledge that any intercreditor agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender and other Secured Party (a) hereby agrees that, in connection with entry into any intercreditor agreement, the Administrative Agent and the Collateral Agent may rely exclusively on a certificate of a Responsible Officer of the Borrower Representative as to whether such other Liens are permitted, (b) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement (if entered into).

Section 9.16 Erroneous Payment.

(a)
If the Administrative Agent notifies a Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender, but in any event excluding the Holding Companies and its Subsidiaries (any such Lender, Secured Party or other recipient, a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, Secured Party or other Payment Recipient on its behalf) (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of the Administrative Agent, and such Lender or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its

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behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.
(b)
Without limiting immediately preceding clause (a), each Lender or Secured Party, or any Person who has received funds on behalf of a Lender or Secured Party such Lender hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender or Secured Party, or other such recipient, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part) in each case:

(i) (A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

(ii) such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.16(b).

(c)
Each Lender or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender or Secured Party from any source, against any amount due to the Administrative Agent under immediately preceding clause (a) or under the indemnification provisions of this Agreement.
(d)
In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor by the Administrative Agent in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed to have assigned its Loans with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans of the Erroneous Payment

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Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest, and is hereby (together with the Borrowers) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the applicable Borrowers or the Administrative Agent, (ii) the Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement which shall survive as to such assigning Lender and (iv) the Administrative Agent may reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. The Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, each party hereto agrees that, except to the extent that the Administrative Agent has sold a Loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether the Administrative Agent may be equitably subrogated, the Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender or Secured Party under the Loan Documents with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”).
(e)
The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrowers or any other Loan Party, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrowers or any other Loan Party for the purpose of making such Erroneous Payment.
(f)
To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.
(g)
Each party’s obligations, agreements and waivers under this Section 9.16 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

Notwithstanding anything to the contrary herein or in any other Loan Document, none of the Holding Companies or any of its Subsidiaries has acquired or incurred (or will acquire or incur) any additional obligations under this Section 9.16.

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Section 9.17 Credit Bidding. Each Lender and L/C Issuer hereby irrevocably authorizes the Administrative Agent (and the Collateral Agent at the direction of the Administrative Agent), at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code of the United States, including under Sections 363, 1123 or 1129 of the Bankruptcy Code of the United States, or any other Debtor Relief Laws in any other jurisdictions to which a Loan Party is subject, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid, (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles, (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative Agent shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 10.01 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata with their original interest in such Obligations and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.

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Section 9.18 Certain ERISA Matters.

(a)
Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that at least one of the following is and will be true:

(i) such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments or this Agreement,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable so as to exempt from the prohibitions of Section 406 of ERISA and Section 4975 of the Code with such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Commitments, and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Commitments, and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Agents, in their sole discretion, and such Lender.

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(b)
In addition, unless either (1) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Agents and not, for the avoidance of doubt, to or for the benefit of the Borrowers or any other Loan Party, that none of the Agents is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by any Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

ARTICLE X

MISCELLANEOUS

Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrowers or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders (or by the Administrative Agent at the instruction of the Required Lenders) and the Borrowers or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent to the extent the Administrative Agent is not a Defaulting Lender (other than with respect to any amendment or waiver contemplated in clauses (a) through (k) below, which shall only require the consent of the Lenders expressly set forth therein and not the Required Lenders), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a)
extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that the waiver of (or amendment to the terms of) any Default or Event of Default, mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);
(b)
postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under Section 2.19), it being understood that a waiver of any condition precedent set forth in Section 4.02 or the waiver of any obligation to pay interest at the Default Rate, or the amendment of the definitions of any ratio used in the calculation of any rate of interest or fees (or the component definitions thereof), or the amendment or waiver of the MFN Provision, or the amendment or waiver of any mandatory prepayment of any Term Loans shall not constitute a postponement of any date scheduled for or reduction of the payment of principal, interest or fees;
(c)
reduce the principal of, or the rate of interest specified herein on, or change the currency of, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal and the amendment of the definitions of any ratio used in the calculation of any rate of interest or fees

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(or the component definitions thereof shall not constitute a reduction in the rate of interest specified herein), or any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of “Default Rate”, to waive any obligation of the Borrowers to pay interest at the Default Rate or to waive or amend the MFN Provision;
(d)
amend or otherwise modify Section 6.01(c) or Section 6.02, without the consent of a majority of the Lenders that have selected the “Private Side Information” or similar designation (as in effect at the time of the relevant vote); provided, however, that the amendments, modifications, waivers and consents described in this clause (d) shall not require the consent of any Lenders other than a majority of the Lenders that have selected the “Private Side Information” or similar designation (as in effect at the time of the relevant vote);
(e)
change (i) any provision of this Section 10.01, or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clauses (ii) and (iii) of this Section 10.01(e) or modifications in connection with repurchases of Term Loans, amendments with respect to the New Term Facilities or New Revolving Facility and amendments with respect to extensions of maturity, which shall only require the written consent of each Lender directly and adversely affected thereby), without the written consent of each Lender directly and adversely affected thereby, (ii) the definition of “Required Revolving Lenders,” without the written consent of each Revolving Credit Lender or (iii) the definition of “Required Delayed Draw Lenders,” without the written consent of each Delayed Draw Lender;
(f)
(i) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral or (ii) other than (x) with respect to the approval of a debtor-in-possession financing or (y) to the extent the opportunity to participate in such priming debt is offered to all of the Lenders on a pro rata basis (other than any requirement to offer to all Lenders bona fide backstop fees and reimbursement of counsel fees and other expenses incurred in connection with the negotiation of the terms of such transaction), subordinate the payment and/or lien priority of the Secured Obligations, in each case of this clause (f), in any transaction or series of related transactions, in each case, without the written consent of each Lender directly and adversely affected thereby;
(g)
other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender directly and adversely affected thereby;
(h)
amend or otherwise modify Section 8.04, Section 2.12(a) or Section 2.13, in each case, in a manner that would by its terms alter the order of application of proceeds, without the written consent of each Lender directly and adversely affected thereby; provided, however, that (i) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Collateral Agent in their respective capacities as such, in addition to the Borrowers and the Lenders required above, affect the rights or duties of, or any fees or other amounts payable to, the Administrative Agent or the Collateral Agent, as applicable, under this Agreement or any other Loan Document; (ii) any fee letter may be amended, or the rights or privileges thereunder waived, in a writing executed only by the parties thereto and (iii) Section 10.07(g) may not be amended,

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waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders (other than Debt Fund Affiliates), except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender or Affiliate Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender. Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche) may be effected by an agreement or agreements in writing entered into by the Borrowers and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time;
(i)
(a) amend or otherwise modify Section 7.08 (or for the purposes of determining compliance with the Financial Covenant, any defined terms used therein) or Section 8.03, (b) waive or consent to any Default or Event of Default resulting from a breach of the Financial Covenant, (c) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 7.08 or (d) waive any condition precedent set forth in Section 4.02 with respect to Credit Extensions involving the Revolving Credit Facility, in each case, without the written consent of the Required Revolving Lenders (other than any Defaulting Lender); provided, however, that the amendments, modifications, waivers and consents described in this clause (i) shall not require the consent of any Lenders other than the Required Revolving Lenders; provided, further, that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrowers and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued or to be issued by it and (ii) to the extent any Lenders under any New Revolving Facility have elected to not receive the benefit of the Financial Covenant, the New Revolving Commitments and New Revolving Loans of such Lenders shall be excluded in calculating the votes of any “Required Revolving Lenders” for purposes of this Section 10.01(i), Section 8.01(b), Section 8.02 or Section 8.03;
(j)
except to the extent permitted by clause (f) above, subordinate the Obligations hereunder or the Liens granted hereunder or under the other Loan Documents, to any other Indebtedness or Lien (including, without limitation, any Indebtedness or Lien issued under this Agreement or any other agreement), as the case may be, without the consent of each Lender directly and adversely affected thereby; and

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(k)
require the consent of any Lenders other than the Required Delayed Draw Lenders to amend, waive or otherwise modify any condition precedent set forth in Section 4.03 with respect to the making of Delayed Draw Term Loans or the use of proceeds thereof as set forth in Sections 5.07 and 6.11.

This Section 10.01 shall be subject to any contrary provision of Section 2.14 or Section 2.18. In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications in connection with the transactions provided for by Section 2.14 or Section 2.18 that benefit existing Lenders may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrowers shall have jointly identified an obvious error or any error, ambiguity or omission, defect or inconsistency of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrowers shall be permitted to amend such provision without any further action or consent of any other party (with notice given to the Lenders of any such amendment) and (c) the Administrative Agent and the Borrowers shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to be consistent with this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document.

Notwithstanding anything to the contrary herein, in connection with any amendment, modification, waiver or other action requiring the consent or approval of Required Lenders, Lenders that are Debt Fund Affiliates shall not be permitted, in the aggregate, to account for more than 49.9% of the amounts actually included in determining whether the threshold in the definition of “Required Lenders” has been satisfied. The voting power of each Lender that is a Debt Fund Affiliate shall be reduced, pro rata, to the extent necessary in order to comply with the immediately preceding sentence.

Notwithstanding anything to the contrary herein, in connection with any determination as to whether the Required Lenders have (A) consented (or not consented) to any amendment or waiver of any provision of this Agreement or any other Loan Document or any departure by any Loan Party therefrom, (B) otherwise acted on any matter related to any Loan Document, or (C) directed or required the Administrative Agent or any Lender to undertake any action (or refrain from taking any action) with respect to or under any Loan Document, any Lender (other than (x) any Lender that is a Regulated Bank or (y) any Revolving Credit Lender or, in each case, any of their Affiliates) that, as a result of its interest in any total return swap, total rate of return swap, credit default swap or other derivative contract (other than any such total return swap, total rate of return swap, credit default swap or other derivative contract entered into pursuant to bona fide market making activities), has a net short position with respect to the Loans and/or Commitments (each, a “Net Short Lender”) shall have no right to vote any of its Loans and Commitments and shall be deemed to have voted its interest as a Lender without discretion in the same proportion as the allocation of voting with respect to such matter by Lenders who are not Net Short Lenders. For purposes of determining whether a Lender has a “net short position” on any date of determination: (i) derivative contracts with respect to the Loans and Commitments and such contracts that are the functional equivalent thereof shall be counted at the notional amount thereof in Dollars, (ii) the notional amounts in other currencies shall be converted to the dollar equivalent thereof by such Lender in a commercially reasonable manner consistent with generally accepted financial practices and based on the prevailing conversion rate (determined on a mid-market basis) on the date of determination, (iii) derivative contracts in respect of an index that includes any of the Borrowers or other Loan Parties or any instrument issued or guaranteed by any of the Borrowers or other Loan Parties shall not be deemed to create a short position with respect to the

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Loans and/or Commitments, so long as (x) such index is not created, designed, administered or requested by such Lender or its Affiliates and (y) the Borrowers and the other Loan Parties and any instrument issued or guaranteed by any of the Borrowers or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index, (iv) derivative transactions that are documented using either the 2014 ISDA Credit Derivatives Definitions or the 2003 ISDA Credit Derivative Definitions (collectively, the “ISDA CDS Definitions”) shall be deemed to create a short position with respect to the Loans and/or Commitments if such Lender is a protection buyer or the equivalent thereof for such derivative transaction and (x) the Loans or the Commitments are a “Reference Obligation” under the terms of such derivative transaction (whether specified by name in the related documentation, included as a “Standard Reference Obligation” on the most recent list published by Markit, if “Standard Reference Obligation” is specified as applicable in the relevant documentation or in any other manner), (y) the Loans or the Commitments would be a “Deliverable Obligation” under the terms of such derivative transaction or (z) any of the Borrowers or other Loan Parties (or its successor) is designated as a “Reference Entity” under the terms of such derivative transaction, and (v) credit derivative transactions or other derivatives transactions not documented using the ISDA CDS Definitions shall be deemed to create a short position with respect to the Loans and/or Commitments if such transactions are functionally equivalent to a transaction that offers the Lender protection in respect of the Loans or the Commitments, or as to the credit quality of any of the Borrowers or other Loan Parties other than, in each case, as part of an index so long as (x) such index is not created, designed, administered or requested by such Lender and (y) the Borrowers and other Loan Parties and any instrument issued or guaranteed by any of the Borrowers or other Loan Parties, collectively, shall represent less than five percent (5%) of the components of such index. In connection with any such determination, each Lender shall promptly notify the Administrative Agent in writing that it is a Net Short Lender, or shall otherwise be deemed to have represented and warranted to the Borrowers and the Administrative Agent that it is not a Net Short Lender (it being understood and agreed that the Borrowers and the Administrative Agent shall each be entitled to rely on each such representation and deemed representation without independent verification thereof).

Section 10.02 Notices; Electronic Communications.

(a)
General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

(i) if to the Holding Companies, any other Loan Party, the Administrative Agent, the Collateral Agent or any L/C Issuer to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

(ii) if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next

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Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b)
Electronic Communications.

(i) Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or the Borrower Representative may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(ii) The Administrative Agent, the Lenders and the L/C Issuers agree that the Borrowers may, but shall not be obligated to, make any Borrower Communications to the Administrative Agent through an electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Borrower Portal”).

Unless the Administrative Agent otherwise prescribes (with the Borrowers’ consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)
The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrowers’ or the Administrative Agent’s transmission of Borrower Materials through the Internet or through the Platform, any other electronic platform or electronic messaging service, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person

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have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).
(d)
Change of Address, Etc. Each of the Holding Companies, the Borrowers, the other Guarantors, the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower Representative, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrowers or their securities for purposes of United States federal or state securities laws.
(e)
Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrowers even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence, bad faith or willful misconduct of, or material breach of the Loan Documents by, the Administrative Agent, Collateral Agent, L/C Issuer or Lender in a final non-appealable judgment of a court of competent jurisdiction. The Borrowers shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrowers to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.
(f)
Approved Borrower Portals. Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Borrower Portals, to the extent provided in paragraph (i) below, shall be effective as provided in said paragraph (i).

(i) Notices and other communications to the Borrowers, any Loan Party, the Lenders, the Administrative Agent and the L/C Issuers hereunder may be delivered or

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furnished by using Approved Borrower Portals, in each case, pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article VIII unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrowers may, in their discretion, agree to accept notices and other communications to them hereunder by electronic communications pursuant to procedures approved by them; provided that approval of such procedures may be limited to particular notices or communications.

(ii) Although the Approved Borrower Portal and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Closing Date, a user ID/password authorization system), each of the Lenders, each of the L/C Issuers and the Borrowers acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of the Borrowers that are added to the Approved Borrower Portal, and that there may be confidentiality and other risks associated with such distribution. Each of the Lenders, each of the L/C Issuers and the Borrowers hereby approves distribution of Borrower Communications through the Approved Borrower Portal and understands and assumes the risks of such distribution.

(iii) THE APPROVED BORROWER PORTAL IS PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER COMMUNICATION, OR THE ADEQUACY OF THE APPROVED BORROWER PORTAL AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED BORROWER PORTAL AND THE BORROWER COMUNICATIONS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE BORROWER COMMUNICATIONS OR THE APPROVED BORROWER PORTAL. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY L/C ISSUER OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE BORROWER’S TRANSMISSION OF

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BORROWER COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED BORROWER PORTAL.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement.

(a)
No failure by any Lender, any L/C Issuer, the Administrative Agent or the Collateral Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.
(b)
Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them, and the right to realize upon any of the Collateral or to enforce any Guarantee of the Obligations shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (ii) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, or (iii) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided, further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Notwithstanding anything to the contrary herein, each Lender agrees that it shall not, and hereby expressly and irrevocably waives any right to, take or institute any actions or proceedings, judicial or otherwise, for any right or remedy or assert any other Cause of Action against any Loan Party (including the exercise of any right of setoff, rights on account of any banker’s lien or similar claim or other rights of self-help), or institute any actions or proceedings or any other Cause of Action, or otherwise commence any remedial procedures, against the Holding Companies, the Borrowers and/or any of their respective

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Subsidiaries or parent companies (including, without limitation, the Sponsor) with respect to any Collateral or any other property of any such Person, without the prior written consent of the Required Lenders.

Section 10.04 Expenses. The Borrowers agree, if the Closing Date occurs, (a) to pay or reimburse the Administrative Agent for all reasonable and documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable and documented out-of-pocket expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of one primary counsel to the Administrative Agent and, if reasonably necessary, one local counsel to the Administrative Agent in each relevant material jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders)), and (b) to pay or reimburse the Administrative Agent, the other Agents and each Lender (including, for the avoidance of doubt, each L/C Issuer) for all reasonable documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such reasonable and documented out-of-pocket costs and expenses incurred during any legal proceeding, including any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the reasonable and documented out-of-pocket fees, disbursements and other charges of counsel (limited to the reasonable fees, documented out-of-pocket disbursements and other charges of one counsel to the Administrative Agent, the other Agents and the Lenders taken as a whole, and, if reasonably necessary, of one local counsel to such Persons take as a whole in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions, in each case, in relevant jurisdictions material to the interests of the Lenders) and, in the event of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of similarly affected Lenders or Agents taken as a whole subject to such conflict) excluding the fees and expenses of any other third-party advisors retained without the Borrowers’ prior written consent. The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees, and other out-of-pocket expenses incurred by the Administrative Agent. All amounts due under this Section 10.04 shall be paid within 30 days (or such longer period as the Administrative Agent may agree to in its reasonable discretion) after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date to the extent invoiced at least three Business Days prior to the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If the Borrowers fail to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of the Borrowers by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrowers shall immediately reimburse the Administrative Agent, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes arising from any non-Tax cost or expense.

Section 10.05 Indemnification by the Borrowers. The Borrowers shall indemnify and hold harmless each Arranger, each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, director, officer, employee, counsel, agent, successor, permitted assigns and representatives, trustees and advisors and attorneys-in-fact of the foregoing (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs

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(including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (but (x) limited, in the case of legal fees and expenses, to the reasonable and documented out-of-pocket fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest, where the Indemnitee affected by such conflict informs the Borrowers of such conflict and thereafter retains its own counsel, of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders, and (iii) if reasonably necessary, one local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and (y) excluding the fees and expenses of any other third-party advisors retained without the Borrowers’ prior written consent) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or related expenses resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing, as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision, (B) a material breach of the Loan Documents by such Arranger, Agent-Related Person, Lender, L/C Issuer (or any of their respective Affiliates, partners, directors, officers, employees, counsel, agents and representatives), as the case may be, as determined by a court of competent jurisdiction in a final and non-appealable decision or (C) any dispute that is among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent or any L/C Issuer, in each case in their respective capacities as such) that did not involve actions or omissions of the Borrowers or their Subsidiaries or any of their respective Affiliates; or (y) any actual or alleged presence or Release of Hazardous Materials on, at, under or from any property currently or formerly owned, leased or operated by a Loan Party or any of its Subsidiaries and any other Environmental Liability related in any way to a Loan Party or any of its Subsidiaries ((x) and (y), collectively, the “Indemnified Liabilities”), in all cases, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party or any of its Affiliates or representatives have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an

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investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrowers shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrowers shall not be liable for any settlement effected without the Borrowers’ prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10.05 shall be payable within 30 days (or such longer period as any Agent may agree to in its reasonable discretion) after demand therefor (and after receipt by the Borrower Representative of a reasonably detailed invoice with respect thereto). The agreements in this Section 10.05 shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. arising from any non-Tax claim. Notwithstanding the foregoing, each Indemnitee shall be obligated to refund or return any and all amounts paid by the Borrowers under this Section 10.05 to such person for any losses, claims, damages, liabilities and expenses to the extent such person is not entitled to payment of such amounts in accordance with this Section 10.05.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrowers is made to any Agent, to any L/C Issuer or any Lender, in each case in their capacities as such, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, monitor, receiver, interim receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a)
The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrowers may not assign or otherwise transfer any of their rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender, and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution or Natural Person) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent

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provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.
(b)
Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided that:

(i) (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility or in the case of an assignment to another Lender, an Affiliate of a Lender or an Approved Fund, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section 10.07, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or equivalent) or in the case of an assignment of Term Commitments under any Term Facility or Term Loans, $1,000,000 (or equivalent) (or such lesser amount as is acceptable to the Administrative Agent and the Borrower Representative); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met; provided, further, that the request for any consent of the Borrowers shall be delivered to both the Borrower Representative and the Sponsor (provided that a failure to so copy the Sponsor shall not render such assignment invalid or ineffective and provided, further, that the request for any consent of the Borrowers shall be delivered to both the Borrower Representative and the Sponsor (provided that a failure to so copy the Sponsor shall not render such assignment invalid or ineffective);

(ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned and shall be by novation, it being understood that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities (or tranche of any Facilities) on a non-pro rata basis;

(iii) no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section 10.07 and, in addition (A) the consent of the Borrower Representative (such consent not to be unreasonably withheld, conditioned or delayed; provided that (x) the Borrower Representative shall have absolute consent rights with regards to any proposed assignment to a Disqualified Institution (or from any Person that is not a “Disqualified Institution” but is known by the Borrower Representative to be an Affiliate of a Disqualified Institution regardless of whether such Person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliates’ name or otherwise and investment objectives and/or history of any proposed lender or its affiliates shall be a reasonable basis for the Borrower Representative to withhold consent) and (y)

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investment objectives and/or history of any proposed lender or its affiliates shall be a reasonable basis for the Borrower Representative to withhold consent) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a) (only with respect to principal and interest payments), (f) (solely with respect to the Borrowers) or (g) (solely with respect to the Borrowers) has occurred and is continuing at the time of such assignment (other than in the case of a proposed assignment to a Disqualified Institution); (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution); or (3) such assignment is in respect of the Revolving Credit Facility and made from a Revolving Credit Lender to any Affiliates of such Revolving Credit Lender or another Revolving Credit Lender (other than any Disqualified Institution); provided that (x) with respect to the Term Loans, the Borrower Representative shall be deemed to have consented to any assignment unless the Borrower Representative objects thereto by written notice to the Administrative Agent within ten Business Days after having received (and after the other individuals designated by the Borrower Representative having received, to the extent designated by the Borrower Representative pursuant to the last paragraph of Section 10.07(b) prior to delivery of such notice to consent request to the Administrative Agent) notice thereof and (y) with respect to the Initial Revolving Tranche or other Revolving Tranches, the consent of Sponsor (not to be unreasonably withheld, conditioned or delayed (provided that it shall not be unreasonable for the Sponsor to withhold consent with respect to any Person that is not a “Disqualified Institution” but is known by the Sponsor to be an Affiliate of a Disqualified Institution regardless of whether such person is identifiable as an Affiliate of a Disqualified Institution on the basis of such Affiliate’s name or otherwise)) will be required with respect to assignments (but for the avoidance of doubt, not participations) so long as the Sponsor directly or indirectly holds, collectively, in excess of 50.0% of the equity interests of the Borrowers (it being understood that the Sponsor shall be an express third party beneficiary of the provisions in this clause (y)); provided that no consent of the Sponsor shall be required (i) if an Event of Default pursuant to Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, determined as of the date the assignment and assumption agreement with respect to such assignment is delivered to the Administrative Agent or, if a “trade date” is specified in the assignment and assumption agreement, as of the trade date or (ii) for assignment from a Lender to an Affiliate or Approved Fund of such Lender or to another Revolving Credit Lender, (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund, (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that in each case the Administrative Agent shall acknowledge any such assignment), or (3) such assignment is made pursuant to clauses (i) or (j) below, and (C) the consent of each L/C Issuer of the applicable Revolving Tranche (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility of such Revolving Tranche; provided, however, that the consent of each L/C Issuer shall not be required for any assignment in respect of a Term Loan and provided further that the Borrowers shall be permitted to designate up to three additional individuals (which shall include one on behalf of the Sponsor and one on behalf of the Borrowers, each of which shall be at their appropriate address for notices pursuant to Section 10.02) who shall be copied on any consent requests (or receive separate

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notice of such proposed assignments) from the Administrative Agent; provided that a failure to so copy such individuals shall not render such assignments invalid or ineffective;

(iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 for each assignment except the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire;

(v) no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute a Defaulting Lender or a Subsidiary of a Defaulting Lender, (B) to any Natural Person, (C) to any Disqualified Institution, (D) to the Holding Companies, the Borrowers or any their Subsidiaries except as permitted under Section 10.07(j) below or (E) to any Affiliate Lender except as permitted under Section 10.07(i) and any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this clause (v) shall be, at the Borrowers’ option, declared (and shall thereafter automatically be) null and void; provided, that each Lender shall make an inquiry to the Administrative Agent as to whether a specific potential assignee or prospective participant is a Disqualified Institution and upon such inquiry by any Lender to the Administrative Agent, the Administrative Agent shall be permitted to disclose whether a specific potential assignee or prospective participant is a Disqualified Institution; provided, further that the Administrative Agent shall not be responsible or have any liability for, or have any duty to ascertain, inquire into, monitor or enforce, compliance with the provisions hereof relating to Disqualified Institutions and shall not be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or have any liability with respect to or arising out of any assignment or participation to or disclosure of confidential information to, a Disqualified Institution; provided, further, that the Administrative Agent shall not disclose (verbally or in writing) the list of entities that are Disqualified Institutions to any person, but may, upon the request or inquiry by any Lender, disclose whether a specific potential assignee or prospective participant is a Disqualified Institution to such Lender on a confidential basis in connection with a bona fide assignment or subparticipation upon request (provided that such Lender agrees to keep such information confidential and each Lender party to this Agreement (on or after the Closing Date) expressly acknowledges that the Disqualified Institutions list shall be treated as “Information” subject to the restrictions of Section 10.08); provided that (i) in the case of any assignment deemed null and void pursuant to the foregoing (a “Failed Assignment”), resulting in the Loans and Commitments subject to the Failed Assignment (the “Subject Loans and Commitments”) reverting to the assignor under such Failed Assignment and such assignor acquired the Subject Loans and Commitments pursuant to bona fide market-making activities (such assignor, the “Intermediary”), upon the Failed Assignment being deemed null and void, the Subject Loans and Commitments shall instead revert to the assignor under the Assignment and Assumption Agreement pursuant to which the Intermediary initially acquired the Loans and Commitments;

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(vi) no Revolving Credit Commitments or Revolving Credit Loans may be assigned to any Affiliate Lender;

(vii) the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower Representative evidencing such Loans to the applicable Borrowers or the Administrative Agent; and

(viii) in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower Representative and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to the Administrative Agent or any L/C Issuer or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata Share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note (or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower Representative), the applicable Borrowers (at its expense) shall execute and deliver a Note to the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d). In connection with obtaining the Borrowers’ consent to assignments in accordance with this clause (b), the Borrowers shall be permitted to designate up to three additional individuals (which shall include one on behalf of the Sponsor and one on behalf of the Borrowers, each of which shall be at their appropriate address for notices pursuant to Section 10.02) who shall be copied on any consent requests (or receive separate notice of such proposed assignments) from the Administrative Agent; provided that a failure to so copy such individuals shall not render such assignments invalid or ineffective.

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(c)
The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain at the Administrative Agent’s Office a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive, absent manifest error, and the Borrowers, the Agents and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Register shall be available for inspection by the Borrowers, any Agent and any Lender (but only entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c), Section 10.07(m) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Sections 163(f), 871(h)(2) and 881(c)(2) of the Code and any related Treasury Regulations (or any other relevant or successor provisions of the Code or of such Treasury Regulations).
(d)
Any Lender may at any time, without the consent of, or notice to, the Borrowers, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a Natural Person, an Affiliate Lender (other than a Debt Fund Affiliate), a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document unless otherwise agreed by the Borrowers; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 (in the case of any amendment, waiver or other modification described in clause (a), (b), (c), (e), (f)(i) or (g) of such proviso, that directly and adversely affects such Participant). Subject to Section 10.07(e), the Borrowers agree that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(h) shall be delivered solely to the participating Lender), Section 3.07 and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall

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be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.
(e)
A Participant (i) agrees to be subject to the provisions of Section 3.08 as if it were an assignee pursuant to Section 10.07(b) and (ii) shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, except to the extent that a Participant’s right to a greater payment results from a change in any Law after the Participant becomes a Participant.
(f)
Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution or a Natural Person) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a FRB or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
(g)
Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrowers (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b). Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections, Section 3.07 and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrowers under this Agreement (including under Section 3.01, 3.04 or 3.05), except to the extent that the SPC’s right to a greater payment results from a change in any Law after the grant to the SPC takes place. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrowers, the Agents and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein,

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any SPC may (i) with notice to, but without prior consent of the Borrower Representative and the Administrative Agent and with the payment of a processing fee of $3,500 for each assignment, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.
(h)
Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.
(i)
Notwithstanding anything to the contrary herein, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to any Affiliate Lender (including any Sponsor, any Debt Fund Affiliate or any Non-Debt Fund Affiliate), but only if:

(i) the assigning Lender and Affiliate Lender purchasing such Lender’s Term Loans, Specified Refinancing Term Loans or New Term Loans, as applicable, shall execute and deliver to the Administrative Agent an assignment agreement substantially in the form of Exhibit D-2 hereto in lieu of an Assignment and Assumption;

(ii) after giving effect to such assignment, Affiliate Lenders (other than Debt Fund Affiliates) shall not, in the aggregate, own or hold Term Loans and any pari passu Specified Refinancing Term Loans and New Term Loans with an aggregate principal amount in excess of 25.0% in the aggregate of the principal amount of all such Indebtedness then outstanding (calculated as of the date of such purchase); and

(iii) such Affiliate Lender (other than Debt Fund Affiliates) shall at all times thereafter be subject to the voting restrictions specified in Section 10.01;

provided that, it is understood that Sponsor, any Debt Fund Affiliate or any Non-Debt Fund Affiliate may purchase Term Loans, Specified Refinancing Term Loans or New Term Loans, pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or as an open market purchase or other privately negotiated purchases (including pursuant to bilateral negotiated arrangements).

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(j)
(I) Notwithstanding anything to the contrary herein, so long as no Default or Event of Default exists, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to the Holding Companies or any of their Subsidiaries, but only if:

(i) (A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase or other privately negotiated purchases (including pursuant to bilateral negotiated arrangements); and

(ii) any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by the Holding Companies or any of its Subsidiaries.

In connection with any assignment pursuant to Section 10.07(i) or (j), each Lender acknowledges and agrees that, in connection therewith, (1) the Affiliate Lender, the Holding Companies and/or any of their Subsidiaries may have, and later may come into possession of, information regarding either Sponsor, the Holding Companies, any of their Subsidiaries and/or any of their respective Affiliates not known to such Lender and that may be material to a decision by such Lender to participate in such assignment (including material non-public information) (“Excluded Information”), (2) such Lender, independently and, without reliance on the Affiliate Lender, the Holding Companies, any of their Subsidiaries, any Agent or any of their respective Affiliates, has made its own analysis and determination to participate in such assignment notwithstanding such Lender’s lack of knowledge of the Excluded Information, (3) none of the Affiliate Lender, the Holding Companies, any of their Subsidiaries, any Agent or any of their respective Affiliates shall have any liability to such Lender, and such Lender hereby waives and releases, to the extent permitted by law, any claims such Lender may have against Affiliate Lender, the Holding Companies, any of its Subsidiaries, any Agent or any of their respective Affiliates, under applicable laws or otherwise, with respect to the nondisclosure of the Excluded Information and (4) no Affiliate Lender shall be required to represent that it is not in possession of any material non-public information with respect to the Holding Companies and/or any of its Subsidiaries or their respective securities in connection with any assignment pursuant to Section 10.07(i) or (j) and all parties to the relevant assignments shall render customary “big boy” disclaimer letters or any such disclaimers shall be incorporated into the terms of the Assignment and Assumption.

(k)
Notwithstanding anything to the contrary herein, (i) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to attend (including by telephone) any meeting or discussions (or portion thereof) among the Administrative Agent or any other Lender to which representatives of the Borrowers are not then present, (ii) Affiliate Lenders (other than Debt Fund Affiliates) shall not have any right to receive any information or material prepared by the Administrative Agent or any other Lender or any communication by or among the Administrative Agent and one or more other Lenders, except to the extent such information or materials have been made available to the Borrowers or their representatives, (iii) no Revolving Credit Commitments or Revolving Credit Loans may be assigned to the Sponsor or any of its Affiliates and (iv) neither the Sponsor nor any of its Affiliates (other than Debt Fund Affiliates) may be entitled to receive advice of counsel to the Agents or other Lenders and none of them shall challenge any assertion of attorney-client privilege by any Agent or other Lender. The Borrowers and each Affiliate Lender (other than any Debt Fund Affiliates) hereby agrees that if a case under Title 11 of the Bankruptcy Code (or any similar or equivalent case or proceeding under any other Debtor Relief Laws) is commenced against the Borrowers, such Affiliate Lenders, with respect to any plan of reorganization that does not adversely affect any Affiliate Lender in any material respect as

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compared to other Lenders, shall be deemed to have voted in the same proportion as the Lenders that are not Affiliate Lenders voting on such matter; and each Affiliate Lender (other than any Debt Fund Affiliates) hereby acknowledges, agrees and consents that if, for any reason, its vote to accept or reject any plan pursuant to the Bankruptcy Code (or any other Debtor Relief Laws) is not deemed to have been so voted, then such vote will be “designated” pursuant to Section 1126(e) of the Bankruptcy Code (or any similar or equivalent provision of any other Debtor Relief Laws) such that the vote is not counted in determining whether the applicable class has accepted or rejected such plan in accordance with Section 1126(c) of the Bankruptcy Code (or any similar or equivalent provision of any other Debtor Relief Laws).
(l)
[Reserved].
(m)
The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrowers, shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the amount of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement or any Loan Document complying with the requirements of Sections 163(f), 871(h) and 881(c)(2) of the Code and the United States Treasury Regulations (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary in connection with a Tax audit or other proceeding to establish that such commitment, loan, letter of credit or other obligation is in registered form under United States Treasury Regulations Section 5f.103-1(c) and proposed United States Treasury Regulations Section 1.163-5(b) (or any amended or successor version). The entries in the Participant Register shall be conclusive absent manifest error, and the Borrowers and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary. For the avoidance of doubt, the Administrative Agent shall have no obligation to maintain the Participant Register.
(n)
In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrowers and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.
(o)
Notwithstanding anything to the contrary herein, if any Loans are assigned or any participations are purchased or otherwise acquired, without the Borrowers’ consent (including, without limitation, in violation of Section 10.07(b) or (d)), to any Disqualified Institution, then: (i) the Borrowers may, at their sole option, expense and effort, upon notice to the applicable Disqualified Institution and the Administrative Agent (provided that the Administrative Agent shall provide appropriate cooperation to effect this Section 10.07(o)), (I) (x) terminate any commitment of such Disqualified Institution and repay any applicable outstanding Loans (at a price equal to the least of (A) par, (B) the amount that the applicable Disqualified Institution paid to acquire such Loans or participation and (C) the average trading price for such Loans over the immediately prior five trading days), without premium, penalty, prepayment fee, breakage or accrued interest, and/or (y) require such Disqualified Institution to assign its rights and obligations to one or more Eligible

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Assignees at the price indicated in the immediately preceding clause (x), without premium, penalty, prepayment fee, accrued interest or breakage (which assignment shall not be subject to the processing and recordation fee described in Section 10.07(b)(iv)) or (II) (x) force the termination of any participation with respect to any Participant which is a Disqualified Institution or terminate any commitment of a Lender which has sold a participation to a Participant which is a Disqualified Institution and repay any applicable outstanding Loans of such Lender (at a price equal to the least of (A) par, (B) the amount that the applicable Disqualified Institution paid to acquire such participation in such Loans and (C) the average trading price for such Loans over the immediately prior five trading days), without premium, penalty, prepayment fee, breakage or accrued interest, and/or (y) require such Participant which is a Disqualified Institution to assign its rights and obligations to one or more Eligible Assignees at the price indicated in the immediately preceding clause (x), without premium, penalty, prepayment fee, accrued interest or breakage (which assignment shall not be subject to the processing and recordation fee described in Section 10.07(b)(iv)), (ii) no such Disqualified Institution shall (x) receive any information or reporting provided by the Borrowers, the Administrative Agent or any other Lender, (y) attend or participate in meetings attended by the Lenders and the Administrative Agent or (z) access any electronic site established for the Lenders or confidential communications from counsel to or financial advisors of the Administrative Agent or the Lenders, (iii) for purposes of voting, any Loans, Commitments or participations held by such Disqualified Institution shall be deemed not to be outstanding and such Disqualified Institution shall have no voting or consent rights with respect to “Required Lender” or class votes or consents, in each case notwithstanding Section 10.01, (iv) for purposes of any matter requiring the vote or consent of each Lender affected by any amendment or waiver, such Disqualified Institution shall be deemed to have voted or consented to approve such amendment or waiver if a majority of the affected class so approves and (v) such Disqualified Institution shall not be entitled to any expense reimbursement or indemnification rights ordinarily afforded to Lenders or Participants hereunder or in any Loan Document and such Disqualified Institution shall be treated in all other respects as a Defaulting Lender.

Section 10.08 Confidentiality. Each of the Agents and the Lenders agrees to use all reasonable efforts to maintain, in accordance with its customary practices, the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliates’ respective partners, limited partners, managed accounts, investors, lenders, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need-to-know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority or self-regulatory authorities exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to (i) promptly notify the Borrowers in writing prior to such disclosure, (ii) cooperate with the Borrowers to obtain a protective order or similar confidential treatment, and (iii) only disclose that portion of the Information as counsel for the Agent advises the Agent it must disclose pursuant to such requirement); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan

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Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrowers), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of the Borrower Representative; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Agent or Lender or any Affiliate of any Agent or Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Agent or Lender); (k) to any contractual counterparty (or prospective contractual counterparty) in any swap, hedge, insurance or reinsurance or similar agreement or to any such contractual counterparty’s (or prospective contractual counterparty’s) professional advisor (other than a Disqualified Institution); (l) in connection with establishing a “due diligence” defense in connection with any legal, judicial, administrative proceeding or other process; (m) to the extent such Information becomes available to such Person on a non-confidential basis from a source other than the Borrowers or on the Borrowers’ behalf and not in violation of any confidentiality agreement or obligation owed to the Borrowers; or (n) to the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the Facilities or market data collectors and similar service providers to the lending industry and service providers to the Agent and the Lenders in connection with the administration of the Loan Documents. In addition, the Agents and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each Agent, each Lender and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning the Holding Companies or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

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Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, after obtaining the prior written consent of the Administrative Agent, without prior notice to the Borrowers or any other Loan Party, any such notice being waived by the Holding Companies (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Lender hereunder or under any other Loan Document, now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Lender agrees promptly to notify the Borrower Representative and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Lender under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Lender may have. Notwithstanding anything herein or in any other Loan Document to the contrary, in no event shall the assets of any Controlled Non-U.S. Subsidiary or FSHCO (or other Excluded Property) constitute security for payment of the Obligations of the Borrowers, it being understood that (a) (i) the Capital Stock of any Controlled Non-U.S. Subsidiary or FSHCO that is directly owned by the Borrowers or a U.S. Subsidiary of the Borrowers does not constitute such an asset, and may be pledged, but only to the extent not constituting Excluded Property and (ii) proceeds of Excluded Property shall constitute security for payment of the Obligations (unless such proceeds would constitute Excluded Property) and (b) the provisions hereof shall not limit, reduce or otherwise diminish in any respect the Borrowers’ obligations to make any mandatory prepayment pursuant to Section 2.05(b)(ii).

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the applicable Borrowers. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

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Section 10.11 Counterparts. This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission

Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto as of the date hereof.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements, Secured Hedge Agreements, and Secured Third Party Letters of Credit) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit that have been Cash Collateralized or as to which arrangements satisfactory to the L/C Issuer that issued such Letters of Credit shall have been made).

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

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Section 10.15 Governing Law; Jurisdiction; Etc.

(a)
Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF, BUT INCLUDING SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.
(b)
Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT THE ADMINISTRATIVE AGENT, THE COLLATERAL AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.
(c)
Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.15(b). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. EACH LOAN

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PARTY HERETO IRREVOCABLY APPOINTS THE BORROWER REPRESENTATIVE AS ITS AGENT TO RECEIVE SERVICE OF PROCESS WITH RESPECT ANY ACTION OR DISPUTE BROUGHT WITH RESPECT TO A LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREIN ARISING UNDER CONTRACT, LAW OR EQUITY, AND THE BORROWER REPRESENTATIVE IRREVOCABLY ACCEPTS SUCH APPOINTMENT.

Section 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18 Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of the Holding Companies, the Borrowers, each Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.03.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrowers and the Holding Companies acknowledge and agree, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of the Holding Companies and its Subsidiaries and any Agent or any Arranger or Lender (or their respective Affiliates) is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger or any Lender (or their respective Affiliates) has advised or is advising the Holding Companies and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between the Holding Companies and their Subsidiaries, on the one hand, and the Agents and the Arrangers on the other hand, (C) the Borrowers and the Holding Companies have consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrowers and the Holding Companies are capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent, Arranger and Lender is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for the Holding Companies or the Borrowers or any of their respective Affiliates, or any other Person and (B) none of the Agents or Arrangers or Lenders has any obligation to the Holding Companies or any of their Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents, the Arrangers and Lenders and/or their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Holding Companies, the Borrowers and their respective Affiliates,

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and none of the Agents, the Arrangers or the Lenders has any obligation to disclose any of such interests and transactions to the Holding Companies, the Borrowers or their respective Affiliates. To the fullest extent permitted by law, the Borrowers and the Holding Companies hereby waive and releases any claims that it may have against the Agents, the Arrangers and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Affiliate Activities. The Borrower and the Holding Companies acknowledge that each Agent and each Arranger (and their respective Affiliates) are full service securities firms engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of the Holding Companies and their Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the transactions contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of the Holding Companies and their Affiliates or (iii) have other relationships with the Holding Companies and their Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of the Holding Companies and their Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in any Loan Document, any Assignment and Assumption, any Committed Loan Notice or any amendment or other modification hereof or thereof (including waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act. Each Loan Party shall, promptly following a request by the Administrative Agent, the Collateral Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and Beneficial Ownership Regulation.

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Section 10.23 Judgment Currency. If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first currency with such other currency on the Business Day preceding that on which final judgment is given. The obligation of the Borrowers in respect of any such sum due from it to the Administrative Agent or the Lenders hereunder or under the other Loan Documents shall, notwithstanding any judgment in a currency (the “Judgment Currency”) other than that in which such sum is denominated in accordance with the applicable provisions of this Agreement (the “Agreement Currency”), be discharged only to the extent that on the Business Day following receipt by the Administrative Agent of any sum adjudged to be so due in the Judgment Currency, the Administrative Agent may in accordance with normal banking procedures purchase the Agreement Currency with the Judgment Currency. If the amount of the Agreement Currency so purchased is less than the sum originally due to the Administrative Agent from the Borrowers in the Agreement Currency, the Borrowers agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Administrative Agent or the Person to whom such obligation was owing against such loss. If the amount of the Agreement Currency so purchased is greater than the sum originally due to the Administrative Agent in such currency, the Administrative Agent agrees to return the amount of any excess to the Borrowers (or to any other Person who may be entitled thereto under applicable Law).

Section 10.24 Acknowledgement and Consent to Bail-In of Affected Financial Institutions. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Lender that is an Affected Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)
the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and
(b)
the effects of any Bail-In Action on any such liability, including, if applicable:

(i) a reduction in full or in part or cancellation of any such liability;

(ii) a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or

(iii) the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

Section 10.25 Acknowledgement Regarding Any Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (as defined below) (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated

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thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(a)
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights (as defined below) under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
(b)
As used in this Section 10.25, the following terms have the following meanings: “Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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ARTICLE XI

CO-BORROWER ARRANGEMENTS; LIMITATIONS

Section 11.01 Addition of Co-Borrowers. From time to time on or after the Closing Date a Borrower may designate one or more Wholly-Owned Restricted Subsidiaries of a Borrower as an additional “Co-Borrower” with respect to any designated Tranche under any Term Facility and/or any Revolving Credit Facility; provided that such Restricted Subsidiary designated after the Closing Date shall not become a Co-Borrower hereunder unless and until each of the following has occurred or is satisfied, as applicable:

(a)
the Administrative Agent, the Collateral Agent and the Lenders shall have received a Beneficial Ownership Certification and all other documentation and other information about such Co-Borrower as has been reasonably requested in writing by the Administrative Agent, the Collateral Agent and such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act and Beneficial Ownership Regulation;
(b)
such Co-Borrower shall be organized in an Applicable Jurisdiction;
(c)
no Default or Event of Default shall exist, or would result from such proposed Restricted Subsidiary being designated as a Co-Borrower;
(d)
the representations and warranties of each Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of designation of any Co-Borrower, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality);
(e)
such Co-Borrower shall have delivered to the Administrative Agent a duly authorized, executed and delivered counterpart signature page to a Co-Borrower Joinder Agreement and, if applicable, intercreditor arrangements, intercompany subordination agreements and a guaranty or guaranty supplement pursuant to the Guaranty; provided that such Co-Borrower Joinder Agreement and such guaranty or guaranty supplement will incorporate any provisions specific to the designated Co-Borrowers’ jurisdiction of organization and applicable Laws of such jurisdiction of organization;
(f)
the Co-Borrower shall have delivered to the Administrative Agent and Collateral Agent executed counterparts of a joinder or supplement to the applicable Collateral Documents pursuant to Section 6.12 or other security agreements executed and delivered pursuant to Section 6.12, Section 6.14 or Section 6.16, together with other deliverables reasonably required pursuant to such Section as applied to such Co-Borrower (it being understood and agreed that the Administrative Agent and the Borrowers may waive or modify any such requirements to the extent they deem in their mutual discretion such changes are necessary or appropriate under the circumstances taking into account the designated Co-Borrowers’ jurisdiction of organization, and applicable Laws);

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(g)
the Administrative Agent shall have received an opinion of local counsel and/or New York counsel, as applicable and depending on the circumstances and relevant market standard, in each case, addressed to the Administrative Agent, the Collateral Agent, the Lenders and if applicable, each L/C Issuer (in each case, where, and as, consistent with generally accepted market practice);
(h)
the Administrative Agent shall have received a copy of a resolution of the Board of Directors, if required by applicable Law, of such Co-Borrower: (i) approving the terms of, and the transactions contemplated by, the Loan Documents to which it is a party and resolving that it execute, deliver and perform the Loan Documents to which it is a party; (ii) authorizing a specified person or persons to execute the Loan Documents and any related documents to which it is a party on its behalf; and (iii) authorizing a specified person or persons, on its behalf, to sign and/or dispatch all documents and notices (including, if relevant, any Committed Loan Notice or other relevant notice) to be signed and/or dispatched by it under or in connection with the Loan Documents to which it is a party; and
(i)
the Administrative Agent shall have received a certificate of a Responsible Officer of the Co-Borrower certifying that (i) its Organization Documents and each copy document relating to it specified in clause (h) above, is correct, complete and in full force and effect and has not been amended or superseded as at a date no earlier than the date of such Co-Borrower Joinder Agreement and (ii) each of the conditions set forth in clauses (c) and (d) above have been satisfied;

provided, further, that if such Co-Borrower is being designated as such in connection with a Limited Condition Transaction, then the above conditions shall be subject to Section 1.02(i).

Section 11.02 Status of Co-Borrowers. Once a Co-Borrower has become a Co-Borrower in accordance with Section 11.01, it shall be a “Borrower” under the Revolving Credit Facility and/or a “Borrower” under any Term Facility (with respect to the applicable Tranche), as applicable, and with respect to any Borrower under the Revolving Credit Facility, will have the right to directly request Revolving Credit Loans in accordance with Article II hereof until the Maturity Date for the Revolving Credit Facility, or the date on which such Co-Borrower terminates its obligations under this Agreement in accordance with Section 11.03 or the date on which such Co-Borrower is released from its obligations under the Loan Documents in accordance with this Agreement, including Section 9.11 hereof. Each of the Co-Borrowers and the applicable Borrower shall hereby accept joint and several liability hereunder with respect to the Obligations under the applicable Tranche of the applicable Facility under the Loan Documents.

Section 11.03 Resignation of Co-Borrowers. Any Borrower may elect to terminate its eligibility to request Borrowings and to cease to be a Borrower hereunder upon all of the following:

(a)
such resigning Borrower shall have paid in full in cash all of its direct Obligations under the Revolving Credit Facility or one or more other Borrowers shall have assumed such amounts;
(b)
such resigning Borrower shall have delivered to the Administrative Agent and the Collateral Agent a notice of resignation in form and substance reasonably satisfactory to the Administrative Agent; provided, however, that such resignation shall not, to the extent applicable, have any impact on such Person’s obligations as a Guarantor and such obligations, to the extent applicable, shall continue to be effective in accordance with the Guaranty and the other provisions

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and undertakings hereunder related thereto. For the avoidance of doubt, a Borrower shall not be required to adhere to the above in connection with a release pursuant to Section 9.11; and
(c)
there shall be at least one remaining Borrower under all then outstanding Facilities.

Section 11.04 Authorization of Borrower Representative by Borrowers. Each Borrower irrevocably authorizes and appoints each of the other Borrowers as agent for such Borrower on its behalf to (i) request Revolving Credit Loans, Letters of Credit, and Term Loans from the Administrative Agent and Lenders, (ii) to give and receive notices under the Loan Documents and (iii) take all other action which Borrower Representative or Borrowers are permitted or required to take under this Agreement, including to give notices, make requests, make payments, receive payments and notices, give receipts and execute agreements, make agreements or take any other action whatsoever on behalf of such Borrower under and with respect to any Loan Document and each Borrower shall be bound thereby. The Borrowers agree that this authorization and appointment may be exercised by any Borrower, on behalf of the other Borrowers (each Borrower, when in acting in such capacity, the “Borrower Representative”). This authorization is coupled with an interest and shall be irrevocable, and each Agent, L/C Issuer, and Lenders may rely on any notice, request, information supplied by Borrower Representative, every document executed by Borrower Representative, every agreement made by Borrower Representative or other action taken by Borrower Representative in respect of Borrowers or any thereof as if the same were supplied, made or taken by any or all Borrowers.

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